                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   SEAGATE TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                            SEAGATE TECHNOLOGY, INC.
                                 920 DISC DRIVE
                            SCOTTS VALLEY, CA 95066



                                January 4, 1996


Dear Stockholder:

    A Special Meeting of Stockholders (the "Special Meeting") of Seagate Technology, Inc., a Delaware corporation ("Seagate"), will be held on Friday, February 2, 1996, at 10:00 a.m., local time, at Seagate's corporate headquarters at 920 Disc Drive, Scotts Valley, California 95066.

    At the Special Meeting, you will be asked to consider and vote upon a proposal to approve the issuance of shares of Seagate Common Stock pursuant to the terms of the Agreement and Plan of Reorganization dated as of October 3, 1995, as amended by Amendment No. 1 thereto dated as of December 18, 1995, (the "Reorganization Agreement"), entered into by and among Seagate, a newly-formed, wholly-owned subsidiary of Seagate ("Sub") and Conner Peripherals, Inc., a Delaware corporation ("Conner"), and a related Agreement of Merger (the "Merger Agreement," and, collectively with the Reorganization Agreement, the "Merger Agreements") which provide for Sub to be merged with and into Conner, with Conner being the surviving corporation and becoming a wholly-owned subsidiary of Seagate (the "Merger"). At the effective time of the Merger, each outstanding share of Conner Common Stock (other than treasury shares and shares owned by Seagate or its subsidiaries) and the accompanying preferred share purchase right issued pursuant to the terms of the Preferred Shares Rights Agreement dated as of November 29, 1994, between Conner and The First National Bank of Boston as Rights Agent (the "Conner Rights") will be converted into the right to receive
0.442 (the "Exchange Ratio") of a share of Seagate Common Stock. Based upon the number of shares of Seagate Common Stock and Conner Common Stock outstanding at December 15, 1995, an aggregate of approximately 24,202,875 shares of Seagate Common Stock would be issued in connection with the Merger, representing approximately 24.9% of the total number of shares of Seagate Common Stock outstanding, after giving effect to such issuance. In addition, as a result of the Merger, each outstanding option to purchase Conner Common Stock will be assumed by Seagate and converted into an option to acquire such number of shares of Seagate Common Stock as the holder would have been entitled to receive had such holder exercised such option in full immediately prior to the effective time of the Merger. Based upon the number of options to purchase Conner Common Stock outstanding at December 15, 1995, approximately 2,848,683 additional shares of Seagate Common Stock would be reserved for issuance to option holders of Conner in connection with Seagate's assumption of such options. The rules of the New York Stock Exchange require that the issuance of Seagate Common Stock pursuant to the Merger Agreements be approved by a majority of the votes cast at the Special Meeting, provided that the total votes cast on the proposal represents over 50% of the outstanding shares of Seagate Common Stock. Consummation of the proposed Merger is conditioned upon, among other things, the receipt of all required stockholder and certain regulatory approvals.

    SEAGATE'S BOARD OF DIRECTORS HAS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE MERGER AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY AND HAS DETERMINED THAT THE MERGER AGREEMENTS ARE FAIR TO, AND THAT THE MERGER IS IN THE BEST INTERESTS OF, SEAGATE AND ITS STOCKHOLDERS. THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENTS AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF SEAGATE APPROVE THE ISSUANCE OF SHARES OF SEAGATE COMMON STOCK PURSUANT TO THE MERGER AGREEMENTS.

    Seagate's Board of Directors has received an opinion of Morgan Stanley & Co. Incorporated, Seagate's financial advisor, that, as of the date of the Merger Agreements, the Exchange Ratio is fair, from a financial point of view, to Seagate.

    In addition, you will be asked to consider and vote upon a proposal to ratify and approve amendments to Seagate's Executive Stock Plan.

    In the material accompanying this letter, you will find a Notice of Special Meeting of Stockholders, a Joint Proxy Statement/Prospectus relating to the actions to be taken by Seagate stockholders at the Special Meeting (as well as the actions to be taken by the Conner stockholders at their special meeting) and a Proxy Card. The Joint Proxy Statement/Prospectus more fully describes the proposed Merger and includes information about Seagate and Conner.

    All stockholders are cordially invited to attend the Special Meeting in person. However, whether or not you plan to attend the Special Meeting, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. If you attend the Special Meeting, you may vote in person if you wish, even though you have previously returned your proxy. It is important that your shares be represented and voted at the Special Meeting.

                                          Sincerely,

                                          /s/ Alan F. Shugart
                                          ALAN F. SHUGART
                                          PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

                            SEAGATE TECHNOLOGY, INC.
                                 920 DISC DRIVE
                        SCOTTS VALLEY, CALIFORNIA 95066

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON FEBRUARY 2, 1996

TO THE STOCKHOLDERS OF SEAGATE TECHNOLOGY, INC.:

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Seagate Technology, Inc., a Delaware corporation ("Seagate"), will be held on Friday, February 2, 1996, at 10:00 a.m., local time, at Seagate's corporate headquarters at 920 Disc Drive, Scotts Valley, California 95066 (the "Special Meeting"), for the following purposes:

    1. To consider and vote upon a proposal to approve the issuance of shares of Seagate Common Stock pursuant to the terms of the Agreement and Plan of Reorganization dated as of October 3, 1995, as amended by Amendment No. 1 thereto dated as of December 18, 1995 (the "Reorganization Agreement"), entered into by and among Seagate, a newly-formed, wholly-owned subsidiary of Seagate ("Sub") and Conner Peripherals, Inc., a Delaware corporation ("Conner"), and a related Agreement of Merger between Sub and Conner (the "Merger Agreement," and, collectively with the Reorganization Agreement, the "Merger Agreements") which provide for Sub to be merged with and into Conner, with Conner being the surviving corporation and becoming a wholly-owned subsidiary of Seagate (the "Merger"). Pursuant to the Merger, each outstanding share of Conner Common Stock (other than treasury shares and shares owned by Seagate or its subsidiaries) and the accompanying preferred share purchase right issued pursuant to the terms of the Preferred Shares Rights Agreement dated as of November 29, 1994, between Conner and The First National Bank of Boston as Rights Agent (the "Conner Rights") will be converted into the right to receive 0.442 (the "Exchange Ratio") of a share of Seagate Common Stock. In addition, as a result of the Merger, each outstanding option to purchase Conner Common Stock will be assumed by Seagate and converted into an option to acquire such number of shares of Seagate Common Stock as the holder would have been entitled to receive had such holder exercised such option in full immediately prior to the effective time of the Merger, at an exercise price per share equal to the exercise price per share of Conner Common Stock under such option immediately prior to the effective time of the Merger divided by the Exchange Ratio.

    2. To consider and vote upon a proposal to ratify and approve amendments to Seagate's Executive Stock Plan.

    3. To transact such other business as may properly come before the Special Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary, or before any adjournments thereof.

    The Merger and related transactions are more fully described in the Joint Proxy Statement/Prospectus and the appendices thereto, including the Merger Agreements, accompanying this Notice. Any action may be taken on any of the foregoing proposals at the Special Meeting on the date specified above or on any date to which the Special Meeting may properly be adjourned. Only stockholders of record of Seagate Common Stock at the close of business on December 15, 1995 are entitled to notice of, and will be entitled to vote at, the Special Meeting or any adjournments thereof. Approval of the issuance of shares of Seagate Common Stock pursuant to the Merger Agreements requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting, provided that the total votes cast on the proposal represents over 50% of the outstanding shares of Seagate Common Stock.

    You are requested to complete and sign the accompanying proxy, which is solicited by Seagate's Board of Directors, and mail it promptly in the enclosed envelope. If the accompanying proxy is properly executed and returned to Seagate in time to be voted at the Special Meeting and not revoked, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL OF THE ISSUANCE OF SEAGATE COMMON STOCK PURSUANT TO THE MERGER AGREEMENTS. The presence of a stockholder at the Special Meeting will not automatically revoke such stockholder's proxy. A stockholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or delivering a duly executed proxy bearing a later date to, Mr. Donald L. Waite, Secretary, Seagate Technology, Inc., 920 Disc Drive, Scotts Valley, California 95066, or by attending the Special Meeting and voting in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Donald L. Waite
                                          DONALD L. WAITE
                                          SECRETARY


Scotts Valley, California
January 4, 1996

  TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. YOUR PROXY CAN BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.

                            SEAGATE TECHNOLOGY, INC.
                                      AND
                            CONNER PERIPHERALS, INC.

                             JOINT PROXY STATEMENT
                           --------------------------

                     PROSPECTUS OF SEAGATE TECHNOLOGY, INC.
                           --------------------------
    This Joint Proxy Statement/Prospectus is being furnished to the stockholders of Seagate Technology, Inc., a Delaware corporation ("Seagate"), in connection with the solicitation of proxies by the Seagate Board of Directors for use at the Special Meeting of Seagate stockholders (the "Seagate Meeting") to be held at 10:00 a.m. , local time, on Friday, February 2, 1996, at Seagate's corporate headquarters at 920 Disc Drive, Scotts Valley, California 95066, and at any adjournments or postponements of the Seagate Meeting. At the Seagate Meeting, holders of Seagate Common Stock (as defined below) will be asked to consider and vote upon (i) a proposal to approve the issuance of shares of Seagate Common Stock pursuant to the terms of the Agreement and Plan of Reorganization dated as of October 3, 1995, as amended by Amendment No. 1 thereto dated as of December 18, 1995 (the "Reorganization Agreement"), entered into by and between Seagate, a newly-formed, wholly-owned subsidiary of Seagate ("Sub") and Conner Peripherals, Inc., a Delaware Corporation ("Conner"), and a related Agreement of Merger between Sub and Conner (the "Merger Agreement," and, collectively with the Reorganization Agreement, the "Merger Agreements") and (ii) a proposal to ratify and approve amendments to Seagate's Executive Stock Plan.

    This Joint Proxy Statement/Prospectus is also being furnished to the stockholders of Conner, in connection with the solicitation of proxies by the Conner Board of Directors for use at the Special Meeting of Conner stockholders (the "Conner Meeting") to be held at 9:00 a.m., local time, on Friday, February 2, 1996, at The Inn at Spanish Bay, 2700 17 Mile Drive, Pebble Beach, California 93953, and at any adjournments or postponements of the Conner Meeting. At the Conner Meeting, holders of shares of Common Stock of Conner, par value $.001 per share ("Conner Common Stock"), will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreements, pursuant to which, among other things, Conner would be acquired by Seagate by means of the merger of Sub with and into Conner, with Conner being the surviving corporation and becoming a wholly-owned subsidiary of Seagate (the "Merger").

    This Joint Proxy Statement/Prospectus constitutes the prospectus of Seagate for use in connection with the offer and issuance of shares of Common Stock of Seagate, $.01 par value per share ("Seagate Common Stock"), pursuant to the Merger. Upon the effectiveness of the Merger, each outstanding share of Conner Common Stock (other than treasury shares and shares owned by Seagate or its subsidiaries) and the accompanying preferred share purchase right issued pursuant to the terms of the Preferred Share Purchase Rights Agreement dated as of November 29, 1994, between Conner and The First National Bank of Boston will be converted into the right to receive 0.442 (the "Exchange Ratio") of a share of Seagate Common Stock. In addition, as a result of the Merger, each outstanding option to purchase Conner Common Stock (a "Conner Option") will be assumed by Seagate and converted into an option to acquire such number of shares of Seagate Common Stock as the holder would have been entitled to receive had such holder exercised such Conner Option in full immediately prior to the effective time of the Merger, at an exercise price per share equal to the exercise price per share of Conner Common Stock under such Conner Option immediately prior to the effective time of the Merger divided by the Exchange Ratio. Based upon the number of shares of Seagate Common Stock and Conner Common Stock outstanding at December 15, 1995, an aggregate of approximately 24,202,875 shares of Seagate Common Stock would be issued in connection with the Merger, representing approximately 24.9% of the total number of shares of Seagate Common Stock outstanding after giving effect to such issuance. Based upon the number of Conner Options outstanding at December 15, 1995, approximately 2,848,683 additional shares of Seagate Common Stock would be reserved for issuance to holders of Conner Options in connection with Seagate's assumption of such Conner Options.

    In addition, upon consummation of the Merger, Conner, and, if required, Seagate, will enter into supplemental indentures with the trustees under the indentures governing Conner's outstanding 6 3/4% Convertible Subordinated Debentures due 2001 and Conner's outstanding 6 1/2% Convertible Subordinated Debentures due 2002, respectively (the "Conner Debentures") providing that each holder of a Conner Debenture shall be entitled to convert such Conner Debenture into the kind and amount of Seagate Common Stock which such holder would have been entitled to receive had such Conner Debenture been converted into Conner Common Stock immediately prior to consummation of the Merger.

    The outstanding shares of Seagate Common Stock are listed on the New York Stock Exchange (the "NYSE") under the symbol "SEG," and it is a condition to the obligations of Seagate and Conner to consummate the Merger that the shares of Seagate Common Stock to be issued in the Merger be approved for listing on the NYSE, upon official notice of issuance. The last reported sale price of Seagate Common Stock on the NYSE composite tape on December 29, 1995 was $47.50 per share. Based on such last reported sale price, the Exchange Ratio would result in a per share purchase price for the Conner Common Stock of $21.00. Because the Exchange Ratio is fixed, a change in the market price of Seagate Common Stock before the Merger will affect the dollar market value of the Seagate Common Stock to be received by the stockholders of Conner in the Merger.

    This Joint Proxy Statement/Prospectus does not cover resales of Seagate Common Stock received by stockholders of Conner in the Merger, and no person is authorized to make use of this Joint Proxy Statement/Prospectus in connection with any such resale.


    This Joint Proxy Statement/Prospectus and the accompanying Proxy Cards are first being mailed to stockholders of Seagate and Conner on or about January 4, 1996.


  THE SHARES OF SEAGATE COMMON STOCK TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
  SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT
  PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

THE   ABOVE   MATTERS   ARE   DISCUSSED   IN   DETAIL   IN   THIS   JOINT  PROXY
STATEMENT/PROSPECTUS.  THE   PROPOSED   MERGER  IS   A   COMPLEX   TRANSACTION.
 STOCKHOLDERS  ARE STRONGLY  URGED TO READ  AND CONSIDER  CAREFULLY THIS JOINT
  PROXY   STATEMENT/PROSPECTUS   IN    ITS   ENTIRETY,   PARTICULARLY    THE
                        MATTERS REFERRED TO ON PAGE 26 UNDER "RISK FACTORS."


     The date of this Joint Proxy Statement/Prospectus is January 4, 1996.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
AVAILABLE INFORMATION......................................................................................           4
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................           5
SUMMARY....................................................................................................           6
    The Companies..........................................................................................           6
    The Proposed Merger....................................................................................           7
    Special Meetings of Stockholders.......................................................................           8
    Recommendations of the Boards of Directors.............................................................           9
    Opinions of Financial Advisors.........................................................................          10
    The Merger and Related Transactions....................................................................          10
    Markets and Price Data.................................................................................          17
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA...........................................................          19
COMPARATIVE PER SHARE DATA.................................................................................          23
RISK FACTORS...............................................................................................          26
    Risks Related to the Merger............................................................................          26
    Risks Related to the Business and Operations of Seagate and Conner.....................................          27
THE SEAGATE MEETING........................................................................................          35
    General................................................................................................          35
    Record Date and Outstanding Shares.....................................................................          35
    Voting of Proxies......................................................................................          35
    Vote Required..........................................................................................          36
    Abstentions; Broker Non-Votes..........................................................................          36
    Solicitation of Proxies and Expenses...................................................................          37
THE CONNER MEETING.........................................................................................          37
    General................................................................................................          37
    Record Date and Outstanding Shares.....................................................................          37
    Voting of Proxies......................................................................................          37
    Vote Required..........................................................................................          38
    Abstentions; Broker Non-Votes..........................................................................          38
    Solicitation of Proxies and Expenses...................................................................          38
THE MERGER AND RELATED TRANSACTIONS........................................................................          39
    General................................................................................................          39
    Background of the Merger...............................................................................          41
    Reasons for the Merger.................................................................................          45
    Board Recommendations..................................................................................          50
    Certain Information Concerning Seagate.................................................................          50
    Certain Information Concerning the Merger..............................................................          51
    Opinions of Financial Advisors.........................................................................          52
    Interests of Certain Persons in the Merger.............................................................          59
    Representations and Covenants..........................................................................          62
    Conditions to Consummation of the Merger...............................................................          63
    Regulatory Approvals Required..........................................................................          64
    Limitation on Negotiations.............................................................................          65
    Waiver and Amendment...................................................................................          65
    Termination; Breakup Fees; Seagate Option to Purchase Conner Common Stock..............................          65
    Seagate Acquisition of the Minority Interests in Arcada Holdings, Inc..................................          67
    Certain Federal Income Tax Matters.....................................................................          68
    Accounting Treatment...................................................................................          69
    Restrictions on Resale of Seagate Common Stock.........................................................          69
    No Dissenters' Rights..................................................................................          70

                                                                                                                PAGE
                                                                                                                -----
    Stock Exchange Listing of Seagate Common Stock.........................................................          70
    Expenses...............................................................................................          70
    Surrender of Conner Common Stock Certificates..........................................................          70
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS................................................          72
DISCUSSION AND ANALYSIS OF PRO FORMA INFORMATION...........................................................          80
COMPARISON OF RIGHTS OF STOCKHOLDERS OF SEAGATE AND CONNER.................................................          81
    Stockholder Meetings...................................................................................          81
    Stockholder Action by Written Consent..................................................................          81
    Director Nominations...................................................................................          81
    Stockholder Proposals..................................................................................          82
    Indemnification........................................................................................          82
    Election of Directors..................................................................................          82
    Preferred Shares Rights Agreement......................................................................          82
DESCRIPTION OF SEAGATE CAPITAL STOCK.......................................................................          83
    Common Stock...........................................................................................          83
    Preferred Stock........................................................................................          83
    Delaware General Corporation Law Section 203...........................................................          83
PROPOSED RATIFICATION AND APPROVAL OF AMENDMENT TO THE EXECUTIVE STOCK PLAN................................          84
STOCKHOLDER PROPOSALS......................................................................................          88
ADJOURNMENT OF SPECIAL MEETINGS............................................................................          88
    Adjournment of Seagate Meeting.........................................................................          88
    Adjournment of Conner Meeting..........................................................................          88
EXPERTS....................................................................................................          88
LEGAL MATTERS..............................................................................................          88

Appendix A -- Agreement and Plan of Reorganization and Amendment No. 1 thereto
Appendix B -- Agreement of Merger
Appendix C -- Seagate Option
Appendix D -- Opinion of Morgan Stanley & Co. Incorporated
Appendix E -- Opinion of Goldman, Sachs & Co.

    NO PERSON HAS BEEN AUTHORIZED BY SEAGATE OR CONNER TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SEAGATE OR CONNER. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

    NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

    Seagate and Conner are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These materials can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of these materials can also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy or information statements and other information concerning Seagate and Conner can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    Under the rules and regulations of the Commission, the solicitation of proxies from stockholders of Conner to approve and adopt the Merger Agreements constitutes an offering of the Seagate Common Stock to be issued in connection with the Merger. Accordingly, Seagate has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to such offering (the "Registration Statement"). This Joint Proxy Statement/Prospectus constitutes the prospectus of Seagate that is filed as part of the Registration Statement. Other parts of the Registration Statement are omitted from this Joint Proxy Statement/ Prospectus in accordance with the rules and regulations of the Commission. Copies of the Registration Statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the offices of the Commission referred to above, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

    Statements made in this Joint Proxy Statement/Prospectus concerning the contents of any contract or other documents are not necessarily complete. With respect to each contract or other document filed as an exhibit to the Registration Statement, reference is hereby made to that exhibit for a more complete description of the matter involved, and each such statement is hereby qualified in its entirety by such reference.

    ALL INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS RELATING TO SEAGATE AND ITS AFFILIATES HAS BEEN SUPPLIED BY SEAGATE, AND ALL INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS RELATING TO CONNER AND ITS AFFILIATES HAS BEEN SUPPLIED BY CONNER, EXCEPT FOR THE INFORMATION SET FORTH UNDER "THE MERGER AND RELATED TRANSACTIONS -- INTERESTS OF CERTAIN PERSONS IN THE MERGER -- EMPLOYMENT,

CONSULTING AND NONCOMPETITION AGREEMENT WITH FINIS F. CONNER." "-- EMPLOYMENT AGREEMENT WITH P. JACKSON BELL" AND "THE MERGER AND RELATED TRANSACTIONS -- SEAGATE ACQUISITION OF THE MINORITY INTERESTS IN ARCADA HOLDINGS, INC.," WHICH HAS BEEN SUPPLIED BY SEAGATE.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THERE WILL BE PROVIDED WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF ALL DOCUMENTS INCORPORATED BY REFERENCE HEREIN (EXCLUDING EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE
HEREIN). WITH RESPECT TO SEAGATE'S DOCUMENTS, REQUESTS SHOULD BE DIRECTED TO SEAGATE TECHNOLOGY, INC., INVESTOR RELATIONS, 920 DISC DRIVE, SCOTTS VALLEY, CA 95066 (TELEPHONE (408) 439-2371). WITH RESPECT TO CONNER'S DOCUMENTS, REQUESTS SHOULD BE DIRECTED TO CONNER PERIPHERALS, INC., INVESTOR RELATIONS DEPARTMENT, 3081 ZANKER ROAD, SAN JOSE, CALIFORNIA 95134 (TELEPHONE (408) 456-4500). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE SPECIAL MEETINGS TO WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS RELATES, ANY SUCH REQUEST SHOULD BE MADE BY JANUARY 15, 1996.

    Seagate incorporates herein by reference Seagate's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, Seagate's Quarterly Report on Form 10-Q for the quarter ended September 29, 1995 and the description of Seagate's Common Stock set forth in Seagate's Registration Statement on Form 8-A/A dated December 2, 1994. Seagate's Commission file number is 0-10630.

    Conner incorporates herein by reference Conner's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as amended by the Form 10-K/A filed on November 15, 1995, Conner's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, Conner's Report on Form 8-K dated October 3, 1995, the description of the Conner Common Stock set forth in Conner's Registration Statement on Form 8-B filed with the Commission on September 9, 1992 and the description of Conner's preferred share purchase rights issued pursuant to the Preferred Share Rights Agreement between Conner and The First National Bank of Boston, as rights agent, dated as of November 29, 1994 set forth in Conner's Registration Statement on Form 8-A dated November 30, 1994. Conner's Commission file number is 1-10639.

    All reports and definitive proxy or information statements filed by Seagate and Conner pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement/Prospectus and prior to the date of their respective special meetings of stockholders shall be deemed to be incorporated by reference into this Joint Proxy Statement/Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

                                    SUMMARY

    THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THE SUMMARY DOES NOT CONTAIN A COMPLETE DESCRIPTION OF THE AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF OCTOBER 3, 1995, AS AMENDED BY AMENDMENT NO. 1 THERETO DATED AS OF DECEMBER 18, 1995, ENTERED INTO BY AND AMONG SEAGATE TECHNOLOGY, INC., A DELAWARE CORPORATION ("SEAGATE"), ATHENA ACQUISITION CORPORATION, A NEWLY-FORMED, WHOLLY-OWNED SUBSIDIARY OF SEAGATE ("SUB"), AND CONNER PERIPHERALS, INC., A DELAWARE CORPORATION ("CONNER"), A COPY OF WHICH IS ATTACHED HERETO AS APPENDIX A (THE "REORGANIZATION AGREEMENT"), THE RELATED AGREEMENT OF MERGER BETWEEN SUB AND CONNER, A COPY OF WHICH IS ATTACHED HERETO AS APPENDIX B (THE "MERGER AGREEMENT," AND, COLLECTIVELY WITH THE REORGANIZATION AGREEMENT, THE "MERGER AGREEMENTS"), THE MERGER OF SUB WITH AND INTO CONNER (THE "MERGER"), OR THE OPTION OF SEAGATE (THE "SEAGATE OPTION") TO ACQUIRE UP TO 15% OF THE OUTSTANDING CONNER COMMON STOCK (AS DEFINED BELOW), UNDER THE TERMS AND CONDITIONS SET FORTH THEREIN, A COPY OF WHICH IS ATTACHED HERETO AS APPENDIX C. THE SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THIS JOINT PROXY STATEMENT/PROSPECTUS, THE ATTACHED APPENDICES AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. THE SEAGATE STOCKHOLDERS AND THE CONNER STOCKHOLDERS ARE URGED TO READ CAREFULLY THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE ATTACHED APPENDICES IN THEIR ENTIRETY.

THE COMPANIES

    SEAGATE. Seagate designs, manufactures and markets a broad line of rigid magnetic disc drives for use in computer systems ranging from notebook computers and desktop personal computers to workstations and supercomputers as well as in multimedia applications such as digital video and video-on-demand. Seagate's products include approximately 100 rigid disc drive models with form factors from 2.5 to 5.25 inches and capacities from 300 megabytes to 9 gigabytes. Seagate sells its products to original equipment manufacturers ("OEMs") for inclusion in their computer systems or subsystems, and to distributors, resellers and dealers. Seagate has pursued a strategy of vertical integration and accordingly designs and manufactures rigid disc drive components including recording heads, discs, substrates and motors. Seagate also assembles certain of the key subassemblies for use in its products including printed circuit board and head stack assemblies. Seagate's products are currently manufactured primarily in the Far East with limited production in the United States.

    In addition to pursuing its core rigid disc drive business, Seagate has broadened its business strategy as a data technology company to more fully address the markets for storage, retrieval and management of data. In this regard, Seagate has invested in, and continues to investigate opportunities to invest in software activities. Seagate anticipates that users of computer systems will increasingly rely upon client/server network computing environments and believes that as this reliance increases, users will demand software that more efficiently and securely manages and provides access to data across computer networked environments. As a result, Seagate is broadening its core competencies to include software products to meet these requirements. In addition, Seagate has implemented a strategy to establish itself as a leading supplier of selected magnetic recording components, including thin-film heads, to other manufacturers. Finally, Seagate's broadened strategy includes expanding its traditional rigid disc drive business to include other forms of data storage and retrieval, such as flash memory, where Seagate has made a significant investment in SanDisk Corporation (formerly SunDisk Corporation), a flash memory company.

    Seagate's predecessor was incorporated in California in 1978. In February 1987, Seagate was reincorporated under the laws of Delaware. Unless otherwise indicated, "Seagate" refers to Seagate and its wholly-owned subsidiaries. Seagate's principal executive offices are located at 920 Disc Drive, Scotts Valley, California 95066, and its telephone number at that location is (408) 438-6550.

    CONNER. Conner designs, builds and sells information storage solutions products, including a large selection of hard disc drives, tape drives, storage management software and integrated storage systems for a wide range of computer applications. Conner's hard disc drive products include 2.5 inch and 3.5 inch disc drives which offer storage capacities ranging from 210 megabytes to over 4 gigabytes of formatted capacity. Conner also designs and sells tape drive products which are peripheral hardware devices that store or protect large volumes of data through the use of tape stored on small cartridges used singly or, in the case of Digital Audio Tape, in multiple autoloader applications. Through its majority-owned Arcada Holdings, Inc. ("Arcada") subsidiary, Conner offers data protection and storage management software and develops data protection and storage management software products that operate across multiple desktop and client-server environments, including those of International Business Machines Corporation, Microsoft, Inc. and Novell, Inc. Conner storage systems integrate hardware and software solutions to allow consumers to meet the demanding requirements of the current mixed network environments. Conner sells its hard disc drive, tape drive, software and storage systems products principally to OEMs through a direct sales force and to non-OEM purchasers such as distributors.

    Conner's predecessor was incorporated in California in June 1985. In September 1992, Conner was reincorporated under the laws of Delaware. Conner's principal executive offices are located at 3081 Zanker Road, San Jose, California 95134, and its telephone number at that location is (408) 456-4500.

    SUB. Sub, a Delaware corporation, is a newly-formed, wholly-owned subsidiary of Seagate formed solely for the purposes of the Merger. Other than in connection with the proposed Merger, Sub has no material assets or liabilities and has not engaged in any activities. Sub's principal executive offices are located at 920 Disc Drive, Scotts Valley, California 95066, and its telephone number at that location is (408) 438-6550.

THE PROPOSED MERGER

    The Merger Agreements provide for the merger of Sub with and into Conner, with Conner being the surviving corporation and becoming a wholly-owned subsidiary of Seagate. The Merger will become effective upon the filing of the properly executed Merger Agreement with the Secretary of State of the State of Delaware (the "Effective Time"). Upon consummation of the Merger, each then outstanding share of Common Stock of Conner, par value $.001 per share (the "Conner Common Stock") and the accompanying preferred share purchase right issued pursuant to the terms of the Preferred Shares Rights Agreement dated as of November 29, 1994, between Conner and The First National Bank of Boston as Rights Agent (the "Conner Rights") will automatically be converted into 0.442 (the "Exchange Ratio") of a share of Common Stock of Seagate, $.01 par value per share ("Seagate Common Stock"). Cash will be paid in lieu of fractional shares. If the Merger is consummated, Conner stockholders will no longer hold any interest in Conner other than through their interest in shares of Seagate Common Stock. In addition, each outstanding option to purchase Conner Common Stock (a "Conner Option") will be assumed by Seagate and converted into an option to acquire such number of shares of Seagate Common Stock as the holder would have been entitled to receive had such holder exercised such Conner Option in full immediately prior to the Effective Time, at an exercise price per share equal to the exercise price per share of Conner Common Stock under such Conner Option immediately prior to the Effective Time divided by the Exchange Ratio. Seagate will file a registration statement on Form S-8 with the Commission with respect to the shares of Seagate Common Stock subject to the assumed Conner Options. See "The Merger and Related Transactions -- General -- Assumption of Options."

    Each outstanding share of Seagate Common Stock will remain outstanding and unchanged following the Merger. Based upon the number of shares of Seagate Common Stock and Conner Common Stock outstanding at December 15, 1995, an aggregate of approximately 24,202,875 shares of Seagate Common Stock would be issued in connection with the Merger, representing approximately 24.9% of the total number of shares of Seagate Common Stock outstanding after giving effect to such issuance. Based upon the number of Conner Options outstanding at December 15, 1995, approximately 2,848,683 additional shares of Seagate Common Stock would be reserved for issuance to holders of Conner Options in connection with Seagate's assumption of such Conner Options.

    The outstanding shares of Seagate Common Stock are listed on the New York Stock Exchange (the "NYSE") under the symbol "SEG," and it is a condition to the obligations of Seagate and Conner to consummate the Merger that the shares of Seagate Common Stock to be issued in the Merger be approved for listing on the NYSE, upon official notice of issuance.

SPECIAL MEETINGS OF STOCKHOLDERS

    DATE, TIME AND PLACE

    SEAGATE. The Special Meeting of Seagate's stockholders (the "Seagate Meeting") will be held on Friday, February 2, 1996 at 10:00 a.m., local time, at Seagate's corporate headquarters at 920 Disc Drive, Scotts Valley, California 95066.

    CONNER. The Special Meeting of Conner's stockholders (the "Conner Meeting") will be held on Friday, February 2, 1996 at 9:00 a.m., local time, at The Inn at Spanish Bay, 2700 17 Mile Drive, Pebble Beach, California 93953.

    PURPOSES OF THE SPECIAL MEETINGS

    SEAGATE MEETING. At the Seagate Meeting, stockholders of record of Seagate as of the close of business on the Seagate Record Date (as defined below) will be asked to consider and vote upon (i) a proposal to approve the issuance of shares of Seagate Common Stock pursuant to the Merger Agreements and (ii) a proposal to ratify and approve amendments to Seagate's Executive Stock Plan.

    CONNER MEETING. At the Conner Meeting, stockholders of record of Conner as of the close of business on the Conner Record Date (as defined below) will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreements.

    RECORD DATES AND OUTSTANDING SHARES

    SEAGATE. Holders of record of Seagate Common Stock at the close of business on December 15, 1995 (the "Seagate Record Date") are entitled to notice of and to vote at the Seagate Meeting. At the close of business on the Seagate Record Date, there were 73,101,968 shares of Seagate Common Stock outstanding, each of which will be entitled to one vote on each matter to be acted upon.

    CONNER. Holders of record of Conner Common Stock at the close of business on December 15, 1995 (the "Conner Record Date") are entitled to notice of and to vote at the Conner Meeting. At the close of business on the Conner Record Date, there were a total of 54,757,637 shares of Conner Common Stock outstanding, each of which will be entitled to one vote on each matter to be acted upon.

    QUORUM

    The required quorum for the transaction of business at both the Seagate Meeting and the Conner Meeting is a majority of the shares of Seagate Common Stock or Conner Common Stock, as the case may be, issued and outstanding on the applicable record date. Abstentions and broker non-votes each will be included in determining the number of shares present for purposes of determining the presence of a quorum.

    VOTES REQUIRED

    SEAGATE VOTE REQUIRED. Because the number of shares of Seagate Common Stock to be issued or reserved for issuance in connection with the Merger will exceed 20% of the number of shares of Seagate Common Stock outstanding prior to the Merger, approval by holders of Seagate Common Stock of the issuance of Seagate Common Stock pursuant to the Merger Agreements is required under the rules of the NYSE. Under NYSE rules, the proposal to issue Seagate Common Stock pursuant to the Merger Agreements must be approved by a majority of the votes cast at the Seagate Meeting, provided that the total votes cast on the proposal represents over 50% of the outstanding shares of Seagate Common Stock. If holders of Seagate Common Stock do not vote to approve such issuance, the Merger will not be consummated. Seagate is not a constituent corporation to the Merger and, therefore, specific approval of the Merger Agreements by Seagate's stockholders is not required under the Delaware General Corporation Law (the "DGCL"), the Restated Certificate of Incorporation of Seagate (the "Seagate Certificate of Incorporation") or the Bylaws, as amended, of Seagate (the

"Seagate Bylaws"). The ratification and approval of amendments to Seagate's Executive Stock Plan will require the affirmative vote of not less than a majority of the Seagate Common Stock represented and voting either in person or by proxy at the Seagate Meeting.

    It is expected that all of the 434,301 shares of Seagate Common Stock (which excludes shares subject to stock options) beneficially owned by directors and executive officers of Seagate and their affiliates at the Seagate Record Date (representing less than 1% of the total number of shares of Seagate Common Stock outstanding at such date) will be voted for approval of the issuance of Seagate Common Stock pursuant to the Merger Agreements. As of the Seagate Record Date, Conner owned none, and its directors and executive officers and their affiliates beneficially owned less than 1% in the aggregate, of the outstanding shares of Seagate Common Stock. It is expected that any shares of Seagate Common Stock beneficially owned by Conner's directors and executive officers will be voted for approval and adoption of the issuance of shares of Seagate Common Stock pursuant to the Merger Agreements. See "The Seagate Meeting -- Vote Required."

    CONNER VOTE REQUIRED. Pursuant to the DGCL and the Restated Certificate of Incorporation of Conner, as amended (the "Conner Certificate of Incorporation"), and the Bylaws of Conner, as amended (the "Conner Bylaws"), approval of the Merger Agreements requires the affirmative vote of at least a majority of the outstanding shares of Conner Common Stock entitled to vote at the Conner Meeting.

    It is expected that all of the 1,456,783 shares of Conner Common Stock (which excludes shares subject to Conner Options) beneficially owned by directors and executive officers of Conner and their affiliates at the Conner Record Date (representing approximately 2.7% of the total number of shares of Conner Common Stock outstanding at such date) will be voted for approval and adoption of the Merger Agreements. As of the Conner Record Date, Seagate and its directors and executive officers and their affiliates beneficially owned none of the outstanding shares of Conner Common Stock. See "The Conner Meeting -- Vote Required."

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

    SEAGATE BOARD OF DIRECTORS. The Board of Directors of Seagate (the "Seagate Board") has unanimously approved the Merger Agreements and the Merger and believes that the terms of the Merger Agreements are fair to, and that the Merger is in the best interests of, Seagate and its stockholders and therefore unanimously recommends that holders of Seagate Common Stock vote for the approval of the issuance of Seagate Common Stock pursuant to the Merger
Agreements. Among the factors considered by the Seagate Board in reaching its determination to approve the Merger Agreements were the opportunities afforded by the Merger to enhance Seagate's research and development efforts, to strengthen Seagate's component capabilities, to broaden Seagate's product line in its core disc drive business, to obtain significant efficiencies and cost savings, to expand Seagate's storage management software business and to expand Seagate's tape drive product line. A fuller account of the primary factors considered and relied upon by the Seagate Board in reaching its recommendation are referred to in "The Merger and Related Transactions -- Reasons for the Merger -- Reasons of Seagate for the Merger."

    CONNER BOARD OF DIRECTORS. The Board of Directors of Conner (the "Conner Board") has approved the Merger Agreements and the Merger and believes that the terms of the Merger Agreements are fair to, and that the Merger is in the best interests of, Conner and its stockholders and therefore recommends that holders of Conner Common Stock vote for approval and adoption of the Merger Agreements. The Conner directors who considered and voted upon the Merger Agreements and the Merger were unanimous in their approval and recommendation. One director, Mark Rossi, recused himself from discussions or votes by the Conner Board with respect to a transaction with Seagate due to a possible conflict of interest resulting from his position as a director of StorMedia Incorporated, which supplies thin film discs to manufacturers of hard disc drives, including Seagate. The Conner Board's decision to approve the Reorganization Agreement and the Merger Agreement was based, in large part, on its assessment that Conner is engaged in an extremely competitive business, with short product cycles that require a high level of execution for any business strategy to succeed. The Conner Board recognized that Conner's ability to achieve its business plan may depend upon future technological developments and access to and availability of certain components, and that the combination with Seagate could provide a more attractive solution to the challenge of obtaining such technology than the alternatives for Conner as an independent company. The Conner Board also examined other risks associated with the strategic alternatives to the Merger, including the potential impact of certain recent changes in the executive management and Conner's ability to consummate either its existing business plan or such strategic alternatives. Against these considerations the Conner Board weighed, among other things, the fact that the Exchange Ratio offered a premium to Conner stockholders and, because the consideration was stock in the ongoing enterprise combining Conner and Seagate, that Conner's stockholders would have the opportunity to benefit from any synergies to be achieved by such combination. For certain forward-looking financial information regarding Seagate considered by the Conner Board and Conner's financial advisor, see "The Merger and Related Transactions -- Certain Information Concerning Seagate." A fuller account of the primary factors considered and relied upon by the Conner Board in reaching its recommendation are referred to in "The Merger and Related Transactions -- Reasons for the Merger -- Reasons of Conner for the Merger."

OPINIONS OF FINANCIAL ADVISORS

    SEAGATE. Morgan Stanley & Co. Incorporated ("Morgan Stanley") has delivered its written opinion to the Seagate Board dated October 3, 1995 stating that, as of such date, the Exchange Ratio of 0.442 of a share of Seagate Common Stock for each outstanding share of Conner Common Stock is fair, from a financial point of view, to Seagate. The full text of the opinion of Morgan Stanley, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Morgan Stanley, is attached as Appendix D to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. SEAGATE STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION IN ITS ENTIRETY. See "The Merger and Related Transactions -- Opinions of Financial Advisors -- Opinion of Morgan Stanley & Co. Incorporated."

    CONNER. Goldman, Sachs & Co. ("Goldman Sachs") has delivered its written opinion to the Conner Board dated October 3, 1995 stating that, as of such date, the Exchange Ratio pursuant to the Reorganization Agreement is fair to the holders of shares of Conner Common Stock. The full text of the opinion of Goldman Sachs, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix E to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. CONNER STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION IN ITS ENTIRETY. See "The Merger and Related Transactions -- Opinions of Financial Advisors -- Opinion of Goldman, Sachs & Co."

THE MERGER AND RELATED TRANSACTIONS

    CONDITIONS TO THE MERGER

    In addition to the requirement that the Seagate stockholders approve the issuance of Seagate Common Stock and that the Conner stockholders approve the Merger Agreements, consummation of the Merger is subject to a number of other conditions which, if not satisfied or waived, could cause the Merger not to be consummated and the Reorganization Agreement to be terminated. Each party's obligation to consummate the Merger is conditioned upon, among other things, the accuracy of the other party's representations, each party's performance of its obligations under the Reorganization Agreement, the receipt of letters dated as of the effective date of the Merger from the independent auditors of both Seagate and Conner regarding the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion ("APB") No. 16, the receipt of written opinions from the legal counsel of both Seagate and Conner to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the absence of legal action preventing consummation of the Merger and the authorization for listing on the NYSE, upon official notice of issuance, of the shares of Seagate Common Stock to be issued in the Merger. See "The Merger and Related Transactions -- Conditions to Consummation of the Merger."

    REGULATORY MATTERS

    Consummation of the Merger is subject to the expiration or termination of any applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the merger control regulations of the European Economic Community (the "EEC"). The applicable waiting period under the HSR Act expired on November 12, 1995 and on November 17, 1995, the Commission of the EEC issued a decision in which it stated that it would not oppose the Merger. See "The Merger and Related Transactions -- Regulatory Approvals Required."

    REPRESENTATIONS AND WARRANTIES; COVENANTS

    Under the Reorganization Agreement, Seagate and Conner made a number of representations regarding their respective capital structures, operations, financial condition and other matters. Each party agreed as to itself and its subsidiaries that, until consummation of the Merger or the earlier termination of the Reorganization Agreement, it will, among other things, maintain its business, conduct its operations in the ordinary course, provide the other with reasonable access to its financial, operating and other information, and use all reasonable efforts to consummate the Merger. See "The Merger and Related Transactions -- Representations and Covenants" and "The Merger and Related Transactions -- Conditions to Consummation of the Merger."

    LIMITATION ON NEGOTIATIONS

    The Reorganization Agreement provides that Conner will not solicit or encourage or take other action to facilitate any inquiries or the making of any proposal regarding (i) any merger, consolidation, sale of substantial assets or similar transaction involving Conner or any subsidiaries of Conner, (ii) the sale of 20% or more of the outstanding capital stock of Conner, (iii) the acquisition by any person, or group, of beneficial ownership of, or a right to acquire beneficial ownership of, 20% or more of the outstanding capital stock of Conner, or (iv) any public announcement of a proposal, plan, intention or agreement to do any of the foregoing (an "Acquisition Proposal"), or engage in any discussions or negotiations with any person with respect to any Acquisition Proposal or accept any Acquisition Proposal. Notwithstanding the foregoing, the Conner Board, in the exercise of and as required by its fiduciary duties as determined after consultation with outside legal counsel, may engage in discussions or negotiations with, and furnish information to, a third party who makes a written, unsolicited Acquisition Proposal that is reasonably capable of being consummated and is reasonably likely to be financially superior to the Merger, as determined in each case in good faith by the Conner Board after consultation with Conner's financial advisors (a "Superior Proposal"). See "The Merger and Related Transactions -- Limitation on Negotiations."

    INTERESTS OF CERTAIN PERSONS IN THE MERGER

    CHANGE OF CONTROL/SEVERANCE AGREEMENTS. In October 1994, Conner entered into change of control/severance agreements with each of Finis F. Conner, its Chairman and Chief Executive Officer, and P. Jackson Bell, its Executive Vice President and Chief Financial Officer. The agreements provide for certain benefit payments if the executive is employed as of the date of a change of control (the Merger would be a change of control for purposes of such agreements). In April 1995, Conner also entered into a change of control/severance agreement with Kenneth F. Potashner, its Executive Vice President and General Manager of Disc Drive Operations. The agreement provides for certain benefit payments if Mr. Potashner is employed as of the date of a change of control (the Merger would be a change of control for purposes of such agreement) and his employment is terminated or constructively terminated within the 24-month period following the date of change of control, other than for cause. Pursuant to two separate letter agreements entered into at the request of Seagate, and dated December 21, 1995, by and among Conner, Seagate and each of Mr. Conner and Mr. Bell, Mr. Conner and Mr. Bell have agreed to accept from Conner in 1995 the lump sum cash payments to which they are entitled under their respective change of control/severance agreements. See "The Merger and Related Transactions -- Interests of Certain Persons in the Merger -- Change of Control/Severance Agreements."

    EMPLOYMENT, CONSULTING AND NON-COMPETITION AGREEMENT WITH FINIS F. CONNER. On October 3, 1995, after execution by the parties thereto of the Reorganization Agreement, Seagate entered into an employment, consulting and non-competition agreement (the "Conner Employment Agreement") with Mr. Conner to be effective only upon consummation of the Merger. Pursuant to the Conner Employment Agreement, Seagate has agreed to cause Conner, after the Merger, to honor the terms of the change of control/severance agreement between Mr. Conner and Conner described above. In addition, Mr. Conner will be engaged for a period of 24 months beginning immediately upon the closing of the Merger to perform such employment, advisory and consulting services as may be requested by Seagate. The Conner Employment Agreement also contains non-competition terms providing that beginning on the closing date of the Merger and continuing for the ensuing 24 months, Mr. Conner will not, directly or indirectly, engage in activities that are competitive with certain of the businesses of Seagate or Conner. Mr. Conner has also agreed to use his best efforts to ensure that good employee, customer and supplier relations are maintained at Conner during the 24-month term of the Conner Employment Agreement. See "The Merger and Related Transactions -- Interests of Certain Persons in the Merger -- Employment, Consulting and Non-Competition Agreement with Finis F. Conner."

    EMPLOYMENT AGREEMENT WITH P. JACKSON BELL. Seagate entered into an employment agreement dated December 7, 1995 (the "Bell Employment Agreement") with Mr. Bell to be effective only upon consummation of the Merger. Pursuant to the Bell Employment Agreement, Seagate has agreed to cause Conner, after the Merger, to honor the terms of the change of control/severance agreement between Mr. Bell and Conner described above. In addition, Mr. Bell will be engaged for a period of up to six months beginning immediately upon the closing of the Merger to perform such employment services as may be requested by Seagate. At the end of Mr. Bell's employment period, Mr. Bell will receive a lump sum severance payment. See "The Merger and Related Transactions -- Interests of Certain Persons in the Merger -- Employment Agreement with P. Jackson Bell."

    INDEMNIFICATION AND INSURANCE. The Reorganization Agreement provides that Seagate will assume all of the obligations of Conner under Conner's existing indemnification agreements with each of the directors and officers of Conner, as such agreements relate to the indemnification of such persons for expenses and liabilities arising from facts or events that occurred prior to the Effective Time or relating to the transactions contemplated by the Merger Agreements. The Reorganization Agreement also requires the surviving corporation in the Merger, or Seagate, to maintain in effect for three years after the Effective Time, directors' and officers' liability insurance for the benefit of the directors and officers of Conner with respect to claims arising from facts or events which occurred before the Effective Time. In addition, pursuant to the Reorganization Agreement, Seagate has agreed that, subsequent to the Effective Time, it will fund one counsel's representation of the officers and directors of Conner as defendants in all stockholder litigation commenced prior to the Effective Time concerning the performance of their duties under federal or state law (including litigation under federal and state securities laws) and Seagate's proposal respecting the Merger. See "The Merger and Related Transactions -- Interests of Certain Persons in the Merger -- Indemnification and Insurance."

    INTEREST IN CONNER COMMON STOCK AND OPTIONS. As of the Conner Record Date, the executive officers and directors of Conner beneficially owned an aggregate of 2,147,111 shares of Conner Common Stock (including 690,328 shares of Conner Common Stock subject to Conner Options exercisable within 60 days of the Conner Record Date). Based upon the closing sale price of the Seagate Common Stock on the Conner Record Date of $46.75, and assuming the exercise of outstanding Conner Options exercisable within 60 days of the Conner Record Date, the aggregate dollar value of Seagate Common Stock to be received in the Merger by the executive officers and directors of Conner is approximately $44,366,825. Pursuant to certain plans, options or change of control/severance agreements of Conner, all options and restricted stock awards held by members of the Conner Board, Mr. Conner and Mr. Bell will become immediately exercisable at the time of the Merger. The change of control/severance agreements between Conner and Mr. Potashner provide for full and immediate vesting of 50% of all options and restricted stock awards should he be terminated, under certain circumstances, following the Merger. See "The Merger and Related Transactions -- Interests of Certain Persons in the Merger -- Interests in Conner Common Stock and Options."

    INTERESTS IN ARCADA HOLDINGS, INC. Certain executive officers of Conner hold options to purchase shares of capital stock of Arcada. Seagate has agreed to acquire, after consummation of the Merger, all of the outstanding shares of Arcada capital stock held by the stockholders of Arcada other than Conner (the "Arcada Minority Stockholders") and to assume and convert into options to purchase Seagate Common Stock all options to purchase Arcada capital stock. See "The Merger and Related Transactions -- Seagate Acquisition of the Minority Interests in Arcada Holdings, Inc." Pursuant to Seagate's acquisition of the minority interests in Arcada, the executive officers of Conner will receive options to purchase an aggregate of 162,225 shares of Seagate Common Stock at an exercise price of $9.7087 per share. See "The Merger and Related Transactions -- Interests of Certain Persons in the Merger -- Interests in Arcada Holdings, Inc."

    TERMINATION; BREAKUP FEES; SEAGATE OPTION TO PURCHASE CONNER COMMON STOCK

    TERMINATION. The Merger Agreements may be terminated any time before the Effective Time, before or after approval of the issuance of Seagate Common Stock by the stockholders of Seagate and of the Merger Agreements by the stockholders of Conner (i) by mutual written consent of Seagate and Conner; (ii) by Seagate or Conner if the Merger has not become effective on or before April 3, 1996 (unless the Merger has not been consummated due to the waiting period (or any extension thereof) under the HSR Act not having expired or been terminated, or due to an action having been instituted by the Department of Justice or Federal Trade Commission (the "FTC") challenging or seeking to enjoin the consummation of the Merger, in which case such date shall be extended to June 3, 1996), unless caused by the action or failure to act of the party seeking to terminate the Merger Agreements in breach of such party's obligations thereunder; (iii) by Seagate or Conner if any court or governmental entity of competent jurisdiction shall (a) have taken any action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which action is final and nonappealable, or (b) seek to enjoin the Merger and the terminating party reasonably believes that the time period required to resolve such governmental action and the related uncertainty is reasonably likely to have a material adverse effect on either Seagate or Conner; (iv) by Seagate or Conner if the required approvals of the stockholders of Seagate or Conner are not obtained at the Seagate Meeting or the Conner Meeting, respectively, or any adjournment thereof, unless caused by the action or failure to act of the party seeking to terminate the Merger Agreements in breach of such party's obligations thereunder; (v) by Seagate or Conner, if Conner shall have accepted or recommended to the stockholders of Conner a Superior Proposal and, in the case of the termination of the Merger Agreements by Conner, Conner shall have paid to Seagate the Breakup Fee (as defined below); (vi) by Seagate if the Conner Board withdraws, modifies or refrains from making its recommendation for approval in respect of the Merger or if a third party acquires beneficial ownership of, or the right to acquire beneficial ownership of, at least 20% of Conner's outstanding voting equity securities; (vii) by Seagate or Conner upon a breach of any representation, warranty, covenant or agreement of the other party, or if any representation or warranty of the other party shall have become untrue, in either case such that the conditions to the consummation of the Merger would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in the representations and warranties or breach is curable by the party through the exercise of its reasonable efforts and for so long as such party continues to exercise such reasonable efforts, the other party may not terminate the Merger Agreements pursuant to this provision; or (viii) by Seagate, at any time if, as a result of any structural damage to the main manufacturing building at the Conner Penang facility, there is, or is reasonably expected to be, a cost to Conner (after insurance) in excess of $20,000,000 or a substantial cessation of operations at the Conner Penang facility for at least 15 work days. See "The Merger and Related Transactions -- Termination; Breakup Fees; Seagate Option to Purchase Conner Common Stock -- Termination."

    BREAKUP FEES. Upon the occurrence of any of the following events, Conner shall immediately make payment to Seagate of a breakup fee of $35,000,000 (the "Breakup Fee"): (i) Conner shall have accepted a Superior Proposal; (ii) the Conner Board shall have withdrawn, modified or refrained from making its recommendation or approval in respect of the Merger, or shall have disclosed its intention to change such recommendation; or (iii) a third party acquires beneficial ownership of, or the right to acquire beneficial ownership of, at least 20% of Conner's outstanding voting equity securities. Payment of the Breakup Fee will be subject to offset as described below under "-- Seagate Option to Purchase Conner Common Stock," and shall be reduced by any amount paid by Conner pursuant to the agreement set forth in the following sentence. In addition, Conner has agreed to immediately make a $15,000,000 payment to Seagate in the event that the Merger Agreements have been submitted to a vote of the Conner stockholders and such stockholders have failed for any reason (other than as a result of Seagate's breach of the Merger Agreements) to approve the Merger Agreements by the requisite vote, provided, however, that if the Breakup Fee has been paid in full by Conner, then no amount shall be payable by Conner pursuant to this provision. Seagate has agreed to immediately make a $15,000,000 payment to Conner in the event that the issuance of Seagate Common Stock pursuant to the Merger Agreements has been submitted to a vote of the Seagate stockholders and such stockholders have failed for any reason (other than as a result of Conner's breach of the Merger Agreements) to approve the issuance of Seagate Common Stock by the requisite vote. See "The Merger and Related Transactions -- Termination; Breakup Fees; Seagate Option to Purchase Conner Common Stock -- Breakup Fees."

    SEAGATE OPTION TO PURCHASE CONNER COMMON STOCK. Upon the execution of the Reorganization Agreement, Conner granted Seagate the Seagate Option to purchase up to 8,015,420 shares of Conner Common Stock, at an exercise price of $17.90 per share, which amount equals 0.442 times the closing price per share of Seagate Common Stock on the date of the Reorganization Agreement. The Seagate Option includes customary antidilution provisions and upon any issuance of shares of Conner Common Stock after September 2, 1995, the number of shares of Conner Common Stock subject to the Seagate Option will be adjusted to equal at least 15% of the number of shares of Conner Common Stock then outstanding (other than shares of Conner Common Stock issued pursuant to the Seagate Option). Subject to certain conditions, the rights granted to Seagate in the Seagate Option become exercisable in the event a third party acquires or is granted any option or right to acquire more than 20% of the outstanding Conner Common Stock, or commences a tender offer or exchange offer (or enters into an agreement to make such a tender offer or exchange offer) for at least 20% of the outstanding Conner Common Stock, or Conner enters into a written definitive agreement or written agreement in principle with a third party in connection with a liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets or the equity interest in Conner. In the event that a third party acquires 50% or more of the outstanding shares of Conner Common Stock, or makes a publicly disclosed proposal with respect to a tender offer or exchange offer for 50% or more of the outstanding shares of Conner Common Stock, a merger, consolidation or other business combination or any acquisition of a material portion of the assets of Conner, then Seagate, in lieu of exercising the Seagate Option, can request that Conner pay to Seagate, in cancellation of the Seagate Option, a cancellation fee. The cancellation fee will be equal to the excess over the exercise price of the Seagate Option of the greater of (i) the last sale price of a share of Conner Common Stock as reported on the NYSE on the last trading day prior to the date that Seagate gives notice of its exercise of the Seagate Option or (ii) the highest price per share of Conner Common Stock offered to be paid or paid pursuant to such acquisition or proposal, multiplied by the number of shares subject to the Seagate Option. Any Breakup Fee due and payable by Conner will be offset by the amount received by Seagate upon exercise of the Seagate Option and disposition of the underlying shares less the exercise price of the Seagate Option or by any option cancellation fee paid to Seagate, and, if Conner has already paid to Seagate the Breakup Fee, then Seagate will immediately remit to Conner the amount of the offset. The Seagate Option is attached hereto as Appendix C and incorporated herein by reference. See "The Merger and Related Transactions -- Termination; Breakup Fees; Seagate Option to Purchase Conner Common Stock -- Seagate Option to Purchase Conner Common Stock."

    AMENDMENT

    The Merger Agreements may be amended by Seagate and Conner at any time before or after the approvals by the stockholders of Seagate and Conner, but after any such stockholder approval, no amendment may be made which by law requires the further approval of such stockholders without obtaining such further approval. See "The Merger and Related Transactions -- Waiver and Amendment."

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The Merger is intended to qualify as a tax-free reorganization for federal income tax purposes, so that no gain or loss would generally be recognized by the stockholders of Conner on the exchange of their shares of Conner Common Stock for shares of Seagate Common Stock, except to the extent of cash received in lieu of a fractional share of Seagate Common Stock. Conner stockholders are urged to consult their own tax advisors as to the specific tax consequences of the Merger. See "The Merger and Related Transactions -- Certain Federal Income Tax Matters."

    ACCOUNTING TREATMENT

    The Merger is intended to be treated as a pooling of interests for accounting purposes. The obligations of Seagate and Conner to consummate the Merger are conditioned upon the receipt by Seagate and Conner from Ernst & Young LLP and Price Waterhouse LLP, respectively, of letters dated as of the Effective Date regarding the appropriateness of pooling of interests accounting for the Merger under APB No. 16, if closed and consummated in accordance with the Merger Agreements. See "The Merger and Related Transactions -- Accounting Treatment."

    RESTRICTIONS ON RESALE OF SEAGATE COMMON STOCK

    The shares of Seagate Common Stock issuable to stockholders of Conner upon consummation of the Merger have been registered under the Securities Act. Such shares may be traded freely without restriction by those stockholders who are not deemed to be "affiliates" of Conner or Seagate, as that term is defined in the rules under the Securities Act. Shares of Seagate Common Stock received by those stockholders of Conner who are deemed to be "affiliates" of Conner may be resold without registration under the Securities Act only as permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Conner has agreed to use all reasonable efforts to obtain, at least 30 days prior to the Effective Time, agreements by each "affiliate" of Conner to the effect that such persons will not offer to sell, transfer or otherwise dispose of, or reduce such person's risk relative to, (i) any shares of Seagate Common Stock distributed to them pursuant to the Merger, except in compliance with Rule 145 under the Securities Act, or in a transaction that is otherwise exempt from the registration requirements of the Securities Act, or in an offering which is registered under the Securities Act; and (ii) any shares of Conner Common Stock or Seagate Common Stock held by them in the 30-day period immediately preceding the Effective Time and, until Seagate has publicly released combined financial results of Seagate and Conner for a period of at least 30 days of combined operations, any shares of Seagate Common Stock distributed to them pursuant to the Merger. In addition, Seagate has agreed to use all reasonable efforts to obtain agreements by each "affiliate" of Seagate to the effect that such persons will not offer to sell, transfer or otherwise dispose of, or reduce such person's risk relative to any shares of Seagate Common Stock or Conner Common Stock held by them during the period commencing 30 days immediately preceding the Effective Time and continuing until Seagate has publicly released combined financial results of Seagate and Conner for a period of at least 30 days of combined operations. See "The Merger and Related Transactions -- Restrictions on Resale of Seagate Common Stock."

    NO DISSENTERS RIGHTS

    Both Seagate and Conner are incorporated in the State of Delaware, and, accordingly, are governed by the provisions of the DGCL. Pursuant to Section 262(b) of the DGCL, the stockholders of Conner are not entitled to appraisal rights in connection with the Merger because Conner Common Stock is quoted on the NYSE and such stockholders will receive as consideration in the Merger only shares of Seagate Common Stock, which shares will be listed on the NYSE upon the closing of the Merger, and cash in lieu of fractional shares. In addition, the Seagate stockholders are not entitled to appraisal rights under Section 262 of the DGCL because even though approval of such stockholders is required for the issuance of Seagate Common Stock in the Merger, the approval of the stockholders of Seagate is not required for the Merger itself. See "The Merger and Related Transactions -- No Dissenters' Rights."

    MERGER EXPENSES AND FEES

    The Reorganization Agreement provides that all costs and expenses incurred in connection with such agreement and the transactions contemplated thereby will be paid by the party incurring such costs and expenses, except for expenses (other than attorney's fees) incurred in connection with printing the Registration Statement and this Joint Proxy Statement/Prospectus, and the filing fees with the Commission with respect to the Registration Statement and this Joint Proxy Statement/ Prospectus, which will be shared equally by Conner and Seagate. See "The Merger and Related Transactions -- Expenses."

MARKETS AND PRICE DATA

    SEAGATE. Seagate Common Stock has been traded on the NYSE under the symbol "SEG" since December 12, 1994. Prior to that time, the Seagate Common Stock traded on the Nasdaq National Market under the symbol "SGAT." The following table sets forth the range of high and low sale prices reported on the NYSE composite tape or the Nasdaq National Market, as applicable, for the Seagate Common Stock for the periods indicated:

                                            HIGH       LOW
                                          --------   --------
FISCAL YEAR ENDED JULY 1, 1994
  First Quarter.........................  $ 21       $ 15 3/4
  Second Quarter........................    25         16 7/8
  Third Quarter.........................    28 3/8     22
  Fourth Quarter........................    26 3/4     19

FISCAL YEAR ENDED JUNE 30, 1995
  First Quarter.........................  $ 27       $ 20 1/16
  Second Quarter........................    26 3/4     21 7/8
  Third Quarter.........................    28 1/4     23 5/8
  Fourth Quarter........................    42 7/8     27

FISCAL YEAR ENDING JUNE 28, 1996
  First Quarter.........................  $ 49 3/8   $ 37 1/2
  Second Quarter (through December 29,
   1995)................................    54 3/4     36 5/8

    CONNER.   Conner Common Stock is traded  on the NYSE under the symbol "CNR."
The following table sets forth the range of high and low sale prices reported on the NYSE composite tape for the Conner Common Stock for the periods indicated:

                                            HIGH       LOW
                                          --------   --------
FISCAL YEAR ENDED DECEMBER 31, 1993
  First Quarter.........................  $ 25 1/2   $ 13 1/4
  Second Quarter........................    14          9
  Third Quarter.........................    13          9 1/4
  Fourth Quarter........................    14 3/4      9
FISCAL YEAR ENDED DECEMBER 31, 1994
  First Quarter.........................  $ 20 1/2   $ 14 1/4
  Second Quarter........................    16 1/4     11 3/4
  Third Quarter.........................    13 3/4     10 1/4
  Fourth Quarter........................    13 1/4      9

FISCAL YEAR ENDING DECEMBER 31, 1995
  First Quarter.........................  $ 11 3/4   $  9 1/4
  Second Quarter........................    14 1/4      9 3/8
  Third Quarter.........................    19 1/4     12 1/4
  Fourth Quarter (through December 29,
   1995)................................    24         15 1/8

    The following table sets forth the closing sale prices per share of Seagate Common Stock and Conner Common Stock on the NYSE composite tape on September 19, 1995, the last trading day before the announcement of the proposed Merger, and on December 29, 1995, the latest practicable trading day before the printing of this Joint Proxy Statement/Prospectus for which information was obtainable, and the equivalent per share price for Conner Common Stock. The "equivalent per share price" for Conner Common Stock as of such dates equals the closing sale price per share of Seagate Common Stock on such dates multiplied by the Exchange Ratio of 0.442. See "The Merger and Related Transactions --General."

                                                                           EQUIVALENT
                                             SEAGATE         CONNER         PER SHARE
                                          COMMON STOCK    COMMON STOCK        PRICE
                                          -------------   -------------   -------------
September 19, 1995......................     $47 1/4         $16 7/8      $     20.88
December 29, 1995.......................      47 1/2          21                21.00

    Seagate and Conner believe that Conner Common Stock presently trades on the basis of the value of the Seagate Common Stock expected to be issued in exchange for such Conner Common Stock in the Merger, discounted for the time value of money and for the uncertainties associated with such a transaction. Apart from the publicly disclosed information concerning Seagate which is included and incorporated by reference in this Joint Proxy Statement/Prospectus, Seagate cannot state with certainty what factors account for changes in the market price of the Seagate Common Stock.

    Conner stockholders are advised to obtain current market quotations for Seagate Common Stock and Conner Common Stock. No assurance can be given as to the market prices of Seagate Common Stock or Conner Common Stock at any time before the Effective Time or as to the market price of Seagate Common Stock at any time thereafter. Because the Exchange Ratio is fixed, the Exchange Ratio will not be adjusted to compensate Conner stockholders for decreases in the market price of Seagate Common Stock which could occur before the Merger becomes effective. In the event the market price of Seagate Common Stock decreases or increases prior to the Effective Time, the value at the Effective Time of the Seagate Common Stock to be received in the Merger in exchange for Conner Common Stock would correspondingly decrease or increase.

    Following the Merger, all Conner Common Stock will be owned by Seagate and, as a result, Conner Common Stock will no longer be listed on the NYSE.

    Seagate and Conner have never paid cash dividends on their respective shares of Common Stock. Pursuant to the Reorganization Agreement, each of Seagate and Conner has agreed not to pay cash dividends pending the consummation of the Merger, without the written consent of the other. Subject to completion of the Merger, the Conner Board presently intends to continue a policy of retaining all earnings to finance the expansion of its business. The Seagate Board currently intends to retain all earnings for use in the business of the combined companies and has no present intention to pay cash dividends.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

    The following selected historical financial information of Seagate and Conner has been derived from their respective historical financial statements and should be read in conjunction with such consolidated financial statements and the notes thereto incorporated by reference herein. The Seagate historical financial statement data as of and for the three months ended September 30, 1995 and 1994 has been prepared on the same basis as the historical information derived from the audited financial statements and, in the opinion of management, contain all adjustments, consisting only of normal recurring accruals, necessary for the fair presentation of the results of operations for such periods. The Conner historical financial statement data as of and for the nine months ended September 30, 1995 and 1994 has been prepared on the same basis as the historical information derived from the audited financial statements and, in the opinion of management, contain all adjustments, consisting only of normal recurring accruals, necessary for the fair presentation of the results of operations for such periods. The unaudited selected pro forma combined condensed financial data is derived from the unaudited pro forma combined condensed financial statements, appearing elsewhere herein, which give effect to the Merger as a pooling of interests, and should be read in conjunction with such pro forma statements and the notes thereto. For the purpose of the pro forma combined condensed statement of operations data, Seagate's financial data for the three fiscal years ended June 30, 1995, 1994 and 1993, and for the three months ended September 30, 1995 and 1994, have been combined with Conner's financial data for the twelve months ended June 30, 1995, the fiscal years ended December 31, 1994 and 1993, and the three months ended September 30, 1995 and 1994, respectively. No cash dividends have been declared or paid on Seagate Common Stock or Conner Common Stock.

    In addition, in connection with the Merger, Seagate is to acquire the outstanding minority interest of Arcada Holdings, Inc., a majority-owned subsidiary of Conner ("Arcada"), in a transaction to be accounted for as a purchase. The minority interest in Arcada amounts to a 31.4% ownership interest on a fully diluted basis. The pro forma combined condensed balance sheet includes adjustments necessary to give effect to the acquisition of the minority interest of Arcada assuming the transaction was consummated at September 30, 1995. The pro forma combined condensed income statements for the twelve months ended June 30, 1995, and for the three months ended September 30, 1995 and 1994, include adjustments which give effect to this transaction assuming the acquisition of the Arcada minority interest was consummated at the beginning of Seagate's fiscal 1995.

    The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the Merger and the acquisition of the Arcada minority interest been consummated in an earlier period, nor is it necessarily indicative of future operating results or financial position.

                       SELECTED HISTORICAL FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

SEAGATE

HISTORICAL CONSOLIDATED STATEMENT OF INCOME DATA (1)(2):

                                                                                                             THREE MONTHS ENDED
                                                                   YEARS ENDED JUNE 30,                         SEPTEMBER 30,
                                                ----------------------------------------------------------  ---------------------
                                                   1995        1994        1993        1992        1991        1995       1994
                                                ----------  ----------  ----------  ----------  ----------  ----------  ---------
                                                                                                                 (UNAUDITED)
Net sales.....................................  $4,539,570  $3,500,103  $3,043,604  $2,875,273  $2,676,980  $1,453,626  $ 933,146
Gross profit..................................     931,909     704,282     672,928     487,637     484,491     291,651    198,145
Income from operations........................     372,622     310,957     269,027     106,046     111,285     146,390     47,480
Income before extraordinary gain..............     260,082     225,110     195,434      63,183      62,845     108,046     22,537
Extraordinary gain on retirement of debt......          --          --          --          --       4,613          --         --
Net income....................................     260,082     225,110     195,434      63,183      67,458     108,046     22,537
Income per share:
  Primary:
    Income before extraordinary gain..........  $     3.52  $     3.08  $     2.80  $     0.92  $     0.95  $     1.44  $    0.30
    Extraordinary gain on retirement of
     debt.....................................          --          --          --          --        0.07          --         --
                                                ----------  ----------  ----------  ----------  ----------  ----------  ---------
    Net income................................  $     3.52  $     3.08  $     2.80  $     0.92  $     1.02  $     1.44  $    0.30
                                                ----------  ----------  ----------  ----------  ----------  ----------  ---------
                                                ----------  ----------  ----------  ----------  ----------  ----------  ---------
  Fully diluted:
    Income before extraordinary gain..........  $     3.06  $     2.83  $     2.71  $     0.91  $     0.94  $     1.23  $    0.30
    Extraordinary gain on retirement of
     debt.....................................          --          --          --          --        0.07          --         --
                                                ----------  ----------  ----------  ----------  ----------  ----------  ---------
    Net income................................  $     3.06  $     2.83  $     2.71  $     0.91  $     1.01  $     1.23  $    0.30
                                                ----------  ----------  ----------  ----------  ----------  ----------  ---------
                                                ----------  ----------  ----------  ----------  ----------  ----------  ---------
Number of shares used in per share
 computations:
  Primary.....................................      73,839      73,064      69,821      68,860      66,140      75,088     74,904
  Fully diluted...............................      91,474      85,012      76,265      69,805      66,584      91,681     91,501

HISTORICAL CONSOLIDATED BALANCE SHEET DATA (1):

                                                                        JUNE 30,
                                               ----------------------------------------------------------  SEPTEMBER 30,
                                                  1995        1994        1993        1992        1991         1995
                                               ----------  ----------  ----------  ----------  ----------  -------------
                                                                                                            (UNAUDITED)
Total assets.................................  $3,361,262  $2,877,530  $2,031,193  $1,816,604  $1,880,060    $3,622,555
Long-term debt, less current portion.........     539,874     549,492     281,276     320,528     393,425       539,804
Stockholders' equity.........................   1,541,768   1,328,399   1,045,241     862,068     766,340     1,671,605

------------------------------
(1) Seagate's fiscal year ends on the Friday closest to June 30. For clarity of presentation, annual and quarterly fiscal periods are reported as ending on a calendar month end.

(2) The fiscal year 1995 results of operations include a $70,360 write-off of in-process research and development incurred in connection with the acquisition of software companies. The results of operations for the three months ended September 30, 1994, include a $43,000 write-off of in-process research and development in connection with the acquisition of a software company.

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONNER
HISTORICAL CONSOLIDATED STATEMENT OF OPERATIONS DATA (1)(2):

                                                                                                             NINE MONTHS ENDED
                                                                YEARS ENDED DECEMBER 31,                       SEPTEMBER 30,
                                               ----------------------------------------------------------  ----------------------
                                                  1994        1993        1992        1991        1990        1995        1994
                                               ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                                                                                (UNAUDITED)
Net sales....................................  $2,365,152  $2,151,672  $2,238,423  $1,598,984  $1,337,593  $1,939,912  $1,773,541
Gross profit.................................     468,649     237,954     458,464     316,257     328,211     316,887     371,223
Income (loss) from operations................     166,564    (446,430)    153,530     130,211     172,732      52,801     124,017
Income (loss) before extraordinary gain......     109,687    (445,314)    121,072      92,492     130,052      30,227      65,504
Extraordinary gain on retirement of debt.....          --          --          --          --          --       6,171          --
Net income (loss)............................     109,687    (445,314)    121,072      92,492     130,052      36,398      65,504
Income (loss) per share:
  Primary:
    Income (loss) before extraordinary
     gain....................................  $     2.10  $    (9.03) $     2.19  $     1.57  $     2.51  $     0.57  $     1.26
    Extraordinary gain on retirement of
     debt....................................          --          --          --          --          --        0.11          --
                                               ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Net income (loss)........................  $     2.10  $    (9.03) $     2.19  $     1.57  $     2.51  $     0.68  $     1.26
                                               ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                               ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Fully diluted:
    Income (loss) before extraordinary
     gain....................................  $     1.77  $    (9.03) $     1.89  $     1.54  $     2.41  $     0.56  $     1.10
    Extraordinary gain on retirement of
     debt....................................          --          --          --          --          --        0.11          --
                                               ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Net income (loss)........................  $     1.77  $    (9.03) $     1.89  $     1.54  $     2.41  $     0.67  $     1.10
                                               ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                               ----------  ----------  ----------  ----------  ----------  ----------  ----------
Number of shares used in per share
 computations:
  Primary....................................      52,253      49,339      55,242      58,863      51,727      53,471      52,175
  Fully diluted..............................      74,558      49,339      74,723      65,252      54,527      54,365      74,489

HISTORICAL CONSOLIDATED BALANCE SHEET DATA (1):

                                                                   DECEMBER 31,
                                            ----------------------------------------------------------  SEPTEMBER 30,
                                               1994        1993        1992        1991        1990         1995
                                            ----------  ----------  ----------  ----------  ----------  -------------
                                                                                                         (UNAUDITED)
Total assets..............................  $1,461,429  $1,464,051  $1,904,707  $1,334,538  $  880,468   $ 1,490,787
Long-term debt, less current portion......     627,059     660,606     704,845     367,916      36,731       527,961
Stockholders' equity......................     336,676     208,851     626,036     712,825     603,862       383,715

------------------------------
(1) Conner's fiscal year ends on the Saturday closest to December 31. For clarity of presentation, quarterly and annual fiscal periods are reported as ending on a calendar month end.

(2) Income (loss) from operations for 1994 includes a credit of $38,019 for the reduction of restructuring reserves established in 1993. This credit was partially offset by a $5,000 charge to write off in-process research and development in connection with the acquisition of a software company. Income (loss) from operations for 1993 includes a charge of $40,300 to reflect inventory write-offs resulting from the acceleration of the end-of-life of certain disc drive products, $212,945 for the write-down of goodwill and other intangibles, $106,457 for restructuring charges, and a charge of $19,000 for certain contingencies. Income (loss) from operations for 1992 includes a charge of $57,611 for the write-off of in-process research and development in connection with the acquisition of Archive Corporation. Income (loss) from operations for the nine months ended September 30, 1995 includes a $2,817 write-off of in-process research and development in connection with the acquisition of a software company.

                               SEAGATE AND CONNER
       UNAUDITED SELECTED PRO FORMA COMBINED CONDENSED FINANCIAL DATA (1)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS DATA (2):

                                                          FISCAL YEAR ENDED              THREE MONTHS ENDED
                                                               JUNE 30,                     SEPTEMBER 30,
                                                  ----------------------------------  -------------------------
                                                     1995        1994        1993         1995          1994
                                                  ----------  ----------  ----------  -------------  ----------
Net sales.......................................  $6,943,418  $5,865,255  $5,195,276   $ 2,140,805   $1,492,650
Gross profit....................................   1,341,779   1,172,931     910,882       397,275      299,326
Income (loss) from operations...................     457,550     477,521    (177,403)      168,173       67,141
Income (loss) before extraordinary gain.........     323,021     334,797    (249,880)      119,376       30,693
Income (loss) per share before extraordinary
 gain:
  Primary.......................................  $     3.25  $     3.48  $    (2.80)  $      1.18   $     0.31
  Fully diluted.................................  $     2.88  $     3.16  $    (2.80)  $      1.02   $     0.30
Number of shares used in per share computations:
  Primary.......................................      99,336      96,160      89,187       101,254      100,172
  Fully diluted.................................     125,880     117,967      89,187       126,966      110,491

PRO FORMA COMBINED CONDENSED BALANCE SHEET DATA (2):

                                                                             SEPTEMBER 30,
                                                                                 1995
                                                                             -------------
Working capital............................................................   $ 2,257,953
Total assets...............................................................     5,170,266
Long-term debt, less current portion.......................................     1,067,765
Stockholders' equity.......................................................     1,995,152

------------------------
(1) See "Unaudited Pro Forma Combined Condensed Financial Statements" and the notes thereto included elsewhere herein.

(2) Seagate expects to incur charges to operations currently estimated to range from $140,000 to $180,000, in the quarter ending March 31, 1996, the quarter in which the Merger is expected to be consummated. An estimated charge at the midpoint of the above range of $121,000, net of estimated tax benefits of $39,000, is reflected in the unaudited pro forma combined condensed balance sheet. The charge, before estimated tax benefits, primarily relates to costs associated with combining the operations of the two companies and includes employee severance benefits of $87 million, closure of duplicate and excess facilities of $53 million and fees of financial advisors, attorneys and accountants of $20 million. This range is a preliminary estimate only and is therefore subject to change.

    In addition, in connection with the Merger, Seagate is to acquire the outstanding minority interest of Arcada, a majority-owned subsidiary of Conner, in a transaction to be recorded as a purchase. Based on preliminary information, Seagate estimates that it will incur a charge to operations of approximately $37,100 for the three months ending March 31, 1996 to write off in-process research and development in connection with the acquisition of this minority interest. The estimated range of the write-off is from $35,000 to $40,000; however, the actual write-off is subject to change based on completion of the final purchase price allocation.

                           COMPARATIVE PER SHARE DATA

    The following tables set forth certain historical per share data of Conner and Seagate, and combined per share data on an unaudited pro forma basis after giving effect to the Merger on a pooling of interests basis assuming the issuance of 0.442 of a share of Seagate Common Stock in exchange for each share of Conner Common Stock and the issuance of an option to purchase 0.442 of a share of Seagate Common Stock for each outstanding Conner Option. In addition, in connection with the Merger, Seagate is to acquire the outstanding minority interest of Arcada, a majority-owned subsidiary of Conner, in a transaction to be accounted for as a purchase. The combined pro forma data below for fiscal 1995 and as of and for the periods ended September 30, 1995 and 1994, give effect to the acquisition of Arcada's minority interest assuming Seagate issues shares of Seagate Common Stock and options to purchase Seagate Common Stock totaling approximately 2,192,000 shares (equivalent to approximately $97.8 million based on a value of $44.625 per share of Seagate Common Stock) in exchange for the minority interest. The data below should be read in conjunction with the selected financial data, the unaudited pro forma combined condensed financial statements included elsewhere in this Joint Proxy Statement/Prospectus, and the separate historical financial statements of Conner and Seagate incorporated by reference herein. The unaudited pro forma combined financial data are not necessarily indicative of the operating results that would have been achieved had the Merger and the acquisition of the Arcada minority interest been consummated in an earlier period and should not be construed as representative of future operations.

    Seagate expects to incur charges to operations currently estimated to range from $140 million to $180 million, in the quarter ending March 31, 1996, the quarter in which the Merger is expected to be consummated. An estimated charge at the midpoint of the above range of $121 million, net of estimated tax benefits of $39 million, is reflected in the unaudited pro forma combined condensed balance sheet. The future cash requirements related to this charge are estimated to be in the range of $100 million to $120 million, of which approximately $29 million relates to lease payments for duplicative facilities which will be paid on a monthly basis over periods extending through 2018. The charge, before estimated tax benefits, primarily relates to costs associated with combining the operations of the two companies and includes employee severance benefits of $87 million, closure of duplicate and excess facilities of $53 million and fees of financial advisors, attorneys and accountants of $20 million. These ranges are preliminary estimates only and are therefore subject to change.

    In connection with the acquisition of the minority interest of Arcada, Seagate estimates that it will incur a charge to operations of approximately $35 million to $40 million in the quarter ending March 31, 1996, in connection with the write-off of in-process research and development. The write-off is an estimate and is subject to change based on completion of the final purchase price allocation.

                                                                             FISCAL YEAR                THREE MONTHS
                                                                                ENDED                      ENDED
                                                                              JUNE 30,                 SEPTEMBER 30,
                                                                   -------------------------------  --------------------
                                                                     1995       1994       1993       1995       1994
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                                                        (UNAUDITED)
HISTORICAL -- SEAGATE (1):
Net income:
  Primary........................................................  $    3.52  $    3.08  $    2.80  $    1.44  $    0.30
  Fully diluted..................................................  $    3.06  $    2.83  $    2.71  $    1.23  $    0.30
Book value.......................................................  $   21.42                        $   22.92


                                                                             FISCAL YEAR                NINE MONTHS
                                                                                ENDED                      ENDED
                                                                            DECEMBER 31,               SEPTEMBER 30,
                                                                   -------------------------------  --------------------
                                                                     1994       1993       1992       1995       1994
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                                                        (UNAUDITED)
HISTORICAL -- CONNER (2):
Primary:
  Income (loss) before extraordinary gain........................  $    2.10  $   (9.03) $    2.19  $    0.57  $    1.26
  Extraordinary gain on retirement of debt.......................         --         --         --       0.11         --
                                                                   ---------  ---------  ---------  ---------  ---------
  Net income (loss)..............................................  $    2.10  $   (9.03) $    2.19  $    0.68  $    1.26
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------
Fully diluted:
  Income (loss) before extraordinary gain........................  $    1.77  $   (9.03) $    1.89  $    0.56  $    1.10
  Extraordinary gain on retirement of debt.......................         --         --         --       0.11         --
                                                                   ---------  ---------  ---------  ---------  ---------
  Net income (loss)..............................................  $    1.77  $   (9.03) $    1.89  $    0.67  $    1.10
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------
Book value.......................................................  $    6.42                        $    7.17
                                                                   ---------                        ---------
                                                                   ---------                        ---------


------------------------
(1) Seagate's fiscal year ends on the Friday closest to June 30, and includes 52 weeks for all annual periods presented and 13 weeks for both quarterly periods presented. For clarity of presentation, quarterly and annual fiscal periods are reported as ending on a calendar month end.

(2) Conner's fiscal year ends on the Saturday closest to December 31, and includes 52 weeks in fiscal 1994 and 1993, 53 weeks in fiscal 1992, and 39 weeks in the nine month periods ended September 30, 1995 and 1994. For clarity of presentation, quarterly and annual fiscal periods are reported as ending on a calendar month end.

                                                                            FISCAL YEAR                THREE MONTHS
                                                                               ENDED                      ENDED
                                                                             JUNE 30,                 SEPTEMBER 30,
                                                                  -------------------------------  --------------------
                                                                    1995       1994       1993       1995       1994
                                                                  ---------  ---------  ---------  ---------  ---------
UNAUDITED PRO FORMA COMBINED -- PER SEAGATE SHARE (1):
Income (loss) before extraordinary gain:
  Primary.......................................................  $    3.25  $    3.48  $   (2.80) $    1.18  $    0.31
  Fully diluted.................................................  $    2.88  $    3.16  $   (2.80) $    1.02  $    0.30
Book value......................................................  $   19.36                        $   20.66

UNAUDITED PRO FORMA COMBINED -- PER CONNER SHARE (2):
Income (loss) before extraordinary gain:
  Primary.......................................................  $    1.44  $    1.54  $   (1.24) $    0.52  $    0.14
  Fully diluted.................................................  $    1.27  $    1.40  $   (1.24) $    0.45  $    0.13
Book value......................................................  $    8.56                        $    9.13


------------------------
(1) For purposes of pro forma combined data, Seagate's financial data for the three fiscal years ended June 30, 1995, 1994, and 1993, and the three months ended September 30, 1995 and 1994, have been combined with Conner's financial data for the twelve months ended June 30, 1995, the fiscal years ended December 31, 1994 and 1993, and the three months ended September 30, 1995 and 1994, respectively.

(2) The equivalent of Conner's pro forma per share amounts are calculated by multiplying the pro forma combined per share amounts by the Exchange Ratio of 0.442 of a share of Seagate Common Stock for each share of Conner Common Stock.

                                  RISK FACTORS

    THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY BY HOLDERS OF CONNER COMMON STOCK IN EVALUATING WHETHER TO APPROVE AND ADOPT THE MERGER AGREEMENTS, AND BY HOLDERS OF SEAGATE COMMON STOCK IN EVALUATING WHETHER TO APPROVE THE ISSUANCE OF SEAGATE COMMON STOCK PURSUANT TO THE MERGER AGREEMENTS. THESE FACTORS SHOULD BE CONSIDERED IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

RISKS RELATED TO THE MERGER

    DIFFICULTY OF INTEGRATING TWO COMPANIES. The successful combination of companies in the high technology industry may be more difficult to accomplish than in other industries. The anticipated benefits of the Merger will not be achieved unless the operations of Conner are successfully combined with those of Seagate in a timely manner. The transition to a combined company will require substantial attention from management. The diversion of the attention of management and any difficulties encountered in the transition process could have an adverse impact on the revenues and operating results of the combined company. The combination of the two companies will also require integration of the companies' product offerings and the coordination of their research and development and sales and marketing efforts. The difficulties of assimilation may be increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining two different corporate cultures. In addition, the process of combining the two organizations could cause the interruption of, or a loss of momentum in, the activities of either or both of the companies' businesses, which could have an adverse effect on their combined operations. There can be no assurance that either company will retain its key technical personnel, that the engineering teams of Seagate and Conner will successfully cooperate and realize any technological benefits or that Seagate will realize any of the other anticipated benefits of the Merger. In addition, the announcement and consummation of the Merger could cause customers and potential customers of Seagate or Conner to delay or cancel orders for products as a result of customer concerns and uncertainty over product evolution, integration and support of the combined company's products. Such a delay or cancellation of orders could have a material adverse effect on the business, results of operations and financial condition of either or both of Seagate or Conner.

    RISKS ASSOCIATED WITH RECENT CONNER MANAGEMENT TRANSITION. In May 1995, Conner's President and Chief Operating Officer resigned, and subsequently certain other members of Conner's management left Conner. Although Conner has been engaged in a search process for a new President and Chief Operating Officer and other members of management, certain positions, including that of the President and Chief Operating Officer, have not been filled (other than on an interim basis). The absence of such members of management could adversely affect the integration of the operations of Conner and Seagate following the Merger. In addition, in the event that the Merger is not consummated, the absence of such members of management could adversely affect Conner's ability to achieve its business plan. The pendency of the Merger could also adversely affect Conner's ability to attract qualified managers to fill such positions. In addition, certain key employees and members of Conner management have left Conner subsequent to the announcement of the Merger.

    RISKS ASSOCIATED WITH FIXED EXCHANGE RATIO. As a result of the Merger, each outstanding share of Conner Common Stock will be converted into the right to receive 0.442 of a share of Seagate Common Stock. The Merger Agreements do not provide for adjustment of the Exchange Ratio based on fluctuations in the price of Seagate Common Stock. Because the Exchange Ratio is fixed and will not increase or decrease due to fluctuations in the market price of either Seagate Common Stock or Conner Common Stock, Conner stockholders will not be compensated for decreases in the market price of Seagate Common Stock which could occur before the Effective Time. In the event that the market price of Seagate Common Stock decreases or increases prior to the Effective Time, the market value at the Effective Time of the Seagate Common Stock to be received by Conner stockholders in the Merger would correspondingly decrease or increase. The market prices of Seagate Common Stock and Conner Common Stock as of a recent date are set forth herein under "Summary -- Markets and Price Data," and Conner Stockholders are advised to obtain recent market quotations for Seagate Common

Stock and Conner Common Stock. The Seagate Common Stock and the Conner Common Stock historically have been subject to substantial price volatility. No assurance can be given as to the market prices of Seagate Common Stock or Conner Common Stock at any time before the Effective Time or as to the market price of Seagate Common Stock at any time thereafter. See "Summary -- Markets and Price Data" and "-- Substantial Price Volatility of the Seagate Common Stock and the Conner Common Stock."

    ACQUISITION OF THE MINORITY INTERESTS IN ARCADA HOLDINGS, INC. Seagate's acquisition of the minority interests in Arcada is subject to the satisfaction of a number of conditions, including, among others, the approval of the transaction by the Arcada Minority Stockholders. If Seagate's acquisition of the minority interests in Arcada were to not close, such minority interests would remain outstanding and, although Seagate or its subsidiaries would own a substantial majority of the outstanding capital stock of Arcada upon the consummation of the Merger, Arcada would not become an indirect wholly-owned subsidiary of Seagate. In addition, if such acquisition were to not close, certain of the Arcada Minority Stockholders would have the contractual right, pursuant to an existing stockholder agreement, to require Arcada to file a registration statement under the Securities Act in order to register the shares of capital stock of Arcada held by them or, in the alternative, the right, in certain instances, to require Arcada to purchase all or a portion of the capital stock of Arcada held by them. See "The Merger and Related Transactions -- Seagate Acquisition of the Minority Interests in Arcada Holdings, Inc."

    SUBSTANTIAL EXPENSES RESULTING FROM THE MERGER. The negotiation and implementation of the Merger will result in aggregate pre-tax expenses to Seagate and Conner of approximately $140 million to $180 million. The restructuring charge, before estimated tax benefits, primarily relates to costs associated with combining the operations of the two companies and includes employee severance benefits of $87 million, closure of duplicate and excess facilities of $53 million and fees of financial advisors, attorneys and accountants of $20 million. Although the companies do not believe that the costs will exceed the aforementioned range, there can be no assurance that the companies' estimate is correct or that unanticipated contingencies will not occur that will substantially increase the costs of combining the operations of the two companies. In any event, costs associated with the Merger will negatively impact results of operations in the quarter ending March 31, 1996.

    SUBSTANTIAL DILUTION OF OWNERSHIP INTEREST OF CURRENT SEAGATE STOCKHOLDERS. Following the Merger, the current stockholders of Seagate will own approximately 75.1% of the outstanding shares of Seagate Common Stock. This represents substantial dilution of the ownership interest in Seagate by Seagate's current stockholders.

    SHARES ELIGIBLE FOR FUTURE SALE. If the Merger is consummated, Seagate will issue to stockholders of Conner an aggregate of approximately 24,202,875 shares of Seagate Common Stock based on the number of shares of Conner Common Stock outstanding as of December 15, 1995. Immediately upon consummation of the Merger, up to approximately 23,558,977 of such shares will be freely tradeable. As a result, substantial sales of Seagate Common Stock could occur after the Merger. Following publication of financial results covering 30 days of post-Merger combined operations, an additional approximately 643,898 shares issued in the Merger to persons who may be deemed affiliates of Conner could be publicly sold pursuant to Rule 145 under the Securities Act, subject to the volume and other limitations thereof. In addition, based on the number of Conner Options outstanding on December 15, 1995, approximately 2,848,683 additional shares of Seagate Common Stock will be reserved for issuance to holders of Conner Options to be assumed by Seagate in the Merger. Future sales of a substantial number of such shares of Seagate Common Stock could adversely affect or cause substantial fluctuations in the market price of Seagate Common Stock.

RISKS RELATED TO THE BUSINESS AND OPERATIONS OF SEAGATE AND CONNER

    SIGNIFICANT VARIABILITY OF DEMAND, SEVERE PRICE EROSION AND OTHER CHARACTERISTICS OF THE RIGID DISC DRIVE INDUSTRY. The rigid disc drive industry in which Seagate and Conner compete is subject to a number of risks. The demand for rigid disc drive products depends principally on demand for computer systems and storage upgrades to computer systems, which historically has been volatile.

Changes in demand for computer systems often have an exaggerated effect on the demand for rigid disc drive products in any given period, and unexpected slowdowns in demand for computer systems generally cause sharp declines in demand for rigid disc drive products. The industry has been characterized by periodic situations in which the supply of rigid disc drives exceeds demand, resulting in higher than anticipated inventory levels and strong price competition. Even during periods of consistent demand, the industry is characterized by intense competition and ongoing price erosion over the life of a given rigid disc drive product. Each of Seagate and Conner expects that price erosion in the rigid disc drive industry will continue for the foreseeable future. In addition, the demand of rigid disc drive customers for new generations of products has led to short product life cycles, which require that industry participants constantly develop and introduce new rigid disc drive products on a cost effective and timely basis. The manufacture of rigid disc drive products is difficult and complex, and it is common in the industry for companies to experience production difficulties, due to contamination related issues, yield shortfalls and other difficulties, occasionally creating short-term delivery delays and quality problems that generally subside within 90 days. Most rigid disc drive products, including those of Seagate and Conner, are manufactured outside of North America and foreign manufacturing is subject to a number of risks, including changes in government policies, transportation delays, tariffs, fluctuations in foreign exchange rates, and export and tax controls. Seagate's principal manufacturing facilities are located in Thailand, Singapore, California, Minnesota, Malaysia and Oklahoma. Conner's principal manufacturing facilities are located in Malaysia, Singapore, the People's Republic of China, Italy and California. Each of Seagate and Conner continually evaluates its component and manufacturing processes, as well as the desirability of transferring volume production of disc drives and related components between facilities or to new facilities. In this regard, Seagate is considering expanding its manufacturing operations into other countries overseas, but to date has made no definitive decision. Effective January 1, 1995, the European Union ("EU") established a new General System of Preferences ("GSP"). Under this revised code, certain products which had been exempt from customs duties under previous GSP rules, including rigid disc drives imported into the EU from Singapore, became subject to certain customs duties. In addition, during calendar 1995 Singapore is progressively losing its status as a beneficiary country under the GSP. As a result, rigid disc drives produced in Singapore and imported into the EU will realize no reduction from full most favored nation customs duties after December 31, 1995. The imposition of such customs duties may increase costs and could adversely impact Seagate's and/or Conner's gross margins depending upon the extent to which such duties are absorbed by Seagate and/or Conner. In addition, future changes in tariff or duty structures in the EU or elsewhere could affect production and increase costs in the manufacturing operations in, with respect to Seagate, Ireland, China, Singapore and/or Thailand, and, with respect to Conner, Singapore, Malaysia, the People's Republic of China and/or the EU. For these reasons, as well as those discussed in the following additional risk factors, an investment in the Seagate Common Stock and/or the Conner Common Stock involves a high degree of risk.

    RAPID TECHNOLOGICAL CHANGE AND REQUIREMENT OF ONGOING NEW PRODUCT DEVELOPMENT. The rigid disc drive industry is characterized by rapidly changing technology, short product life cycles and rapidly changing customer needs, each of which require ongoing development and introduction of new products. Each of Seagate and Conner believes that its future success will depend upon its ability to develop, manufacture and market products which meet changing customer needs, and which successfully anticipate or respond to changes in technology and standards on a cost-effective and timely basis. No assurance can be given that Seagate and/or Conner will be able to successfully design or introduce new products in a timely manner, that Seagate and/or Conner will be able to manufacture new products in volume with acceptable manufacturing yields and gross margins or successfully market such products, or that such products will perform to specifications on a long-term basis. In addition, during periods of new product introduction, each company must manage its inventory carefully to avoid inventory obsolescence. The failure of Seagate and/or Conner to achieve any of these objectives could have a material adverse effect on Seagate's and/or Conner's business, results of operations and financial condition.

    The demand of rigid disc drive customers for products with ever increasing storage capacity and more advanced technology has resulted in increased dependence by both Seagate and Conner on sales of high capacity disc drives. The increased difficulty and complexity associated with production of higher capacity disc drives increases the likelihood of reliability, quality or operability problems that could result in reduced bookings, manufacturing rework costs, delays in collecting accounts receivable, increased service and warranty costs and a decline in Seagate's and/or Conner's competitive position. There can be no assurance that, despite testing by Seagate and its customers and Conner and its customers, quality problems will not be found in new products after commencement of commercial shipments, resulting in loss or delay in market acceptance and having a material adverse effect on Seagate's and/or Conner's business, results of operations and financial condition.

    Today, all Seagate drives use thin-film heads and all Conner drives use MiG or thin-film heads, each of which are based on sophisticated technology that permits a high density of storage on each disc. Seagate sources most of its heads internally; Conner purchases its heads from a number of independent suppliers. Each of Seagate and Conner believes that as requirements for even greater storage densities increase, demand for a more advanced head technology will grow. In anticipation of such growth, each of Seagate and Conner currently has under development (in Seagate's case, internally; in Conner's case, with certain suppliers) magneto-resistive ("MR") heads to be incorporated into future products. MR heads have discrete read and write structures which take advantage of special magnetic properties in certain metals to achieve significantly higher storage capacities. There can be no assurance that Seagate's and/or Conner's MR head development efforts will be successful and a failure of Seagate and/or Conner to successfully manufacture and market products incorporating MR head technology in a timely manner could have a material adverse effect on Seagate's and/or Conner's business, results of operations and financial condition.

    FLUCTUATION OF QUARTERLY RESULTS. The rigid disc drive industry in which Seagate and Conner compete is characterized by variability of demand and declining unit sales prices over the life of a product, and each of Seagate and Conner anticipates that these characteristics will continue. Each of Seagate and Conner expects that competitors will offer new and existing products at prices necessary to gain or retain market share and customers. This competition and continuing price erosion could adversely affect Seagate's and/or Conner's results of operations in any given quarter and such adverse effect often cannot be anticipated until late in any given quarter. In addition, Seagate's and/or Conner's operating results may also be subject to significant quarterly fluctuations as a result of a number of other factors, including the timing of orders from and shipment of products to major customers, product mix, variations in product costs and pricing, delays in product development, introduction and production, increased competition and general economic and industry fluctuations.

    Seagate has invested in, and continues to investigate opportunities to invest in, software and other complementary businesses. During fiscal 1995, Seagate recognized aggregate charges of $70.4 million for write-offs of in-process research and development in connection with acquisitions of software companies. Seagate intends to continue its expansion into software and other complementary businesses. As a result, Seagate expects that it will continue to incur charges as it acquires businesses, including charges for the write-off of in-process research and development. The timing of such write-offs has in the past and may in the future lead to fluctuations in Seagate's operating results on a quarterly and annual basis.

    Conner also operates a software business through its Arcada subsidiary, which accounted for approximately 1% of total revenues in the fiscal year ended December 31, 1994. During fiscal year 1995, Conner has recognized a charge of approximately $2.8 million for the write-off of in-process research and development associated with an acquisition made in 1995 by Arcada. The software business is subject to many uncertainties and Arcada from time to time may consider other acquisitions that could lead to charges for write-offs of in-process research and development, and consequent fluctuation in Conner's operating results on a quarterly or annual basis.

    RISKS RELATED TO CONNER TAPE DRIVE BUSINESS. In addition to its rigid disc drive business and software business, Conner operates a tape drive business which accounted for approximately 15% of total revenue for the fiscal year ended December 31, 1994. Like the disc drive business, the tape drive business in which Conner competes is subject to a number of risks, including variability of demand, price erosion, uncertainty related to the introduction of new technology, component cost increases and currency fluctuation. In addition, the tape drive business is subject to competitive pressures from optical disc drives, floppy disc drives, removable cartridge drives and potentially other technologies. While Conner has continued to invest in new products, business development and customer and supplier relationships in connection with the tape drive business, there can be no assurance that these efforts will be successful, that the underlying business will grow, or that new products or technologies will be successful. As a result, revenues and financial results of the tape drive business could fluctuate substantially and have a material adverse effect on Conner's business, results of operations and financial condition. In addition, the Conner tape drive business includes a significant relationship with Matsushita Kotobuki Electronics of Japan ("MKE"), which produces substantially all of Conner's tape drives and which owns certain technology rights related thereto. Pursuant to Conner's agreement with MKE, MKE has the right to terminate its relationship with Conner six months after notification of a transaction that would result in a change of control of Conner (the Merger would be a change of control for purposes of such agreement). MKE also manufactures disc drives for another leading independent disc drive manufacturer that is a competitor of Seagate and Conner. As of December 29, 1995, MKE had not notified Conner that it will terminate its relationship with Conner. If Conner's ability to obtain tape drives from MKE were interrupted or impaired for any reason, Conner's business, results of operations and financial condition could be materially adversely affected.

    RISKS ASSOCIATED WITH VARIABILITY OF CUSTOMER REQUIREMENTS. The rigid disc drive industry has been characterized by large volume OEM purchase agreements and large distributor orders. Typically, Seagate's and Conner's OEM purchase agreements permit customers to cancel orders and reschedule delivery dates without significant penalties. Anticipated orders from many of Seagate's and Conner's OEM customers have in the past failed to materialize or delivery schedules have been deferred as a result of changes in customer requirements. Such OEM order fluctuations and deferrals have had a material adverse effect on Seagate's and Conner's results of operations in the past, and there can be no assurance that Seagate and/or Conner will not experience such effects in the future. Distributors typically furnish Seagate and Conner with non-binding indications of their near-term requirements, with product deliveries based on weekly confirmations. To the extent actual orders from distributors decrease from their non-binding forecasts, such variances could have a material adverse effect on Seagate's and/or Conner's business, results of operations and financial condition.

    RELIANCE ON SINGLE OR LIMITED SOURCE SUPPLIERS; FLUCTUATIONS IN AVAILABILITY OF COMPONENT SUPPLY. Each of Seagate and Conner relies on single or limited source suppliers for certain components used in its products. There can be no assurance that these suppliers will continue to be able to meet Seagate's and/or Conner's requirements for these components or that the price of these components will not increase. In the past, shortages have occurred in the market for certain components, including heads, media, application specific integrated circuits and motors. As a result, certain suppliers substantially increased the price of such components, and each of Seagate and Conner is currently incurring increased costs for certain of these components as a result of supply shortages. Component shortages and resulting cost increases in the past have been periodic and generally subsided within 90 days as component suppliers added capacity to meet demand or each of Conner and Seagate pursued alternative sources of supply. However, any extended interruption or reduction in the supply of any key components could have a material adverse effect on Seagate's and/or Conner's business, results of operations and financial condition.

    NUMEROUS PENDING LEGAL PROCEEDINGS. Seagate is involved in a number of judicial and administrative proceedings. Seagate has received a Notice of Deficiency (the "Seagate Notice") from the Internal Revenue Service for fiscal years 1988 through 1990. Proposed adjustments to income and tax credits in the Seagate Notice for fiscal years 1988 through 1990 resulted in proposed tax deficiencies of approximately $66.0 million, plus penalties and interest. The proposed income adjustments would also eliminate tax net operating loss and tax credit carryovers that have been used to offset taxable income and tax liabilities in other fiscal years. The impact on tax net operating losses and tax credit carryovers from the adjustments proposed in the Seagate Notice would result in additional taxes of approximately $22.0 million plus interest for the three years ended July 2, 1993. Seagate filed a Petition with the United States Tax Court in June 1994 contesting the proposed tax deficiencies. In addition, Seagate's federal income tax returns for fiscal years 1991 through 1993 are presently under examination by the Internal Revenue Service. Seagate is also currently involved in numerous additional legal proceedings, including securities class actions, patent claims and claims for damages and costs relating to environmental matters.

    Seagate and certain of its officers and certain directors are defendants in a series of securities class action lawsuits filed in 1988 in the United States District Court for the Northern District of California by a group of plaintiffs purporting to represent a class of investors that purchased Seagate Common Stock or 6 3/4% Convertible Subordinated Debentures of Seagate between September 23, 1987 and October 8, 1988. The plaintiffs in this series of lawsuits have filed a consolidated amended complaint, consolidating all of the lawsuits into a single complaint. The complaint alleges violations of Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder. The complaint seeks unspecified damages and reimbursement of costs of the suit. On February 8, 1995, the court granted defendants' motion for summary judgment completely dismissing all claims against Seagate and the other defendants. On March 31, 1995, the court also denied plaintiffs' motion for reconsideration of the summary judgment decision. Plaintiffs have appealed this judgment to the United States Court of Appeals for the Ninth Circuit, which appeal is pending. While Seagate cannot predict the ultimate outcome of this litigation, based upon its review of the allegations and upon the district court's dismissal of the claims, Seagate believes that the outcome of this matter will not have a material adverse effect on Seagate's financial condition or results of operations.

    Seagate, certain of its officers, directors and other employees, certain underwriters retained by Seagate in connection with a public offering completed in February 1991 and other parties are defendants in a series of securities class action lawsuits filed in 1991 in the United States District Court for the Northern District of California by a group of plaintiffs purporting to represent a class of investors that purchased Seagate Common Stock between October 11, 1990 and June 26, 1991. The plaintiffs in this series of lawsuits have filed a consolidated amended complaint, consolidating all of the lawsuits into a single complaint. The complaint alleges violations of Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder. The complaint seeks unspecified damages, equitable relief and reimbursement of costs of the suit. The case is currently in discovery and a trial date has been set for February 1997. While Seagate cannot predict the ultimate outcome of this litigation, based upon its review of the allegations and the discovery completed to date, Seagate believes that the outcome of this matter will not have a material adverse effect on Seagate's financial condition and results of operations.

    In November 1992, Rodime, PLC ("Rodime") filed a complaint against Seagate in the United States District Court for the Central District of California, alleging infringement of U.S. Patent No. B1 4,638,383 and various state law unfair competition claims. No trial date has been scheduled. The court has granted several motions for summary judgment by Seagate holding claims of the Rodime patent invalid and holding that many of Seagate's products did not infringe any claims of Rodime's patent. With these holdings only one of Seagate's products remains accused in this action. This product is no longer being sold by Seagate. Based upon its review of the patent and the allegedly infringing product in question, it is the opinion of Seagate's patent counsel that the product did not and does not infringe any valid claims of the Rodime patent. Therefore, while Seagate cannot predict the ultimate outcome of this litigation, Seagate believes the outcome of this matter will not have a material adverse effect on Seagate's financial condition and results of operations.

    In October 1994, a patent infringement action was filed against Seagate by an individual, James M. White, in the United States District Court of the Northern District of California for alleged infringement of U.S. Patent No. 4,673,996 and 4,870,519. Both patents relate to air bearing sliders. Prior to the filing of the lawsuit, Seagate filed a Petition for Reexamination of U.S. Patent No. 4,673,996 with the United States Patent and Trademark Office ("PTO") and this petition was granted shortly after the lawsuit was filed. Subsequently, Seagate filed a Petition for Reexamination of U.S. Patent No. 4,870,519. This second petition has also been granted by the PTO. The court stayed the action pending the outcome of the reexaminations. Based upon its review of the patents, it is the opinion of Seagate's patent counsel that the claims of the two White patents are invalid.

    Amstrad PLC ("Amstrad") initiated a lawsuit against Seagate in London, England in the High Court of Justice, Official Referees' Business in December 1992 concerning Seagate's sale of allegedly defective disc drives to Amstrad. Seagate replied to the allegations made against it by Amstrad by denying all material points of Amstrad's claim and asserting many affirmative defenses.
Discovery is continuing and a trial date has been set for April 1996 with various earlier dates for exchange of fact and expert statements. Seagate intends to continue to defend itself rigorously. While Seagate cannot predict the ultimate outcome of this litigation, based upon its review of the allegations and discovery completed to date, Seagate believes this lawsuit is without merit and, as a result, Seagate believes that the outcome of this matter will not have a material adverse effect on its financial condition or results of operations.

    For a complete discussion of such legal proceedings see the "Income Taxes" and "Litigation" footnotes of Seagate's consolidated financial statements incorporated by reference in its Annual Report on Form 10-K for the year ended June 30, 1995. Although Seagate believes that the outcome of each of the matters described above will not have a material adverse effect on its financial condition or results of operations, Seagate cannot predict the ultimate outcome.

    Conner and certain of its officers and certain directors are defendants in a securities class action lawsuit in the United States District Court for the Northern District of California which purports to represent a class of investors who purchased or otherwise acquired Conner Common Stock between January 1992 and May 1993. Certain officers and directors are also defendants in a related stockholders' derivative suit. The complaints seek unspecified damages and other relief.

    The hard disc drive industry has been characterized by significant litigation relating to patent and other intellectual property rights. In 1992, Conner filed a patent infringement lawsuit against Western Digital Corporation ("Western Digital") in the United States District Court for the Northern District of California alleging the infringement of five of Conner's patents by Western Digital. Western Digital has filed a counterclaim alleging infringement of certain of its patents by Conner. The case is currently in discovery. On the basis of the advice of outside counsel, Conner believes it has valid claims against Western Digital and meritorious defenses to the claims asserted by Western Digital, based on invalidity of the Western Digital patents and/or non-infringement of the Western Digital patents by Conner. However, there can be no assurance that Conner will prevail in this matter or that other intellectual property litigation will not be commenced by or against Conner in the future.

    In December 1994, the Internal Revenue Service concluded a field audit of Conner's federal income tax returns for the fiscal years 1989 and 1990 and issued to Conner a Notice of Deficiency (the "Conner Notice") with respect to those fiscal years. The majority of the proposed adjustments to income in the Conner Notice related to the allocation of income between Conner and its foreign manufacturing subsidiaries. The Conner Notice resulted in proposed tax deficiencies of approximately $43.0 million and assessed interest. On March 20, 1995, Conner filed a Petition in the United States Tax Court entitled Conner Peripherals, Inc. v. Commissioner of Internal Revenue, Docket No. 4322-95 contesting such proposed tax deficiencies. On May 16, 1995, the Commissioner filed her Answer to the Petition and, on August 4, 1995, a trial judge was assigned to the case. The case is currently being reviewed by the Appeals Office of the Internal Revenue Service.

    RISKS ASSOCIATED WITH BUSINESS DIVERSIFICATION. In addition to pursuing its core rigid disc drive business, each of Seagate and Conner has broadened its business strategy to more fully address the markets for storage, retrieval and management of data. Implementation of this broadened strategy entails risks of entering markets in which Seagate and/or Conner may have limited or no experience.

In addition, such broadened strategy could result in the diversion of management's attention from the core rigid disc drive business which could adversely impact the core business. The strategy followed by each company to sell selected magnetic recording components to other rigid disc drive manufacturers may improve such manufacturers' ability to compete with Seagate and/or Conner in its core business. The broadened strategy may also entail acquisitions of, or investments in, businesses, products and technologies. Since July 1, 1993, Seagate has completed the acquisition of seven businesses and made significant equity investments in three additional companies. Six of such acquisitions were for cash consideration and in the remaining acquisition, Seagate issued an aggregate of approximately 737,000 shares of Seagate Common Stock to the sole stockholder of the acquired company. Acquisitions involve numerous risks, including potentially dilutive issuances of equity securities, difficulties in the assimilation of the operations and products of the acquired businesses and the potential loss of key employees or customers of the acquired businesses.

    HIGH FIXED COSTS. Seagate has pursued a strategy of vertical integration of its manufacturing process in order to reduce unit costs, control quality and assure availability of certain components. Conner has followed such a vertical integration strategy in the area of magnetic recording media. A strategy of vertical integration entails a high level of fixed costs and requires a high volume of production and sales to be successful. During periods of decreased demand, these high fixed costs have had, and could in the future have, a material adverse effect on Seagate's and/or Conner's results of operations and financial condition. In addition, the failure of Conner to follow such a strategy in areas other than magnetic recording media may heighten its exposure to other risks, such as availability of component supply.

    MANUFACTURING RISKS. Continued improvement in manufacturing process capabilities and reduced materials and manufacturing costs are critical factors affecting Seagate's and Conner's results of operations. Each of Seagate and Conner frequently changes the manufacturing processes for and constituent components of many of its products and continually evaluates the transfer of volume production of many of its components and products between facilities. There can be no assurance that such changes and transfers will be implemented on a timely or cost effective basis. Delays or problems encountered in any of the foregoing could have a material adverse effect on Seagate's and/or Conner's results of operations.

    INTENSE COMPETITION. Each of Seagate and Conner has experienced and expects to continue to experience intense competition from a number of domestic and foreign companies. These companies include the other leading independent rigid disc drive manufacturers, such as Quantum Corporation, Western Digital, Maxtor Corporation, Syquest Technology, Inc., Integral Systems, Inc. and Micropolis Corporation as well as large integrated multinational computer manufacturers such as Fujitsu Limited, Hewlett-Packard Company, Hitachi, Ltd., Hyundai Motor Company, International Business Machines Corporation, NEC Corporation, Samsung Electronics Co., Ltd. and Toshiba Corporation. Each of Seagate and Conner also continues to face indirect competition from present and potential customers, including several of the computer manufacturers listed above, which continuously evaluate whether to manufacture their own drives or purchase them from outside sources. Such competition could materially adversely affect Seagate's and/or
Conner's business, results of operations and financial condition. The introduction of products using alternative data storage and retrieval technologies could also be a significant source of competition. Products based upon such alternative technologies, which include optical recording technology and semiconductor memory (flash memory, SRAM and DRAM), also compete or could compete with Seagate's and Conner's products. There can be no assurance that Seagate and/or Conner will be able to compete successfully against current or future competitors or that competitive pressures faced by Seagate and/or Conner will not materially adversely affect its business, operating results and financial condition.

    RISKS ASSOCIATED WITH FOREIGN CURRENCY FLUCTUATIONS. Each of Seagate's and Conner's cash flows are substantially U.S. dollar denominated. However, both Seagate and Conner are exposed to certain foreign currency fluctuations, primarily British Pound Sterling, Malaysian Ringgit, Italian Lira, Singapore Dollars, Chinese Renminbi, Thai Baht and Japanese Yen. Seagate and Conner each from time to time enter into foreign currency forward exchange and option contracts to manage exposure related to certain foreign currency commitments, certain foreign currency denominated balance sheet positions and anticipated foreign currency denominated expenditures. At September 30, 1995, Conner had outstanding foreign currency forward exchange contracts and foreign currency purchase option contracts aggregating approximately $68.1 million and $12.0 million, respectively. At September 30, 1995, Seagate had outstanding foreign currency forward exchange contracts and written option contracts aggregating approximately $293.6 million and $190.3 million, respectively. These contracts mature at various periods through September 1996 and are consistent with the amounts and timing of the underlying anticipated cash flow requirements and purchase commitments.

    SUBSTANTIAL PRICE VOLATILITY OF THE SEAGATE COMMON STOCK AND THE CONNER COMMON STOCK. The Seagate Common Stock and the Conner Common Stock historically have been subject to substantial price volatility as a result of quarter-to-quarter variations in the financial results of Seagate or Conner, as the case may be, or its competitors, announcements of technological innovations or new products by Seagate or Conner, as the case may be, or its competitors, announcements of changing business conditions by competitors or other companies within the computer industry, changes in financial estimates by securities analysts or other events or factors. In addition, the stock market has experienced and continues to experience extreme price and volume fluctuations which have particularly affected the market prices of equity securities for many technology companies and that have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market prices of the Seagate Common Stock and the Conner Common Stock. In addition, Seagate's and/or Conner's revenue or results of operations may, in some future quarter, be below the expectations of public market analysts and investors. In such event, the price of the Seagate Common Stock or the Conner Common Stock, as the case may be, could be materially adversely affected. In the past, following periods of volatility in the market price of the Seagate Common Stock or the Conner Common Stock, as the case may be, securities class action litigation has been instituted against Seagate or Conner, respectively. Such litigation has in the past and could in the future result in substantial costs and diversion of management's attention and resources, which would have a material adverse effect on such company's business, operating results and financial condition.

    ANTI-TAKEOVER EFFECTS OF POTENTIAL ISSUANCE OF PREFERRED STOCK. The Seagate Board has the authority to issue up to 1,000,000 shares of preferred stock, $.01 par value (the "Seagate Preferred Stock"), and to determine the price, rights, preferences, privileges and restrictions thereof, including voting rights, without any further vote or action by Seagate's stockholders. The rights of the holders of Seagate Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Seagate Preferred Stock that may be issued in the future. The issuance of Seagate Preferred Stock could have the effect of delaying, deferring or preventing a change in control of Seagate. Seagate does not have any present plans to issue any shares of preferred stock.

    The Conner Board has the authority to issue up to 20,000,000 shares of preferred stock of Conner and to determine the price, rights, preferences, privileges and restrictions thereof, including voting rights, without any further vote or action by Conner's stockholders. The rights of the holders of the Conner Common Stock would be subject to, and may be adversely affected by, the rights of the holders of any preferred stock of Conner that may be issued in the future. The issuance of preferred stock of Conner could have the effect of delaying, interfering with or preventing a change in control of Conner.

    Conner has designated a series of 1,000,000 shares of Series A Participating Preferred Stock in connection with the Conner Rights, which are described in Conner's Registration Statement on Form 8-A dated November 30, 1994 (which is incorporated herein by reference). Other than pursuant to the terms of the Conner Rights, if applicable, Conner does not have any present plans to issue any shares of preferred stock.

                              THE SEAGATE MEETING

GENERAL


    This Joint Proxy Statement/Prospectus is being furnished to holders of Seagate Common Stock as part of the solicitation of proxies by the Seagate Board for use at the Seagate Meeting to be held on Friday, February 2, 1996 at 10:00 a.m., local time at Seagate's corporate headquarters at 920 Disc Drive, Scotts Valley, California 95066, and at any adjournments or postponements thereof. This Joint Proxy Statement/Prospectus, and the accompanying Proxy Card, are first being mailed to holders of Seagate Common Stock on or about January 4, 1996.


    The purpose of the Seagate Meeting is to consider and vote upon a proposal to approve the issuance of shares of Seagate Common Stock pursuant to the Merger Agreements. Upon consummation of the Merger, each outstanding share of Conner Common Stock and the accompanying Conner Right will be converted into the right to receive the Exchange Ratio of 0.442 of a share of Seagate Common Stock, with cash paid in lieu of fractional shares. In addition, as a result of the Merger, each outstanding Conner Option will be assumed by Seagate and converted into an option to acquire such number of shares of Seagate Common Stock as the holder would have been entitled to receive had such holder exercised such Conner Option in full immediately prior to the effective time of the Merger. See "The Merger and Related Transactions -- General -- Assumption of Options."

    An additional purpose of the Seagate Meeting is to consider and vote upon a proposal to ratify and approve amendments to the Executive Stock Plan which (i) increase the number of shares of Seagate Common Stock reserved for issuance under the Executive Stock Plan by 1,000,000 shares, (ii) change the eligibility provisions of the Executive Stock Plan making all senior executive officers of Seagate eligible to receive grants thereunder, and (iii) extend the term of the Executive Stock Plan.

    Based upon the number of shares of Seagate Common Stock and Conner Common Stock outstanding at December 15, 1995, an aggregate of approximately 24,202,875 shares of Seagate Common Stock would be issued in connection with the Merger, representing approximately 24.9% of the total number of shares of Seagate Common Stock outstanding, after giving effect to such issuance. Based upon the number of Conner Options outstanding at December 15, 1995, approximately 2,848,683 additional shares of Seagate Common Stock would be reserved for issuance to holders of Conner Options in connection with Seagate's assumption of such Conner Options. Consummation of the Merger is subject to a number of conditions, including the receipt of required regulatory and stockholder approvals.

RECORD DATE AND OUTSTANDING SHARES

    Only holders of record of Seagate Common Stock at the close of business on December 15, 1995 are entitled to notice of and to vote at the Seagate Meeting. As of the close of business on the Seagate Record Date, there were 73,101,968 shares of Seagate Common Stock outstanding and entitled to vote, held of record by 4,532 stockholders. A majority, or 36,550,985 of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. Each Seagate stockholder is entitled to one vote for each share of Seagate Common Stock held as of the Seagate Record Date.

VOTING OF PROXIES

    The Seagate Proxy Card accompanying this Joint Proxy Statement/Prospectus is solicited on behalf of the Seagate Board for use at the Seagate Meeting. Stockholders are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to Seagate. All proxies that are properly executed and returned, and that are not revoked, will be voted at the Seagate Meeting in accordance with the instructions indicated thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL OF THE ISSUANCE OF SHARES OF SEAGATE COMMON STOCK PURSUANT TO THE MERGER AGREEMENTS. The Seagate Board does not presently intend to bring any business before the Seagate Meeting other than the specific proposals referred to in this Joint Proxy Statement/Prospectus and specified in the notice of the Seagate Meeting. So far as is known to the

Seagate Board, no other matters are to be brought before the Seagate Meeting. As to any business that may properly come before the Seagate Meeting, including, among other things, consideration of any motion made for adjournment of the Seagate Meeting (including, without limitation, for purposes of soliciting additional votes for approval of the issuance of Seagate Common Stock pursuant to the Merger Agreements), however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies. A Seagate stockholder who has given a proxy may revoke it at any time before it is exercised at the Seagate Meeting, by (i) filing a written notice of revocation with, or delivering a duly executed proxy bearing a later date to, Mr. Donald L. Waite, Secretary, Seagate Technology, Inc., 920 Disc Drive, Scotts Valley, California 95066, or (ii) attending the Seagate Meeting and voting in person (although attendance at the Seagate Meeting will not, by itself, revoke a proxy).

VOTE REQUIRED

    Because the number of shares of Seagate Common Stock to be issued or reserved for issuance in connection with the Merger will exceed 20% of the number of shares of Seagate Common Stock outstanding prior to the Merger, approval by holders of Seagate Common Stock of the issuance of Seagate Common Stock pursuant to the Merger Agreements is required under the rules of the NYSE. Under NYSE rules, the proposal to issue Seagate Common Stock pursuant to the Merger Agreements must be approved by a majority of the votes cast at the Seagate Meeting, provided that the total votes cast on the proposal represents over 50% of the outstanding shares of Seagate Common Stock. If holders of Seagate Common Stock do not vote to approve such issuance, the Merger will not be consummated. Seagate is not a constituent corporation to the Merger and, therefore, specific approval of the Merger Agreements by Seagate's stockholders is not required under the DGCL or the Seagate Certificate of Incorporation or the Seagate Bylaws. The ratification and approval of amendments to Seagate's Executive Stock Plan will require the affirmative vote of not less than a majority of the Seagate Common Stock represented and voting either in person or by proxy at the Seagate Meeting.

    THE MATTERS TO BE CONSIDERED AT THE SEAGATE MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF SEAGATE. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS JOINT PROXY
STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

    It is expected that all of the 434,301 shares of Seagate Common Stock (which excludes shares subject to stock options) beneficially owned by directors and executive officers of Seagate and their affiliates at the Seagate Record Date (representing approximately less than 1% of the total number of shares of Seagate Common Stock outstanding at such date) will be voted for approval of the issuance of Seagate Common Stock pursuant to the Merger Agreements. As of the Seagate Record Date, Conner owned none, and its directors and executive officers and their affiliates beneficially owned less than 1% in the aggregate, of the outstanding shares of Seagate Common Stock. It is expected that any shares of Seagate Common Stock beneficially owned by Conner's directors and executive officers will be voted for approval and adoption of the issuance of shares of Seagate Common Stock pursuant to the Merger Agreements.

ABSTENTIONS; BROKER NON-VOTES

    If an executed Seagate proxy is returned and the stockholder has specifically abstained from voting on any matter, the shares represented by such proxy will be considered present at the Seagate Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the votes cast with respect to such matter.

SOLICITATION OF PROXIES AND EXPENSES

    Seagate will bear the cost of the solicitation of proxies in the enclosed form from its stockholders. In addition to solicitation by mail, the directors, officers and employees of Seagate may solicit proxies from stockholders by telephone, telegram, letter, facsimile or in person. Following the original mailing of the proxies and other soliciting materials, Seagate will request that brokers, custodians, nominees and other record holders forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Seagate Common Stock and request authority for the exercise of proxies. In such cases, Seagate, upon the request of the record holders, will reimburse such record holders for their reasonable expenses. Seagate has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies at a cost of approximately $5,500, plus customary expenses.

                               THE CONNER MEETING

GENERAL


    This Joint Proxy Statement/Prospectus is being furnished to the holders of Conner Common Stock as part of the solicitation of proxies by the Conner Board for use at the Conner Meeting to be Friday February 2, 1996 at 9:00 a.m., local time at The Inn at Spanish Bay, 2700 17 Mile Drive, Pebble Beach, California, 93953 and at any adjournments or postponements thereof. This Joint Proxy Statement/Prospectus, and the accompanying Proxy Card, are first being mailed to holders of Conner Common Stock on or about January 4, 1996.


    The purpose of the Conner Meeting is to consider and vote upon a proposal to approve and adopt the Merger Agreements, which set forth the terms and conditions of the Merger and the transactions contemplated thereby. Upon consummation of the Merger, each outstanding share of Conner Common Stock and the accompanying Conner Right will be converted into the right to receive the Exchange Ratio of 0.442 of a share of Seagate Common Stock, with cash paid in lieu of fractional shares. In addition, as a result of the Merger, each outstanding Conner Option will be assumed by Seagate and converted into an option to acquire such number of shares of Seagate Common Stock as the holder would have been entitled to receive had such holder exercised such Conner Option in full immediately prior to the effective time of the Merger. See "The Merger and Related Transactions -- General -- Assumption of Options."

    Based on the last reported sale price of Seagate Common Stock on the NYSE composite tape on December 29, 1995, the Exchange Ratio would result in a per share purchase price for Conner Common Stock of $21.00. If the Merger is completed, Conner stockholders will no longer hold any interest in Conner other than through their interest in shares of Seagate Common Stock. Consummation of the Merger is subject to a number of conditions, including the receipt of required regulatory and stockholder approvals.

RECORD DATE AND OUTSTANDING SHARES

    Only holders of record of Conner Common Stock at the close of business on December 15, 1995 are entitled to notice of and to vote at the Conner Meeting. As of the close of business on the Conner Record Date, there were 54,757,637 shares of Conner Common Stock outstanding and entitled to vote, held of record by 1,838 stockholders. A majority, or 27,378,819 of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. Each Conner stockholder is entitled to one vote for each share of Conner Common Stock held as of the Conner Record Date.

VOTING OF PROXIES

    The Conner Proxy Card accompanying this Joint Proxy Statement/Prospectus is solicited on behalf of the Conner Board for use at the Conner Meeting. Stockholders are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to Conner. All proxies that are properly executed and returned, and that are not revoked, will be voted at the Conner Meeting in accordance with the instructions indicated thereon.

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
EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENTS. The Conner Board does not presently intend to bring any other business before the Conner Meeting other than the specific proposals referred to in this Joint Proxy Statement/Prospectus and specified in the notice of the Conner Meeting. So far as is known to the Conner Board, no other matters are to be brought before the Conner Meeting. As to any business that may properly come before the Conner Meeting, including, among other things, consideration of any motion made for adjournment of the Conner Meeting (including, without limitation, for purposes of soliciting additional votes for approval and adoption of the Merger Agreements), however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies. A Conner stockholder who has given a proxy may revoke it at any time before it is exercised at the Conner Meeting, by (i) filing a written notice of revocation with, or delivering a duly executed proxy bearing a later date to Thomas F. Mulvaney, Esq., Vice President, General Counsel and Secretary, Conner Peripherals Inc., 3081 Zanker Road, San Jose, California, 95134, or (ii) attending the Conner Meeting and voting in person (although attendance at the Conner Meeting will not, by itself, revoke a proxy).

VOTE REQUIRED

    Pursuant to the DGCL and the Conner Certificate of Incorporation and the Conner Bylaws, approval and adoption of the Merger Agreements requires the affirmative vote of at least a majority of the outstanding shares of Conner Common Stock entitled to vote at the Conner Meeting. SINCE THE REQUIRED VOTE OF THE CONNER STOCKHOLDERS IS BASED UPON THE NUMBER OF OUTSTANDING SHARES OF CONNER COMMON STOCK, RATHER THAN UPON THE SHARES ACTUALLY VOTED, THE FAILURE BY THE HOLDER OF ANY SUCH SHARES TO SUBMIT A PROXY OR TO VOTE IN PERSON AT THE CONNER MEETING (INCLUDING ABSTENTIONS AND "BROKER NON-VOTES") WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL AND ADOPTION OF THE MERGER AGREEMENTS.

    THE MATTERS TO BE CONSIDERED AT THE CONNER MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF CONNER. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

    It is expected that all of the 1,456,783 shares of Conner Common Stock (which excludes shares subject to Conner Options) beneficially owned by directors and executive officers of Conner and their affiliates at the Conner Record Date (representing approximately 2.7% of the total number of shares of Conner Common Stock outstanding at such date) will be voted for approval and adoption of the Merger Agreements. As of the Conner Record Date, Seagate and its directors and executive officers and their affiliates beneficially owned none of the outstanding shares of Conner Common Stock.

ABSTENTIONS; BROKER NON-VOTES

    If an executed Conner proxy is returned and the stockholder has specifically abstained from voting on any matter, the shares represented by such proxy will be considered present at the Conner Meeting for purposes of determining a quorum. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum. Since the required vote of the Conner stockholders is based upon the number of outstanding shares of Conner Common Stock, abstentions and broker non-votes will have the same effect as a vote against approval and adoption of the Merger Agreements.

SOLICITATION OF PROXIES AND EXPENSES

    Conner will bear the cost of the solicitation of proxies in the enclosed form from its stockholders. In addition to solicitation by mail, the directors, officers and employees of Conner may solicit proxies from stockholders by telephone, telegram, letter, facsimile or in person. Following the original mailing of the proxies and other soliciting materials, Conner will request that brokers, custodians, nominees and other record holders forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Conner Common Stock and request authority for the exercise of proxies. In such cases, Conner, upon the request of the record holders, will reimburse such record holders for their reasonable expenses. Conner has retained Corporate Investor Communications, Inc. to assist in solicitation of proxies at a cost of approximately $6,500, plus customary expenses.

                      THE MERGER AND RELATED TRANSACTIONS

    This section of the Joint Proxy Statement/Prospectus describes certain aspects of the proposed Merger. The following description does not purport to be complete and the discussion in this Joint Proxy Statement/Prospectus of the Merger and the description of the principal terms of the Merger Agreements are subject to and qualified in their entirety by reference to the Reorganization Agreement and the Merger Agreement, copies of which are attached to this Joint Proxy Statement/Prospectus as Appendices A and B, respectively, and the other appendices hereto, all of which are incorporated herein by reference. All holders of Seagate Common Stock and Conner Common Stock are urged to read the Reorganization Agreement, the Merger Agreement and the other appendices in their entirety.

GENERAL

    The Merger Agreements provide for the merger of a newly formed, wholly-owned subsidiary of Seagate with and into Conner, with Conner being the surviving corporation of the Merger and becoming a wholly-owned subsidiary of Seagate. The Conner Certificate of Incorporation, as amended to provide for an authorized capital stock of 1,000 shares of Common Stock, $.001 par value per share, will be the Certificate of Incorporation of the surviving corporation in the Merger until further amended as provided therein and in accordance with applicable law. The Bylaws of Sub as in effect immediately prior to the Merger will be the Bylaws of the surviving corporation until further amended as provided therein and in accordance with applicable law. The directors of Sub immediately prior to the Merger will be the initial directors of the surviving corporation, and the officers of Sub immediately prior to the Merger will be the initial officers of the surviving corporation. If the Merger is completed, holders of Conner Common Stock will no longer hold any interest in Conner other than through their interest in shares of Seagate Common Stock. The stockholders of Conner will become stockholders of Seagate (as described below), and their rights will be governed by the Seagate Certificate of Incorporation and the Seagate Bylaws.

    EFFECTIVE TIME OF THE MERGER. The Merger will become effective upon the filing of the properly executed Merger Agreement with the Secretary of State of Delaware (the "Effective Time"). The Merger Agreements provide that the parties thereto will cause the Merger Agreement to be filed as soon as practicable after the holders of Seagate Common Stock have approved the issuance of Seagate Common Stock pursuant to the Merger Agreements, the holders of Conner Common Stock have approved and adopted the Merger Agreements, all required regulatory approvals and actions have been obtained or taken and all other conditions to the consummation of the Merger have been satisfied or waived. See "-- Regulatory Approvals Required" and "-- Conditions to Consummation of the Merger." There can be no assurance that the conditions precedent to the Merger will be satisfied. Moreover, the Merger Agreements may be terminated by either Seagate or Conner under various conditions as specified in the Merger Agreements. See "-- Termination; Breakup Fees; Seagate Option to Purchase Conner Common Stock." Therefore, there can be no assurance as to whether or when the Merger will become effective.

    CONVERSION OF SHARES. Upon the consummation of the Merger, each then outstanding share of Conner Common Stock and the accompanying Conner Right will automatically be converted at the Exchange Ratio into 0.442 of a share of Seagate Common Stock. No fractional shares of Seagate Common Stock will be issued in the Merger. The Merger Agreements provide that, in lieu of any fractional share, each Conner stockholder who would otherwise be entitled to receive a fraction of a share of Seagate Common Stock will receive from Seagate an amount of cash equal to the per share market value of Seagate Common Stock (based on the closing price of a share of Seagate Common Stock as reported on the NYSE composite tape on the last full trading day prior to the Effective
Time)
multiplied by the fraction of a share of Seagate Common Stock to which the stockholder would otherwise be entitled. Based upon the number of shares of Seagate Common Stock and Conner Common Stock outstanding at December 15, 1995, an aggregate of approximately 24,202,875 shares of Seagate Common Stock would be issued in connection with the Merger, representing approximately 24.9% of the total number of shares of Seagate Common Stock outstanding after giving effect to such issuance.

    Because the Exchange Ratio is fixed and will not increase or decrease due to fluctuations in the market price of either the Seagate Common Stock or the Conner Common Stock, Conner stockholders will not be compensated for decreases in the market price of Seagate Common Stock which could occur before the Effective Time. In the event that the market price of Seagate Common Stock decreases or increases prior to the Effective Time, the value at the Effective Time of the Seagate Common Stock to be received by Conner stockholders in the Merger would correspondingly decrease or increase. The market prices of Seagate Common Stock and Conner Common Stock as of a recent date are set forth herein under "Summary -- Markets and Price Data," and Conner stockholders are advised to obtain recent market quotations for Seagate Common Stock and Conner Common Stock. No assurance can be given as to the market prices of Seagate Common Stock or Conner Common Stock at any time before the Effective Time or as to the market price of Seagate Common Stock at any time thereafter.

    ASSUMPTION OF OPTIONS. Upon consummation of the Merger, each outstanding Conner Option will be assumed by Seagate and converted into an option to acquire such number of shares of Seagate Common Stock as the holder would have been entitled to receive had such holder exercised such Conner Option in full immediately prior to the Effective Time, at an exercise price per share equal to the exercise price per share of the Conner Common Stock under such Conner Option immediately prior to the Effective Time divided by the Exchange Ratio of 0.442. To avoid fractional shares, the number of shares of Seagate Common Stock subject to an assumed Conner Option will be rounded down to the nearest whole share. The vesting, duration and other terms of the new option will otherwise be the same as the Conner Option, except to the extent that such vesting, duration or other terms are modified pursuant to the terms of the plans or outstanding options or change of control/ severance agreements of Conner. Pursuant to such plans, options or agreements, all options and restricted stock awards held by members of the Conner Board, Mr. Conner and Mr. Bell will become immediately exercisable at the time of the Merger. The change of control/severance agreements between Conner and Mr. Potashner and certain other members of Conner management provide for full and immediate vesting of 50% of all options and restricted stock awards should such individuals be terminated, under certain circumstances, following the Merger. As soon as practicable after the Effective Time, Seagate will file a registration statement on Form S-8 with the Commission with respect to the shares of Seagate Common Stock subject to the assumed Conner Options. Based upon the number of Conner Options outstanding at December 15, 1995, approximately 2,848,683 additional shares of Seagate Common Stock would be reserved for issuance to holders of Conner Options in connection with Seagate's assumption of such Conner Options.

    TREATMENT OF CONNER DEBENTURES IN THE MERGER. Conner has entered into Indenture Agreements, dated as of March 1, 1991 and March 1, 1992, with The First National Bank of Boston as trustee thereunder (the "Trustee"), pursuant to which Conner's $230,000,000 principal amount 6 3/4% Convertible Subordinated Debentures due 2001 (the "6 3/4% Debentures") and Conner's $345,000,000 principal amount 6 1/2% Convertible Subordinated Debentures due 2002 (the "6 1/2% Debentures," and collectively with the 6 3/4% Debentures, the "Conner Debentures,") respectively, were issued. As of September 30, 1995, $209,412,000 in aggregate principal amount of the 6 3/4% Debentures (convertible into 7,221,104 shares of Conner Common Stock) and $309,486,000 of the 6 1/2% Debentures (convertible into 12,895,250 shares of Conner Common Stock) were issued and outstanding. Upon consummation of the Merger, Conner and Seagate intend to enter into supplemental indentures (the "Supplemental Indentures") with the Trustee providing that each holder of a Conner Debenture shall be entitled to convert such Conner Debentures into the kind and amount of Seagate Common Stock which such holder would have been entitled to receive had such Conner Debentures been converted into Conner Common Stock immediately prior to consummation of the Merger and that Seagate will become a co-obligor for the Conner Debentures. Under the terms of the Reorganization Agreement, Conner has agreed to comply with all of the notice requirements under the Conner Debentures.

BACKGROUND OF THE MERGER

    Seagate regularly evaluates strategic opportunities, including business combinations with other companies, that could complement and strengthen its disc drive product offering, component business and software business. Since 1989, when Seagate acquired Imprimis Technology Incorporated, a disc drive manufacturer, from Control Data Corporation, Seagate has pursued a strategy of growing its technology portfolio through internal development, acquisitions and strategic investments. Since 1989, Seagate has entered into strategic relationships with storage companies, manufacturers of disc drive components, including media and heads, and during the past two years has acquired a number of software companies, primarily in the area of storage and network and information management.

    On June 9, 1995, Stephen J. Luczo, Executive Vice President, Corporate Development and Chief Operating Officer, Software Group, of Seagate, held informal discussions with Mr. Conner, Chairman of the Board and Chief Executive Officer of Conner, about the possibility of Seagate acquiring Conner's software subsidiary, Arcada, and the status of Conner's tape business generally. In the course of these discussions Mr. Luczo suggested to Mr. Conner that Seagate might also be interested in a transaction combining the two companies. Mr. Conner suggested that Mr. Luczo meet with Peter Knight, Senior Vice President, Business Development, of Conner, to discuss the software and tape businesses.

    On June 13, 1995, Mr. Luczo and Mr. Knight met and discussed Conner's software and tape businesses, as well as the possibility of a commercial relationship concerning the two companies' heads and media operations, as well as a transaction combining the two companies. Subsequently, on June 19, 1995, Mr. Conner and Mr. Bell, Executive Vice President and Chief Financial Officer of Conner, met with Mr. Luczo and Donald L. Waite, Executive Vice President, Chief Administrative Officer and Chief Financial Officer of Seagate, to discuss possible transactions involving the two companies' software and disc drive components businesses. At that meeting the possibility of a larger transaction between Seagate and Conner was also discussed.

    During the week of June 20, 1995, Seagate held preliminary discussions with its financial advisor, Morgan Stanley, and requested that Morgan Stanley prepare a preliminary analysis of a possible transaction.

    At a meeting held on June 27, 1995, the Conner Board was advised of the potential interest of Seagate in a transaction with Conner. At that meeting, the Conner Board authorized the retention of Wachtell, Lipton, Rosen & Katz as special counsel to the Conner Board. The Conner Board met again on July 6, 1995, and authorized management, with the assistance of counsel, to negotiate reciprocal confidentiality agreements with certain standstill provisions and to continue preliminary discussions with Seagate. At the same time, the Conner Board asked Goldman Sachs, Conner's financial advisor, to accelerate its preparation of a review of the strategic alternatives available to Conner, which the Conner Board had requested in April 1995. It was agreed that Goldman Sachs would present its review at the Conner Board meeting scheduled for July 18, 1995. Conner and Goldman Sachs subsequently entered into an engagement letter pursuant to which Conner engaged Goldman Sachs to act as Conner's financial advisor in connection with a possible sale of all or a portion of Conner to Seagate.

    Following the July 6, 1995, Conner Board meeting, representatives of Conner and Seagate negotiated a letter agreement (the "Confidentiality Agreement"), which provided for, among other things, the parties' exchange of certain non-public information regarding their businesses on a confidential basis, and certain standstill provisions. On July 12, 1995, Seagate and Morgan Stanley executed an engagement letter pursuant to which Seagate retained Morgan Stanley to act as Seagate's financial advisor in connection with the proposed transaction.

    On July 11, 1995, Seagate met with Morgan Stanley to review Morgan Stanley's preliminary analysis of a possible transaction.

    At a meeting of the Conner Board held on July 18, 1995, Goldman Sachs discussed three major strategic business alternatives available to Conner:
continuing to execute Conner's stand-alone business plan; engaging in a restructuring that could include the sale, spin-off or other disposition of all or parts of various business units; or selling or merging Conner. The Conner Board also authorized the execution of the Confidentiality Agreement, which took place following the meeting and authorized management and Goldman Sachs to continue discussions with Seagate and its financial advisor, Morgan Stanley, to conduct due diligence of Seagate and to provide certain information to Seagate pursuant to the terms of the Confidentiality Agreement. Based on the advice of Goldman Sachs that a transaction with Seagate could prove to be more financially attractive than the restructuring alternatives or continuing with Conner's current business plan, and its own assessment of the potential risks related to the restructuring alternatives, the Conner Board determined not to take further action with respect to such alternatives while discussions with Seagate were continuing. Mark S. Rossi, one of Conner's directors, did not participate in the discussion of matters relating to a possible Seagate transaction due to a potential conflict of interest resulting from his position as a director of StorMedia Incorporated, which supplies thin film discs to manufacturers of hard disc drives, including Seagate. Mr. Rossi continued to recuse himself from Conner Board meetings and discussions regarding the possible Seagate transaction and did not participate in the vote by the Conner Board to approve the Merger.

    On July 19, 1995, representatives of Seagate and Conner, together with their financial advisors, exchanged information and discussed the advantages and benefits of a possible transaction.

    At a meeting of the Seagate Board held on July 27, 1995, Alan F. Shugart, Chairman of the Board, President and Chief Executive Officer of Seagate, and Mr. Luczo discussed with the Seagate Board, as part of the general corporate overview, the status of the preliminary discussions with Conner and the strategic implications of a possible transaction with Conner. The Seagate Board ratified the engagement of Morgan Stanley.

    During early August 1995, representatives of Seagate and Conner, together with their financial advisors, exchanged and reviewed certain confidential information concerning both companies. On August 21 and 22, 1995, representatives of Seagate and Conner and their financial advisors exchanged information and discussed the possible structure of a transaction as well as other business alternatives.

    At a meeting of the Strategic Planning Committee of the Seagate Board held on August 22, 1995, management reported to the committee on the status of the discussions with Conner and the due diligence review of Conner. The Strategic Planning Committee of the Seagate Board authorized management to continue discussions.

    At a meeting of the Seagate Board held on August 25, 1995, management reported to the Seagate Board on the status of the discussions with Conner and the due diligence review of Conner. The Seagate Board discussed the rationale for and possible structure of a transaction with Conner. The Seagate Board determined that further discussions were desirable and authorized management to continue discussions.

    On August 28, 1995, at a meeting held between representatives of Conner and Seagate, Seagate made a preliminary, non-binding proposal for a tax-free merger of the two companies qualifying for pooling of interests accounting treatment. The terms of the proposal included a fixed exchange ratio of 0.40 shares of Seagate Common Stock for each share of Conner Common Stock and a provision prohibiting Conner from soliciting other offers for Conner. The preliminary proposal also included the grant of an option to Seagate to purchase up to 15% of the Conner Common Stock should Conner accept a competing bid, and a break-up fee of $35 million payable to Seagate in the event (i) the Conner Board changed its recommendation to approve the transaction, (ii) Conner accepted a superior proposal, or (iii) a third party became the owner of 15% of Conner's Common Stock. The preliminary proposal also contained a provision for a $15 million termination fee to be paid by Conner to Seagate if Conner's stockholders did not approve the transaction, and by Seagate to Conner if Seagate's stockholders did not approve the transaction. Seagate's preliminary proposal contemplated a period of extensive due diligence investigations, including management meetings and facilities tours outside the United States, which Seagate indicated would take three to four weeks to complete. Seagate also requested that Conner agree, pending the execution of a definitive agreement, to negotiate exclusively with Seagate and to refrain from soliciting other bids for Conner. At the conclusion of the meeting, the representatives of Conner indicated that they would inform the Conner Board that Seagate had made a preliminary proposal and that Conner's management and financial and legal advisors would study the Seagate proposal and inform Seagate of whether Conner was interested in pursuing a possible transaction.

    On August 30, 1995, the Conner Board convened a meeting with Conner's management and financial and legal advisors regarding Seagate's preliminary proposal. The Conner Board authorized Conner's advisors to undertake negotiations with Seagate regarding the proposal in order to determine whether acceptable terms could be reached. Following the meeting, Conner's representatives informed Seagate's representatives that Conner was interested in pursuing the merger transaction proposed by Seagate, but that the exchange ratio and certain other terms and conditions would require improvement.

    As a result of arms'-length negotiations between the two companies which continued during the week of September 1, 1995, Seagate made a revised proposal which included an increase in the exchange ratio to 0.442, an increase to 20% in the amount of Conner Common Stock which has to be acquired by a third party in order to trigger the $35 million break-up fee, the agreement by Seagate to take certain actions to resolve antitrust issues should they arise with respect to the Merger, and other additional terms and conditions. The revised Seagate proposal continued to contemplate several weeks of due diligence, and, in connection with its revised proposal, Seagate again requested that, pending the execution of a definitive agreement, Conner negotiate with Seagate exclusively and refrain from seeking other offers.

    At a special meeting of the Conner Board on September 10, 1995, the Conner Board received reports of management, Goldman Sachs and Wachtell, Lipton, Rosen & Katz with respect to the course of negotiations, the due diligence process and an analysis of Seagate's revised proposal. Goldman Sachs reviewed with the Conner Board certain risks and advantages associated with the merger proposal and with other alternatives available to Conner, and advised that the Conner Board should consider proceeding with its negotiations regarding the Seagate proposal. At the conclusion of the meeting, the Conner Board directed management and Conner's advisors to engage in further due diligence activities with Seagate and to negotiate a definitive agreement and plan of reorganization for the Conner Board's approval at a later date.

    Between September 15, 1995 and September 21, 1995, representatives of Seagate, its outside counsel and Morgan Stanley conducted extensive due diligence of Conner, including interviews with Conner's management team, the results of which were reviewed extensively with Seagate's management. Conner conducted due diligence and similar interviews with Seagate's management later that same week. During the same period, the parties continued to negotiate definitive agreements, and thereafter such negotiation and additional mutual due diligence continued. Also during this period, Seagate, through its financial advisor Morgan Stanley, began negotiations with representatives of the minority stockholders of Arcada regarding a possible acquisition of the minority interests in Arcada. These arms'-length negotiations resulted in an understanding whereby Seagate would acquire the minority interests in Arcada in exchange for Seagate Common Stock at an exchange ratio of 0.1545 shares of Seagate Common Stock for each outstanding share of Arcada capital stock and each share of Arcada capital stock issuable upon exercise of outstanding options to purchase Arcada capital stock.

    During this period of negotiation and due diligence, Conner became aware of certain rumors in the market and unusual trading activity in Conner Common Stock. Both Conner and Seagate and their respective advisors determined that it would be appropriate to announce the agreement in principle and ongoing negotiations. On September 20, 1995, Conner and Seagate issued a joint press release announcing that they were involved in negotiations concerning a possible business combination of the two companies and had agreed in principle that the stockholders of Conner would receive 0.442 of a share of Seagate Common Stock for each share of Conner Common Stock. While Seagate had requested that in connection with issuing the press release Conner agree to pay Seagate a "topping" fee should Conner enter into a business combination with a third party, Conner did not agree.

    At a Seagate Board meeting held on September 27, 1995, Seagate management reported to the Seagate Board on the results of its due diligence review of Conner, including its technical, engineering, operational and legal review, and noted that such due diligence was continuing. Management answered questions regarding the results of its investigation and its views on the proposed transaction. Wilson, Sonsini, Goodrich & Rosati, Seagate's counsel, reviewed with the Seagate Board the terms of the proposed transaction including the proposed structure as a tax-free reorganization with pooling of interests accounting treatment, and the other terms of the proposed Reorganization Agreement, the Merger Agreement, the Seagate Option and related agreements. Wilson, Sonsini, Goodrich & Rosati also reviewed the antitrust review process with the Seagate Board, and responded to questions regarding the structure and proposed terms of the transaction. Morgan Stanley then reviewed with the Seagate Board a summary of the financial and valuation analyses of the transaction. At the conclusion of the presentation, Morgan Stanley delivered its oral opinion (later confirmed in writing) that, as of such date the Merger is fair, from a financial point of view, to Seagate. The Seagate Board discussed the potential benefits and risks of the proposed transaction. Thereafter, the Seagate Board, by a unanimous vote of the directors, approved the Merger Agreements and related agreements and the transactions contemplated thereby, subject to satisfactory completion of due diligence as determined by Seagate management. At this meeting the Seagate Board also approved, by a unanimous vote of the directors, the terms of the Seagate acquisition of the minority interests in Arcada.

    At a special Conner Board meeting held on September 27, 1995, Wachtell, Lipton, Rosen & Katz reported to the Conner Board that the parties had negotiated nearly final drafts of the Reorganization Agreement, the Merger Agreement and the Seagate Option, and reviewed the terms of those agreements with the Conner Board. Conner management reported to the Conner Board the results of its due diligence review of Seagate, and responded to questions from the Conner Board regarding the due diligence and management's views on the business and operations of Seagate. Goldman Sachs discussed various analyses relating to the Merger and answered questions regarding such analyses and prior analyses that had been discussed with the Conner Board. Goldman Sachs and representatives of Conner management advised the Conner Board that, since the public announcement of the agreement in principle between Conner and Seagate, there had been no indications of interest from any third parties regarding an offer for Conner. At the September 27 meeting, the Conner Board received the oral opinion of Goldman Sachs that, as of such date and subject to review of the definitive agreements, the Exchange Ratio pursuant to the draft Reorganization Agreement is fair to the holders of shares of Conner Common Stock and the Conner Board approved the Merger and drafts of the Reorganization Agreement, the Merger Agreement and the Seagate Option subject to finalization by Conner's management and advisors, and to the receipt of the opinion of Goldman Sachs in written form.

    Thereafter, on October 3, 1995, Goldman Sachs delivered its written opinion that, as of such date, the Exchange Ratio pursuant to the Reorganization Agreement is fair to the holders of shares of Conner Common Stock. On that same date, Morgan Stanley delivered its written opinion that, as of such date, the Exchange Ratio pursuant to the Reorganization Agreement is fair to Seagate from a financial point of view. Conner and Seagate entered into the Reorganization Agreement and the Seagate Option, and the execution of these agreements was announced in a joint press release on October 3, 1995.

REASONS FOR THE MERGER

    REASONS OF SEAGATE FOR THE MERGER

    The Seagate Board has unanimously approved the Merger Agreements and the Merger, has determined that the terms of the Merger Agreements are fair to, and that the Merger is in the best interest of, Seagate and its stockholders and therefore unanimously recommends that the holders of Seagate Common Stock vote FOR approval of the issuance of Seagate Common Stock pursuant to the Merger Agreements.

    In reaching its determination to approve the Merger Agreements and the transactions contemplated thereby, the Seagate Board has identified the following potential benefits of the Merger that it believes will contribute to the success of the combined company:

    - ENHANCED RESEARCH AND DEVELOPMENT. Seagate believes that the Merger will enhance its research and development efforts, which should enable the combined company to develop products more advanced than could be developed by either company independently.

    - STRONGER COMPONENT CAPABILITIES. Seagate has traditionally pursued a strategy of vertical integration by designing and manufacturing many of the components used in its rigid disc drives, which Seagate believes provides it with significant advantages in maintaining control over the quality and cost of its disc drive products. Seagate believes that the Merger will strengthen its component capability through the addition of Conner's media design, development and production capability. Seagate also believes that the Merger will enable it to leverage more fully its advanced recording head technology and production capability.

    - BROADENED PRODUCT LINE IN CORE DISC DRIVE BUSINESS. Seagate believes that the two companies disc drive product offerings are largely complementary, and that the Merger will result in a stronger, expanded product line for the disc drive business of the combined company. Seagate believes that its product offering will benefit from the integration of Conner's business process for the design, development, manufacture and sale of disc drive products focused on a cost-sensitive market and Seagate's business process for disc drive products focused on a performance-based market.

    - SIGNIFICANT EFFICIENCIES AND COST SAVINGS. The Merger should result in significant manufacturing and operational efficiencies and cost savings over time as the result of (i) utilization of lower cost components in the production of the disc drives of the combined company, particularly low cost heads from Seagate and low cost media from Conner, (ii) production efficiencies resulting from increased utilization of the vertically integrated manufacturing operations of the combined company as a result of increased manufacturing volumes, the use of the most efficient manufacturing processes of each company to produce the combined company's disc drives and the combining of the most efficient product designs in the production of the combined company's disc drives and (iii) elimination of duplicative and excess operational functions and facilities.

    - EXPANDED STORAGE MANAGEMENT SOFTWARE BUSINESS. As a result of the Merger, Seagate's existing storage management software operations will be expanded to include Arcada, Conner's software subsidiary, thereby enabling Seagate to expand its storage management software product offering. Seagate believes that Arcada will complement and strengthen Seagate's existing software product line by expanding its products, technology and customer base, and by providing important synergies for new product development.

    - ADDITIONAL TAPE DRIVE PRODUCT LINE. Consistent with Seagate's broadened strategy as a data technology company, the Merger will expand Seagate's existing product line in the storage management area to include tape drives, which are offered both directly to OEMs, distributors and end users as a system level solution, as well as to other system manufacturers as a storage component. Seagate also believes that the tape drive business will complement its storage management software products by expanding its product offering and its marketing efforts directly to a broader base of end users.

    In the course of its deliberations, the Seagate Board reviewed and considered a number of other factors relevant to the Merger. In particular, the Seagate Board considered, among other things, the following factors:

        (i) The Seagate Board considered information concerning Seagate's and Conner's respective businesses, financial position, results of operations, product development schedules, technologies and properties;

        (ii) The Seagate Board considered the reports and opinions of Seagate's management and Morgan Stanley, including reports relating to the extensive due diligence review which had been conducted regarding Conner's business, operations, technology and competitive position, and possible synergistic and expansion opportunities for the two companies;

       (iii) The Seagate Board, with the assistance of Seagate's financial advisors, considered the comparative stock prices of Seagate and Conner Common Stock, the premiums to market and multiples paid in other comparable merger and acquisition transactions in the storage product and other industries and an analysis of the respective contributions to revenues, operating profits and net profits of the combined companies based on industry analysts' estimates;

       (iv) The Seagate Board considered the oral opinion of Morgan Stanley delivered September 27, 1995, subsequently confirmed in writing on October 3, 1995 that, as of such date, the Exchange Ratio of 0.442 of a share of Seagate Common Stock for each outstanding share of Conner Common Stock is fair, from a financial point of view, to Seagate (see "-- Opinions of Financial Advisors -- Opinion of Morgan Stanley & Co. Incorporated");

        (v) The Seagate Board considered the expectation that the Merger will qualify for pooling of interests treatment for financial reporting purposes and will be tax free for federal income tax purposes to Seagate;

       (vi) The Seagate Board considered, with the assistance of Seagate's legal counsel, the domestic and foreign antitrust review process relating to the Merger;

       (vii) The Seagate Board considered a review with Seagate's legal counsel of the terms of the Merger Agreements and the Seagate Option, including the obligation of Conner not to solicit or encourage other acquisition proposals, the breakup fee provisions, the circumstances under which either Seagate or Conner can terminate the Reorganization Agreement and the closing conditions to the Merger;

      (viii) The Seagate Board considered the compatibility of the corporate cultures of Seagate and Conner which the Seagate Board believed was important for the successful integration of the companies; and

       (ix) The Seagate Board considered that the issuance of Seagate Common Stock pursuant to the Merger Agreements is conditioned upon approval by a majority of the votes cast at the Seagate Meeting and that the Merger is conditioned upon approval by the holders of a majority of the outstanding voting power of the Conner Common Stock of the Reorganization Agreement and the Merger Agreement.

    The Seagate Board also considered a variety of potentially negative factors in its deliberations concerning the Merger, including the following factors: (i) the potential dilutive effect of the issuance of Seagate Common Stock in the Merger; (ii) the substantial charges expected to be incurred, primarily in the quarter ended March 31, 1996, in connection with the Merger, including the transaction expenses arising from the Merger and costs associated with combining the operations of the two companies; (iii) the risk that, despite the intentions and the efforts of the parties, the benefits sought to be achieved in the Merger will not be achieved; (iv) the risk that the market price of Seagate Common Stock might be adversely affected by the public announcement of the Merger; (v) the risk that despite the intentions and efforts of the parties the key technical and management personnel of Conner may not be retained by Seagate; and (vi) the other risks described above under "Risk Factors."

    The foregoing discussion of the information and factors considered by the Seagate Board is not intended to be exhaustive but is believed to include all material factors considered by the Seagate Board. In view of the variety of factors considered in connection with its evaluation of the Merger, the Seagate Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Seagate Board may have given different weights to different factors. In the course of its deliberations, the Seagate Board did not establish a range of value for Conner; however, based on the factors outlined above and on the advice of its financial advisor, Morgan Stanley, the Seagate Board determined that the terms of the Merger Agreement are fair to, and that the Merger is in the best interests of, Seagate and its stockholders.

    REASONS OF CONNER FOR THE MERGER

    The Conner Board has approved the Reorganization Agreement and the Merger Agreement, has determined that the Merger is advisable and fair and in the best interests of Conner and its stockholders and recommends that holders of shares of Conner Common Stock vote FOR approval and adoption of the Reorganization Agreement and the Merger Agreement.

    The Conner Board's decision to approve the Reorganization Agreement and the Merger Agreement was based, in large part, on its assessment that Conner is engaged in an extremely competitive business, with short product cycles that require a high level of execution for any business strategy to succeed. The Conner Board recognized that Conner's ability to achieve its business plan may depend upon future technological developments and access to and availability of certain components, particularly thin-film and MR heads, and that the combination with Seagate could provide a more attractive solution to the challenge of obtaining such technology than the alternatives for Conner as an independent company. The Conner Board also examined other risks associated with the strategic alternatives to the Merger, including the fact that, during the preceding six months, Conner had lost its President and Chief Operating Officer and certain other members of its executive management, and that such changes in management might impact Conner's ability to consummate either its existing business plan or any strategic restructuring alternatives which the Conner Board had considered. Against these considerations it weighed, among other things, the fact that the Exchange Ratio offered a premium to Conner stockholders and, because the consideration was stock in the ongoing enterprise combining Conner and Seagate, that Conner's stockholders would have the opportunity to benefit from any synergies to be achieved by such combination, which Conner's management advised the Conner Board would be significant. Conner management identified the following synergies and cost savings that may be obtained from the Merger: (i) because the rigid disc drive product lines of Seagate and Conner are largely complementary, the combined product line would address a broad spectrum of the market for rigid disc drive products; (ii) each of Conner and Seagate has substantial manufacturing capabilities and certain excess production capacity in key disc drive components that could benefit the other company's products; (iii) while it is difficult to quantify the benefits of combining technical resources, it is believed that in the disc drive business, where technical innovation is crucial, increasing the critical mass of technical personnel would permit more basic, long-range research to support long-term competitiveness; and (iv) cost savings may be achieved by taking advantage of the broader range of production techniques and manufacturing locations in the combined companies to identify the most cost-effective and efficient locations and processes for a particular need. Such assessments of potential synergies and cost savings are necessarily preliminary in nature and based on incomplete information, and there can be assurance that such synergies or cost savings will actually be achieved.

    In reaching its decision to approve the Reorganization Agreement and the Merger Agreement, and to recommend that Conner's stockholders vote to approve the Reorganization Agreement and the Merger Agreement, the Conner Board also considered, among other things, the following factors, both positive and potentially negative:

        (i)  The  Conner  Board  considered  its  knowledge  of  the   business,
    operations, properties, assets, financial condition and operating results of Conner;

        (ii) The Conner Board considered the reports and opinions of Conner's management and Goldman Sachs, including as a result of their due diligence investigations concerning the businesses, technology, products, operations, financial condition and prospects of Seagate;

       (iii) The Conner Board considered Conner's future prospects and that such prospects were likely to be enhanced as a result of the Merger;

       (iv) The Conner Board considered the detailed financial analyses, pro forma and other information with respect to Conner and Seagate presented by Goldman Sachs in its oral and written presentations (see "-- Opinions of Financial Advisors -- Opinion of Goldman, Sachs & Co.");

        (v) The Conner Board considered the effect on stockholder value of Conner continuing as an independent entity, compared to the effect of a combination with Seagate, in light of the financial condition and prospects of Conner and the current economic and industry environment, including, but not limited to, (A) other possible strategic alternatives for Conner which the Conner Board had examined, including continuing to execute its stand-alone business plan or engaging in various restructuring strategies involving the sale, spin-off or other disposition of all or parts of certain of Conner's businesses, and (B) the potential for increased value in the combined Seagate/ Conner enterprise, as compared to either Seagate or Conner alone, the possibility of synergies from combining Seagate's and Conner's largely complementary product lines, component manufacturing, and research programs and potential cost savings to the combined Seagate/Conner operations following the Merger;

       (vi) The Conner Board considered the oral opinion of Goldman Sachs that, as of such date and subject to review of the definitive agreements, the Exchange Ratio pursuant to the draft Reorganization Agreement is fair to the holders of shares of Conner Common Stock (see "-- Opinions of Financial Advisors -- Opinion of Goldman, Sachs & Co."). On October 3, 1995, after Goldman Sachs' review of the definitive agreements, Goldman Sachs delivered its written opinion that, as of such date, the Exchange Ratio pursuant to the Reorganization Agreement is fair to the holders of shares of Conner Common Stock;

       (vii) The Conner Board, with the assistance of Conner's financial advisors, also considered recent and current market prices of the Seagate Common Stock, and concluded that Seagate Common Stock was trading in a reasonable range prior to the announcement of the transaction;

      (viii) The Conner Board considered the terms and conditions of the Reorganization Agreement, the Merger Agreement and the Stock Option Agreement, which were the product of extensive arm's-length negotiations (see "The Merger and Related Transactions");

       (ix) The Conner Board considered that the Exchange Ratio represented a premium of approximately 36.5% to the market value of Conner Common Stock on September 8, 1995, the last NYSE trading day prior to the decision of the Conner Board to authorize negotiation of definitive agreements;

        (x) The Conner Board considered the compatibility of the respective business philosophies of Seagate and Conner;

       (xi) The Conner Board considered the opportunity for Conner stockholders to participate, as holders of Seagate Common Stock, in a larger company of which former Conner stockholders would hold approximately 26% of the equity of the combined company following the Merger, and to do so by means of a transaction which is designed to be tax-free to Conner's stockholders;

       (xii) The Conner Board considered the "no-solicitation" provisions of the Reorganization Agreement, and the fact that the Reorganization Agreement would permit Conner to negotiate with a third party who made an unsolicited offer that is reasonably likely to be financially superior to the Merger and, as long as Conner paid the Breakup Fee to Seagate provided for in the Reorganization Agreement, would permit Conner to enter into a transaction with such party. The Conner Board noted that, although the agreement in principle between Conner and Seagate had been announced on September 20, 1995, Conner management and Goldman Sachs both advised the Conner Board that they had received no proposals after that announcement from third parties for alternative business combination transactions;

      (xiii) The Conner Board considered the level of review that was likely to be given to the Merger by United States and foreign antitrust authorities;

      (xiv) The Conner Board considered that the Merger is conditioned upon approval by the holders of a majority of the outstanding voting power of the Conner Common Stock of the Merger Agreements and that the issuance of Seagate Common Stock in the Merger is conditioned upon the vote of a majority of the Seagate Common Stock voting thereon;

       (xv) The Conner Board considered the impact of the Merger on the interests of Conner's customers, suppliers, employees, and the communities in which Conner has operated;

      (xvi) The Conner Board considered the risks that the synergies and cost savings anticipated to be achieved in the Merger would not be achieved;

      (xvii) The Conner Board considered the risk that the operations of the two companies would not be successfully integrated;

     (xviii) The Conner Board considered the risk that key technical and management personnel might be lost prior to or after consummation of the Merger;

      (xix) The Conner Board considered the adverse effects on Conner's business, operations and financial condition should it not be possible to consummate the Merger following public announcement that the Reorganization Agreement had been entered into; and

       (xx) The Conner Board considered the other risks associated with Seagate's and Conner's businesses described above under "Risk Factors."

    The foregoing discussion of the information and factors considered by the Conner Board is not intended to be exhaustive but is believed to include all material factors considered by the Conner Board. In view of the variety of factors considered in connection with its evaluation of the Merger, the Conner Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Conner Board may have given different weights to different factors. In the course of its deliberations, the Conner Board did not establish a range of value for Conner; however, based on the factors outlined above and on the advice of its financial advisor, Goldman Sachs, the Conner Board determined that the Merger is advisable and fair and in the best interests of Conner and its stockholders. The directors voting on the Merger, who did not include Mr. Rossi, who recused himself due to the conflict of interest described above, voted unanimously to recommend to the holders of Conner Common Stock that the Reorganization Agreement and the Merger Agreement be approved. For a discussion of the interests of certain members of Conner's management and the Conner Board in the Merger, see "-- Interests of Certain Persons in the Merger."

BOARD RECOMMENDATIONS

    THE SEAGATE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENTS AND THE MERGER AND BELIEVES THAT THE TERMS OF THE MERGER AGREEMENTS ARE FAIR TO, AND THAT THE MERGER IS IN THE BEST INTERESTS OF, SEAGATE AND ITS STOCKHOLDERS AND THEREFORE UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF SEAGATE COMMON STOCK VOTE FOR APPROVAL OF THE ISSUANCE OF SEAGATE COMMON STOCK PURSUANT TO THE MERGER AGREEMENTS.

    THE CONNER BOARD HAS APPROVED THE MERGER AGREEMENTS AND THE MERGER AND BELIEVES THAT THE TERMS OF THE MERGER AGREEMENTS ARE FAIR TO, AND THAT THE MERGER IS IN THE BEST INTERESTS OF, CONNER AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS THAT THE HOLDERS OF CONNER COMMON STOCK VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENTS.

CERTAIN INFORMATION CONCERNING SEAGATE

    As a matter of course, Seagate does not publicly disclose forward-looking financial information. Nevertheless, in connection with its review of Seagate's business, Goldman Sachs and the management and Board of Directors of Conner, as well as Morgan Stanley and the management and Board of Directors of Seagate, reviewed preliminary financial targets furnished by Seagate. Such financial targets indicated that, in fiscal 1996 and 1997, Seagate may achieve earnings per share which are not materially different than those reflected in the high end of the current range of the estimates of public market securities analysts. As of the date hereof, the high end of the current range of such analysts' estimates of Seagate's earnings per share is $5.60 and $6.90 for fiscal 1996 and 1997, respectively. The statement regarding Seagate's preliminary financial targets constitutes a "forward-looking statement" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and is subject to the safe harbors created thereby. These preliminary financial targets were based on the assumptions that Seagate would continue to develop and introduce new products on a timely basis, that competitive conditions within the disc drive industry would not change materially or adversely, that the market for computer systems, storage upgrades to computer systems and multimedia applications, such as digital video and video on demand, and hence the market for rigid disc drives, would remain strong, and that there would be no material adverse change in Seagate's operations or business. Such assumptions involve judgments with respect to, among other things, future economic, competitive and regulatory conditions, financial market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Seagate. While Seagate believes that the assumptions underlying the preliminary financial targets are reasonable, any of the assumptions could prove inaccurate and therefore, there can be no assurance that the forward-looking financial information will prove to be accurate. In addition, as disclosed elsewhere in this Joint Proxy Statement/Prospectus under "Risk Factors," the business and operations of Seagate are subject to substantial risks which increase the uncertainty inherent in such preliminary financial targets. Any of the factors disclosed under "Risk Factors" could cause the actual earnings of Seagate to differ materially from the preliminary financial targets described above. In addition, the preliminary financial targets do not contemplate the combination of the operations of Seagate and Conner. Accordingly, for these reasons it is expected that there will be differences between the actual and targeted results, and actual results may be materially higher or lower than those indicated above.

    In light of the significant uncertainties inherent in forward-looking financial information of any kind, the inclusion of such information herein should not be regarded as a representation by Seagate or any other person that the preliminary financial targets will be achieved. Investors are cautioned that these preliminary financial targets should not be regarded as fact and should not be relied upon as an accurate representation of future results. Further, the preliminary financial targets furnished by Seagate were not prepared with a view to public disclosure or in compliance with the established guidelines concerning financial projections promulgated by the American Institute of Certified Public Accountants. In addition, such preliminary financial targets do not purport to present operations in

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accordance with  generally  accepted accounting  principles  and have  not  been audited, compiled or otherwise examined by Ernst & Young LLP, Seagate's independent auditors, or by any other independent auditor. Accordingly, neither Ernst & Young LLP nor any other independent auditor assumes any responsibility
for  the  preliminary  financial  targets  disclosed  herein.  The   preliminary
financial targets are being presented solely because they were furnished to Conner, Goldman Sachs and Morgan Stanley, and they should not be interpreted as suggesting that Conner, Goldman Sachs or Morgan Stanley relied solely upon such targets in evaluating any proposed transaction. Seagate has advised Conner, Goldman Sachs and Morgan Stanley that its preliminary financial targets are, in general, prepared solely for internal use and capital budgeting and other management decisions, and are subjective in many respects and thus susceptible to interpretations and periodic revision based on actual experience and business developments. None of Conner, Seagate or any of their financial advisors or any of their respective directors or officers assumes any responsibility as a result of the inclusion of such preliminary financial targets in this Joint Proxy Statement/Prospectus for the accuracy of such information. Seagate does not intend publicly to update or otherwise publicly to revise the preliminary financial targets disclosed above to reflect circumstances existing after the date hereof.

CERTAIN INFORMATION CONCERNING THE MERGER

    In connection with its review of the Merger, Morgan Stanley and the management and Board of Directors of Seagate reviewed preliminary estimates of certain cost savings and other synergies that could result from the Merger furnished by Seagate. Such estimates indicated approximately $23 million and $224 million of pre-tax cost savings and other synergies, net of offsetting diminished gross profit resulting from a decrease in the otherwise anticipated revenues of the two stand-alone entities, might be realized from the Merger in fiscal 1996 and 1997, respectively. The statement regarding estimates of certain cost savings and other synergies that could result from the Merger constitutes a "forward-looking statement" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and is subject to the safe harbors created thereby. These estimates were based on the assumptions that Seagate would be able to combine successfully the operations, product offerings and research and development and sales and marketing efforts of Seagate and Conner after the Merger in order to realize the potential benefits of the Merger, that Seagate would continue to develop and introduce new products on a timely basis, that competitive conditions within the disc drive industry would not change materially or adversely, that the market for computer systems, storage upgrades to computer systems and multimedia applications, such as digital video and video on demand, and hence the market for rigid disc drives, would remain strong, and that there would be no material adverse change in Seagate's operations or business. Such assumptions involve judgments with respect to, among other things, future economic, competitive and regulatory conditions, financial market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Seagate. While Seagate believes that the assumptions underlying the preliminary estimates of cost savings and other synergies that could result from the Merger are reasonable, any of the assumptions could prove inaccurate and therefore, there can be no assurance that the forward-looking financial information will prove to be accurate. In addition, as disclosed elsewhere in this Joint Proxy Statement/Prospectus under "Risk Factors," the anticipated benefits of the Merger will not be achieved unless the operations of Conner are successfully combined with those of Seagate in a timely manner. As further disclosed under
"Risk  Factors,"  the  business  and  operations  of  Seagate  are  subject   to
substantial risks. These risks increase the uncertainty inherent in such preliminary estimates. Any of the factors disclosed under "Risk Factors" could cause the actual cost savings and other synergies that could result from the Merger to differ materially from the preliminary estimates described above. Accordingly, for these reasons it is expected that there will be differences between the actual and estimated results, and actual results may be materially higher or lower than those indicated above.

    In light of the significant uncertainties inherent in forward-looking financial information of any kind, the inclusion of such information herein should not be regarded as a representation by Seagate

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
or any other person that the preliminary estimates of cost savings and other synergies that could result from the Merger will be achieved. Investors are cautioned that these preliminary estimates should not be regarded as fact and should not be relied upon as an accurate representation of future results. Further, the preliminary estimates furnished by Seagate were not prepared with a view to public disclosure or in compliance with the established guidelines concerning financial projections promulgated by the American Institute of Certified Public Accountants. In addition, such preliminary estimates of cost savings and other synergies do not purport to present information prepared in accordance with generally accepted accounting principles and have not been audited, compiled or otherwise examined by Ernst & Young LLP, Seagate's independent auditors, or by any other independent auditor. Accordingly, neither Ernst & Young LLP nor any other independent auditor assumes any responsibility for the preliminary estimates of cost savings and other synergies disclosed herein. Such preliminary estimates are being presented solely because they were furnished to Morgan Stanley, and they should not be interpreted as suggesting that Morgan Stanley relied solely upon such estimates in evaluating any proposed transaction. Seagate has advised Morgan Stanley that its preliminary estimates of cost savings and other synergies that could result from the Merger were, in general, prepared solely for internal use and budgeting and other management decisions, and are subjective in many respects and thus susceptible to interpretations and periodic revision based on actual experience and business developments. None of Conner, Seagate or any of their financial advisors or any of their respective directors or officers assumes any responsibility as a result of the inclusion of such preliminary estimates of cost savings and other synergies that could result from the Merger in this Joint Proxy Statement/Prospectus for the accuracy of such information. Seagate does not intend publicly to update or otherwise publicly to revise the preliminary estimates of cost savings and other synergies that could result from the Merger disclosed above to reflect circumstances existing after the date hereof.

OPINIONS OF FINANCIAL ADVISORS

    OPINION OF MORGAN STANLEY & CO. INCORPORATED

    Seagate retained Morgan Stanley to act as financial advisor in connection with the Merger. Morgan Stanley was selected by the Seagate Board to act as Seagate's financial advisor based on Morgan Stanley's qualifications, expertise and reputation. At the meeting of the Seagate Board on September 27, 1995, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing on October 3, 1995, that, as of such date, based upon and subject to the various considerations set forth in the opinion, the Exchange Ratio was fair from a financial point of view to Seagate.

    THE FULL TEXT OF THE WRITTEN OPINION OF MORGAN STANLEY DATED AS OF OCTOBER 3, 1995, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY MORGAN STANLEY, IS ATTACHED AS APPENDIX D TO THIS JOINT PROXY STATEMENT/PROSPECTUS. SEAGATE STOCKHOLDERS ARE URGED TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY IN CONJUNCTION WITH THIS JOINT PROXY STATEMENT/PROSPECTUS. MORGAN STANLEY DID NOT RECOMMEND TO SEAGATE THAT ANY SPECIFIC EXCHANGE RATIO CONSTITUTED THE ONLY APPROPRIATE EXCHANGE RATIO FOR THE MERGER. MORGAN STANLEY'S OPINION ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO SEAGATE AS OF THE DATE OF THE OPINION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF SEAGATE AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SEAGATE MEETING. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    In rendering its opinion, Morgan Stanley, among other things: (i) analyzed certain publicly available financial statements and other information of Conner and Seagate, respectively; (ii) analyzed certain internal financial statements and other financial and operating data concerning Conner prepared by the management of Conner; (iii) analyzed certain financial projections relating to Conner prepared by the managements of Conner and Seagate; (iv) discussed the past and current operations and financial condition and the prospects of Conner with senior executives of Conner and Seagate; (v) discussed the past and current operations and financial condition and the prospects of Seagate with senior executives of Seagate, and analyzed the pro forma impact of the Merger on Seagate's earnings per share and consolidated capitalization; (vi) analyzed certain internal financial

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
statements and other financial and operating data concerning Seagate prepared by the management of Seagate; (vii) analyzed certain financial projections relating to Seagate prepared by the management of Seagate; (viii) reviewed the reported prices and trading activity of the Conner Common Stock; (ix) compared the financial performance of Conner and the prices and trading activity of the Conner Common Stock with that of certain other comparable publicly-traded companies and their securities; (x) reviewed the reported prices and trading activity for the Seagate Common Stock; (xi) compared the financial performance of Seagate and the prices and trading activity of the Seagate Common Stock with that of certain other comparable publicly-traded companies and their securities;
(xii) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions; (xiii) reviewed and discussed with the senior management of Seagate the strategic rationale for the Merger and certain benefits of the Merger to Seagate; (xiv) participated in discussions and negotiations among representatives of Conner and Seagate and their financial and legal advisors; (xv) reviewed the Merger Agreements and certain related agreements; and (xvi) performed such other analyses as Morgan Stanley deemed appropriate.

    In rendering its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the financial projections, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Conner and Seagate, respectively. Morgan Stanley also relied upon, without independent verification, Seagate management's estimate of the cost savings and other synergies that will be achieved if the Merger is consummated and its assessment of the validity of, and the risks associated with, Conner's products and technology. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Seagate or Conner, respectively, and was not furnished with any such appraisals. Morgan Stanley's opinion states that, in arriving at its opinion, Morgan Stanley assumed that the Merger would be accounted for as a "pooling-of-interests" business combination in accordance with U.S. Generally Accepted Accounting Principles and would be consummated in accordance with the terms set forth in the Merger Agreements. Morgan Stanley's opinion states that it is necessarily based on economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of the opinion.

    The following is a brief summary of all material financial analyses performed by Morgan Stanley and reviewed with the Seagate Board in connection with the Morgan Stanley opinion:

    COMPARATIVE STOCK PRICE PERFORMANCE. As part of its analysis, Morgan Stanley reviewed the recent stock market performance of Conner and Seagate and compared such performance with that of a group of disc drive companies including Quantum Corporation, Western Digital and Maxtor Corporation (the "Disc Drive Comparables"), Exabyte Corporation (the "Tape Drive Comparable"), a group of disc drive components companies including Komag, Inc., StorMedia Inc. and Read-Rite Corporation (the "Components Comparables") and a group of software companies including Cheyenne Software Inc., Symantec Corporation, Veritas Software Company and Legato Systems Inc. (the "Software Comparables"). Morgan Stanley observed that over the period January 1, 1994 to September 15, 1995, one trading day prior to the release of published rumors of a potential acquisition of Conner by Samsung Electronics (the "Unaffected Date"), the market price of the Conner Common Stock appreciated 2%, compared with appreciation of 55% for an index of the Disc Drive Comparables, 231% for an index of the Components Comparables, 73% for an index of the Software Comparables, 89% for Seagate and a decline of 17% for the Tape Drive Comparable.

    EXCHANGE RATIO ANALYSIS. Morgan Stanley reviewed the ratios of the daily closing stock prices of Conner to Seagate over various periods starting as far back as January 1, 1993 and ending on the Unaffected Date and computed the premium represented by the Exchange Ratio of 0.442 over the average of these ratios over various periods of time ending on the Unaffected Date. The average of the ratios of the daily closing stock prices of Conner to Seagate for the various periods ending on the Unaffected Date were 0.4856 for the previous two years; 0.3831 for the previous one year; 0.3475 for the previous 180 days;
0.3081 for the previous 60 days; 0.3054 for the previous 30 days; and 0.3305  on

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
the Unaffected Date. The Exchange Ratio of 0.442 represented a discount of 9.0% and premiums of 15.4%, 27.2%, 43.5%, 44.7% and 33.7%, respectively, over the aforementioned average ratios of Conner and Seagate stock prices.

    PEER GROUP COMPARISON. Morgan Stanley compared certain financial information of Conner and Seagate with the Disc Drive Comparables, the Tape Drive Comparable, the Components Comparables and the Software Comparables. Such financial information included, among other things, market valuation, stock price as a multiple of earnings per share and aggregate market capitalization as a multiple of revenues. In particular, such analysis showed that (i) as of the Unaffected Date for Conner, (ii) as of September 19, 1995, the day before the public disclosure of merger discussions between Seagate and Conner (the "Disclosure Date"), for Seagate, the Disc Drive Comparables, the Tape Drive Comparable and the Components Comparables, and (iii) as of September 22, 1995 (the last day of trading before delivery of the oral presentation of the fairness opinion to the Seagate Board) for the Software Comparables, based on a compilation of earnings projections by securities research analysts, Conner and Seagate traded at 10.5 and 9.4 times forecasted earnings per share for the calendar year 1996, respectively, and at 0.39 and 0.60 times latest twelve months revenue, respectively, compared to a median of 6.4 times forecasted calendar year 1996 earnings per share and 0.37 times latest twelve months revenues for the Disc Drive Comparables, 11.2 times forecasted calendar year
1996 earnings per share and 0.64 times latest twelve months revenues for the Tape Drive Comparable, a median of 15.0 times forecasted calendar year 1996 earnings per share and 3.88 times latest twelve months revenues for the Components Comparables and a median of 24.1 times forecasted calendar year 1996 earnings per share and 7.15 times latest twelve months revenues for the Software Comparables.

    SEGMENT TRADING VALUATION. Morgan Stanley performed an analysis of the equity value per share of the Conner Common Stock based on a range of estimated per share values for the individual business segments of Conner using Seagate management financial projections and a range of multiples of the respective business segments' revenue or net earnings based on the trading statistics of the Disc Drive Comparables, the Tape Drive Comparable, the Components Comparables and the Software Comparables. Such analysis resulted in a range of trading values of $26.95 to $34.81 per share for the Conner Common Stock. Morgan Stanley observed that the implied value per share of Conner Common Stock of $20.88 based on the Exchange Ratio of 0.442 and the closing stock price of the Seagate Common Stock of $47.25 on the day prior to the Disclosure Date was below the aforementioned range.

    ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS. Morgan Stanley reviewed the following 13 stock-for-stock transactions involving public companies in the technology sector since 1993: the mergers of Bay Networks, Inc. with Xylogics, Inc., Broderbund Software, Inc. with The Learning Company, 3Com Corporation with Chipcom Corporation, Symantec Corporation with Delrina Corporation, Adobe Systems, Inc. with Frame Technology, Inc., Madge NV with Lannet, Inc., Silicon Graphics, Inc. with Alias Research, Inc. and Wavefront Technologies, Inc., Sybase, Inc. with PowerSoft Corporation, Microsoft Corporation with Intuit, Inc. (not completed), Adobe Systems, Inc. with Aldus Corporation, Microsoft Corporation with SOFTIMAGE, Inc. and Intuit, Inc. with ChipSoft, Inc. The analysis showed transaction exchange ratios resulting, on average, in a premium of approximately 34% over the average of the ratios of the closing stock prices of the companies involved in such mergers over various periods ending the day preceding the public announcement of these transactions. Morgan Stanley observed that the Exchange Ratio represented an average premium of approximately 36% over the average of the ratios of the daily closing stock prices of Conner to Seagate for comparable periods ending on the Unaffected Date.

    Morgan Stanley reviewed 13 proposed or completed storage products transactions since 1988, including (i) Digital Equipment (data storage business)/Quantum Corporation, (ii) Sunward Technologies, Inc./Read-Rite Corporation, (iii) Maxtor Corporation (40% stake in Maxtor)/Hyundai Electronics Industries Co., (iv) Amperif Corporation/Storage Technology Corporation, (v) Archive Corporation/Conner Peripherals, Inc., (vi) Colorado Memory Systems, Inc./Hewlett-Packard Company, (vii) Compaq Computer Corporation (20% stake in Conner Peripherals, Inc.)/Conner Peripherals, Inc. (viii) Dastek, Inc./Komag, Inc., (ix) Miniscribe Corporation/Maxtor Corporation, (x) Cipher

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
Data Products, Inc./Archive Corporation, (xi) Control Data Corporation (Imprimis Technology, Inc.)/ Seagate Technology, Inc., (xii) Irwin Magnetic Systems, Inc./Cipher Data Products, Inc. and (xiii) Emulex Corporation/TA Associates, Inc. The analysis showed a median multiple of projected next twelve months earnings of 18.1 times and a median multiple of latest twelve months revenues of
0.9 times. These statistics were then applied to a range of next twelve months earnings estimates as well as the latest twelve months revenues for Conner, resulting in an implied price range of $22.09 to $35.23 per share (the "Multiple Price Range") for the Conner Common Stock based on such precedent transactions. The analysis also showed a median premium paid to the closing stock price of the acquired companies of 50.6% based on the closing price of the acquired company's common stock one day prior to announcement of the transaction and a median premium to the closing stock price of the acquired companies of 44.1% based on the closing price of the acquired company's common stock one month prior to announcement of the transaction. Morgan Stanley noted that, applying such premium to the closing stock prices of Conner Common Stock on the appropriate dates would result in a range of $19.45 to $22.40 per share (the "Premium Price Range") of Conner Common Stock. Morgan Stanley observed that the value per share of $20.88 based on the Exchange Ratio of 0.442 and the closing stock price of the Seagate Common Stock of $47.25 on the day prior to the Disclosure Date was below the Multiple Price Range and within the Premium Price Range.

    PRO FORMA ANALYSIS OF THE MERGER. Morgan Stanley analyzed the pro forma impact of the Merger on Seagate's earnings per share for the second half of Seagate's fiscal year ended June 30, 1996 and the full fiscal years 1996 and 1997. Such analysis was based on earnings estimates for Seagate and Conner prepared by the management of Seagate as well as earnings estimates for both companies based on research analyst forecasts for the corresponding periods. Morgan Stanley observed that, based on the Exchange Ratio, assuming that the Merger was treated as a pooling-of-interests for accounting purposes and after giving effect to certain cost savings and other synergies estimated by Seagate management (see "Certain Information Concerning the Merger"), the Merger would result in a decrease in Seagate's earnings per share in the second half of fiscal year 1996 and the full fiscal year 1996 and an increase in Seagate's earnings per share in fiscal year 1997.

    STOCK PRICE ANALYSIS. Morgan Stanley computed future trading values per share for the Conner Common Stock based on a range of earnings estimates for calendar year 1997 and forward multiples of net earnings for such calendar year. Such future values were then discounted back to the present at discount rates ranging from 17% to 25%. Such analysis showed, based on an illustrative forward earnings multiple of 9.0 times and an illustrative discount rate of 17%, a present value of the Conner common stock ranging from $13.16 to $19.15 per share. Morgan Stanley observed that the closing stock price of Conner Common Stock of $14.875 on the Unaffected Date fell within such value range.

    CONTRIBUTION ANALYSIS. Morgan Stanley analyzed the pro forma contribution of each of Seagate and Conner to the combined company if the Merger were to be consummated. Such analysis was based on financial data provided by the managements of Seagate and Conner. Such analysis showed that for the fiscal year ended June 30, 1996, Conner would contribute, based on Seagate management estimates, 32.1%, 13.4% and 9.1% of the revenues, operating income and net income, respectively, of the combined company, and based on Conner management estimates, Conner would contribute 33.0%, 15.6% and 11.3% of the respective financial results of the combined company. For the fiscal year ended June 30, 1997, Conner would contribute, based on Seagate management estimates, 33.3%, 18.6% and 13.9% of the revenues, operating income and net income, respectively, of the combined company, and based on Conner management estimates, Conner would contribute 36.0%, 25.6% and 21.6% of the respective financial results of the combined company. Such analysis did not take into account any of the cost savings or other synergies that would be achieved if the Merger is consummated. These figures, as adjusted to reflect Conner's capital structure, were compared to the pro forma ownership of the combined company by Conner shareholders of 25.7% on a primary basis and 28.0% of a fully converted basis, based on the Exchange Ratio.

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
    In connection with the review of the Merger by the Seagate Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of its opinion given in connection therewith. The summary set forth above does not purport to be a complete description of the presentation by Morgan Stanley to the Seagate Board or the analyses performed by Morgan Stanley in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Morgan Stanley believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Seagate or Conner. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Seagate and Conner. Any estimates contained therein are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. In addition, estimates relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness of the Exchange Ratio, from a financial point of view, to Seagate and were provided to the Seagate Board in connection with the delivery of Morgan Stanley's opinion.

    The Seagate Board retained Morgan Stanley to act as Seagate's financial advisor based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade or otherwise effect transactions, for its own account or for the account of customers in debt or equity securities of Seagate or Conner.

    Pursuant to a letter agreement dated as of July 12, 1995, Seagate has agreed to pay Morgan Stanley a fee of $1,000,000 which is currently payable and, if the Merger is consummated, a total fee equal to $5,250,000 (against which any previously paid fees would be credited). In addition to the foregoing compensation, Seagate has agreed to reimburse Morgan Stanley for its out-of-pocket expenses and to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to Morgan Stanley's engagement.

    OPINION OF GOLDMAN, SACHS & CO.

    On October 3, 1995, Goldman Sachs delivered its written opinion to the Conner Board that, as of the date of such opinion, the Exchange Ratio pursuant to the Reorganization Agreement and the Merger Agreement is fair to the holders of shares of Conner Common Stock.

    THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED OCTOBER 3, 1995, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS APPENDIX E TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS OF CONNER ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

    In  connection with its opinion, Goldman Sachs reviewed, among other things,
(i) the Reorganization Agreement and the Merger Agreement; (ii) Annual Reports to Stockholders and Annual Reports on Form 10-K of Conner for the five years ended December 31, 1994; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Conner; (iv) certain other communications from

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Conner  to  its  stockholders;  (v)  certain  internal  financial  analyses  and forecasts for Conner prepared by its management; (vi) Annual Reports to Stockholders and Annual Reports on Form 10-K of Seagate for the five fiscal years ended June 30, 1995; (vii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Seagate; (viii) certain other communications from Seagate to its stockholders; and (ix) certain internal financial analyses and forecasts for Seagate prepared by its management. Goldman Sachs also held discussions with members of the senior management of Conner and Seagate regarding the past and current business operations, financial condition and future prospects of their respective companies as well as prospective cost savings available to the combined company. In addition, Goldman Sachs reviewed the reported price and trading activity for the Conner Common Stock and the Seagate Common Stock, compared certain financial and stock market information for Conner and Seagate with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations and performed such other studies and analyses as it considered appropriate.

    Goldman Sachs relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinion. In addition, Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities of Conner or Seagate or any of their subsidiaries and Goldman Sachs has not been furnished with any such evaluation or appraisal.

    The following is a summary of all material financial analyses used by Goldman Sachs in connection with providing its written opinion to the Conner Board on October 3, 1995.

        (i) HISTORICAL STOCK TRADING ANALYSIS. Goldman Sachs reviewed the historical trading prices for the Conner Common Stock and the Seagate Common Stock and the relationship between movements of such common stock and movements in a composite index of certain disc drive companies (the "Disc Drive Composite Index"). The Disc Drive Composite Index is composed of the following companies: Maxtor Corporation, Quantum Corporation and Western Digital. This analysis indicated that, since September 22, 1992 the Seagate Common Stock has outperformed the Disc Drive Composite Index and the Conner Common Stock has underperformed the Disc Drive Composite Index. Such analysis indicated that the price per share of Conner Common Stock to be paid pursuant to the Merger Agreement represented a premium of 36.5% based on a market price of $14.25 per share of Conner Common Stock (the price on September 8, 1995, the last NYSE trading day prior to the decision of the Conner Board to authorize negotiation of definitive agreements).

        (ii) SELECTED COMPANIES ANALYSIS. Goldman Sachs reviewed certain financial information relating to Conner and Seagate and compared such information to corresponding financial information, ratios and public market multiples for two publicly traded corporations: Quantum Corporation and Western Digital (the "Selected Companies"). The Selected Companies were chosen because they are publicly-traded companies with operations that for purposes of analysis may be considered similar to Conner and Seagate.
    Goldman Sachs calculated and compared various financial multiples and ratios. The multiples of Conner and Seagate were calculated using prices of $17.75 per share of Conner Common Stock and $44.00 per share of Seagate Common Stock, the respective closing prices of the Conner Common Stock and the Seagate Common Stock on the NYSE on September 22, 1995. The multiples and ratios for Conner and Seagate were based on public information and information provided by the managements of Conner and Seagate, respectively, and the multiples and ratios for each of the Selected Companies were based on the most recent publicly available information. This analysis showed, among other things, that the price/ earnings ratio using estimated 1995 calendarized earnings (based on First Call estimates as of September 22,
    1995) for each of Western Digital and Quantum Corporation was 9.4x and 13.3x, respectively, as compared to a ratio of 18.7x for Conner and 9.6x for Seagate, and the price/ earnings ratio using estimated 1996 calendarized earnings (based on First Call estimates as of September 22, 1995) for each of Western Digital and Quantum Corporation was 6.9x and 10.0x,

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
    respectively, as compared to a ratio of 12.9x for Conner and 8.7x for Seagate. First Call is a data service which monitors and publishes a compilation of earnings estimates produced by selected research analysts on companies of interest to investors.

        (iii) SELECTED TRANSACTIONS ANALYSIS. Goldman Sachs analyzed certain information relating to the following selected transactions in the disc drive industry since October 1989: Quantum Corporation's acquisition of the disc drive division of Digital Equipment Corporation, Hyundai Electronics' acquisition of a minority interest in Maxtor Corporation, Conner's acquisition of Archive Corporation and Seagate's acquisition of Imprimis Technology Incorporated, a subsidiary of Control Data Corporation (together the "Selected Transactions"). Such analysis indicated that for the Selected Transactions (1) levered aggregate consideration as a multiple of latest twelve month ("LTM") sales ranged from a low of .41x to a high of .75x, with a mean of .56x and a median of .44x, as compared to .50x for the levered aggregate consideration to be received in the Merger, (2) levered aggregate consideration as a multiple of LTM earnings before interest and taxes ("EBIT") ranged from a low of 10.5x to a high of 50.7x, with a mean of 24.0x and a median of 10.9x, as compared to 20.0x for the levered aggregate consideration to be received in the Merger, (3) levered aggregate consideration as a multiple of LTM earnings before interest, taxes and depreciation ("EBITD") ranged from a low of 5.0x to a high of 6.6x, with a mean of 5.7x and a median of 5.0x, as compared to 7.7x for the levered aggregate consideration to be received in the Merger, and (4) aggregate consideration as a multiple of LTM net income ranged from a low of 13.8x to a high of 21.1x, with a mean of 17.6x and a median of 17.9x, as compared to 22.2x for the aggregate consideration to be received in the Merger. In addition, this analysis indicated that the acquisition of a minority interest of Maxtor Corp. by Hyundai Electronics in 1994 resulted in a premium over market value of 43.8% and the acquisition of Archive Corp. by Conner in 1992 resulted in a premium over market value of 57.9%.

        (iv) PRO FORMA MERGER ANALYSIS. Goldman Sachs prepared pro forma analyses of the financial impact of the Merger relying on financial projections prepared by the managements of Conner and Seagate, respectively, and estimates made by management of Conner of approximately $37.0 million and approximately $197.0 million of pre-tax cost savings expected to be realized from the Merger in fiscal 1996 and fiscal 1997, respectively. Goldman Sachs compared the earnings per share ("EPS") of the Seagate Common Stock, on a standalone basis, to the EPS of the common stock of the combined company on a pro forma basis. Goldman Sachs assumed that the Merger would be accounted for using pooling of interests accounting. Goldman Sachs performed this analysis based on a price of $17.75 per share of Conner Common Stock (the per share price of Conner on September 22, 1995) and $44.00 per share of Seagate Common Stock (the per share price of Seagate on September 22,
    1995). Based on such analyses, the Merger would provide EPS dilution to Seagate stockholders of approximately 10.7% for 1996 and EPS accretion to Seagate shareholders of approximately 9.7% for 1997.

        (v) CONTRIBUTION ANALYSIS. Goldman Sachs reviewed certain historical and estimated future operating and financial information (including, among other things, revenues, earnings, and balance sheet data) for Conner, Seagate and the pro forma combined company resulting from the Merger based on Conner and Seagate managements' financial projections for each of Conner, Seagate and the pro forma combined company. The analysis indicated that the Conner stockholders would receive 26% of the outstanding common equity of the combined company after the Merger (based on the Exchange Ratio). Goldman Sachs also analyzed the relative income statement contribution of Conner and Seagate to the combined company on a pro forma basis before taking into account any of the possible benefits that may be realized following the Merger based on actual fiscal year 1995 and estimated fiscal years 1996 and 1997 (in the case of Conner, restated to reflect Seagate's June 30 fiscal year-end), based on financial data provided to Goldman Sachs by Conner and Seagate managements. This analysis indicated that Conner would have contributed 35%, 33% and 36% to combined revenues and 12%, 12% and 21% to combined net income in actual fiscal year 1995, estimated fiscal year 1996 and estimated fiscal year 1997, respectively.

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    The  preparation  of a  fairness opinion  is  a complex  process and  is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is identical to Conner or Seagate or the contemplated transaction. The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the Conner Board as to the fairness of the Exchange Ratio to the holders of shares of Conner Common Stock and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Conner, Seagate, Goldman Sachs or any other person assumes responsibilities if future results are materially different from those forecast.

    As described above, Goldman Sachs' opinion to the Conner Board was one of many factors taken into consideration by the Conner Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analysis performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Appendix E.

    Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Conner selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger.

    Pursuant to a letter agreement dated July 6, 1995 (the "Engagement Letter"), Conner engaged Goldman Sachs to act as its financial advisor in connection with the possible sale of all or a portion of Conner to Seagate. Pursuant to the terms of the Engagement Letter, Conner has agreed to pay Goldman Sachs upon consummation of the Merger a transaction fee of 0.625% of the aggregate consideration paid in the Merger. Conner has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    CHANGE OF CONTROL/SEVERANCE AGREEMENTS. In October 1994, Conner entered into change of control/severance agreements with each of Mr. Conner, its Chairman and Chief Executive Officer, and Mr. Bell, its Executive Vice President and Chief Financial Officer. The agreements provide for the following benefits if the executive is employed as of the date of a change of control (the Merger would be a change of control for purposes of such agreements): (i) upon the change of control, a lump sum cash payment equal to two times (in the case of Mr. Bell) or three times (in the case of Mr. Conner) the sum of (a) the then current annual salary of such executive, plus (b) the then current maximum target bonus amount for such executive; (ii) at Conner's expense, two years' (in the case of Mr. Bell) or three years' (in the case of Mr. Conner) continuation of life, health and dental benefits equivalent to those provided to the executive immediately prior to the change of control; and (iii) the full and immediate vesting of all outstanding options and shares of restricted stock and an extension of the post-termination exercisability of any non-statutory stock options held by such executive such that they remain exercisable for three months following such termination. In addition, if the benefits to which the executive is entitled pursuant to the change of control/severance agreement or otherwise give rise to the 20% excise tax applicable to excess parachute payments pursuant to Section 280G of the Code, Conner must pay the executive an amount sufficient to put the executive in the same after-tax position that such executive would have been in had such executive not been required to pay the excise

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tax. Conner believes that the 20% excise tax will not be payable in the case  of
each   of  Messrs.  Conner  and  Bell.  If  any  payment  under  the  change  of control/severance agreements were to constitute an excess parachute payment pursuant to Section 280G of the Code, the payment would not be deductible by Conner for federal income tax purposes. Pursuant to two separate letter agreements entered into at the request of Seagate, and dated December 21, 1995, by and among Conner, Seagate and each of Mr. Conner and Mr. Bell, Mr. Conner and Mr. Bell have agreed to accept from Conner in 1995 the lump sum cash payments to which they are entitled under their respective change of control/severance agreements. In the event that the Merger is not consummated after such payments have been made, each of Mr. Conner and Mr. Bell have agreed to repay to Conner the amount of the lump sum cash payments received by each of them, net of taxes withheld, paid or reasonably expected to be paid, and Seagate has agreed to pay to Conner the sum of the amounts of such taxes. In the event that Conner, Mr. Conner or Mr. Bell, as the case may be, receives a refund from any taxing authority with respect to any of the amounts of the taxes withheld, paid or reasonably expected to be paid, then Conner, Mr. Conner or Mr. Bell, as the case may be, shall reimburse Seagate in the amount of such refund, net of any taxes imposed thereon. Whether or not the Merger is consummated, Seagate has agreed to indemnify Conner, Mr. Conner and Mr. Bell from any tax liability incurred in connection with the letter agreements.

    In April 1995, Conner also entered into a change of control/severance agreement with Mr. Potashner, its Executive Vice President and General Manager of Disc Drive Operations. The agreement provides for certain benefit payments if Mr. Potashner is employed as of the date of a change of control (the Merger would be a change of control for purposes of such agreement) and his employment is terminated or "constructively terminated" within the 24-month period following the date of a change of control, other than for cause. For purposes of such agreement, a "constructive termination" is deemed to have occurred if Mr. Potashner's duties, compensation or benefits are significantly reduced, if he is forced to relocate or if a successor entity fails to assume Conner's obligations under the agreement. In the event of a qualifying termination of employment, the agreement provides for the following benefits: (i) a lump sum cash payment equal to Mr. Potashner's then current annual base salary; (ii) at Conner's expense, one year continuation of life, health and dental benefits equivalent to those provided immediately before termination of employment; and (iii) full and immediate vesting of 50% of all outstanding unvested stock options and shares of restricted stock and an extension of the post-termination exercisability of any nonstatutory stock options held by Mr. Potashner such that they remain exercisable for three months following such termination.

    In addition, in August 1993, Conner entered into an employment contract/termination agreement with Mr. Bell. In the event that Mr. Bell's employment with Conner is terminated for any reason other than cause, he shall be entitled to receive a lump sum payment equal to his then current annual salary and to continue to receive benefits for a one-year period.

    EMPLOYMENT, CONSULTING AND NONCOMPETITION AGREEMENT WITH FINIS F. CONNER. On October 3, 1995, after execution by the parties thereto of the Reorganization Agreement, Seagate entered into an employment, consulting and noncompetition agreement (the "Conner Employment Agreement") with Mr. Conner to be effective only upon consummation of the Merger. If the Merger is not consummated, the Employment Agreement will be null and void. Pursuant to the Conner Employment Agreement, Seagate has agreed to cause Conner, after the Merger, to honor the terms of the change of control/severance agreement between Mr. Conner and Conner described above. Seagate has agreed that, for purposes of calculating the payments to be made under the change of control/severance agreement, Mr. Conner's annual base salary is $850,000 and his annual maximum target bonus is $2,310,000, which will result in an aggregate total lump sum payment under such change of control/ severance agreement of $9,480,000. Pursuant to the Employment Agreement, Mr. Conner will be engaged for a period of 24 months beginning immediately upon the closing of the Merger to perform such employment, advisory and consulting services within the scope of Seagate's or Conner's businesses as may be requested by the Chief Executive Officer or the Seagate Board. During the first six months of the 24-month period of the Conner Employment Agreement, Mr. Conner shall be a full-time

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employee of Conner providing services  principally involved with the  transition and integration of Conner with Seagate. Thereafter, for the ensuing 18 months Mr. Conner shall be an independent consultant to Seagate and Conner providing advisory services with respect to product design, sales and marketing, marketing strategy, customer relations, corporate strategy and business development. Such consulting services will be subject to the request and direction of Seagate and may involve one day per week. As compensation for these services pursuant to the Conner Employment Agreement, Mr. Conner will receive $8,750 per month during the 24-month period of the agreement. The Conner Employment Agreement also contains non-competition terms providing that beginning on the closing date of the Merger and continuing for the ensuing 24 months, Mr. Conner will not, as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, stockholder, investor, lender or guarantor of any entity, or in any other capacity, directly or indirectly (i) participate or engage in the design, development, production, sale, marketing or servicing of any type of rigid or flexible disc drives, tape drives and other data storage products (other than software products), and the heads, media and motors constituting components thereof ("Business") in the United States or throughout the rest of the world;
(ii) solicit any person who at the time of such solicitation is an employee of Seagate or Conner to perform work or services for any other person or entity; or
(iii) permit his name to be used in connection with a competitive Business. The foregoing restrictions will not apply to a tape drive product or a tape drive business after the first anniversary of the closing of the Merger. Mr. Conner has also agreed to use his best efforts to ensure that good employee, customer and supplier relations are maintained at Conner during the 24-month term of the Conner Employment Agreement and has agreed not to induce or assist others in inducing Conner employees to leave the employ of Conner or Seagate during such period.

    EMPLOYMENT AGREEMENT WITH P. JACKSON BELL. Seagate entered into an employment agreement dated December 7, 1995 (the "Bell Employment Agreement") with Mr. Bell to be effective only upon consummation of the Merger. If the Merger is not consummated, the Bell Employment Agreement will be null and void. Pursuant to the Bell Employment Agreement, Seagate has agreed to cause Conner, after the Merger, to honor the terms of the change of control/severance agreement between Mr. Bell and Conner described above. Seagate has agreed that, for purposes of calculating the payments to be made under the change of control/severance agreement, Mr. Bell's annual base salary is $475,000 and his annual maximum target bonus is $1,197,000, which will result in an aggregate total lump sum payment under such change of control/severence agreement of $3,344,000. Pursuant to the Bell Employment Agreement, Mr. Bell will be engaged for a period of up to 6 months, beginning immediately upon the closing of the Merger, to perform such employment as may be requested by the Chief Executive Officer or the Seagate Board. As compensation for these services pursuant to the Bell Employment Agreement, Mr. Bell will receive $8,333 per month during the 6-month period of this agreement. At the end of Mr. Bell's employment period and pursuant to his employment/contract termination agreement with Conner entered into in August 1993, Mr. Bell will receive a lump sum severance payment of $425,000.

    INDEMNIFICATION AND INSURANCE. The Reorganization Agreement provides that Seagate will assume all of the obligations of Conner under Conner's existing indemnification agreements with each of the directors and officers of Conner, as such agreements relate to the indemnification of such persons for expenses and liabilities arising from facts or events that occurred prior to the Effective Time or relating to the transactions contemplated by the Merger Agreements. In addition, the Reorganization Agreement provides that the Bylaws and Certificate of Incorporation of the surviving corporation in the Merger shall contain provisions regarding indemnification identical to those in the Conner Certificate of Incorporation and the Conner Bylaws and that such provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of the directors or officers of Conner.

    The Reorganization Agreement also requires the surviving corporation in the Merger, or Seagate, to maintain in effect for three years after the Effective Time, directors' and officers' liability insurance for the benefit of the directors and officers of Conner with respect to matters arising before the

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Effective Time,  containing terms  and conditions  no less  advantageous to  the directors and officers of Conner than those contained in the insurance currently provided by Conner and having the maximum available coverage, subject to maximum annual premiums not in excess of $1.6 million. In lieu of the purchase of such insurance by the surviving corporation in the Merger, or Seagate, Conner may purchase a three-year extended reporting period endorsement under its current policies of directors' and officers' liability insurance at a cost of up to $4.8 million.

    Pursuant to the Reorganization Agreement, Seagate has agreed that, subsequent to the Effective Time, it will fund one counsel's representation of the officers and directors of Conner as defendants in all stockholder litigation commenced prior to the Effective Time concerning the performance of their duties under federal or state law (including litigation under federal and state securities laws) and Seagate's proposal respecting the Merger Agreements and transactions contemplated thereby.

    INTERESTS IN CONNER COMMON STOCK AND OPTIONS. As of the Conner Record Date, the executive officers and directors of Conner beneficially owned an aggregate of 2,147,111 shares of Conner Common Stock (including 690,328 shares of Conner Common Stock subject to Conner Options exercisable within 60 days of the Conner Record Date). Based upon the closing sale price of the Seagate Common Stock on the Conner Record Date of $46.75, and assuming the exercise of outstanding Conner Options exercisable within 60 days of the Conner Record Date, the aggregate dollar value of Seagate Common Stock to be received in the Merger by the executive officers and directors of Conner is approximately $44,366,825. Pursuant to certain plans, options or change of control/severance agreements of Conner, all options and restricted stock awards held by members of the Conner Board, Mr. Conner and Mr. Bell, will become immediately exercisable at the time of the Merger. The change of control/severance agreements between Conner and Mr. Potashner provide for full and immediate vesting of 50% of all options and restricted stock awards should he be terminated, under certain circumstances, following the Merger. See "-- General -- Assumption of Options."

    INTERESTS IN ARCADA HOLDINGS, INC. Certain executive officers of Conner hold options to purchase shares of capital stock of the majority-owned Arcada subsidiary of Conner. Seagate has agreed to acquire, after consummation of the Merger, all of the outstanding shares of Arcada capital stock, other than those shares of Arcada capital stock held by Conner, and to assume and convert into options to purchase Seagate Common Stock all options to purchase Arcada capital stock. See "-- Seagate Acquisition of the Minority Interests in Arcada Holdings, Inc." Pursuant to Seagate's acquisition of the minority interests in Arcada, the executive officers of Conner will receive options to purchase an aggregate of 162,225 shares of Seagate Common Stock at an exercise price of $9.7087 per share.

    The foregoing interests of the directors and certain members of management of Conner in the Merger may mean that such persons have personal interests in the Merger which may not be identical to the interests of other stockholders.

REPRESENTATIONS AND COVENANTS

    Under the Reorganization Agreement, Seagate and Conner made a number of representations relating to, among other things: (i) their organization and similar corporate matters and the organization and similar corporate matters regarding the subsidiaries of Seagate and Conner; (ii) the capital structure of Seagate and Conner; (iii) authorization, execution, delivery, performance and enforceability of the Merger Agreements and related matters; (iv) the absence of conflicts under certificates of incorporation or bylaws, required consents or approvals and violations of any instruments or law; (v) documents filed with the Commission and the accuracy of the information contained therein; (vi) absence of certain specified material adverse changes, material litigation or material undisclosed liabilities; (vii) certain tax, labor and employee benefit matters;
(viii) title to properties and certain intellectual property matters; (ix) compliance with applicable law including environmental law; (x) the accuracy of information supplied by each of Seagate and Conner in connection with the preparation of this Joint Proxy Statement/Prospectus and the related Registration Statement; (xi) the receipt of fairness opinions from their respective financial advisors; and (xii) the approval of the Merger Agreements by the Seagate Board and the Conner Board and the inapplicability of the

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provisions  of Section  203 of the  DGCL (concerning  business combinations with interested stockholders) to the transactions contemplated thereby. Each party has agreed promptly to notify the other of any event likely to result in the failure of a representation or warranty to be true in any material respect, or the material breach of a covenant under the Reorganization Agreement.

    Each party covenanted as to itself and its subsidiaries that, until the consummation of the Merger or the termination of the Merger Agreements, it will, among other things, maintain its business, conduct its operations in the ordinary course, not take certain actions outside the ordinary course without the other's consent (which consent will not be unreasonably withheld), provide the other with reasonable access to its financial, operating and other information, and use all reasonable efforts to consummate the Merger. Seagate and Conner further agreed that Conner will comply with all of the notice requirements under the Conner Debentures and Conner and, if required, Seagate shall execute the Supplemental Indentures.

    Seagate has agreed to honor in accordance with their terms all employment, severance and similar agreements to which Conner is a party and to pay or deliver all accrued benefits that are vested as of the consummation of the Merger. Seagate has further agreed that Conner employees who continue to be employed by Conner after the consummation of the Merger may continue to participate in their current benefit programs until June 30, 1996. Subsequent to such date, Conner employees shall participate in Seagate employee programs or comparable programs under substantially the same terms and conditions as all other Seagate employees. Conner has agreed to amend the Conner Employee Stock Purchase Plan (the "Conner Purchase Plan") as necessary (i) to provide that the shares of Conner Common Stock to be purchased thereunder shall be purchased on the last trading day immediately prior to the Effective Time, or such earlier time as the Conner Board shall specify, (ii) to provide that any shares so purchased shall be automatically converted on the same basis as all other shares of Conner Common Stock into shares of Seagate Common Stock and (iii) to provide that immediately following such purchase of shares of Conner Common Stock, the Conner Purchase Plan shall terminate. Seagate has agreed that from and after the Effective Time, employees of Conner may participate in the Seagate Employee Stock Purchase Plan, subject to the terms and conditions of such Plan.

    Seagate has also made certain covenants regarding Conner's existing indemnification agreements, maintenance of directors' and officers' liability insurance and representation of officers and directors of Conner as defendants in certain litigation. See "-- Interests of Certain Persons in the Merger -- Indemnification and Insurance."

CONDITIONS TO CONSUMMATION OF THE MERGER

    In addition to the approvals of the stockholders of Seagate and Conner sought hereby, the obligations of Seagate and Conner to consummate the Merger are subject to the satisfaction of a number of other conditions, including among others, the effectiveness and the absence of any stop orders or proceedings seeking a stop order with respect to the Registration Statement; the absence of any temporary restraining order, preliminary or permanent injunction, or other legal restraint or prohibition issued or pending by any court or governmental authority, or any action taken or any statute or regulation that would prohibit or render illegal the consummation of the Merger; and the receipt of all material consents, orders and approvals and the expiration of any waiting periods imposed by, any governmental entity necessary for the consummation of the Merger. See "-- Regulatory Approvals Required."

    Each party's obligations under the Reorganization Agreement are also conditioned upon the accuracy of the representations and warranties made by the other party (without regard to materiality qualifiers) except such inaccuracies as would not have a material adverse effect individually or in the aggregate; the performance in all material respects by the other party of its covenants; the receipt of written opinions from the legal counsel of both Seagate and Conner to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; the receipt of a letter dated as of the effective date of the Merger from the independent auditors of both Seagate and Conner

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
regarding the appropriateness of pooling of interests accounting for the Merger under APB No. 16; and the authorization for listing on the NYSE, upon official notice of issuance, of the shares of Seagate Common Stock to be issued in the Merger.

REGULATORY APPROVALS REQUIRED

    Under the Reorganization Agreement, the obligations of both Seagate and Conner to consummate the Merger are subject to, among others, the following conditions: (i) the expiration or termination of any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act and no action having been instituted by the Department of Justice or the FTC challenging or seeking to enjoin the consummation of the Merger, which action shall not have been withdrawn or terminated and (ii) all material authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity, shall have been filed, expired or have been obtained, other than those that, individually or in the aggregate, the failure to be filed, expired or obtained, would not, in the reasonable opinion of Seagate, have a material adverse effect on Conner or Seagate. There can be no assurance that any applicable regulatory authority will approve or take other required action with respect to the Merger, or as to the timing of such regulatory approval or other action. Seagate and Conner are not aware of any governmental approvals or actions that are required in order to consummate the Merger except in connection with the Securities Act, the filing of merger-related documents under the DGCL or as described below. Should such other approval or action be required, it is contemplated that Seagate and Conner would seek such approval or action. There can be no assurance as to whether or when any such approval or action, if required, could be obtained.

    Transactions such as the Merger are reviewed by the Department of Justice and the FTC to determine whether they comply with applicable antitrust laws. Under the provisions of the HSR Act, the Merger may not be consummated until such time as certain information has been furnished to the Department of Justice and the FTC and the specified waiting period requirements of the HSR Act have been satisfied. Pursuant to the HSR Act, on October 13, 1995, Seagate and Conner each furnished notification of the Merger and provided certain information to the Department of Justice and the FTC. The specified waiting period requirements of the HSR Act expired on November 12, 1995.

    Transactions such as the Merger are also reviewed by the Commission of the European Communities to determine whether they comply with the merger control regulations of the EEC. Pursuant to such merger control regulations, Seagate furnished notification of the Merger and certain required information to the EEC's Merger Trade Task Force on October 13, 1995. On November 17, 1995, the Commission of the EEC issued a decision in which it stated that it had concluded its review and that it would not oppose the Merger.

    At any time before or after the Effective Time, the Department of Justice, the FTC, state attorneys general, the Commission of the European Communities, the antitrust regulatory agencies of various foreign countries or a private person or entity could challenge the Merger under antitrust laws and seek, among other things, to enjoin the Merger or to cause Seagate to divest itself, in whole or in part, of Conner or of other businesses conducted by Seagate. Based on information available to them, Seagate and Conner believe that the Merger will not violate federal, state or foreign antitrust laws. There can be no assurance, however, that a challenge to the Merger on antitrust grounds will not be made or that, if such a challenge is made, Seagate and Conner would prevail or would not be required to accept certain conditions, possibly including certain divestitures or hold-separate agreements in order to consummate the Merger.

    Any person or persons receiving Seagate Common Stock pursuant to the Merger may be required to make a filing pursuant to the HSR Act. In general, if (i) a person receiving Seagate Common Stock pursuant to the Merger would own, upon consummation of the Merger, Seagate Common Stock that exceeds $15 million in value; (ii) certain jurisdictional requirements are met; and (iii) no exemption applies, the HSR Act would require that such person file a Premerger Notification and Report Form

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and  observe the applicable waiting periods under the HSR Act prior to acquiring such Seagate Common Stock pursuant to the Merger. If such waiting periods have not expired or been terminated at the Effective Time with respect to any Conner stockholder, Seagate may be required to deliver the Seagate Common Stock to be received by such stockholder in the Merger into an escrow facility pending the expiration or termination of such waiting period. Holders of Conner Common Stock are urged to consult legal counsel to determine whether the requirements of the HSR Act will apply to the receipt by them of Seagate Common Stock pursuant to the Merger.

LIMITATION ON NEGOTIATIONS

    The Reorganization Agreement provides that Conner will not, directly or indirectly, through any officer, director, employee, representative or agent of Conner or any of its subsidiaries, solicit or encourage (including by way of furnishing nonpublic information) or take other action to facilitate, any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) from any person or engage in any discussions or negotiations with any person with respect to any Acquisition Proposal or in furtherance thereof or accept any Acquisition Proposal. Notwithstanding the foregoing, the Conner Board, in the exercise of and as required by its fiduciary duties as determined after consultation with outside legal counsel, may engage in discussions or negotiations with, and furnish information to, a third party who makes a written, unsolicited Acquisition Proposal that constitutes a Superior Proposal, provided that Seagate has been notified in writing of the principal financial terms and conditions of such Acquisition Proposal. The Reorganization Agreement also requires Conner to immediately notify Seagate of any unsolicited offer or proposal to enter into negotiations relating to an Acquisition Proposal and to provide Seagate with information as to the identity of the party making such offer or proposal and the principal financial terms and conditions of such offer or proposal. See "-- Termination; Breakup Fees; Seagate Option to Purchase Conner Common Stock."

WAIVER AND AMENDMENT

    At any time before the Effective Time, Seagate or Conner may (i) extend the time for the performance of any of the obligations or other acts of the parties under the Reorganization Agreement; (ii) waive any inaccuracies in the representations and warranties of the other contained in the Reorganization Agreement; or (iii) waive compliance by the other with any of the agreements or conditions contained in the Reorganization Agreement.

    The Reorganization Agreement may be amended by Seagate and Conner at any time before or after the approval by the stockholders of Seagate of the issuance of Seagate Common Stock in the Merger and by the stockholders of Conner of the Merger Agreements, but after any such stockholder approval, no amendment may be made which by law requires the further approval of such stockholders without obtaining such further approval.

TERMINATION; BREAKUP FEES; SEAGATE OPTION TO PURCHASE CONNER COMMON STOCK

    TERMINATION. The Merger Agreements may be terminated any time before the Effective Time, before or after approval of the issuance of Seagate Common Stock by the stockholders of Seagate and of the Merger Agreements by the stockholders of Conner (i) by mutual written consent of Seagate and Conner; (ii) by Seagate or Conner if the Merger has not become effective on or before April 3, 1996 (unless the Merger has not been consummated due to the waiting period (or any extension thereof) under the HSR Act not having expired or been terminated, or due to an action having been instituted by the Department of Justice or FTC challenging or seeking to enjoin the consummation of the Merger, in which case such date shall be extended to June 3, 1996), unless caused by the action or failure to act of the party seeking to terminate the Merger Agreements in breach of such party's obligations thereunder; (iii) by Seagate or Conner if any court or governmental entity of competent jurisdiction shall (a) have taken any action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which action is final and nonappealable or (b) seek to enjoin the Merger and the terminating party reasonably believes that the time period required to resolve such governmental action and the related uncertainty is reasonably likely to have a material adverse effect

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
on either Seagate or Conner; (iv) by Seagate or Conner if the required approvals of the stockholders of Seagate or Conner are not obtained at the Seagate Meeting or the Conner Meeting, respectively, or any adjournment thereof, unless caused by the action or failure to act of the party seeking to terminate the Merger Agreements in breach of such party's obligations thereunder; (v) by Seagate or Conner if Conner shall have accepted or recommended to the stockholders of Conner a Superior Proposal and, in the case of the termination of the Merger Agreements by Conner, Conner shall have paid to Seagate the Breakup Fee; (vi) by Seagate if the Conner Board withdraws, modifies or refrains from making its recommendation for approval in respect of the Merger or if a third party acquires beneficial ownership of, or the right to acquire beneficial ownership of, at least 20% of Conner's outstanding voting equity securities; (vii) by Seagate or Conner upon a breach of any representation, warranty, covenant or agreement of the other party, or if any representation or warranty of the other party shall have become untrue, in either case such that the conditions to the consummation of the Merger would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in the representations and warranties or breach is curable by the party through the exercise of its reasonable efforts and for so long as such party continues to exercise such reasonable efforts, the other party may not terminate the Merger Agreements pursuant to this provision; or
(viii) by Seagate, at any time if, as a result of any structural damage to the main manufacturing building at the Conner Penang facility, there is, or is reasonably expected to be, a cost to Conner (after insurance) in excess of $20,000,000 or a substantial cessation of operations at the Conner Penang facility for at least 15 work days.

    In the event the Reorganization Agreement is terminated pursuant to any of the foregoing provisions, the Merger will be deemed abandoned and such termination will be without liability of any party thereto, except for liability for breach of the Reorganization Agreement and except as set forth below under the caption "-- Breakup Fees." In the event of such termination, the provisions of the Reorganization Agreement regarding fees and expenses and termination shall survive.

    BREAKUP FEES. Upon the occurrence of any of the following events, Conner shall immediately make payment to Seagate of a Breakup Fee of $35,000,000: (i) Conner shall have accepted a Superior Proposal; (ii) the Conner Board shall have withdrawn, modified or refrained from making its recommendation or approval in respect of the Merger, or shall have disclosed its intention to change such recommendation; or (iii) a third party acquires beneficial ownership of, or the right to acquire beneficial ownership of, at least 20% of Conner's outstanding voting equity securities. Payment of the Breakup Fee will be subject to offset as described below under "-- Seagate Option to Purchase Conner Common Stock," and shall be reduced by any amount paid by Conner pursuant to the agreement set forth in the following sentence. In addition, Conner has agreed to immediately make a $15,000,000 payment to Seagate in the event that the Merger Agreements have been submitted to a vote of the Conner stockholders and such stockholders have failed for any reason (other than as a result of Seagate's breach of the Merger Agreements) to approve the Merger Agreements by the requisite vote, provided, however, that if the Breakup Fee has been paid in full by Conner, then no amount shall be payable by Conner pursuant to this provision. Seagate has agreed to immediately make a $15,000,000 payment to Conner in the event that the issuance of Seagate Common Stock pursuant to the Merger Agreements has been submitted to a vote of the Seagate stockholders and such stockholders have failed for any reason (other than as a result of Conner's breach of the Merger Agreements) to approve the Merger by the requisite vote. Payment of the fees described in this paragraph will not be in lieu of damages incurred in the event of a breach of the Merger Agreements.

    SEAGATE OPTION TO PURCHASE CONNER COMMON STOCK. Upon the execution of the Reorganization Agreement, Conner granted Seagate the Seagate Option to purchase up to 8,015,420 shares of Conner Common Stock, at an exercise price of $17.90 per share, which amount equals 0.442 times the closing price per share of the Seagate Common Stock on the date of the Reorganization Agreement. The Seagate Option includes customary antidilution provisions and upon any issuance of shares of Conner Common Stock after September 2, 1995, the number of shares of Conner Common Stock subject to the Seagate Option is adjusted to equal at least 15% of the number of shares of Conner Common Stock

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
then outstanding (other than shares of Conner Common Stock issued pursuant to the Seagate Option). Subject to certain conditions, the rights granted to Seagate in the Seagate Option become exercisable in the event a third party acquires or is granted any option or right to acquire more than 20% of the outstanding Conner Common Stock, or commences a tender offer or exchange offer (or enters into an agreement to make such a tender offer or exchange offer) for at least 20% of the outstanding Conner Common Stock, or Conner enters into a written definitive agreement or written agreement in principle with a third party in connection with a liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets or the equity interest in Conner. The right of Seagate to exercise the Seagate Option is subject to the expiration of any applicable waiting periods under the HSR Act and other customary conditions. In the event that a third party acquires 50% or more of the outstanding shares of Conner Common Stock, or makes a publicly disclosed proposal with respect to a tender offer or exchange offer for 50% or more of the outstanding shares of Conner Common Stock, a merger, consolidation or other business combination or any acquisition of a material portion of the assets of Conner, then Seagate, in lieu of exercising the Seagate Option, can request that Conner pay to Seagate, in cancellation of the Seagate Option, a cancellation fee. The cancellation fee will be equal to the excess over the exercise price of the Seagate Option of the greater of (i) the last sale price of a share of Conner Common Stock as reported on the NYSE on the last trading day prior to the date that Seagate gives notice of its exercise of the Seagate Option or (ii) the highest price per share of Conner Common Stock offered to be paid or paid pursuant to such acquisition or proposal, multiplied by the number of shares subject to the Seagate Option. Any Breakup Fee due and payable by Conner will be offset by the amount received by Seagate upon exercise of the Seagate Option and sale of the underlying shares less the exercise price of the Seagate Option or by any option cancellation fee paid to Seagate, and, if Conner has already paid to Seagate the Breakup Fee, then Seagate will immediately remit to Conner the amount of the offset. In the agreement relating to the Seagate Option, Conner has granted to Seagate certain demand and piggyback registration rights with respect to the shares of Conner Common Stock underlying the Seagate Option. The obligation of Conner to issue shares of Conner Common Stock upon exercise of the Seagate Option is subject to the expiration or termination of any waiting periods applicable to the acquisition of such shares by Seagate under the HSR Act. The Seagate Option expires upon the earlier of (i) the Effective Time or (ii) 200 days after termination of the Reorganization Agreement in accordance with its terms.

SEAGATE ACQUISITION OF THE MINORITY INTERESTS IN ARCADA HOLDINGS, INC.

    Arcada is an approximately 79.4%-owned (approximately 68.6%-owned on a fully diluted basis) subsidiary of Conner. Pursuant to an Agreement and Plan of Reorganization (the "Arcada Agreement") dated as of December 21, 1995, by and between Seagate, Conner, Arcada and certain holders of Arcada capital stock and options to purchase Arcada capital stock (the "Arcada Minority Stockholders"), Seagate has agreed to acquire, after consummation of the Merger, all of the capital stock of Arcada held by the Arcada Minority Stockholders. In addition, all outstanding options to purchase Arcada capital stock will be assumed by Seagate and converted into options to purchase Seagate Common Stock. Pursuant to the Arcada Agreement, Seagate will issue an aggregate of approximately 1,215,000 shares of Seagate Common Stock to the Arcada Minority Stockholders and an additional approximately 977,000 shares of Seagate Common Stock will be reserved for issuance to the Arcada Minority Stockholders in connection with Seagate's assumption of options to purchase Arcada capital stock. Upon the closing of Seagate's acquisition of the minority interests in Arcada, Arcada will be a wholly-owned subsidiary of the surviving corporation in the Merger and an indirect wholly-owned subsidiary of Seagate. Seagate's acquisition of the minority interests in Arcada is subject to the satisfaction of a number of conditions, including, among others, the approval of the transaction by the Arcada Minority Stockholders. If Seagate's acquisition of the minority interests in Arcada were to not close, such minority interests would remain outstanding and, although Seagate or its subsidiaries would own a substantial majority of the Capital Stock of Arcada upon the closing of the Merger, Arcada would not become an indirect wholly-owned subsidiary of Seagate. In addition, if such acquisition were to not close, certain of the Arcada Minority Stockholders would have the contractual right,

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pursuant  to  an existing  stockholder agreement,  to require  Arcada to  file a registration statement under the Securities Act in order to register the shares of capital stock of Arcada held by them or, in the alternative, the right, in certain instances, to require Arcada to purchase all or a portion of the capital stock of Arcada held by them. See "-- Interests of Certain Persons in the Merger -- Interests in Arcada Holdings, Inc."

CERTAIN FEDERAL INCOME TAX MATTERS

    The following discussion summarizes the material federal income tax considerations relevant to the exchange of shares of Conner Common Stock for Seagate Common Stock pursuant to the Merger. This summary is based upon opinions of counsel delivered by Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, and Wachtell, Lipton, Rosen & Katz (collectively "Counsel") which are included as Exhibits to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part (the "Tax Opinions") that the Merger will constitute a "reorganization" within the meaning of Section 368 of the Code (a "Reorganization").

    Conner stockholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular stockholders of Conner in light of their particular circumstances, such as stockholders who are banks, insurance companies, tax-exempt organizations, dealers in securities, who are foreign persons, who do not hold their Conner Common Stock as capital assets, or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws or the tax consequences of transactions effectuated prior or subsequent to or concurrently with the Merger (whether or not such transactions are in connection with the Merger), including, without limitation, transactions in which Conner Common Stock is acquired or Seagate Common Stock is disposed of. ACCORDINGLY, CONNER STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE
MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

    Subject to the limitations and qualifications referred to herein, Counsel is of the opinion that qualification of the Merger as a Reorganization will result in the following federal income tax consequences:

        (a) No gain or loss will be recognized by holders of Conner Common Stock solely upon their receipt of Seagate Common Stock solely in exchange for Conner Common Stock in the Merger (except to the extent of cash received in lieu of a fractional share of Seagate Common Stock).

        (b) The aggregate tax basis of the Seagate Common Stock received by Conner stockholders in the Merger will be the same as the aggregate tax basis of Conner Common Stock surrendered in exchange therefor including any tax basis allocated to fractional share interests.

        (c) The holding period of the Seagate Common Stock received in the Merger will include the period for which the Conner Common Stock surrendered in exchange therefor was held, provided that the Conner Common Stock is held as a capital asset at the time of the Merger.

        (d) Cash payments received by holders of Conner Common Stock in lieu of a fractional share will be treated as if a fractional share of Seagate Common Stock had been issued in the Merger and then redeemed by Seagate. A stockholder of Conner receiving such cash will generally recognize gain or loss upon such payment, equal to the difference (if any) between such stockholder's basis in the fractional share and the amount of cash received.

        (e) Neither Seagate, Sub nor Conner will recognize gain or loss solely as a result of the Merger.

    No ruling has been or will be obtained from the Internal Revenue Service in connection with the Merger. Conner stockholders should be aware that the Tax Opinions do not bind the Internal Revenue

Service and that the Internal Revenue Service is therefore not precluded from successfully asserting a contrary opinion, in which case Seagate Common Stock to be received in the Merger could be taxable to Conner stockholders. The Tax Opinions are also subject to certain assumptions, and are subject to the truth and accuracy of certain customary representations made by Seagate and Conner.

ACCOUNTING TREATMENT

    The obligations of Seagate and Conner to consummate the Merger are conditioned upon the receipt by Seagate and Conner from Ernst & Young LLP and Price Waterhouse LLP, respectively, of letters dated as of the Effective Date regarding the appropriateness of pooling of interests accounting for the Merger under APB No. 16, if closed and consummated in accordance with the Merger Agreements. In order for the Merger to qualify for pooling of interests accounting treatment, numerous conditions must be satisfied. Seagate and Conner have agreed in the Reorganization Agreement (i) not to take any action that would jeopardize treatment of the Merger as a pooling of interests for accounting purposes, and (ii) to take such action as may be reasonably required to negate the impact of any past actions which would jeopardize treatment of the Merger as a pooling of interests for accounting purposes.

    Under the pooling of interests method of accounting, the historical basis of the assets and liabilities of Seagate and Conner will be combined when the Merger becomes effective and carried forward at their previously recorded amounts, the stockholders' equity account of Seagate and Conner will be combined on Seagate's consolidated balance sheet, and no goodwill or other intangible assets will be created. Financial statements of Seagate issued after consummation of the Merger will be restated retroactively to reflect the consolidated operations of Seagate and Conner as if the Merger had been in effect for the periods presented therein.

    The unaudited pro forma financial information presented in this Joint Proxy Statement/Prospectus has been prepared using the pooling of interests accounting method to account for the Merger. See "Unaudited Pro Forma Combined Condensed Financial Statements."

    Representatives of Ernst & Young LLP are expected to be present at the Seagate Meeting, and representatives of Price Waterhouse LLP are expected to be present at the Conner Meeting. In each case, such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

RESTRICTIONS ON RESALE OF SEAGATE COMMON STOCK

    The shares of Seagate Common Stock issuable to stockholders of Conner upon consummation of the Merger have been registered under the Securities Act. Such shares may be traded freely without restriction by those stockholders who are not deemed to be "affiliates" of Conner or Seagate, as that term is defined in the rules under the Securities Act.

    Shares of Seagate Common Stock received by those stockholders of Conner who are deemed to be "affiliates" of Conner may be resold without registration under the Securities Act only as permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Conner has agreed in the Reorganization Agreement to use all reasonable efforts to obtain, at least 30 days prior to the Effective Time, agreements by each stockholder of Conner who is an "affiliate" of Conner to the effect that such persons will not offer to sell, transfer or otherwise dispose of, or reduce such person's risk relative to , (i) any of the shares of Seagate Common Stock distributed to them pursuant to the Merger except in compliance with Rule 145 under the Securities Act, or in a transaction that is otherwise exempt from the registration requirements of the Securities Act, or in an offering which is registered under the Securities Act; and (ii) any shares of Seagate Common Stock or Conner Common Stock held by them in the 30-day period immediately preceding the Effective Time and, until Seagate has publicly released combined financial results of Seagate and Conner for a period of at least 30 days of combined operations, any shares of Seagate Common Stock distributed to them pursuant to the Merger. In addition, Seagate has agreed to use all reasonable efforts to obtain at least 30 days prior to the Effective Time agreements by each stockholder of Seagate who is an "affiliate" of Seagate to the effect that such persons will not offer to sell, transfer or otherwise dispose of, or reduce such person's risk relative to, any shares of Seagate Common Stock or Conner Common Stock held by them during the period commencing 30 days immediately preceding the Effective Time and continuing until Seagate has publicly released combined financial results of Seagate and Conner for a period of at least 30 days of combined operations. This Joint Proxy Statement/Prospectus does not cover any resales of Seagate Common Stock received by persons who are deemed to be "affiliates" of Conner.

NO DISSENTERS' RIGHTS

    Both Seagate and Conner are incorporated in the State of Delaware, and, accordingly, are governed by the provisions of the DGCL. Pursuant to Section 262(b) of the DGCL, the stockholders of Conner are not entitled to appraisal rights in connection with the Merger because Conner Common Stock is quoted on the NYSE and such stockholders will receive as consideration in the Merger only shares of Seagate Common Stock, which shares will be listed on the NYSE upon the closing of the Merger, and cash in lieu of fractional shares. In addition, the stockholders of Seagate are not entitled to appraisal rights under Section 262 of the DGCL because even though approval of such stockholders is required for the issuance of Seagate Common Stock in the Merger, the approval of the stockholders of Seagate is not required for the Merger itself.

STOCK EXCHANGE LISTING OF SEAGATE COMMON STOCK

    It is a condition to the obligations of Conner and Seagate to consummate the Merger that the shares of Seagate Common Stock to be issued in the Merger be approved for listing on the NYSE, upon official notice of issuance. Seagate will file a listing application with the NYSE covering such shares, and it is anticipated that such application will be approved, subject to notice of issuance, at or before the Effective Time.

EXPENSES

    The Reorganization Agreement provides that all costs and expenses incurred in connection with such agreement and the transactions contemplated thereby will be paid by the party incurring such costs and expenses, except for expenses (other than attorney's fees) incurred in connection with printing the Registration Statement and this Joint Proxy Statement/Prospectus, and the filing fees with the Commission with respect to the Registration Statement and this Joint Proxy Statement/ Prospectus, which will be shared equally by Conner and Seagate.

SURRENDER OF CONNER COMMON STOCK CERTIFICATES

    As soon as practicable after the Effective Time, Seagate will cause Harris Trust Company of California (the "Exchange Agent") to mail to each Conner stockholder of record a letter of transmittal with instructions to be used by such stockholder in surrendering certificates which, prior to the Merger, represented shares of Conner Common Stock in exchange for certificates representing shares of Seagate Common Stock. Letters of transmittal will also be available as soon as practicable after the Effective Time at the offices of the Exchange Agent. After the Effective Time, there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Conner Common Stock which were outstanding immediately prior to the Effective Time. SHARE CERTIFICATES SHOULD NOT BE SURRENDERED FOR EXCHANGE PRIOR TO APPROVAL AND ADOPTION OF THE MERGER AGREEMENTS BY THE CONNER STOCKHOLDERS AND APPROVAL OF THE ISSUANCE OF SHARES OF SEAGATE COMMON STOCK PURSUANT TO THE MERGER AGREEMENTS BY THE SEAGATE STOCKHOLDERS.

    Upon the surrender of a Conner Common Stock certificate to the Exchange Agent or to such other agent as may be appointed by Seagate together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent, the holder of such certificate will be entitled to receive in exchange therefor a certificate representing the number of shares of Seagate Common Stock to which the holder of Conner Common Stock is entitled pursuant to the provisions of the Merger Agreements plus cash in lieu of fractional shares. In the event of a transfer of ownership of Conner Common Stock which is not registered in the transfer records of Conner, a certificate representing the appropriate number of shares of Seagate Common Stock may be issued to a transferee if the certificate representing such Conner Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid, along with a duly executed letter of transmittal.

    Until a certificate representing Conner Common Stock has been surrendered to the Exchange Agent, each such certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing the number of shares of Seagate Common Stock to which the Conner stockholder is entitled under the Merger Agreements plus cash in lieu of fractional shares. Upon consummation of the Merger, shares of Conner Common Stock will cease to be traded on the NYSE, and there will be no further market for Conner Common Stock.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

    The following unaudited pro forma combined condensed financial statements assume a business combination between Seagate and Conner accounted for on a pooling of interests basis and are based on the respective historical financial statements and the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus. The pro forma combined condensed balance sheet combines Seagate's September 30, 1995 consolidated balance sheet with Conner's September 30, 1995 consolidated balance sheet. The pro forma statements of operations combine Seagate's historical results for each of the three fiscal years ended June 30, 1995, 1994 and 1993, and the three months ended September 30, 1995 and 1994, with the corresponding Conner results for the twelve months ended June 30, 1995, the fiscal years ended December 31, 1994 and 1993, and the three months ended September 30, 1995 and 1994, respectively.

    In addition, in connection with the Merger, Seagate is to acquire the outstanding minority interest of Arcada Holdings, Inc., a majority-owned subsidiary of Conner, in a transaction to be accounted for as a purchase. The minority interest of Arcada amounts to a 31.4% ownership interest on a fully diluted basis. The pro forma combined condensed balance sheet includes adjustments necessary to give effect to the acquisition of the minority interest of Arcada assuming the transaction was consummated at September 30, 1995. The pro forma combined condensed statements of operations for the twelve months ended June 30, 1995, and for the three months ended September 30, 1995 and 1994, include adjustments which give effect to this transaction assuming the acquisition of the Arcada minority interest was consummated at the beginning of Seagate's fiscal year 1995.

    The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger and the acquisition of the Arcada minority interest had been consummated in an earlier period, nor is it necessarily indicative of the future operating results or financial position.

    These pro forma financial statements are based on, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of Seagate and Conner, incorporated by reference in the Joint Proxy Statement/Prospectus.

             PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1995
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      PRO FORMA          ARCADA
                                                                      COMBINED         PRO FORMA       PRO FORMA
                                       SEAGATE      CONNER (a)    SEAGATE & CONNER   ADJUSTMENT (b)     COMBINED
                                    -------------  -------------  -----------------  --------------  --------------
Net sales.........................  $   1,453,626  $     687,179   $     2,140,805    $         --    $  2,140,805
Cost of sales.....................      1,161,975        581,555         1,743,530              --       1,743,530
                                    -------------  -------------  -----------------  --------------  --------------
Gross profit......................        291,651        105,624           397,275              --         397,275
                                    -------------  -------------  -----------------  --------------  --------------
Operating expenses:
  Product development.............         67,676         29,670            97,346              --          97,346
  Marketing and administrative....         69,969         46,586           116,555              --         116,555
  Amortization of goodwill and
   other intangibles..............          7,616          2,694            10,310           2,074          12,384
  In-process research and
   development....................             --          2,817             2,817              --           2,817
                                    -------------  -------------  -----------------  --------------  --------------
    Total operating expenses......        145,261         81,767           227,028           2,074         229,102
                                    -------------  -------------  -----------------  --------------  --------------
Income from operations............        146,390         23,857           170,247          (2,074)        168,173
Interest income...................         18,040          5,302            23,342              --          23,342
Interest expense..................         (8,868)        (8,671)          (17,539)             --         (17,539)
Other.............................         (1,211)          (482)           (1,693)             --          (1,693)
                                    -------------  -------------  -----------------  --------------  --------------
    Other income (expense), net...          7,961         (3,851)            4,110              --           4,110
                                    -------------  -------------  -----------------  --------------  --------------
Income before income taxes and
 extraordinary gain...............        154,351         20,006           174,357          (2,074)        172,283
Provision for income taxes........         46,305          6,602            52,907              --          52,907
                                    -------------  -------------  -----------------  --------------  --------------
Income before extraordinary
 gain.............................  $     108,046  $      13,404   $       121,450    $     (2,074)   $    119,376
                                    -------------  -------------  -----------------  --------------  --------------
                                    -------------  -------------  -----------------  --------------  --------------
Income per share before
 extraordinary gain:
  Primary.........................  $        1.44  $        0.56   $          1.23                    $       1.18
  Fully diluted...................  $        1.23  $        0.56   $          1.05                    $       1.02
Number of shares used in per share
 computations:
  Primary.........................         75,088         23,974            99,062                         101,254
  Fully diluted...................         91,681         33,093           124,774                         126,966

------------------------

(a) Income per share and number of shares reflect Seagate equivalent numbers  of
    0.442 share of Seagate Common Stock for each share of Conner Common Stock.

(b) Pro forma adjustment to reflect the acquisition of the minority interest of Arcada in conjunction with the Merger as discussed in Note 5.

  See Accompanying Notes to Pro Forma Combined Condensed Financial Statements.

             PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1994
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      PRO FORMA          ARCADA
                                                                      COMBINED         PRO FORMA       PRO FORMA
                                       SEAGATE      CONNER (a)    SEAGATE & CONNER   ADJUSTMENT (b)     COMBINED
                                    -------------  -------------  -----------------  --------------  --------------
Net sales.........................  $     933,146  $     559,504   $     1,492,650    $         --    $  1,492,650
Cost of sales.....................        735,001        458,323         1,193,324              --       1,193,324
                                    -------------  -------------  -----------------  --------------  --------------
Gross profit......................        198,145        101,181           299,326              --         299,326
                                    -------------  -------------  -----------------  --------------  --------------
Operating expenses:
  Product development.............         47,252         32,297            79,549              --          79,549
  Marketing and administrative....         56,163         43,375            99,538              --          99,538
  Amortization of goodwill and
   other intangibles..............          4,250          3,774             8,024           2,074          10,098
  In-process research and
   development....................         43,000             --            43,000              --          43,000
                                    -------------  -------------  -----------------  --------------  --------------
    Total operating expenses......        150,665         79,446           230,111           2,074         232,185
                                    -------------  -------------  -----------------  --------------  --------------
Income from operations............         47,480         21,735            69,215          (2,074)         67,141
Interest income...................         14,698          4,036            18,734              --          18,734
Interest expense..................         (8,207)       (11,496)          (19,703)             --         (19,703)
Other.............................          1,322            997             2,319              --           2,319
                                    -------------  -------------  -----------------  --------------  --------------
    Other income (expense), net...          7,813         (6,463)            1,350              --           1,350
                                    -------------  -------------  -----------------  --------------  --------------
Income before income taxes and
 extraordinary gain...............         55,293         15,272            70,565          (2,074)         68,491
Provision for income taxes........         32,756          5,042            37,798              --          37,798
                                    -------------  -------------  -----------------  --------------  --------------
Income before extraordinary
 gain.............................  $      22,537  $      10,230   $        32,767    $     (2,074)   $     30,693
                                    -------------  -------------  -----------------  --------------  --------------
                                    -------------  -------------  -----------------  --------------  --------------
Income per share before
 extraordinary gain:
  Primary.........................  $        0.30  $        0.44   $          0.33                    $       0.31
  Fully diluted...................  $        0.29  $        0.44   $          0.32                    $       0.30
Number of shares used in per share
 computations:
  Primary.........................         74,904         23,076            97,980                         100,172
  Fully diluted...................         85,223         23,076           108,299                         110,491

------------------------

(a) Income per share and number of shares reflect Seagate equivalent numbers  of
    0.442 share of Seagate Common Stock for each share of Conner Common Stock.

(b) Pro forma adjustment to reflect the acquisition of the minority interest of Arcada in conjunction with the Merger as discussed in Note 5.

  See Accompanying Notes to Pro Forma Combined Condensed Financial Statements.

             PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1995
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        PRO FORMA          ARCADA
                                                                        COMBINED         PRO FORMA       PRO FORMA
                                         SEAGATE      CONNER (a)    SEAGATE & CONNER   ADJUSTMENT (b)    COMBINED
                                      -------------  -------------  -----------------  --------------  -------------
Net sales...........................  $   4,539,570  $   2,403,848   $     6,943,418    $         --   $   6,943,418
Cost of sales.......................      3,607,661      1,993,978         5,601,639              --       5,601,639
                                      -------------  -------------  -----------------  --------------  -------------
Gross profit........................        931,909        409,870         1,341,779              --       1,341,779
                                      -------------  -------------  -----------------  --------------  -------------
Operating expenses:
  Product development...............        220,024        138,065           358,089              --         358,089
  Marketing and administrative......        245,811        198,919           444,730              --         444,730
  Amortization of goodwill and other
   intangibles......................         23,092         12,680            35,772           8,297          44,069
  In-process research and
   development......................         70,360          5,000            75,360              --          75,360
  Restructuring costs...............             --        (38,019)          (38,019)             --         (38,019)
                                      -------------  -------------  -----------------  --------------  -------------
    Total operating expenses........        559,287        316,645           875,932           8,297         884,229
                                      -------------  -------------  -----------------  --------------  -------------
Income from operations..............        372,622         93,225           465,847          (8,297)        457,550
Interest income.....................         65,560         20,171            85,731              --          85,731
Interest expense....................        (32,966)       (43,369)          (76,335)             --         (76,335)
Other...............................          4,123         27,211            31,334              --          31,334
                                      -------------  -------------  -----------------  --------------  -------------
    Other income, net...............         36,717          4,013            40,730              --          40,730
                                      -------------  -------------  -----------------  --------------  -------------
Income before income taxes and
 extraordinary gain.................        409,339         97,238           506,577          (8,297)        498,280
Provision for income taxes..........        149,257         26,002           175,259              --         175,259
                                      -------------  -------------  -----------------  --------------  -------------
Income before extraordinary gain....  $     260,082  $      71,236   $       331,318    $     (8,297)  $     323,021
                                      -------------  -------------  -----------------  --------------  -------------
                                      -------------  -------------  -----------------  --------------  -------------
Income per share before
 extraordinary gain:
  Primary...........................  $        3.52  $        3.06   $          3.41                   $        3.25
  Fully diluted.....................  $        3.06  $        2.84   $          3.00                   $        2.88
Number of shares used in per share
 computations:
  Primary...........................         73,839         23,305            97,144                          99,336
  Fully diluted.....................         91,474         32,214           123,688                         125,880

------------------------

(a) Income per share and number of shares reflect Seagate equivalent numbers  of
    0.442 share of Seagate Common Stock for each share of Conner Common Stock.

(b) Pro forma adjustment to reflect the acquisition of the minority interest of Arcada in conjunction with the Merger as discussed in Note 5.

  See Accompanying Notes to Pro Forma Combined Condensed Financial Statements.

             PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                          YEAR ENDED JUNE 30,
                                                                                      ----------------------------
                                                                                        1994 (a)       1993 (a)
                                                                                      -------------  -------------
Net Sales...........................................................................  $   5,865,255  $   5,195,276
Cost of Sales.......................................................................      4,692,324      4,284,394
                                                                                      -------------  -------------
Gross Profit........................................................................      1,172,931        910,882
                                                                                      -------------  -------------
Operating expenses:
  Product development...............................................................        302,678        291,470
  Marketing and administrative......................................................        397,931        408,340
  Amortization of goodwill and other intangibles....................................         27,820         35,073
  In-process research and development...............................................          5,000             --
  Restructuring costs...............................................................        (38,019)       121,457
  Non-recurring items...............................................................             --        231,945
                                                                                      -------------  -------------
    Total operating expenses........................................................        695,410      1,088,285
                                                                                      -------------  -------------
Income (loss) from operations.......................................................        477,521       (177,403)
Interest income.....................................................................         53,384         41,359
Interest expense....................................................................        (73,576)       (74,724)
Other...............................................................................         18,808         11,228
                                                                                      -------------  -------------
  Other (expense), net..............................................................         (1,384)       (22,137)
                                                                                      -------------  -------------
Income (loss) before income taxes and extraordinary gain............................        476,137       (199,540)
Provision for income taxes..........................................................        141,340         50,340
                                                                                      -------------  -------------
Income (loss) before extraordinary gain.............................................  $     334,797  $    (249,880)
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Income (loss) per share before extraordinary gain:
  Primary...........................................................................  $        3.48  $       (2.80)
  Fully diluted.....................................................................  $        3.16  $       (2.80)
Number of shares used in per share computations:
  Primary...........................................................................         96,160         89,187
  Fully diluted.....................................................................        117,967         89,187

------------------------

(a) For the years ended June 30, 1994 and 1993 there were no pro forma conforming adjustments and the above pro forma information reflects the combination of Seagate and Conner for the fiscal periods as discussed in
    Note 2.

  See Accompanying Notes to Pro Forma Combined Condensed Financial Statements.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1995
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                                 SEAGATE &
                                                                                                  CONNER          PRO FORMA
                                                                                                 PRO FORMA         COMBINED
                                                                                                ADJUSTMENTS       SEAGATE &
                                                                         SEAGATE      CONNER        (a)             CONNER
                                                                        ----------  ----------  -----------       ----------
ASSETS:
  Cash and cash equivalents...........................................  $  684,192  $  164,156   $      --        $  848,348
  Short-term investments..............................................     562,710     185,294          --           748,004
  Accounts receivable.................................................     662,097     418,377          --         1,080,474
  Inventories.........................................................     427,922     265,356          --           693,278
  Deferred income taxes...............................................     136,138      51,950      10,600           198,688
  Other current assets................................................     138,636     118,157      (1,500)          255,293
                                                                        ----------  ----------  -----------       ----------
    Total Current Assets..............................................   2,611,695   1,203,290       9,100         3,824,085
  Property, equipment and leasehold improvements, net.................     721,688     242,076     (16,400)          947,364
  Goodwill and other intangibles, net.................................     183,011      35,099                       218,110
  Other assets........................................................     106,161      10,322          --           116,483
                                                                        ----------  ----------  -----------       ----------
    Total Assets......................................................  $3,622,555  $1,490,787   $  (7,300)       $5,106,042
                                                                        ----------  ----------  -----------       ----------
                                                                        ----------  ----------  -----------       ----------
LIABILITIES:
  Accounts payable....................................................  $  539,534  $  259,649   $      --        $  799,183
  Accrued employee compensation.......................................     130,758      37,212      86,700           254,670
  Accrued expenses....................................................     284,126      98,521      32,300           414,947
  Accrued income taxes................................................      38,179      45,660          --            83,839
  Current portion of long-term debt...................................      10,479       3,014          --            13,493
                                                                        ----------  ----------  -----------       ----------
    Total Current Liabilities.........................................   1,003,076     444,056     119,000         1,566,132
  Deferred income taxes...............................................     269,909     129,346     (28,400)          370,855

  Other liabilities...................................................     138,161       2,298      23,100           163,559
  Long-term debt, less current portion................................     539,804     527,961          --         1,067,765
  Minority interest...................................................          --       3,411          --             3,411
                                                                        ----------  ----------  -----------       ----------
    Total Liabilities.................................................   1,950,950   1,107,072     113,700         3,171,722
                                                                        ----------  ----------  -----------       ----------
STOCKHOLDERS' EQUITY:
  Common stock and additional paid-in capital.........................     402,284     271,233          --           673,517
  Retained earnings and other.........................................   1,269,321     112,482    (121,000)        1,260,803
                                                                        ----------  ----------  -----------       ----------
    Total Stockholders' Equity........................................   1,671,605     383,715    (121,000)        1,934,320
                                                                        ----------  ----------  -----------       ----------
    Total Liabilities and Stockholders' Equity........................  $3,622,555  $1,490,787   $  (7,300)       $5,106,042
                                                                        ----------  ----------  -----------       ----------
                                                                        ----------  ----------  -----------       ----------


                                                                            ARCADA
                                                                           PRO FORMA     PRO FORMA
                                                                        ADJUSTMENT (b)    COMBINED
                                                                        ---------------  ----------
ASSETS:
  Cash and cash equivalents...........................................     $      --     $  848,348
  Short-term investments..............................................            --        748,004
  Accounts receivable.................................................            --      1,080,474
  Inventories.........................................................            --        693,278
  Deferred income taxes...............................................            --        198,688
  Other current assets................................................            --        255,293
                                                                        ---------------  ----------
    Total Current Assets..............................................            --      3,824,085
  Property, equipment and leasehold improvements, net.................            --        947,364
  Goodwill and other intangibles, net.................................        64,224        282,334
  Other assets........................................................            --        116,483
                                                                        ---------------  ----------
    Total Assets......................................................     $  64,224     $5,170,266
                                                                        ---------------  ----------
                                                                        ---------------  ----------
LIABILITIES:
  Accounts payable....................................................     $      --     $  799,183
  Accrued employee compensation.......................................            --        254,670
  Accrued expenses....................................................            --        414,947
  Accrued income taxes................................................            --         83,839
  Current portion of long-term debt...................................            --         13,493
                                                                        ---------------  ----------
    Total Current Liabilities.........................................            --      1,566,132
  Deferred income taxes...............................................         3,744        374,599
  Other liabilities...................................................            --        163,559
  Long-term debt, less current portion................................            --      1,067,765
  Minority interest...................................................          (352)         3,059
                                                                        ---------------  ----------
    Total Liabilities.................................................         3,392      3,175,114
                                                                        ---------------  ----------
STOCKHOLDERS' EQUITY:
  Common stock and additional paid-in capital.........................        97,838        771,355
  Retained earnings and other.........................................       (37,006)     1,223,797
                                                                        ---------------  ----------
    Total Stockholders' Equity........................................        60,832      1,995,152
                                                                        ---------------  ----------
    Total Liabilities and Stockholders' Equity........................     $  64,224     $5,170,266
                                                                        ---------------  ----------
                                                                        ---------------  ----------

------------------------------
(a)  Pro  forma adjustment to reflect the  restructuring charges as discussed in
     Note 4.

(b) Pro forma adjustment to reflect the acquisition of the minority interest of Arcada in conjunction with the Merger as discussed in Note 5.

  See Accompanying Notes to Pro Forma Combined Condensed Financial Statements.

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. The unaudited pro forma combined condensed financial statements reflect the issuance of 0.442 of a share of Seagate Common Stock in exchange for each share of Conner Common Stock. In addition, Seagate will issue options to purchase 0.442 of a share of Seagate Common Stock in exchange for each outstanding Conner Option. The actual number of shares of Seagate Common Stock and stock options to be issued in the Merger will be determined at the Effective Time based on the Exchange Ratio and the number of shares of Conner Common Stock and Conner Options then outstanding.

    As of September 30, 1995, Conner had outstanding Common Stock of 53,537,032 shares and outstanding Conner Options to purchase 7,286,268 shares of Conner Common Stock. Based on the Exchange Ratio as described above, as of September 30, 1995, Seagate would issue approximately 23,663,368 shares of Seagate Common Stock in exchange for all outstanding shares of Conner Common Stock and would issue options to purchase approximately 3,220,530 shares of Seagate Common Stock in exchange for all outstanding Conner Options.

2. The unaudited pro forma financial data combines Seagate's financial data for the three fiscal years ended June 30, 1995, 1994, and 1993 and the three months ended September 30, 1995 and 1994 with Conner's financial data for the twelve months ended June 30, 1995, the fiscal years ended December 31, 1994 and 1993, and the three months ended September 30, 1995 and 1994, respectively. The operating results of Conner for the six months ended December 31, 1994 (revenue and net income of $1,151 million and $54 million, respectively) are included in the unaudited pro forma statements of operations for both fiscal years 1995 and 1994.

3. Seagate's fiscal year ends on the Friday closest to June 30 and includes 52 weeks in all fiscal years and 13 weeks in all quarterly periods presented. Conner's fiscal year ends on the Saturday closest to December 31 and also includes 52 weeks in all fiscal years and 13 weeks in all quarterly periods presented. For clarity of presentation in the unaudited pro forma combined condensed financial statements, fiscal periods are reported as ending on a calendar month end.

4. Seagate expects to incur charges to operations currently estimated to range from $140 million to $180 million in the quarter ending March 31, 1996, the quarter in which the Merger is expected to be consummated. An estimated charge at the midpoint of the above range of $121 million, net of estimated tax benefits of $39 million, is reflected in the unaudited pro forma combined condensed balance sheet. The charge, before estimated tax benefits, primarily relates to costs associated with combining the operations of the two companies and includes employee severance benefits of $87 million, closure of duplicate and excess facilities of $53 million and fees of financial advisors, attorneys and accountants of $20 million. The future cash requirements related to these charges are estimated to range from $100 million to $120 million. These ranges are preliminary estimates only and are therefore subject to change.

5. In connection with the Merger, Seagate is to acquire the outstanding minority interest of Arcada (including stock options) in exchange for approximately 1,215,000 shares of Seagate Common Stock and options to acquire 977,000 shares of Seagate Common Stock. The fair value of the Seagate Common Stock and stock options approximates $97.8 million based on a value of $44.625 per share of Seagate Common Stock. The minority interest in Arcada amounts to a 31.4% ownership interest on a fully diluted basis. The acquisition will be accounted for as a purchase, and accordingly, the acquired assets and liabilities pertaining to the minority interest will be recorded at estimated fair values at the date of the acquisition. The unaudited pro forma combined condensed balance sheet reflects the elimination of Arcada's minority interest and the estimated allocation of purchase price to the assets acquired including goodwill and other intangibles of approximately $64.2 million and the write-off of non-recurring charges of approximately $37.1 million relating to in-process research and development. The effect of recurring charges relating to the purchase, primarily the amortization of goodwill and other intangibles, has been reflected as pro forma adjustments in the unaudited pro forma combined condensed statements of operations and totals approximately $8.3 million for fiscal year 1995, $2.1 million for the three months ended September 30, 1995, and $2.1 million for the three months ended September 30, 1994. These amounts are estimates based on a preliminary purchase price allocation and assume the issuance of 2,192,000 shares of Seagate Common Stock valued at $44.625 per share.

6. Certain amounts have been reclassified to conform to the pro forma presentation. Intercompany transactions were not material for any period presented.

7. There were no material differences between the accounting policies of Seagate and Conner.

                DISCUSSION AND ANALYSIS OF PRO FORMA INFORMATION

    The following discussion should be read in conjunction with the unaudited pro forma combined condensed financial statements presented above, the historical financial statements that are incorporated by reference in this Joint Proxy Statement/Prospectus and from which such information was derived, and Management's Discussion and Analysis of Financial Condition and Results of Operations for both Seagate and Conner incorporated by reference in this Joint Proxy Statement/Prospectus.

    Seagate expects to incur charges to operations currently estimated to be between $140 million and $180 million in the quarter ending March 31, 1996, the quarter in which the Merger is expected to be consummated. An estimated charge at the midpoint of the above range of $121 million, net of estimated tax benefits of $39 million, is reflected in the unaudited pro forma combined condensed balance sheet. The charge, before estimated tax benefits, primarily relates to costs associated with combining the operations of the two companies and includes employee severance benefits of $87 million, closure of duplicate and excess facilities of $53 million and fees of financial advisors, attorneys, and accountants of $20 million. This range, and the ranges described below, are preliminary estimates only and are therefore subject to change.

    In addition, in connection with the acquisition of the Arcada minority interest, Seagate estimates based on preliminary information that it will incur a charge to operations of approximately $37.1 million for the three months ending March 31, 1996, to write off in-process research and development. The actual amount of the write-off is subject to change based on completion of the final purchase price allocation.

    There can be no assurance that the revenues of Seagate will be equal to or greater than the combined revenues of Seagate and Conner. Seagate believes that future revenues will depend on, among other factors, demand for Seagate's products, its ability to differentiate its products from competitors and general economic conditions. Combined revenues in past periods may not be indicative of revenue in the future.

    The future cash requirements related to the above charges are estimated to be in the range of $100 million to $120 million, of which approximately $29 million relates to lease payments for duplicate facilities which will be paid on a monthly basis over periods extending through 2018. On a pro forma basis as of September 30, 1995, before paying for the transaction and restructuring costs, Seagate and Conner would have had an aggregate of $1.6 billion in cash, cash equivalents and short-term investments. Seagate and Conner believe that this cash, together with cash generated from operations, will be sufficient to meet the combined Company's future cash requirements through the next 12 months.

           COMPARISON OF RIGHTS OF STOCKHOLDERS OF SEAGATE AND CONNER

    The rights of Seagate's stockholders are governed by the Seagate Certificate of Incorporation, the Seagate Bylaws and the laws of the State of Delaware. The rights of Conner's stockholders are governed by the Conner Certificate of Incorporation, the Conner Bylaws and the laws of the State of Delaware. After the effective time of the Merger, the rights of Conner stockholders who become Seagate stockholders will be governed by the Seagate Certificate of Incorporation, Seagate Bylaws and the laws of the State of Delaware. In most respects, the rights of Seagate stockholders and Conner stockholders are similar. The following discussion of certain similarities and material differences between the rights of Seagate stockholders and the rights of Conner stockholders under their respective Certificates of Incorporation and Bylaws is only a summary of certain provisions and does not purport to be a complete description of such similarities and differences. The following discussion is qualified in its entirety by reference to the laws of Delaware and the full texts of the respective Certificates of Incorporation and Bylaws of Seagate and Conner, which texts are incorporated by reference as exhibits to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part.

STOCKHOLDER MEETINGS

    The Seagate Bylaws provide that Seagate stockholders holding shares representing not less than 10% of the outstanding votes entitled to vote at a stockholders meeting may call a special meeting of stockholders. Any stockholder request for a special meeting of stockholders must be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and must be delivered to the chairman of the board, president, any vice president or secretary of Seagate. Under the Conner Bylaws, Conner's stockholders cannot call a special meeting of stockholders.

STOCKHOLDER ACTION BY WRITTEN CONSENT

    The Seagate Bylaws provide that, subject to exceptions contained in the Seagate Certificate of Incorporation, any action that may be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing setting forth the action taken is signed by the holders of outstanding stock having the number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Under the Conner Bylaws, Conner stockholders may not take action by written consent.

DIRECTOR NOMINATIONS

    The Seagate Bylaws currently provide for an eight member Board of Directors. Directors are elected at each annual meeting of stockholders to hold office until the next annual meeting and until his or her successor is elected and qualified or until his or her earlier resignation or removal. The Conner Bylaws provide that the number of directors shall be not less than five nor more than eleven, which number may be changed by a Bylaw amendment duly adopted by the Conner Board or by the stockholders of Conner. The Conner Board currently consists of six directors. Directors are elected at each annual meeting of stockholders to hold office until the next annual meeting and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

    The Conner Bylaws provide that no nominations for directors of Conner by any person other than the Conner Board may be presented at any annual meeting of stockholders unless the person making the nomination is a record stockholder and has delivered a written notice to the secretary of Conner no later than 90 business days in advance of the stockholder meeting or 10 days after the date on which notice of the meeting is first given to the stockholders, whichever is later. The Seagate Certificate of Incorporation and Bylaws do not impose comparable conditions on the submission of director nominations by stockholders.

STOCKHOLDER PROPOSALS

    The Conner Bylaws provide that no proposal by any person other than the Conner Board may be submitted for the approval of the Conner stockholders at any regular meeting of stockholders unless the person advancing the proposal has delivered a written notice to the Secretary of Conner no later than 90 business days in advance of the stockholder meeting or 10 days after the date on which notice of the meeting is first given to the stockholders, whichever is later. The Seagate Certificate of Incorporation and Seagate Bylaws do not impose comparable conditions on the submission of stockholder proposals.

INDEMNIFICATION

    The Seagate Certificate of Incorporation and the Conner Certificate of Incorporation provide that directors will not be personally liable to their respective companies or stockholders for monetary damages for breach of their fiduciary duty as directors and shall be indemnified to the fullest extent authorized by Delaware law. The Seagate Bylaws provide that directors, officers and certain other persons will be indemnified with respect to third-party actions or suits, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Seagate. The Seagate Bylaws further provide that directors, officers and certain other persons will be indemnified with respect to actions or suits by or in the right of Seagate, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Seagate; except that no indemnification shall be made in the event that such person shall be adjudged to be liable to Seagate, unless a court determines that indemnification is fair and reasonable in view of all the circumstances. The Seagate Bylaws require Seagate to pay all expenses incurred by a director, officer, employee or agent in defending any proceeding within the scope of the indemnification provisions as such expenses are incurred in advance of its final disposition, subject to repayment if it is ultimately determined that such party was not entitled to indemnity by Seagate. The Conner Bylaws provide that Conner shall indemnify its officers and directors to the fullest extent authorized by Delaware law and may elect to indemnify its employees and agents to the fullest extent authorized by Delaware law. The Conner Bylaws do not contain a comparable provision regarding the advancement of expenses.

ELECTION OF DIRECTORS

    The Seagate Bylaws provide that the Seagate Board has the right to fill any vacancy created on the Seagate Board, unless the directors then in office constitute less than a majority of the whole board, in which case the Delaware Court of Chancery may, upon application of stockholders holding at least 10% of the outstanding shares, summarily order a stockholder election to fill the vacancies. Under the Conner Bylaws, the Conner Board has the right to fill any vacancy created on the Conner Board; however, a vacancy created by the removal of a director by the vote of the stockholders or by court order may be filled only by the vote of the majority of the shares represented and voting at a duly held stockholder meeting.

PREFERRED SHARES RIGHTS AGREEMENT

    Conner adopted a Preferred Shares Rights Agreement, dated November 29, 1994, which authorized and declared a dividend of one Conner Right for each share of Conner Common Stock outstanding on January 10, 1995. The Conner Rights are designed to protect and maximize the value of the outstanding equity interest of Conner in the event of an attempt by an acquiror to gain control of Conner without the approval of the Conner Board. For a description of the Conner Rights and the terms of the Conner Preferred Share Rights Agreement, see Conner's Registration Statement on Form 8-A dated November 30, 1994 which is incorporated herein by reference. Seagate has no comparable preferred shares rights agreement.

                      DESCRIPTION OF SEAGATE CAPITAL STOCK

    The authorized capital stock of Seagate consists of 200,000,000 shares of Seagate Common Stock, $.01 par value, and 1,000,000 shares of Seagate Preferred Stock of which 800,000 shares are designated Series A Participating Preferred Stock, $.01 par value.

COMMON STOCK

    As of September 1, 1995, there were 72,637,095 shares of Seagate Common Stock outstanding held of record by 5,907 registered stockholders.

    Subject to preferences that may be applicable to any outstanding Seagate Preferred Stock, holders of Seagate Common Stock are entitled to receive ratably such dividends as may be declared by the Seagate Board out of funds legally available therefor. Seagate has not paid any cash dividends on the Seagate Common Stock. Each holder of Seagate Common Stock is entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, except that upon giving notice required by law, stockholders may cumulate their votes in the election of directors. In the event of a liquidation, dissolution or winding up of Seagate, holders of Seagate Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding Seagate Preferred Stock. Holders of Seagate Common Stock have no preemptive rights and have no rights to convert their Seagate Common Stock into any other securities and there are no redemption provisions with respect to such shares. All of the outstanding shares of Seagate Common Stock are, and the shares of Seagate Common Stock issuable upon conversion of Seagate's outstanding debentures will be, fully paid and non-assessable.

    The transfer agent and registrar for the Seagate Common Stock is Harris Trust Company of California.

PREFERRED STOCK

    As of October 3, 1995, there were no shares of Seagate Preferred Stock outstanding. The Seagate Preferred Stock may be issued from time to time in one or more series. The Seagate Board has authority to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations and restrictions thereon and to increase or decrease the number of shares of such series (but not below the number of shares of such series then outstanding), without any further vote or action by the stockholders. Seagate has no present plans to issue any shares of Seagate Preferred Stock.

DELAWARE GENERAL CORPORATION LAW SECTION 203

    As a corporation organized under the laws of the State of Delaware, Seagate is subject to Section 203 of the DGCL which restricts certain business combinations between Seagate and an "interested stockholder" (in general, a stockholder owning 15% or more of the company's outstanding voting stock) or its affiliates or associates for a period of three years following the date on which the stockholder becomes an "interested stockholder." The restrictions do not apply if (i) prior to an interested stockholder becoming such, the Seagate Board approves either the business combination or the transaction in which the stockholder becomes an interested stockholder, (ii) upon consummation of the transaction in which any person becomes an interested stockholder, such interested stockholder owns at least 85% of the voting stock of Seagate outstanding at the time the transaction commences (excluding shares owned by certain employee stock ownership plans and persons who are both directors and officers of Seagate) or (iii) on or subsequent to the date an interested stockholder becomes such, the business combination is both approved by the Seagate Board and authorized at an annual or special meeting of Seagate's stockholders, not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

                PROPOSED RATIFICATION AND APPROVAL OF AMENDMENTS
                          TO THE EXECUTIVE STOCK PLAN

    The Executive Stock Plan (the "Plan") was adopted by the Seagate Board in December 1989, and approved by the stockholders of Seagate in September 1990. 1,000,000 shares of Common Stock were approved for issuance under the Plan. 250,000 shares remain available for issuance under the Plan.

PROPOSED AMENDMENTS

    On November 20, 1995, the Seagate Board approved, subject to stockholder approval, the following amendments to the Plan: (i) an increase in the number of shares reserved for issuance thereunder by 1,000,000 shares, (ii) a change in the eligibility provisions of the Plan to make all senior executive officers of Seagate eligible to receive grants under the Plan, and (iii) an extension to the term of the Plan. At this meeting, the Seagate Stockholders are being requested to ratify and approve these amendments. The Seagate Board believes that it is in Seagate's best interest to increase the number of shares reserved for issuance under the Plan, to expand the Plan's eligibility criteria, and to extend the term of the Plan so that Seagate may continue to provide incentives to its key employees through the opportunity to purchase Seagate Common Stock under the Plan.

    The Seagate Board believes that in order to retain the continued services of its key employees (individually, an "Executive" and collectively, the
"Executives"), and to provide incentives for the Executives to exert maximum efforts for the success of Seagate, it is necessary to grant the right to purchase Seagate Common Stock ("Stock Purchase Rights") to such Executives. The Seagate Board therefore recommends that the Seagate stockholders ratify and approve the above amendments to the Plan. The affirmative vote of not less than a majority of the Common Stock represented and voting either in person or by proxy will be required to approve the amendments to the Plan.

PURPOSE

    The purpose of the Plan is to increase shareholder value and advance the success of Seagate by increasing the desire of key employees to continue their employment with Seagate and by increasing Seagate stock ownership among key employees.

GRANTS

    On November 20, 1995, the Seagate Board approved grants of Stock Purchase Rights covering 777,500 shares of Seagate's Common Stock to the Executives at a purchase price of $0.01 per share, subject to Seagate stockholder approval of the amendments to the Plan described above and the amendment of the registration statement covering the sale of shares under the Plan.

ADMINISTRATION

    (a) PROCEDURE. The Plan is administered by (i) the Seagate Board if the Seagate Board may administer the Plan in compliance with Rule 16b-3 of the Securities Exchange Act of 1934 ("Rule 16b-3"), or (ii) a committee (the
"Committee") designated by the Seagate Board to administer the Plan, which Committee shall be constituted to permit the Plan to comply with Rule 16b-3. Once appointed, the Committee continues to serve until otherwise directed by the Seagate Board. Subject to the preceding sentence, from time to time the Seagate Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan.

    (b) POWERS OF THE SEAGATE BOARD. Subject to the provisions of the Plan, the Seagate Board has the authority in its discretion (i) to interpret the Plan,
(ii) to prescribe, amend and rescind rules and regulations relating to the Plan,
(iii) with the consent of the holder, to modify or amend such holder's written Stock Purchase Agreement, (iv) to authorize any person to execute on behalf of Seagate any instrument required to effect the Plan, and (v) to make other determinations deemed necessary or advisable for the administration of the Plan.

    (c) EFFECT OF THE SEAGATE BOARD'S DECISION. All decisions, determinations and interpretations of the Seagate Board shall be final and binding on the Executives.

ELIGIBILITY

    Stock Purchase Rights may be granted to the Executives in the discretion of the Seagate Board.

PARTICIPATION IN THE PLAN

    Eligible Executives become participants in the Plan by delivering to Seagate an executed Stock Purchase Agreement.

TERM OF PLAN

    The Plan became effective upon adoption by the Seagate Board on December 21, 1989. The Plan continues in effect for an indefinite term unless terminated by the Seagate Board. (See "-- Amendment and Termination of the Plan" below.)

EXERCISABILITY AND NON-TRANSFERABILITY OF STOCK PURCHASE RIGHTS

    Stock Purchase Rights granted to an Executive pursuant to the Plan must be exercised within sixty (60) days after the later to occur of Seagate Board approval of the grant of the Stock Purchase Right or delivery of notice of such grant. Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner and shall expire immediately upon the death of an Executive or the termination of such Executive's employment with Seagate.

REPURCHASE OPTION; VESTING

    Under the Plan, the Seagate Board has the discretion to determine the terms and conditions that apply to Stock Purchase Rights, including any vesting restrictions. It is anticipated that, at least initially, shares purchased under the Plan will be subject to a Seagate repurchase right that lapses based upon the purchaser's continued employment with Seagate over a predetermined period of time. In the event of the Executive's termination or cessation of employment or association with Seagate or any subsidiary in which Seagate has a majority ownership interest for any reason whatsoever, with or without cause (including death or disability), Seagate will, upon the date of such termination, have an irrevocable, exclusive option to repurchase (the "Repurchase Option") at the original purchase price all or any portion of the shares held by the Executive that are subject to the Repurchase Option as of such date (the "Unvested Shares"). The shares held by the Executive will be released from the Repurchase Option according to the vesting schedule contained in the Executive's Stock Purchase Agreement.

    Within 90 days after the date of the Executive's termination of employment by Seagate, Seagate must notify the Executive as to whether it wishes to repurchase the Unvested Shares pursuant to the exercise of the Repurchase Option. If Seagate elects to repurchase said shares, it will set a date for the closing of the transaction at a place specified by Seagate not later than 30 days from the date of such notice.

    Except for certain transfers to descendants and spouses, the Executive will not transfer by sale, assignment, hypothecation, donation or otherwise any of the shares or any interest therein prior to the release of such shares from the Repurchase Option.

    Seagate's Repurchase Option may be assigned in whole or in part to any stockholder or stockholders of Seagate or other persons or organizations.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

    Subject to any required action by the stockholders of Seagate, the number of shares of Seagate Common Stock which have been authorized for issuance under the Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares of Seagate Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Seagate Common Stock, or any other increase or decrease in the number of issued shares of Seagate Common Stock effected without receipt of consideration by Seagate; provided, however, that the conversion of any convertible securities of Seagate shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

ESTIMATE OF BENEFITS

    The  grant  of  Stock Purchase  Rights  under  the Plan  is  subject  to the discretion of the Seagate Board. As of the date of this Joint Proxy Statement/Prospectus, other than as indicated below, there has been no determination with respect to future awards under the Plan. The amounts that were awarded by the Board on November 20, 1995, subject to the approval of Seagate's stockholders, are as follows:

                                                                           NUMBER OF
NAME AND POSITION                                                           SHARES
-------------------------------------------------------------------------  ---------
Alan F. Shugart                                                              150,000
Chairman, President and
Chief Executive Officer
Bernardo D. Carballo                                                          76,500
Executive Vice President, Sales,
Marketing, Product Line Management
 and Customer Service
Brendan C. Hegarty                                                            76,500
Executive Vice President and
Chief Operating Officer,
Components Group
Ronald D. Verdoorn                                                            76,500
Executive Vice President and
Chief Operating Officer,
Storage Products Group
Donald L. Waite                                                               75,000
Executive Vice President,
Chief Administrative Officer and
Chief Financial Officer
All Executive Officers as a Group                                            531,000
(6 Persons)
All Other Employees                                                          246,500
(7 Persons)

    Non-Employee directors are not eligible to participate in the Plan.

AMENDMENT AND TERMINATION OF THE PLAN

    (a)  AMENDMENT AND TERMINATION.   The Seagate Board  may at any time  amend,
alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Executive under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 (or any other applicable law or regulation), Seagate shall obtain Seagate stockholder approval of any Plan amendment in such a manner and to such a degree as required.

    (b) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect shares already subject to the Stock Purchase Agreements, except as provided in such agreements.

TAX INFORMATION

    The following is only a summary of the effect of the Federal income tax consequences of transactions under the Plan based on Federal securities and income tax law in effect on January 1, 1995. This summary is not intended to be exhaustive, and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or foreign country in which an Executive may reside.

    An executive will not recognize any taxable income at the time he or she is granted a Stock Purchase Right. However, because the shares purchased pursuant to a Stock Purchase Right are subject to a substantial risk of forfeiture at the time of exercise, the Executive will recognize ordinary income for tax purposes as and when such shares vest, measured at that time by the excess of the then fair market value of the shares over the purchase price. The date of taxation (and the date of measurement of taxable ordinary income) and the commencement of the purchaser's long-term capital gain holding period may be accelerated to the date the shares are purchased if the Executive files an election under Section 83(b) of the Code. Income recognized by an Executive at the time the shares vest, or in the case of an Executive who makes a Section 83(b) election, at the time the shares are purchased, is considered wages subject to regular income and employment tax withholding. Upon resale of such shares by the Executive, any difference between the sales price and the purchase price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss. Capital losses are allowed in full against capital gains plus $3,000 of other income. Subject to the limitation on deductibility imposed under Section 162(m) of the Code, which applies to compensation paid to certain Executives, Seagate will be entitled to a tax deduction in the same amount and at the same time that the Executive recognizes ordinary income with respect to shares purchased under the Plan.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders of Seagate which are intended to be presented by such stockholders at Seagate's 1996 Annual Meeting of Stockholders must be received by the Secretary of Seagate no later than May 24, 1996 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

    Proposals of stockholders of Conner to be presented by such stockholders at Conner's 1996 Annual Meeting of Stockholders (if the Merger is not consummated) must have been received by the Secretary of Conner no later than November 22, 1995 in order to be included in the proxy statement and form of proxy relating to that meeting.

                        ADJOURNMENT OF SPECIAL MEETINGS

ADJOURNMENT OF SEAGATE MEETING
    In the event that there are not sufficient votes to approve the issuance of shares of Seagate Common Stock pursuant to the Merger Agreements at the time of the Seagate Meeting, such proposal could not be approved unless the Seagate Meeting were adjourned in order to permit further solicitation of proxies from holders of Seagate Common Stock. Proxies that are being solicited by the Seagate Board grant the discretionary authority to vote for any such adjournment, if necessary. If it is necessary to adjourn the Seagate Meeting and the adjournment is for a period of less than 30 days, no notice of the time and place of the adjourned meeting is required to be given to stockholders other than an announcement of such time and place at the Seagate Meeting. A majority of the shares represented and voting at the Seagate Meeting is required to approve any such adjournment, provided that a quorum is present. If a quorum is not present, then either the chairman of the meeting or the stockholders entitled to vote at the meeting may adjourn the meeting.

ADJOURNMENT OF CONNER MEETING
    In the event that there are not sufficient votes to approve and adopt the Merger Agreements at the time of the Conner Meeting, such proposal could not be approved unless the Conner Meeting were adjourned in order to permit further solicitation of proxies from Conner stockholders. Proxies that are being solicited by the Conner Board grant the discretionary authority to vote for any such adjournment, if necessary. If it is necessary to adjourn the Conner Meeting and the adjournment is for a period of less than 30 days, no notice of the time and place of the adjourned meeting is required to be given to stockholders other than an announcement of such time and place at the Conner Meeting. A majority of the voting power represented and voting at the Conner Meeting is required to approve any such adjournment, provided that a quorum is present. If a quorum is not present, then either the chairman of the meeting or the stockholders entitled to vote at the meeting may adjourn the meeting.

                                    EXPERTS

    The consolidated financial statements of Seagate incorporated by reference in Seagate's Annual Report (Form 10-K) for the year ended June 30, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements incorporated in this Joint Proxy Statement/Prospectus by reference to the Annual Report on Form 10-K, as amended by the Form 10-K/A filed on November 15, 1995, of Conner for the year ended December 31, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

    The validity of the shares of Common Stock offered hereby and the federal income tax consequences in connection with the Merger will be passed upon for Seagate by Wilson, Sonsini, Goodrich & Rosati, P.C. The federal income tax consequences in connection with the Merger will be passed upon for Conner by Wachtell, Lipton, Rosen & Katz.

                                                                      APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION
                                     AMONG
                           SEAGATE TECHNOLOGY, INC.,
                         ATHENA ACQUISITION CORPORATION
                                      AND
                            CONNER PERIPHERALS, INC.

                                OCTOBER 3, 1995

                               TABLE OF CONTENTS

                                                                                                                  PAGE
                                                                                                                ---------
ARTICLE 1 -- THE MERGER.......................................................................................        A-1
    1.1     The Merger........................................................................................        A-1
    1.2     Effective Time of the Merger......................................................................        A-1
    1.3     Closing...........................................................................................        A-1
    1.4     Effects of the Merger.............................................................................        A-2
    1.5     Certificate of Incorporation and Bylaws of Surviving Corporation..................................        A-2
    1.6     Tax-Free Reorganization; Pooling of Interests.....................................................        A-2
ARTICLE 2 -- EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF
             CERTIFICATES.....................................................................................        A-2
    2.1     Effect on Capital Stock...........................................................................        A-2
            (a)        Capital Stock of Sub...................................................................        A-2
            (b)        Cancellation of Certain Shares of Conner Common Stock..................................        A-2
            (c)        Exchange Ratio for Conner Common Stock.................................................        A-2
            (d)        Adjustment of Exchange Ratio...........................................................        A-3
    2.2     Exchange of Certificates..........................................................................        A-3
            (a)        Exchange Agent.........................................................................        A-3
            (b)        Exchange Procedures....................................................................        A-3
            (c)        Distributions with Respect to Unsurrendered Certificates...............................        A-3
            (d)        No Further Ownership Rights in Conner Common Stock.....................................        A-4
            (e)        No Issuance of Fractional Shares.......................................................        A-4
            (f)        Termination of Exchange Fund...........................................................        A-4
            (g)        No Liability...........................................................................        A-4
            (h)        Lost, Stolen or Destroyed Certificates.................................................        A-4
    2.3     Taking of Necessary Action; Further Action........................................................        A-5
ARTICLE 3 -- REPRESENTATIONS AND WARRANTIES OF CONNER.........................................................        A-5
    3.1     Organization and Qualification; Subsidiaries......................................................        A-5
    3.2     Certificate of Incorporation and Bylaws...........................................................        A-5
    3.3     Capitalization....................................................................................        A-6
    3.4     Authority Relative to this Agreement..............................................................        A-6
    3.5     No Conflict; Required Filings and Consents........................................................        A-7
    3.6     Compliance; Permits...............................................................................        A-7
    3.7     SEC Filings; Financial Statements.................................................................        A-8
    3.8     Absence of Certain Changes or Events..............................................................        A-8
    3.9     No Undisclosed Liabilities........................................................................        A-8
    3.10    Absence of Litigation.............................................................................        A-9
    3.11    Employee Benefit Plans............................................................................        A-9
    3.12    Labor Matters.....................................................................................       A-10
    3.13    Registration Statement; Proxy Statement...........................................................       A-10
    3.14    Restrictions on Business Activities...............................................................       A-10
    3.15    Title to Property.................................................................................       A-10
    3.16    Taxes.............................................................................................       A-11
    3.17    Environmental Matters.............................................................................       A-11
    3.18    Brokers...........................................................................................       A-12
    3.19    Intellectual Property.............................................................................       A-12
    3.20    Pooling Matters...................................................................................       A-12
    3.21    Conner Rights Agreement...........................................................................       A-12
    3.22    Insurance.........................................................................................       A-12
    3.23    Opinion of Financial Advisor......................................................................       A-13
    3.24    Board Approval....................................................................................       A-13

                                                                                                                  PAGE
                                                                                                                ---------
    3.25    Vote Required.....................................................................................       A-13
    3.26    Section 203 of the Delaware Statute Not Applicable................................................       A-13
    3.27    Conner Ownership of Seagate Common Stock; Seagate Not an Acquiring Person.........................       A-13
ARTICLE 4 -- REPRESENTATIONS AND WARRANTIES OF SEAGATE AND SUB................................................       A-13
    4.1     Organization and Qualification; Subsidiaries......................................................       A-13
    4.2     Certificate of Incorporation and Bylaws...........................................................       A-14
    4.3     Capitalization....................................................................................       A-14
    4.4     Authority Relative to this Agreement..............................................................       A-15
    4.5     No Conflict; Required Filings and Consents........................................................       A-15
    4.6     Compliance; Permits...............................................................................       A-16
    4.7     SEC Filings; Financial Statements.................................................................       A-16
    4.8     Absence of Certain Changes or Events..............................................................       A-17
    4.9     No Undisclosed Liabilities........................................................................       A-17
    4.10    Absence of Litigation.............................................................................       A-17
    4.11    Employee Benefit Plans............................................................................       A-17
    4.12    Labor Matters.....................................................................................       A-18
    4.13    Registration Statement; Proxy Statement...........................................................       A-18
    4.14    Restrictions on Business Activities...............................................................       A-18
    4.15    Title to Property.................................................................................       A-19
    4.16    Taxes.............................................................................................       A-19
    4.17    Environmental Matters.............................................................................       A-19
    4.18    Brokers...........................................................................................       A-20
    4.19    Intellectual Property.............................................................................       A-20
    4.20    Pooling Matters...................................................................................       A-20
    4.21    Insurance.........................................................................................       A-20
    4.22    Opinion of Financial Advisor......................................................................       A-21
    4.23    Board Approval....................................................................................       A-21
    4.24    Vote Required.....................................................................................       A-21
    4.25    Interim Operations of Sub.........................................................................       A-21
    4.26    Section 203 of the Delaware Statute Not Applicable................................................       A-21
    4.27    Seagate Ownership of Conner Common Stock..........................................................       A-21
ARTICLE 5 -- CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME; ADDITIONAL AGREEMENTS..........................
                                                                                                                     A-21
    5.1     Information and Access............................................................................       A-21
    5.2     Conduct of Business of the Companies..............................................................       A-22
    5.3     Negotiation With Others...........................................................................       A-24
    5.4     Preparation of S-4 and the Proxy Statement; Other Filings.........................................       A-25
    5.5     Advice of Changes; SEC Filings....................................................................       A-26
    5.6     Letter of Conner's Independent Auditors...........................................................       A-26
    5.7     Letter of Seagate's Independent Auditors..........................................................       A-26
    5.8     Stockholders Meetings.............................................................................       A-26
    5.9     Agreements to Take Reasonable Action..............................................................       A-26
    5.10    Consents..........................................................................................       A-27
    5.11    NYSE Listing......................................................................................       A-27
    5.12    Public Announcements..............................................................................       A-27
    5.13    Affiliates........................................................................................       A-27
    5.14    Conner Options....................................................................................       A-28
    5.15    Conner Employee Stock Purchase Plan...............................................................       A-28
    5.16    Indemnification and Insurance.....................................................................       A-29
    5.17    Notification of Certain Matters...................................................................       A-30
    5.18    Pooling Accounting................................................................................       A-30

                                                                                                                  PAGE
                                                                                                                ---------
    5.19    Conner Debentures.................................................................................       A-30
    5.20    Benefit Plans Generally...........................................................................       A-30
ARTICLE 6 -- CONDITIONS PRECEDENT.............................................................................       A-30
    6.1     Conditions to Each Party's Obligation to Effect the Merger........................................       A-30
            (a)        HSR Act................................................................................       A-31
            (b)        Stockholder Approval...................................................................       A-31
            (c)        Effectiveness of the S-4...............................................................       A-31
            (d)        Governmental Entity Approvals..........................................................       A-31
            (e)        No Injunctions or Restraints; Illegality...............................................       A-31
            (f)        Tax Opinions...........................................................................       A-31
            (g)        Pooling-of-Interests Accounting Treatment..............................................       A-31
            (h)        NYSE Listing...........................................................................       A-31
    6.2     Conditions of Obligations of Seagate and Sub......................................................       A-31
            (a)        Representations and Warranties.........................................................       A-31
            (b)        Performance of Obligations of Conner...................................................       A-32
            (c)        Consents...............................................................................       A-32
    6.3     Conditions of Obligation of Conner................................................................       A-32
            (a)        Representations and Warranties.........................................................       A-32
            (b)        Performance of Obligations of Seagate and Sub..........................................       A-32
            (c)        Consents...............................................................................       A-32
ARTICLE 7 -- TERMINATION......................................................................................       A-32
    7.1     Termination.......................................................................................       A-32
    7.2     Effect of Termination.............................................................................       A-34
    7.3     Fees and Expenses.................................................................................       A-34
ARTICLE 8 -- GENERAL PROVISIONS...............................................................................       A-34
    8.1     Amendment.........................................................................................       A-34
    8.2     Extension; Waiver.................................................................................       A-35
    8.3     Nonsurvival of Representations, Warranties and Agreements.........................................       A-35
    8.4     Entire Agreement..................................................................................       A-35
    8.5     Severability......................................................................................       A-35
    8.6     Notices...........................................................................................       A-35
    8.7     Headings..........................................................................................       A-36
    8.8     Counterparts......................................................................................       A-36
    8.9     Benefits; Assignment..............................................................................       A-36
    8.10    Governing Law.....................................................................................       A-36
EXHIBITS
    A       Conner Stock Option Agreement
    B       Form of Agreement of Merger
    C       Form of Conner Affiliate Agreement
    D       Form of Seagate Affiliate Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

    THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is dated as of October 3, 1995, among SEAGATE TECHNOLOGY, INC., a Delaware corporation ("Seagate"), ATHENA ACQUISITION CORPORATION, a Delaware corporation and wholly-owned subsidiary of Seagate ("Sub"), and CONNER PERIPHERALS, INC., a Delaware corporation ("Conner"). Seagate and Conner are sometimes referred to individually as a "Company" and collectively as the "Companies."

                                   RECITALS:

    A. The Boards of Directors of Conner, Seagate and Sub have each approved the terms and conditions of the business combination between Seagate and Conner to be effected by the merger (the "Merger") of Sub with and into Conner, pursuant to the terms and subject to the conditions of this Agreement and the General Corporation Law of the State of Delaware (the "Delaware Statute").

    B. Concurrently herewith and as a condition and inducement to Seagate's willingness to enter into this Agreement, Seagate and Conner are entering into a Conner Stock Option Agreement in the form attached as EXHIBIT A (the "Conner Option Agreement"), pursuant to which Conner is granting to Seagate an option to purchase shares of Common Stock of Conner upon the occurrence of certain conditions.

    C. The Boards of Directors of Conner and Seagate have each approved the Conner Option Agreement.

    NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE 1
                                   THE MERGER

    1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement and the Agreement of Merger in substantially the form attached as EXHIBIT B (the "Merger Agreement") and in accordance with the Delaware Statute, Sub shall be merged with and into Conner. The Merger Agreement provides for the mode of consummating the Merger and the effects thereof. Conner and Sub shall execute the Merger Agreement immediately prior to the Closing. Following the Merger, Conner shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Sub shall cease. Sub and Conner are collectively referred to as the "Constituent Corporations." Unless the context otherwise requires, the term "Agreement" includes the Merger Agreement.

    1.2 EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement and the Merger Agreement, the Merger Agreement, together with any required certificates, shall be duly filed in accordance with the Delaware Statute simultaneously with or as soon as practicable following the Closing (as defined in Section 1.3 below). The Merger shall become effective (the "Effective Time") upon the filing of the Merger Agreement (together with any required certificates) with the Secretary of State of the State of Delaware.

    1.3  CLOSING.  Unless this Agreement shall have been terminated pursuant  to
Section 7.1, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date (the "Closing Date") to be mutually agreed upon by the parties, which date shall be no later than the third Business Day (as defined below) after all of the conditions set forth in Article 6 shall have been satisfied (or waived in accordance with Section 8.2), unless another date is agreed to in writing by the parties. The Closing shall take place at the offices of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, 94304-1050, unless another place is agreed to in writing by the parties. As used in this Agreement, "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday on which banks are permitted to close in the City and State of New York.

    1.4 EFFECTS OF THE MERGER. At the Effective Time: (i) the separate existence of Sub shall cease and Sub shall be merged with and into Conner as the Surviving Corporation, and (ii) the Merger shall have all of the effects provided by the Delaware Statute.

    1.5 CERTIFICATE OF INCORPORATION AND BYLAWS OF SURVIVING CORPORATION. At the Effective Time, (i) the Certificate of Incorporation of Conner shall be amended so that Article Fourth of such Certificate of Incorporation reads in its entirety as follows: "The total number of shares of all classes of stock which the corporation shall have authority to issue is 1,000, all of which shall consist of Common Stock, par value $.001 per share.", and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until altered, amended or repealed as provided in the Delaware Statute; (ii) the Bylaws of Sub shall become the Bylaws of the Surviving Corporation until altered, amended or repealed as provided in the Delaware Statute or in the Certificate of Incorporation or Bylaws of the Surviving Corporation; (iii) the directors of Sub shall become the initial directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed as provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation; and
(iv) the officers of Sub shall become the initial officers of the Surviving Corporation.

    1.6 TAX-FREE REORGANIZATION; POOLING OF INTERESTS. The parties intend that the Merger be treated as a tax free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and to be accounted for as a pooling of interests pursuant to Opinion No. 16 of the Accounting Principles Board.

                                   ARTICLE 2
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

    2.1 EFFECT ON CAPITAL STOCK. At the Effective Time, subject and pursuant to the terms of this Agreement and the Merger Agreement, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of any shares of capital stock of the Constituent Corporations:

        (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of the common stock, $.001 par value, of Sub shall be converted into one share of common stock, $.001 par value, of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of common stock of the Surviving Corporation.

        (b) CANCELLATION OF CERTAIN SHARES OF CONNER COMMON STOCK. Each share of Conner Common Stock (as defined in Section 2.1(c)) that is owned by Conner as treasury stock and each share of Conner Common Stock that is owned by Seagate, Sub or any other subsidiary of Seagate or Conner shall be canceled and no capital stock of Seagate or other consideration shall be delivered in exchange therefor.

        (c) EXCHANGE RATIO FOR CONNER COMMON STOCK. Each share of common stock, $.001 par value, of Conner ("Conner Common Stock") issued and outstanding at the Effective Time (other than shares canceled pursuant to Section 2.1(b)), including the corresponding right (the "Conner Right") to purchase one one-hundredth of a share of Preferred Stock, $.001 par value (the "Conner Series A Preferred") of Conner pursuant to the terms of the Preferred Shares Rights Agreement dated as of November 29, 1994, between Conner and The First National Bank of Boston as Rights Agent, as it may be amended from time to time (the "Conner Rights Agreement"), shall be converted into the right to receive 0.442 shares of common stock, $.01 par value, of Seagate ("Seagate Common Stock") (the "Exchange Ratio"). Prior to the Distribution Date (as defined in the Conner Rights Agreement) and unless the context otherwise requires, all references in this Agreement to the Conner Common Stock shall be deemed to include the Conner Rights.

        (d) ADJUSTMENT OF EXCHANGE RATIO. If between the date of this Agreement and the Effective Time, the outstanding shares of Seagate Common Stock or Conner Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, stock dividend, stock combination, exchange of shares, readjustment or otherwise, then the Exchange Ratio shall be correspondingly adjusted; PROVIDED, HOWEVER, that any such changes shall be subject to Section 5.2 below.

    2.2  EXCHANGE OF CERTIFICATES.

        (A) EXCHANGE AGENT. Prior to the Closing Date, Seagate shall select a bank or trust company reasonably acceptable to Conner to act as exchange agent (the "Exchange Agent") in the Merger. Promptly after the Effective Time, Seagate shall deposit with the Exchange Agent, for the benefit of the holders of shares of Conner Common Stock, for exchange in accordance with this Article 2 and the Merger Agreement, certificates representing the shares of Seagate Common Stock (such shares of Seagate Common Stock, together with any dividends or distributions with respect thereto, are referred to as the "Exchange Fund") issuable pursuant to this Article 2 and the Merger Agreement in exchange for outstanding shares of Conner Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 2.2(e).

        (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record (other than Conner, any subsidiary of Conner, Sub, Seagate and any other subsidiary of Seagate) (including holders of record pursuant to purchases made under the Conner Purchase Plan (as defined in Section 5.15) immediately prior to the Effective Time pursuant to Section 5.15) of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Conner Common Stock (collectively, the "Certificates") whose shares are being converted into Seagate Common Stock pursuant to
    Section 2.1(c) of this Agreement and the provisions of the Merger Agreement,
    (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Seagate and Conner may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Seagate Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Seagate Common Stock which such holder has the right to receive pursuant to the provisions of this Article 2 and the Merger Agreement, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Conner Common Stock which is not registered on the transfer records of Conner, a certificate representing the proper number of shares of Seagate Common Stock may be issued to a transferee if the Certificate representing such Conner Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2 and the Merger Agreement, each Certificate shall be deemed, on and after the Effective Time, to represent only the right to receive upon such surrender the certificate representing shares of Seagate Common Stock and cash in lieu of any fractional shares of Seagate Common Stock as contemplated by this Article 2, the Merger Agreement and the Delaware Statute.

        (c) DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES. No dividends or other distributions declared or made after the Effective Time with respect to Seagate Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Seagate Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) or the Merger Agreement until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect, if any, of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Seagate Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Seagate Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the Merger Agreement and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Seagate Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Seagate Common Stock.

        (d) NO FURTHER OWNERSHIP RIGHTS IN CONNER COMMON STOCK. All shares of Seagate Common Stock issued upon the surrender for exchange of shares of Conner Common Stock in accordance with the terms of this Article 2 and the Merger Agreement (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Conner Common Stock. There shall be no further registration of transfers on the stock transfer books of the
    Surviving Corporation of the shares of Conner Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2 and the Merger Agreement.

        (e) NO ISSUANCE OF FRACTIONAL SHARES. No certificates or scrip for fractional shares of Seagate Common Stock shall be issued, but in lieu thereof each holder of shares of Conner Common Stock who would otherwise be entitled to receive certificates or scrip for a fraction of a share of Seagate Common Stock shall receive from Seagate, at such time as such holder shall receive a certificate representing shares of Seagate Common Stock, an amount of cash equal to the per share market value of Seagate Common Stock determined by multiplying (i) the closing price of a share of Seagate Common Stock as reported on the New York Stock Exchange, Inc. (the "NYSE") composite tape on the last full trading day prior to the Effective Time by
    (ii) the fraction of a share of Seagate Common Stock to which such holder would otherwise be entitled. The fractional share interests of each stockholder of Conner shall be aggregated, so that no Conner stockholder shall receive cash in an amount equal to or greater than the value of one full share of Seagate Common Stock.

        (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the stockholders of Conner for twelve months after the Effective Time shall be delivered to Seagate, upon demand, and any former stockholders of Conner who have not previously complied with this
    Article 2 and the Merger Agreement shall thereafter look only to Seagate for payment of their claim for Seagate Common Stock, any cash in lieu of fractional shares of Seagate Common Stock and any dividends or distributions with respect to Seagate Common Stock.

        (g) NO LIABILITY. Neither the Exchange Agent, Seagate, Sub nor Conner shall be liable to any holder of shares of Conner Common Stock or Seagate Common Stock, as the case may be, for shares (or dividends or distributions with respect thereto) from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        (h) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates evidencing shares of Conner Common Stock shall have been lost, stolen or destroyed, the holder of such lost, stolen or destroyed Certificate(s) shall execute an affidavit of that fact upon request. The holder of any such lost, stolen or destroyed Certificate(s) shall also deliver a bond in such sum as Seagate may reasonably require as indemnity against any claim that may be made against Seagate or the

    Exchange Agent with respect to the Certificate(s) alleged to have been lost, stolen or destroyed. The affidavit and any bond which may be required hereunder shall be delivered to the Exchange Agent, who shall be responsible for making payment for such lost, stolen or destroyed Certificate(s).

    2.3 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Conner and Sub, the officers and directors of Conner and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF CONNER

    Conner represents and warrants to Seagate and Sub, except as set forth in the Conner SEC Reports (as defined in Section 3.7(a)) or the disclosure letter delivered by Conner to Seagate on or prior to the date of this Agreement (the "Conner Disclosure Letter"), as follows:

    3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. (i) Each of Conner and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Conner and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). Each of Conner and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect. When used in connection with Conner or any of its subsidiaries, the term "Material Adverse Effect" means any change, event or effect that is materially adverse to the business, assets (including intangible assets), liabilities, financial condition or results of operations of Conner and its subsidiaries taken as a whole; PROVIDED, HOWEVER, that a "Material Adverse Effect" shall not include any adverse effect on the revenues or gross margins of Conner (or the direct consequences thereof) following the date of this Agreement which is attributable to (i) a delay of, reduction in or cancellation or change in the terms of product orders by customers of Conner or (ii) an increase in the price of, a delay of, reduction in or cancellation of or change in terms with respect to products or components supplied by vendors of Conner, which in either case is attributable to the transactions contemplated by this Agreement. Other than wholly-owned subsidiaries and except as permitted after the date of this Agreement under Section 5.2 of this Agreement, Conner does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

    3.2 CERTIFICATE OF INCORPORATION AND BYLAWS. Conner has previously furnished to Seagate a complete and correct copy of its Certificate of Incorporation and Bylaws as amended to date. Such Certificate of Incorporation, Bylaws and equivalent organizational documents of each of its subsidiaries are in full force and effect. Neither Conner nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

    3.3 CAPITALIZATION. The authorized capital stock of Conner consists of 100,000,000 shares of Conner Common Stock and 20,000,000 shares of Preferred Stock ("Conner Preferred Stock"), each having a par value of $.001 per share, of Conner. At the close of business on September 2, 1995, (i) 53,436,131 shares of Conner Common Stock were issued and outstanding all of which are validly issued, fully paid and nonassessable, (ii) no shares of Conner Common Stock were held in treasury by Conner or by subsidiaries of Conner, (iii) 2,328,643 shares of Conner Common Stock were available for future issuance pursuant to Conner's employee stock purchase plan, (iv) 7,168,859 shares of Conner Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Conner Common Stock under the Conner 1986 Incentive Stock Plan, as amended (the "1986 Plan"), the 1981 Archive Incentive Stock Plan and 1981 Archive Nonqualified Stock Plan (the "Archive Plans"), and the Conner 1995 Director Stock Plan (the "1995 Plan"), (v) 5,901,585 shares of Conner Common Stock were available for future grant under the 1986 Plan, the Archive Plans and the 1995 Plan, (vi) 783,000 shares of Conner Common Stock were available for future issuance under the Conner 1992 Restricted Stock Plan, (vii) 20,116,353 shares of Conner Common Stock were reserved for future issuance upon conversion of Conner Debentures (as defined in Section 5.19) and (viii) 8,015,420 shares of Conner Common Stock were reserved for future issuance pursuant to the Conner Option Agreement. As of the date hereof, no shares of Conner Preferred Stock were issued or outstanding and 1,000,000 shares of Conner Series A Preferred were reserved for issuance upon exercise of the Conner Rights. No change in such capitalization has occurred between September 2, 1995 and the date hereof except
(A) the issuance of shares of Conner Common Stock pursuant to the exercise of outstanding options, (B) shares issued under Conner's employee stock purchase plan, (C) shares issued upon conversion of Conner Debentures and (D) the issuance of options as permitted under Section 5.2(c) hereof (and exercise of such options). Except as set forth in this Section 3.3 and except for the options (the "Arcada Options") to acquire common stock of Arcada ("Arcada Common Stock") listed on the Conner Disclosure Letter, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Conner or any of its subsidiaries or obligating Conner or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Conner or any of its subsidiaries. All shares of Conner Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Other than with respect to the Arcada Options and such actions as are permitted under
Section 5.2, there are no obligations, contingent or otherwise, of Conner or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Conner Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of obligations of subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock (other than directors' qualifying shares) of each of Conner's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, other than the shares subject to the Arcada Options, all such shares (other than directors' qualifying shares) are owned by Conner or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Conner's voting rights, charges or other encumbrances of any nature whatsoever.

    3.4    AUTHORITY  RELATIVE TO  THIS  AGREEMENT.   Conner  has  all necessary
corporate power and authority to execute and deliver this Agreement and the Conner Option Agreement and to perform its obligations hereunder and thereunder and, subject to obtaining the approval of the stockholders of Conner of the Merger, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Conner Option Agreement by Conner and the consummation by Conner of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Conner and no other corporate proceedings on the part of Conner are necessary to authorize this Agreement, the Conner Option Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by holders of a majority of the outstanding shares of Conner Common

Stock in accordance with the Delaware Statute and Conner's Certificate of Incorporation and Bylaws). This Agreement and the Conner Option Agreement have been duly and validly executed and delivered by Conner and, assuming the due authorization, execution and delivery by Seagate and Sub, constitute legal and binding obligations of Conner, enforceable against Conner in accordance with their respective terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (ii) the availability of injunctive relief and other equitable remedies. The Merger Agreement, when executed and delivered by Conner as contemplated hereby, will be duly executed and delivered by Conner and when approved by the stockholders of Conner and assuming the due authorization, execution and delivery by Sub, will be the valid and binding obligation of Conner, enforceable against Conner in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (ii) the availability of injunctive relief and other equitable remedies.

    3.5  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

    (a) The execution and delivery of this Agreement and the Conner Option Agreement by Conner do not, and the performance of this Agreement and the Conner Option Agreement by Conner shall not, (i) conflict with or violate the Certificate of Incorporation or Bylaws or equivalent organizational documents of Conner or any of its subsidiaries, (ii) subject to obtaining the approval of Conner's stockholders of the Merger and compliance with the requirements set forth in Section 3.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Conner or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Conner's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Conner or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Conner or any of its subsidiaries is a party or by which Conner or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such breaches, defaults or other occurrences that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Conner Disclosure Letter lists all material consents, waivers and approvals under any of Conner's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby and by the Conner Option Agreement.

    (b) The execution and delivery of this Agreement and the Conner Option Agreement by Conner do not, and the performance of this Agreement by Conner shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except (A) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), the pre-merger notification requirements (the "HSR Approval") of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and of foreign Governmental Entities and the rules and regulations thereunder, the NYSE rules and regulations and the filing and recordation of the Merger Agreement as required by the Delaware Statute and (B) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (i) would not prevent consummation of the Merger or otherwise prevent Conner from performing its obligations under this Agreement or
(ii) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    3.6  COMPLIANCE; PERMITS.

    (a) Neither Conner nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Conner or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Conner or any of its subsidiaries is a party or by which Conner or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of Conner, no investigation or review by any governmental or regulatory body or authority is pending or threatened against Conner or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (b) Conner and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to operation of the business of Conner and its subsidiaries taken as a whole (collectively, the "Conner Permits"). Conner and its subsidiaries are in compliance with the terms of the Conner Permits, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    3.7  SEC FILINGS; FINANCIAL STATEMENTS.

    (a) Conner has made available to Seagate a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Conner with the Securities and Exchange Commission ("SEC") on or after January 1, 1992 and prior to the date of this Agreement (the "Conner SEC Reports"), which are all the forms, reports and documents required to be filed by Conner with the SEC since January 1, 1992. The Conner SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Conner's subsidiaries is required to file any reports or other documents with the SEC.

    (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Conner SEC Reports was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Conner and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to adjustments which were not or are not expected to be material in amount.

    (c) Conner has previously furnished to Seagate a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Conner with the SEC pursuant to the Securities Act or the Exchange Act.

    3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1994, Conner and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any Material Adverse Effect or (ii) any material change by Conner in its accounting methods, principles or practices except as required by concurrent changes in GAAP.

    3.9 NO UNDISCLOSED LIABILITIES. Neither Conner nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Conner and its subsidiaries taken as a whole, except liabilities (i) provided for in Conner's balance sheet as of December 31, 1994, or (ii) incurred since December 31, 1994 in the ordinary course of business, none of which are material to the business, results of operations or financial condition of Conner and its subsidiaries, taken as a whole.

    3.10 ABSENCE OF LITIGATION. There are no claims, actions, suits or proceedings pending or, to the best knowledge of Conner, threatened (or, to the best knowledge of Conner, any investigation pending or threatened) against Conner or any of its subsidiaries, or any properties or rights of Conner or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

    3.11  EMPLOYEE BENEFIT PLANS.

    (a) Section 3.11 of the Conner Disclosure Letter lists, with respect to Conner, any trade or business (whether or not incorporated) which is treated as a single employer with Conner (an "ERISA Affiliate") within the meaning of
Section 414(b), (c), (m) or (o) of the Code or any subsidiary of Conner (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) all loans to employees in excess of $100,000, loans to officers, and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, material bonus, material deferred compensation and material incentive plans, programs or arrangements, (iii) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Conner and that do not generally apply to all employees, and (iv) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Conner of greater than $50,000 remain for the benefit of, or relating to, any employee, consultant or director of Conner (together, the plans and arrangements described in (i) through (iv) above are referred to as the "Conner Employee Plans"), and a copy of each such Conner Employee Plan and each summary plan description and annual report on the Form 5500 series required to be filed with any government agency for each Conner Employee Plan for the three most recent Plan years has been made available to Seagate.

    (b) (i) None of the Conner Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and
Section 4975 of the Code, with respect to any Conner Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect;
(iii) all Conner Employee Plans have been administered in compliance with the requirements prescribed by any and all statutes (including ERISA and the Code, orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Internal Revenue Service or Secretary of the Treasury)), except as would not have, in the aggregate, a Material Adverse Effect and Conner and each of its subsidiaries have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Conner Employee Plans; (iv) each Conner Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code so qualifies;
(v) all material contributions required to be made by Conner or any of its subsidiaries to any Conner Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Conner Employee Plan for the current plan years; (vi) with respect to each Conner Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) no Conner Employee Plan is covered by, and neither Conner nor any subsidiary has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code.

    (c) With respect to each Conner Employee Plan, Conner has complied with the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 and the proposed regulations thereunder, except to the extent that a failure to comply would not have a Material Adverse Effect.

    (d) There are no Conner Employee Plans that provide for benefits to vest, accrue or become payable upon the occurrence of the events described in this Agreement.

    3.12 LABOR MATTERS. (i) There are no controversies pending or, to the best knowledge of each of Conner and its respective subsidiaries, threatened, between Conner or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect; (ii) as of the date of this Agreement, neither Conner nor any of subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Conner or its subsidiaries nor does Conner or its subsidiaries know of any activities or proceedings of any labor union to organize any such employees (A) as of the date of this Agreement and (B) which, as of the Closing Date, have or could reasonably be expected to have a Material Adverse Effect on Conner and its subsidiaries; and (iii) as of the date of this Agreement, neither Conner nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Conner or any of its subsidiaries (X) as of the date of this Agreement and (Y) which, as of the Closing Date, have or could reasonably be expected to have a Material Adverse Effect on Conner and its subsidiaries.

    3.13 REGISTRATION STATEMENT; PROXY STATEMENT. None of the information supplied or to be supplied by Conner for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Seagate in connection with the issuance of the Seagate Common Stock in or as a result of the Merger (the "S-4") will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the Proxy Statement (the "Proxy Statement") to be filed with the SEC by Seagate and Conner pursuant to Section
5.4 hereof will, at the dates mailed to the stockholders of Seagate and Conner, at the times of the stockholders meetings of Seagate and Conner (each a "Stockholders Meeting" and collectively, the "Stockholders Meetings") in connection with the transactions contemplated hereby and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

    3.14 RESTRICTIONS ON BUSINESS ACTIVITIES. Other than as may be permitted under Section 5.9, there is no material agreement, judgment, injunction, order or decree binding upon Conner or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Conner or any of its subsidiaries, any acquisition of property by Conner or any of its subsidiaries or the conduct of business by Conner or any of its subsidiaries as currently conducted.

    3.15 TITLE TO PROPERTY. Conner owns no material real property. Conner and each of its subsidiaries have good and defensible title to all of their material properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and all leases pursuant to which Conner or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which Conner or subsidiary has not taken adequate steps to prevent such default from occurring) except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All the plants, structures and equipment of Conner and its subsidiaries, except such as may be under construction, are in good operating condition and repair, except where the failure of such plants, structures and equipment to be in such good operating condition and repair could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    3.16 TAXES. Conner and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Conner or any of its subsidiaries is or has been a member has timely filed all Tax Returns required to be filed by it (other than those that are not, individually or in the aggregate, material), has paid all Taxes shown thereon to be due and has provided adequate accruals in all material respects in accordance with GAAP in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. In addition, (i) no material claim for unpaid Taxes has become a lien against the property of Conner or any of its subsidiaries or is being asserted against Conner or any of its subsidiaries,
(ii) no audit of any Tax Return of Conner or any of its subsidiaries is being conducted by a Tax authority (A) as of the date of this Agreement and (B) which, as of the Closing Date, has not had and could not reasonably be expected to have a Material Adverse Effect on Conner and its subsidiaries, (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by Conner or any of its subsidiaries and is currently in effect (A) as of the date of this Agreement and (B) which, as of the Closing Date, has not had and could not reasonably be expected to have a Material Adverse Effect on Conner and its subsidiaries and (iv) there is no agreement, contract or arrangement to which Conner or any of its subsidiaries is a party that may result in the payment of any amount that would not be deductible pursuant to Sections 280G, 162 or 404 of the Code. As used herein, "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

    3.17 ENVIRONMENTAL MATTERS. Except in all cases as, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, Conner and each of its subsidiaries to their respective best knowledge (i) have obtained all applicable permits, licenses and other authorizations which are required under Federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by Conner or its subsidiaries (or their respective agents); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) as of the date hereof, are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from
Conner's or any of its subsidiaries (or any of their respective agents) manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable requirements of Federal, state or local laws, rules or regulations to register any products or materials required to be registered by Conner or its subsidiaries (or any of their respective agents) thereunder.

    3.18 BROKERS. No broker, finder or investment banker (other than Goldman, Sachs & Co. ("Goldman Sachs")) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Conner.

    3.19  INTELLECTUAL PROPERTY.

    (a) Conner and its subsidiaries own, or have the right to use, sell or license all material intellectual property rights necessary or required for the conduct of their respective businesses as presently conducted (such intellectual property rights are collectively referred to as the "Conner IP Rights");

    (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any instrument or agreement governing any Conner IP Right (the "Conner IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Conner IP Right or materially impair the right of Conner and its subsidiaries or the Surviving Corporation to use, sell or license any Conner IP Right or portion thereof (except where such breaches, forfeitures or terminations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect);

    (c) neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by Conner or any of its subsidiaries or currently under development by Conner or any of its subsidiaries violates any license or agreement between Conner or any of its subsidiaries and any third party or infringes any intellectual property right of any other party; and there is no pending or, to the best knowledge of Conner, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Conner IP Right nor, to the best knowledge of Conner, is there any basis for any such claim, nor has Conner received any notice asserting that any Conner IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of Conner, is there any basis for any such assertion, except to the extent that such violation(s), or notice or basis therefor, have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and

    (d) Conner has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all material Conner IP Rights.

    3.20 POOLING MATTERS. Neither Conner nor any of its affiliates has, to its best knowledge and based upon consultation with its independent auditors, taken or agreed to take any action that (without giving effect to this Agreement, the transactions contemplated hereby or actions related thereto, or any action taken or agreed to be taken by Seagate or any of its affiliates) would prevent Seagate from accounting for the business combination to be effected by the Merger as a pooling of interests.

    3.21 CONNER RIGHTS AGREEMENT. Conner will amend prior to the Effective Time, the Conner Rights Agreement to the extent necessary to provide that the execution, delivery and performance of this Agreement and the transactions contemplated hereby will not (i) cause Seagate or any of its affiliates to become an Acquiring Person (as defined in the Conner Rights Agreement), or (ii) otherwise affect the rights of the holders of Conner Rights, including by causing such Conner Rights to separate from the underlying shares or by giving such holders the right to acquire securities of any party hereto.

    3.22 INSURANCE. Conner maintains insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Conner and its subsidiaries (collectively, the "Insurance Policies") which are of the type and in amounts customarily carried by persons conducting businesses similar to those of Conner and its subsidiaries. There is no material claim by Conner or any of its subsidiaries pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

    3.23  OPINION OF FINANCIAL ADVISOR.   Conner has been advised in writing  by
its financial advisor, Goldman Sachs, that in its opinion, as of the date of this Agreement, the Exchange Ratio is fair to the stockholders of Conner.

    3.24 BOARD APPROVAL. The Board of Directors of Conner has, as of the date of this Agreement (i) approved this Agreement, the Merger Agreement and the Conner Option Agreement and the transactions contemplated hereby and thereby,
(ii) determined that the Merger is in the best interests of the stockholders of Conner and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of Conner approve this Agreement, the Merger Agreement and the Merger.

    3.25 VOTE REQUIRED. The affirmative vote of a majority of the votes that holders of the outstanding shares of Conner Common Stock are entitled to vote thereon is the only vote of the holders of any class or series of Conner's capital stock necessary to approve this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

    3.26  SECTION 203 OF THE DELAWARE STATUTE NOT APPLICABLE.  The provisions of
Section 203 of the Delaware Statute will not, prior to the termination of this Agreement, assuming the accuracy of the representation of Seagate given in
Section 4.27 (without giving effect to the knowledge qualification thereof), apply to this Agreement or to the transactions contemplated hereby.

    3.27  CONNER  OWNERSHIP OF SEAGATE  COMMON STOCK; SEAGATE  NOT AN  ACQUIRING
PERSON. Conner and, to the best knowledge of Conner, its "affiliates" and "associates" (as defined under both Section 203 of the Delaware Statute and Rule 405 under the Securities Act) collectively beneficially own and have beneficially owned at all times during the three-year period prior to the date hereof less than 1% of the shares of Seagate Common Stock outstanding. So long as Seagate's and Sub's representations set forth in the first sentence of
Section 4.27 are accurate (without giving effect to the knowledge qualification thereof) neither the execution and delivery of this Agreement by the parties hereto nor the consummation by Seagate and Sub of the transactions contemplated hereby will cause Seagate or any of its affiliates to be within the definition of "Acquiring Person" (as such term is defined in the Conner Rights Agreement).

                                   ARTICLE 4
               REPRESENTATIONS AND WARRANTIES OF SEAGATE AND SUB

    Seagate and Sub jointly and severally represent and warrant to Conner, except as set forth in the Seagate SEC Reports (as defined in Section 4.7(a)) or the disclosure letter delivered by Seagate and Sub to Conner on or prior to the date of this Agreement (the "Seagate Disclosure Letter"), as follows:

    4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Seagate and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Seagate and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). Each of Seagate and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect. When used in connection with Seagate or any of its subsidiaries, the term "Material Adverse Effect" means any change, event or effect that is materially adverse to the business, assets (including intangible assets), liabilities, financial condition or results of operations of Seagate and its subsidiaries taken as a whole; PROVIDED, HOWEVER, that a "Material Adverse Effect" shall not include any adverse effect on the revenues or gross margins of Seagate (or the direct consequences thereof) following the date of this Agreement which are attributable to (i) a delay of, reduction in or cancellation or the change in the terms of product orders by customers of Seagate or (ii) an increase in the price of, a delay of, reduction in or cancellation of or change in terms with respect to products or components supplied by vendors of Seagate, which in either case are attributable to the transactions contemplated by this Agreement. Other than wholly-owned subsidiaries and except as permitted after the date of this Agreement under
Section 5.2 of this Agreement, Seagate does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

    4.2   CERTIFICATE  OF INCORPORATION  AND  BYLAWS.   Seagate  has  previously
furnished to Conner a complete and correct copy of its Certificate of Incorporation and Bylaws as amended to date. Such Certificate of Incorporation, Bylaws and equivalent organizational documents of each of its subsidiaries are in full force and effect. Neither Seagate nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

    4.3   CAPITALIZATION.   The authorized capital stock  of Seagate consists of
(i) 200,000,000 shares of Seagate Common Stock and of (ii) 1,000,000 shares of Preferred Stock, par value $.01 per share ("Seagate Preferred Stock"), 800,000 of which have been designated as Seagate Series A Preferred. At the close of business on September 1, 1995, (i) 72,637,095 shares of Seagate Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 209,410 shares of Seagate Common Stock were held in treasury by Seagate or by subsidiaries of Seagate, (iii) 2,366,695 shares of Seagate Common Stock were reserved for future issuance pursuant to Seagate's employee stock purchase plan, (iv) 8,000,303 shares of Seagate Common Stock were reserved for issuance upon the exercise of outstanding options ("Seagate Options") to purchase Seagate Common Stock, 7,135,532 shares of Seagate Common Stock were reserved for future grant under the 1991 Incentive Stock Option Plan (including 6,000,000 shares subject to stockholder approval at the 1995 Annual Meeting of Stockholders to be held October 26, 1995), 550,000 shares of Seagate Common Stock were reserved for future grant under the Directors' Option Plan and no shares of Seagate Common Stock were reserved for future grant under the 1984 Stock Option Plan, (v) 6,278,071 shares and 10,314,286 shares were reserved for future issuance upon conversion of Seagate's 6 3/4% Convertible Subordinated Debentures Due 2012 and 5% Convertible Subordinated Debentures Due 2003, respectively (collectively the "Seagate Debentures"). No change in such capitalization has occurred between September 1, 1995 and the date hereof except issuances of Seagate Common Stock that would be permitted pursuant to Section 5.2(c) hereof. As of the date hereof, no shares of Seagate Preferred Stock were issued or outstanding. The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.001 per share, 100 shares of which, as of the date hereof, are issued and outstanding. All of the outstanding shares of Seagate's and Sub's respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this
Section 4.3, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Seagate or any of its subsidiaries or obligating Seagate or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Seagate or any of its subsidiaries.  All  shares  of  Seagate  Common  Stock  subject  to  issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall, and the shares of
Seagate Common Stock to be issued pursuant to the Merger will be, duly authorized, validly issued, fully paid and nonassessable. Except for such actions as are permitted under Section 5.2, there are no obligations, contingent or otherwise, of Seagate or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Seagate Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of obligations of subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock (other than directors' qualifying shares) of each of Seagate's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares) are owned by Seagate or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Seagate's voting rights, charges or other encumbrances of any nature whatsoever.

    4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Seagate and Sub has all necessary corporate power and authority to execute and deliver this Agreement and the Conner Option Agreement, and to perform its obligations hereunder and thereunder, subject to obtaining the approval of Seagate's stockholders of the issuance of Seagate Common Stock in the Merger, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Conner Option Agreement by Seagate and Sub and the consummation by Seagate and Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Seagate and Sub and no other corporate proceedings on the part of Seagate or Sub are necessary to authorize this Agreement and the Conner Option Agreement, or to consummate the transactions so contemplated (other than with respect to the Merger, the approval by the holders of a majority of the outstanding shares of Seagate Common Stock of the issuance of Seagate Common Stock in the Merger in accordance with the applicable rules of the NYSE and Seagate's Certificate of Incorporation and Bylaws). This Agreement and the Conner Option Agreement have been duly and validly executed and delivered by Seagate and Sub and, assuming the due authorization, execution and delivery by Conner, constitute legal and binding obligations of Seagate and Sub, enforceable against Seagate and Sub in accordance with their respective terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (ii) the availability of injunctive relief and other equitable remedies. The Merger Agreement, when executed and delivered by Sub as contemplated hereby, will be duly executed and delivered by Sub and when approved by the stockholders of Seagate and assuming the due authorization, execution and delivery by Sub, will be the valid and binding obligation of Sub enforceable against Sub in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (ii) the availability of injunctive relief and other equitable remedies.

    4.5  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

    (a) The execution and delivery of this Agreement by Seagate and Sub and the Conner Option Agreement by Seagate do not, and the performance of this Agreement by Seagate and Sub and the Conner Option Agreement by Seagate shall not, (i) conflict with or violate the Certificate of Incorporation, Bylaws or equivalent organizational documents of Seagate or any of its subsidiaries, (ii) subject to obtaining Seagate's stockholders approval of the issuance of the shares of Seagate Common Stock in the Merger and compliance with the requirements set forth in Section 4.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Seagate or any of its subsidiaries or by which it or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Seagate's or any such subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Seagate or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seagate or any of its subsidiaries is a party or by which Seagate or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such breaches, defaults or other occurrences that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Seagate Disclosure Letter lists all material consents, waivers and approvals under any of Seagate's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated by this Agreement and the Conner Option Agreement.

    (b) The execution and delivery of this Agreement by Seagate and Sub and the Conner Option Agreement by Seagate do not, and the performance of this Agreement by Seagate and Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act and of foreign governmental entities and the rules and regulations thereunder, the NYSE rules and regulations, and the filing and recordation of the Merger Agreement as required by the Delaware Statute and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (i) would not prevent consummation of the Merger or otherwise prevent Seagate or Sub from performing their respective obligations under this Agreement or (ii) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    4.6  COMPLIANCE; PERMITS.

    (a) Neither Seagate nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Seagate or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seagate or any of its subsidiaries is a party or by which Seagate or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of Seagate, no investigation or review by any governmental or regulatory body or authority is pending or threatened against Seagate or any of its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (b) Seagate and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of Seagate and its subsidiaries taken as a whole (collectively, the "Seagate Permits"). Seagate and its subsidiaries are in compliance with the terms of the Seagate Permits, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    4.7  SEC FILINGS; FINANCIAL STATEMENTS.

    (a) Seagate has made available to Conner a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Seagate with the SEC on or after January 1, 1992 and prior to the date of this Agreement (the "Seagate SEC Reports"), which are all the forms, reports and documents required to be filed by Seagate with the SEC since January 1, 1992. The Seagate SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Seagate's subsidiaries is required to file any reports or other documents with the SEC.

    (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Seagate SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Seagate and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to adjustments which were not or are not expected to be material in amount.

    (c) Seagate has previously furnished to Conner a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Seagate with the SEC pursuant to the Securities Act or the Exchange Act.

    4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 1995, Seagate and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any Material Adverse Effect or (ii) any material change by Seagate in its accounting methods, principles or practices except as required by concurrent changes in GAAP.

    4.9 NO UNDISCLOSED LIABILITIES. Neither Seagate nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Seagate and its subsidiaries taken as a whole, except liabilities (i) provided for in Seagate's balance sheet as of June 30, 1995 or (ii) incurred since June 30, 1995 in the ordinary course of business, none of which are material to the business, results of operations or financial condition of Seagate and its subsidiaries, taken as a whole.

    4.10 ABSENCE OF LITIGATION. There are no claims, actions, suits or proceedings pending or, to the best knowledge of Seagate, threatened (or to the best knowledge of Seagate, any investigation pending or threatened) against Seagate or any of its subsidiaries, or any properties or rights of Seagate or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

    4.11  EMPLOYEE BENEFIT PLANS.

    (a) Section 4.11 of the Seagate Disclosure Letter lists, with respect to Seagate, any trade or business (whether or not incorporated) which is treated as a single employer with Seagate (an "ERISA Affiliate") within the meaning of
Section 414(b), (c), (m) or (o) of the Code, or any subsidiary of Seagate (i) all employee benefit plans (as defined in Section 3(3) of ERISA), (ii) all loans to employees in excess of $100,000, loans to officers, and any stock option, stock purchase, phantom stock, stock appreciation right, deferred compensation, supplemental retirement, severance, material bonus, material incentive and material deferred compensation plans, programs or arrangements, and (iii) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Seagate and that do not generally apply to all employees, for the benefit of, or relating to, any employee, consultant or director of Seagate, (together, the plans and arrangements described in (i) through (iii) above are referred to as the "Seagate Employee Plans"), and a copy of each such Seagate Employee Plan and each summary plan description, and annual report on the Form 5500 series required to be filed with any government agency for each Seagate Employee Plan for the three most recent Plan years, and the most recent actuarial report, plan committee meeting minutes and trustee's reports has been made available to Conner.

    (b) (i) None of the Seagate Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and
Section 4975 of the Code, with respect to any Seagate Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect;
(iii) all Seagate Employee Plans have been administered in compliance with the requirements prescribed by any and all statutes (including ERISA and the Code, orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Internal Revenue Service or Secretary of the Treasury)), except as would not have, in the aggregate, a Material Adverse Effect and Seagate and each of its subsidiaries have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Seagate Employee Plans; (iv) each Seagate Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code so qualifies;
(v) all material contributions required to be made by Seagate or any of its Seagate subsidiaries to any Seagate Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Seagate Employee Plan for the current plan years; (vi) with respect to each Seagate Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and
(vii) no Seagate Employee Plan is covered by, and neither Seagate nor any subsidiary has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code.

    (c) With respect to each Seagate Employee Plan, Seagate has complied with the applicable health care continuation and notice provisions of the
Consolidated Omnibus Budget Reconciliation Act of 1985 and the proposed regulations thereunder, except to the extent that a failure to comply would not have a Material Adverse Effect.

    (d) There are no Seagate Employee Plans that provide for benefits to vest, accrue or become payable upon the occurrence of the events described in this Agreement.

    4.12 LABOR MATTERS. (i) There are no controversies pending or, to the best knowledge of each of Seagate and its respective subsidiaries, threatened, between Seagate or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect; (ii) as of the date of this Agreement, neither Seagate nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Seagate or its subsidiaries nor does Seagate or its subsidiaries know of any activities or proceedings of any labor union to organize any such employees (A) as of the date of this Agreement and (B) which, as of the Closing Date, have or could reasonably be expected to have a Material Adverse Effect on Seagate and its subsidiaries; and (iii) as of the date of this Agreement, neither Seagate nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Seagate or any of its subsidiaries (X) as of the date of this Agreement and
(Y) which, as of the Closing Date, have or could reasonably be expected to have a Material Adverse Effect on Seagate and its subsidiaries.

    4.13 REGISTRATION STATEMENT; PROXY STATEMENT. None of the information supplied or to be supplied by Seagate for inclusion or incorporation by reference (i) in the S-4 will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the Proxy Statement will, at the dates mailed to the stockholders of Seagate and Conner, at the times of the Stockholders Meetings and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, and the S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder.

    4.14 RESTRICTIONS ON BUSINESS ACTIVITIES. Other than as may be permitted under Section 5.9, there is no material agreement, judgment, injunction, order or decree binding upon Seagate or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Seagate or any of its subsidiaries, any acquisition of property by Seagate or any of its subsidiaries or the conduct of business by Seagate or any of its subsidiaries as currently conducted.

    4.15 TITLE TO PROPERTY. Seagate owns no material real property. Seagate and each of its subsidiaries have good and defensible title to all of their material properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and all leases pursuant to which Seagate or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which Seagate or its subsidiary has not taken adequate steps to prevent such default from occurring) except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All the plants, structures and equipment of Seagate and its subsidiaries, except such as may be under construction, are in good operating condition and repair, except where the failure of such plants, structures and equipment to be in such good operating condition and repair could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    4.16 TAXES. Seagate and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Seagate or any of its subsidiaries is or has been a member has timely filed all Tax Returns required to be filed by it (other than those that are not, individually or in the aggregate, material), has paid all Taxes shown thereon to be due and has provided adequate accruals in all material respects in accordance with GAAP in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. In addition, (i) no material claim for unpaid Taxes has become a lien against the property of Seagate or any of its subsidiaries or is being asserted against Seagate or any of its subsidiaries,
(ii) no audit of any Tax Return of Seagate or any of its subsidiaries is being conducted by a Tax authority (A) as of the date of this Agreement and (B) which, as of the Closing Date, has not had and could not reasonably be expected to have, a Material Adverse Effect on Seagate and its subsidiaries, (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by Seagate or any of its subsidiaries and is currently in effect (A) as of the date of this Agreement and (B) which, as of the Closing Date, has not had and could not reasonably be expected to have a Material Adverse Effect on Seagate and its subsidiaries and (iv) there is no agreement, contract or arrangement to which Seagate or any of its subsidiaries is a party that may result in the payment of any amount that would not be deductible pursuant to Sections 280G, 162 or 404 of the Code.

    4.17 ENVIRONMENTAL MATTERS. Except in all cases as, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, Seagate and each of its subsidiaries to their respective best knowledge (i) have obtained all applicable permits, licenses and other authorizations which are required under Federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by Seagate or its subsidiaries (or their respective agents); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) as of the date hereof, are not aware of and have not received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from Seagate's or any of its subsidiaries (or any of their respective agents) manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable requirements of Federal, state or local laws, rules or regulations to register any products or materials required to be registered by Seagate or its subsidiaries (or any of their respective agents) thereunder.

    4.18 BROKERS. No broker, finder or investment banker (other than Morgan Stanley & Co., Incorporated ("Morgan Stanley")) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seagate or Sub.

    4.19  INTELLECTUAL PROPERTY.

    (a) Seagate and its subsidiaries own, or have the right to use, sell or license all material intellectual property rights necessary or required for the conduct of their respective businesses as presently conducted (such intellectual property rights are collectively referred to as the "Seagate IP Rights");

    (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any instrument or agreement governing any Seagate IP Right (the "Seagate IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Seagate IP Right or materially impair the right of Seagate and its subsidiaries or the Surviving Corporation to use, sell or license any Seagate IP Right or portion thereof (except where such breaches, forfeitures or terminations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect);

    (c) neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by Seagate or any of its subsidiaries or currently under development by Seagate or any of its subsidiaries violates any license or agreement between Seagate or any of its subsidiaries and any third party or infringes any intellectual property right of any other party; and there is no pending or, to the best knowledge of Seagate, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Seagate IP Right nor, to the best knowledge of Seagate, is there any basis for any such claim, nor has Seagate received any notice asserting that any Seagate IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of Seagate, is there any basis for any such assertion, except to the extent that such violation(s), or notice or basis therefor, have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and

    (d) Seagate has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all material Seagate IP Rights.

    4.20 POOLING MATTERS. Neither Seagate nor any of its affiliates has, to its best knowledge and based upon consultation with its independent auditors, taken or agreed to take any action that (without giving effect to this Agreement, the transactions contemplated hereby or actions related thereto, or any action taken or agreed to be taken by Conner or any of its affiliates) would prevent Seagate from accounting for the business combination to be effected by the Merger as a pooling of interests.

    4.21 INSURANCE. Seagate maintains insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Seagate and its subsidiaries ("Seagate Insurance Policies") which are of the type and in amounts customarily carried by persons conducting businesses similar to those of Seagate and its subsidiaries. There is no material claim by Seagate or any of its subsidiaries pending under any of the material Seagate Insurance Policies.

    4.22 OPINION OF FINANCIAL ADVISOR. Seagate has been advised in writing by its financial advisor, Morgan Stanley, that in its opinion as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to Seagate.

    4.23 BOARD APPROVAL. The Board of Directors of Seagate has, as of the date hereof, (i) approved this Agreement, the Merger Agreement, the Conner Option Agreement and the transactions contemplated hereby and thereby, (ii) determined that the Merger is in the best interests of the stockholders of Seagate and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of Seagate approve the issuance of Seagate Common Stock in connection with the Merger.

    4.24 VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Seagate Common Stock present in person or represented by proxy at the meeting of Seagate's stockholders contemplated by Section 5.8 (provided that the shares so present or represented constitute a majority of the shares of Seagate Common Stock) is the only vote of the holders of any class or series of Seagate's capital stock necessary to approve the Merger and the issuance of Seagate Common Stock in connection with the Merger.

    4.25 INTERIM OPERATIONS OF SUB. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

    4.26  SECTION 203 OF THE DELAWARE STATUTE NOT APPLICABLE.  The provisions of
Section 203 of the Delaware Statute will not, prior to the termination of this Agreement, assuming the accuracy of the representation of Conner in Section 3.27 (without giving effect to the knowledge qualification thereof), apply to this Agreement or to the transactions contemplated hereby.

    4.27 SEAGATE OWNERSHIP OF CONNER COMMON STOCK. Seagate and, to the best knowledge of Seagate, its "affiliates" and "associates" (as defined under both
Section 203 of the Delaware Statute and Rule 405 under the Securities Act), collectively beneficially own and have beneficially owned at all times during the three-year period prior to the date hereof less than 1% of the shares of Conner Common Stock outstanding (other than shares of Conner Common Stock issuable pursuant to the Conner Option Agreement to be entered into concurrently herewith).

                                   ARTICLE 5
                       CONDUCT AND TRANSACTIONS PRIOR TO
                     EFFECTIVE TIME; ADDITIONAL AGREEMENTS

    5.1 INFORMATION AND ACCESS. Subject to and in accordance with the terms and conditions of that certain letter agreement dated July 17, 1995, between Seagate and Conner (the "Confidentiality Agreement"), from the date of this Agreement and continuing until the Effective Time, each Company shall afford and, with respect to clause (b) below, such Company shall cause its independent auditors to afford, (a) to the officers, independent auditors, counsel and other representatives of the other Company reasonable access to the properties, books, records (including Tax Returns filed and those in preparation) and personnel of such Company and its subsidiaries in order that the other Company may have a full opportunity to make such investigation as it reasonably desires to make of such Company and its subsidiaries and (b) to the independent auditors of the other Company, reasonable access to the audit work papers and other records of the independent auditors of such Company and its subsidiaries. Additionally, subject to and in accordance with the Confidentiality Agreement, each Company and its subsidiaries will permit the other Company to make such reasonable inspections of such Company and its subsidiaries and their respective operations during normal business hours as the other Company may reasonably require and each Company and its subsidiaries will cause its officers and the officers of its subsidiaries to furnish the other Company with such financial and operating data and other information with respect to the business and properties of such

Company and its subsidiaries as the other Company may from time to time reasonably request. No investigation pursuant to this Section 5.1 shall affect or otherwise obviate or diminish any representations and warranties of any party or conditions to the obligations of any party.

    5.2 CONDUCT OF BUSINESS OF THE COMPANIES. Except as contemplated by this Agreement, during the period from the date of this Agreement and continuing until the Effective Time or until the termination of this Agreement pursuant to
Section 7.1, (i) each Company shall use reasonable efforts promptly to report to the other on the status of operational matters and changes of materiality (subject to the terms of the Confidentiality Agreement) and (ii) each Company and its subsidiaries shall conduct their respective businesses in the ordinary and usual course consistent with past practice and each Company and its subsidiaries shall use reasonable efforts to maintain and preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relations with licensors, franchisees, licensees, suppliers, contractors, distributors, customers and others having business relationships with it. Without limiting the generality of the foregoing and except as provided in this Agreement, and except as disclosed in Section 5.2 of the Conner Disclosure Letter, prior to the Effective Time, neither Company nor any of its subsidiaries shall, unless this Agreement is terminated pursuant to Section 7.1, without the prior written consent of the other Company (which consent shall not be unreasonably withheld):

        (a) declare, set aside or pay any dividends on or make any other distribution in respect of any of its capital stock except (i) as permitted by subsection (c) below and (ii) dividends or distributions by subsidiaries of Seagate to Seagate or any subsidiary of Seagate;

        (b) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or repurchase, redeem (except in compliance with Section 5.2(n) below) or otherwise acquire any shares of its capital stock;

        (c) issue, deliver, pledge, encumber or sell, or authorize or propose the issuance, delivery, pledge, encumbrance or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or rights, warrants or options to acquire, any such shares of capital stock or other convertible securities (other than (i) the issuance of such capital stock upon the exercise or conversion of Seagate Options, Seagate Debentures, Conner Options (as defined in Section 5.14), Conner Debentures or Arcada Options, as the case may be, outstanding on the date of this Agreement in accordance with their present terms or pursuant to the Seagate Employee Stock Purchase Plan or the Conner Employee Stock Purchase Plan, as the case may be, in accordance with their present terms,
    (ii) the granting of Seagate Options in the ordinary course of business consistent with past practice, pursuant to Seagate Employee Plans in effect on the date of this Agreement, and the issuance of Seagate Common Stock upon exercise thereof, (iii) the granting of Conner Options to purchase up to an aggregate of 500,000 shares of Conner Common Stock in the ordinary course of business consistent with past practice, pursuant to Conner Employee Plans in effect on the date of this Agreement, the issuance of Conner Common Stock upon the exercise of Conner Options, the granting of Arcada Options to purchase up to an aggregate of 200,000 shares of Arcada Common Stock (plus shares of Arcada Common Stock returned to the Arcada 1994 Stock Option Plan or Conner Peripherals, Inc./Arcada Stock Option Plan (the "Conner Arcada Plan") (other than 75,000 shares subject to an option awarded to James Steger on August 8, 1995) after the date of this Agreement upon termination of the employment of optionees in the ordinary course of business consistent with past practice (PROVIDED that (A) such Arcada options shall be granted only to employees of Arcada (B) such Arcada Options shall only be granted at an exercise price per share equal to 100% of the fair market value per share of Arcada Common Stock on the date of grant as determined by the Board of Directors of the company granting such option, (C) options granted under the Conner Arcada Plan shall only be granted to employees of Arcada hired after June 19, 1995 and (D) any persons to whom such options are granted shall acknowledge and agree in writing, as a condition to the granting of such option, that such option may be converted into the right to receive 0.1545 shares of Seagate

    Common Stock), and the issuance of Arcada Common Stock upon the exercise of Arcada Options outstanding as of the date of this Agreement and (iv) in the case of Seagate only, the issuance of Seagate Common Stock or other equity instruments in connection with a Permitted Seagate Acquisition (as defined in clause (e) below)) or authorize or propose any change in its equity capitalization;

        (d)   except  as  otherwise  provided   in  this  Agreement,  amend  its
    Certificate of Incorporation or Bylaws or the Conner Rights Agreement in any manner adverse to the other Company;

        (e) acquire or agree to acquire by merging or consolidating with, or by purchasing any material portion of the capital stock or assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, PROVIDED that Seagate shall be permitted to acquire (i) any rigid disc drive component business (but not a rigid disc drive business) for consideration having a fair market value of $50 million or less or (ii) any software business for consideration having a fair market value of $150 million or less (any such transaction is referred to as a "Permitted Seagate Acquisition"); and, PROVIDED FURTHER, that Conner shall be permitted to acquire two substrate businesses pursuant to the terms described in the Conner Disclosure Letter (any such transaction is referred to as a "Permitted Conner Acquisition").

        (f) sell, lease, pledge or otherwise dispose of or encumber any of its assets, except in the ordinary course of business (including, without limitation, any indebtedness owed to it or any claims held by it);

        (g) with respect to Conner only, transfer the stock of any subsidiary to any other subsidiary or any assets or liabilities to any new or, except in the ordinary course of business consistent with past practice, existing subsidiary, and except as set forth in Section 5.2 of the Conner Disclosure Letter;

        (h) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any of its debt securities or guarantee, endorse or otherwise as an accommodation become responsible for the obligations of others, or make loans or advances, other than (i) in the ordinary course of business consistent with past practice, (ii) with respect to a business or other entity acquired pursuant to a Permitted Seagate Acquisition or a Permitted Conner Acquisition, and (iii) as set forth in
    Section 5.2 of the Conner Disclosure Letter;

        (i) pay, discharge or satisfy any material claims, liabilities or obligations (whether absolute, accrued, contingent or otherwise), other than
    (i) the payment, discharge or satisfaction of liabilities in the ordinary course of business, (ii) the payment of the fees and expenses of counsel and financial advisors relating to this Agreement and the transactions contemplated hereby, (iii) with respect to Seagate only, any payment with respect to a settlement of any of the outstanding litigation described in the Seagate SEC Reports and (iv) any payment, discharge or satisfaction of any liabilities of any business or other entity acquired pursuant to a Permitted Seagate Acquisition or a Permitted Conner Acquisition;

        (j) with respect to Conner only, adopt or amend in any material respect any collective bargaining agreement or Conner Employee Plan, other than in the ordinary course of business consistent with past practice; or with respect to Conner only enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees of Conner (other than, with respect to key employees, employment terms consistent with Conner's past practice), or enter into or amend any severance or termination arrangement that provides for payments to any person different from those contained in the Conner Disclosure Letter;

        (k) change in any material respect the accounting methods or practices followed by such Company, including any material change in any assumption underlying, or method of calculating, any bad debt, contingency or other reserve, except as may be required by changes in GAAP; make any material Tax election or settle or compromise any material federal, state, local or foreign income tax liability or agree to an extension of a statute of limitations;

        (l) enter into any material contract or agreement, except in the ordinary course of business, other than as expressly permitted in this
    Section 5.2 and other than renewals or replacements of leases scheduled to expire in the near-term in the ordinary course of business;

        (m) with respect to Conner only, redeem any rights under the Conner Rights Agreement or take any action which would permit an event (other than the Merger or the transactions contemplated by the Conner Option Agreement) which would otherwise be a "Triggering Event" under the Conner Rights Agreement to be excluded from the definition of a "Triggering Event," other than in connection with a Superior Proposal (as defined in Section 5.3) which the Board of Directors of Conner shall approve or recommend in accordance with Section 5.3 or pursuant to Section 1(a)(ii) of the Conner Rights Agreement; or

        (n) authorize or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

    Notwithstanding the foregoing, the parties understand that Seagate shall have the right to enter into agreements with respect to and to consummate Permitted Seagate Acquisitions, and Conner shall have the right to enter into agreements with respect to and to consummate Permitted Conner Acquisitions. Nothing contained in Section 5.2(a) to (n) above shall limit, prohibit or restrict (i) Seagate's and its affiliates' ability to enter into agreements with respect to and to consummate Permitted Seagate Acquisitions or to operate in the ordinary course of business any business or other entity acquired pursuant to a Permitted Seagate Acquisition or (ii) Conner's and its affiliates' ability to enter into agreements with respect to and to consummate Permitted Conner Acquisitions or to operate in the ordinary course of business any business or other entity acquired pursuant to a Permitted Conner Acquisition.

    5.3  NEGOTIATION WITH OTHERS.

    (a) From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Conner shall not, directly or indirectly, through any officer, director, employee, representative or agent of Conner or any of its subsidiaries, solicit or encourage (including by way of furnishing nonpublic information) or take other action, either directly or indirectly, to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) from any person, or engage in any discussions or negotiations relating thereto or in furtherance thereof or accept any Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any inquiries or proposals regarding (i) any merger, consolidation, sale of substantial assets or similar transactions involving Conner or any subsidiaries of Conner (other than sales of assets or inventory in the ordinary course of business), (ii) sale of 20% or more of the outstanding shares of capital stock of Conner (including without limitation by way of a tender offer or an exchange offer) or similar transactions involving Conner or any subsidiaries of Conner, (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of 20% or more of the then outstanding shares of capital stock of Conner; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

    (b) Notwithstanding Section 5.3(a), the restrictions set forth in this Agreement shall not prevent the Board of Directors of Conner, in the exercise of and as required by its fiduciary duties as determined by the Board of Directors of Conner after consultation with its outside legal counsel, engaging in discussions or negotiations with, and furnishing information concerning Conner and its business, properties and assets (but not directly or indirectly soliciting or initiating such discussions or negotiations or directly or indirectly encouraging inquiries or the making of any Acquisition Proposal), to a third party who makes a written, unsolicited, bona fide Acquisition Proposal that is reasonably capable of being consummated and is reasonably likely to be financially superior to the Merger, as determined in each case in good faith by Conner's Board of Directors after consultation with Conner's financial advisors (a "Superior Proposal"), provided that Seagate shall have been notified in writing of such Acquisition Proposal, including the principal financial terms and conditions thereof.

    Upon compliance with the foregoing, Conner shall be entitled to (1) withdraw, modify or refrain from making its recommendation referred to in
Section 5.4 following receipt of a Superior Proposal, and approve and recommend to the stockholders of Conner a Superior Proposal and (2) enter into an agreement with such third party concerning a Superior Proposal provided that Conner shall immediately make payment in full to Seagate of the Breakup Fee as defined in Section 7.3 below.

    (c) If Conner or any of its subsidiaries receives any unsolicited offer or proposal to enter negotiations relating to an Acquisition Proposal, Conner shall immediately notify Seagate thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the principal financial terms and conditions of such offer or proposal, as the case may be.

    (d) Notwithstanding the foregoing, Conner shall not provide any non-public information to a third party unless Conner provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the nondisclosure agreement previously entered into between Seagate and Conner. Conner shall be entitled to provide copies of this Section 5.3 to third parties who, on an unsolicited basis after the date of this Agreement, contact Conner regarding an Acquisition Proposal, provided that Seagate shall concurrently be notified of such contact and delivery of such copy.

    (e) Conner shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Seagate and Sub) conducted prior to the date of this Agreement with respect to any of the foregoing.

    5.4 PREPARATION OF S-4 AND THE PROXY STATEMENT; OTHER FILINGS. As promptly as practicable after the date of this Agreement, Seagate and Conner shall prepare and file with the SEC a preliminary Proxy Statement in form and substance satisfactory to each of Seagate and Conner and Seagate shall prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of Seagate and Conner shall use its reasonable efforts to respond to any comments of the SEC, to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing and to cause the Proxy Statement to be mailed to such Company's stockholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, Seagate and Conner shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal or Blue Sky Laws relating to the Merger and the transactions contemplated by this Agreement and the Merger Agreement, including, without limitation, under the HSR Act and state takeover laws (the "Other Filings"). Each Company will notify the other Company promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the S-4, the Proxy Statement or any Other Filing or for additional information and will supply the other Company with copies of all correspondence between such Company or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the S-4, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the S-4 and the Other Filings shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the S-4 or any Other Filing, Seagate or Conner, as the case may be, shall promptly inform the other Company of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Seagate and Conner, such amendment or supplement. The Proxy Statement shall include the recommendations of the Board of Directors of Seagate in favor of the issuance of Seagate Common Stock in connection with the Merger and of the Board of Directors of Conner in favor of the Merger, provided that the recommendation of the Board of Directors of Conner may not be included or may be withdrawn if previously included if the Board of Directors of Conner has accepted a Superior Proposal in accordance with the terms of Section 5.3.

    5.5 ADVICE OF CHANGES; SEC FILINGS. Each Company shall promptly provide the other Company (or its counsel) copies of all filings made by such Company with any Governmental Entity in connection with this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby.

    5.6 LETTER OF CONNER'S INDEPENDENT AUDITORS. Conner shall use all reasonable efforts to cause to be delivered to Seagate a letter of Price Waterhouse, LLP, Conner's independent auditors, dated a date within two Business Days before the date on which the S-4 shall become effective and addressed to Seagate, in form and substance reasonably satisfactory to Seagate and customary in scope and substance for letters delivered by independent auditors in connection with registration statements similar to the S-4.

    5.7 LETTER OF SEAGATE'S INDEPENDENT AUDITORS. Seagate shall use all reasonable efforts to cause to be delivered to Conner a letter of Ernst & Young, LLP, Seagate's independent auditors, dated a date within two Business Days before the date on which the S-4 shall become effective and addressed to Conner, in form and substance reasonably satisfactory to Conner and customary in scope and substance for letters delivered by independent auditors in connection with registration statements similar to the S-4.

    5.8 STOCKHOLDERS MEETINGS. Seagate and Conner each shall call a meeting of its respective stockholders to be held as promptly as practicable for the purpose of voting upon, in the case of Seagate, the issuance of Seagate Common Stock in connection with the Merger and, in the case of Conner, this Agreement and the Merger Agreement. Seagate and Conner shall coordinate and cooperate with respect to the timing of the Stockholders Meetings and shall use their respective reasonable efforts to hold the Stockholders Meetings on the same day as soon as practicable after the date of this Agreement.

    5.9  AGREEMENTS TO TAKE REASONABLE ACTION.

    (a) Conner shall take, and shall cause its subsidiaries to take, all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on Conner or its subsidiaries with respect to the Merger (including furnishing the information required under the HSR Act) and shall take all reasonable actions necessary to cooperate promptly with and furnish information to Seagate in connection with any such requirements imposed upon Seagate or Sub or any subsidiary of Seagate or Sub in connection with the Merger. Conner shall take, and shall cause its subsidiaries to take, all reasonable actions necessary (i) to obtain (and will take all reasonable actions necessary to promptly cooperate with Seagate or Sub and their subsidiaries in obtaining) any clearance, consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by Conner or any of its subsidiaries (or by Seagate or any of its subsidiaries) in connection with the Merger or the taking of any action contemplated by this Agreement; (ii) to lift, rescind or mitigate the effect of any injunction or restraining order or other order adversely affecting the ability of Conner to consummate the transactions contemplated hereby; (iii) to fulfill all conditions applicable to Conner or Seagate pursuant to this Agreement; and (iv) to prevent, with respect to a threatened or pending temporary, preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order, the entry, enactment or promulgation thereof, as the case may be; PROVIDED, HOWEVER, that with respect to clauses (i) through (iv) above, Conner and its subsidiaries will take only such curative measures (such as licensing and divestiture) as Seagate determines, in good faith, to be reasonable.

    (b) Seagate and Sub shall take, and shall cause their subsidiaries to take, all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them or their subsidiaries with respect to the Merger (including furnishing the information required under the HSR Act) and shall take all reasonable actions necessary to cooperate promptly with and furnish information to Conner in connection with any such requirements imposed upon Conner or any subsidiary of Conner in connection with the Merger. Seagate and Sub shall take, and shall cause their subsidiaries to take, all reasonable actions necessary (i) to obtain (and will take all reasonable actions necessary to promptly cooperate with Conner and its subsidiaries in obtaining) any clearance, consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by Seagate or any of its subsidiaries (or by Conner or any of its subsidiaries) in connection with the Merger or the taking of any action contemplated by this Agreement; (ii) to lift, rescind or mitigate the effect of any injunction or restraining order or other order adversely affecting the ability of Seagate or Sub to consummate the transactions contemplated hereby; (iii) to fulfill all conditions applicable to Seagate or Sub or Conner pursuant to this Agreement; and (iv) to prevent, with respect to a threatened or pending temporary, preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order, the entry, enactment or promulgation thereof, as the case may be; PROVIDED, HOWEVER, that with respect to clauses (i) through (iv) above Seagate and its subsidiaries will take only such curative measures (such as licensing and divestiture) as Seagate determines, in good faith, to be reasonable.

    (c) Subject to the terms and conditions of this Agreement, each of the parties shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, subject to the appropriate approval of the stockholders of Seagate and Conner. Seagate and Conner will use their reasonable best efforts to resolve any competitive issues relating to or arising under the HSR Act or any other federal or state antitrust or fair trade law raised by any Governmental Entity including making offers of curative divestitures and/or licensing of technology which Seagate determines, in good faith, to be reasonable. If such offers are not accepted by such Governmental Entity, Seagate (with Conner's cooperation) shall pursue all litigation resulting from such issues. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal or state antitrust or fair trade law.

    5.10 CONSENTS. Seagate, Sub and Conner shall each use all reasonable efforts to obtain the consent and approval of, or effect the notification of or filing with, each person or authority whose consent or approval is required in order to permit the consummation of the Merger and the transactions contemplated by this Agreement and to enable the Surviving Corporation to conduct and operate the business of Conner and its subsidiaries substantially as presently conducted and as contemplated to be conducted.

    5.11 NYSE LISTING. Seagate shall use its reasonable best efforts to cause the shares of Seagate Common Stock issuable to the stockholders of Conner in the Merger to be listed for trading on the NYSE.

    5.12 PUBLIC ANNOUNCEMENTS. Seagate, Sub and Conner shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by law.

    5.13  AFFILIATES.

    (a) Each Company shall use all reasonable efforts to obtain as soon as practicable and in any event thirty (30) days prior to the expected Effective Time, executed agreements with respect to the sale of capital stock with each person who is an "affiliate" within the meaning of Rule 145 (for purposes of this Section, each such person, an "Affiliate") of such Company regarding compliance with pooling restrictions, which agreements shall be in substantially the form of EXHIBIT C (with respect to Conner) and EXHIBIT D (with respect to Seagate), respectively, attached to this Agreement.

    (b) At least ten Business Days prior to the date of the Stockholders Meetings, Conner shall deliver to Seagate a list of names and addresses of those persons who were, in Conner's reasonable judgment after consultation with legal counsel, at the record date for the Conner Stockholders Meeting, Affiliates of Conner. Conner shall provide Seagate such information and documents as Seagate shall reasonably request for purposes of reviewing such list. Conner shall use its reasonable efforts to deliver or cause to be delivered to Seagate, prior to the Effective Time, from each of the Affiliates of Conner identified in the foregoing list (other than those that have delivered agreements previously pursuant to Section 5.13(a) above), agreements (collectively, the "Conner Affiliate Agreements") substantially in the form attached to this Agreement as EXHIBIT C. Seagate and Sub shall be entitled to place legends on the certificates evidencing any Seagate Common Stock to be received by such Affiliates pursuant to the terms of this Agreement and the Merger Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Seagate Common Stock, consistent with the terms of such Conner Affiliate Agreements, whether or not such Conner Affiliate Agreements are actually delivered to Seagate.

    5.14  CONNER OPTIONS.

    (a) At the Effective Time, each outstanding option (each, a "Conner Option") to purchase shares of Conner Common Stock issued pursuant to the Conner stock option plans (including without limitation the Archive Plans, and collectively, the "Conner Option Plans"), whether vested or unvested, shall be assumed by Seagate. Accordingly, each Conner Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Conner Option, the number, rounded down to the nearest whole integer, of full shares of Seagate Common Stock the holder of such Conner Option would have been entitled to receive pursuant to the Merger had such holder exercised such Conner Option in full, including as to unvested shares, immediately prior to the Effective Time, at a price per share equal to (y) the exercise price per share for the shares of Conner Common Stock otherwise purchasable pursuant to such Conner Option divided by (z) the Exchange Ratio, with such exercise price per share rounded up to the nearest whole cent.

    (b) As soon as practicable after the Effective Time, Seagate shall deliver to each holder of a Conner Option a document evidencing the foregoing assumption of such Conner Option by Seagate.

    (c) As soon as practicable after the Effective Time, Seagate shall file a registration statement on Form S-8 (or any successor or other appropriate form), or another appropriate form with respect to the shares of Seagate Common Stock subject to such Conner Options and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Conner Options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under
Section 16(a) of the Exchange Act, where applicable, Seagate shall administer the Conner Option Plans assumed pursuant to this Section 5.14 in a manner that complies with Rule 16b-3 promulgated by the SEC under the Exchange Act to the extent the applicable Conner Option Plan complied with such rule prior to the Merger.

    5.15 CONNER EMPLOYEE STOCK PURCHASE PLAN. Conner agrees that it shall terminate the Conner Employee Stock Purchase Plan (the "Conner Purchase Plan") by having its Board of Directors amend the Conner Purchase Plan as necessary (i) to provide that the shares of Conner Common Stock to be purchased under the Conner Purchase Plan shall be purchased under the Conner Purchase Plan on a new "Exercise Date" (as such term is defined in the Conner Purchase Plan) set by the Board of Directors, which Exercise Date shall be on the last trading day immediately prior to the Effective Time, or such earlier time as the Board shall specify, (ii) to provide that any such shares purchased under the Conner Purchase Plan shall be automatically converted on the same basis as all other shares of Conner Common Stock (other than shares canceled pursuant to Section 2.1(b)), except that such shares shall be converted automatically into shares of Seagate Common Stock without issuance of certificates representing issued and outstanding shares of Conner Common Stock to Conner Purchase Plan participants, and (iii) to provide that immediately following such purchase of shares of Conner Common Stock the Conner Purchase Plan shall terminate. Seagate agrees that from and after the Effective Time employees of Conner may participate in the Seagate Employee Stock Purchase Plan, subject to the terms and conditions of such plan.

    5.16  INDEMNIFICATION AND INSURANCE.

    (a) Upon the Effective Time, Seagate shall assume all of the obligations of Conner under Conner's existing indemnification agreements with each of the directors and officers of Conner, as such agreements relate to the indemnification of such persons for expenses and liabilities arising from facts or events which occurred on or before the Effective Time or relating to the Merger or transactions contemplated by this Agreement.

    (b) The Bylaws of the Surviving Corporation shall contain provisions identical with respect to indemnification to those set forth in Article VI of the Bylaws of Conner as in effect on December 31, 1994, which provisions and Article Tenth of the Certificate of Incorporation of Conner as in effect as of December 31, 1994 shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, agents or employees of Conner.

    (c) The Surviving Corporation or, at Seagate's discretion, Seagate shall maintain in effect for three years from the Effective Time policies of directors' and officers' liability insurance for the benefit of the individuals who at the Effective Time were directors or officers of Conner containing terms and conditions which are not less advantageous than those policies maintained by Conner at the date hereof, with respect to matters occurring prior to the Effective Time, to the extent available, and having the maximum available coverage under the current policies of directors' and officers' liability insurance provided that the Surviving Corporation or Seagate, as the case may be, shall not be required to spend in excess of a $1.6 million annual premium therefor; provided further that if the Surviving Corporation or Seagate, as the case may be, would be required to spend in excess of a $1.6 million premium per annum to obtain insurance having the maximum available coverage under the current policies, the Surviving Corporation or Seagate, as the case may be, will be required to spend $1.6 million to maintain or procure insurance coverage pursuant hereto, subject to availability of such (or similar) coverage; provided that, in lieu of the purchase of such insurance by Seagate or the Surviving Corporation, Conner may purchase a three-year extended reporting period endorsement ("reporting tail coverage") under its existing Directors' and Officers' liability insurance coverage at a cost of up to $4.8 million.

    (d) In furtherance of and not in limitation of the preceding paragraph, Seagate agrees that subsequent to the Effective Time the officers and directors of Conner that are defendants in all litigation commenced prior to the Effective Time by stockholders of Conner with respect to (x) the performance of their duties as such officers and/or directors under federal or state law (including litigation under federal and state securities laws) and (y) Seagate's offer or proposal to acquire Conner (the "Subject Litigation") shall be entitled to be represented at the reasonable expense of Seagate (subject to the terms of the indemnification provisions referred to in Section 5.16(a) and (b) above) in the Subject Litigation by one counsel (and one local counsel in each jurisdiction in which a case is or shall be pending) each of which such counsel shall be selected by a plurality of such director defendants; provided that neither Seagate nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and that a condition to any indemnification payments provided in this Section 5.16 shall be that such officer/ director defendant not have settled any Subject Litigation without the consent of Seagate or the Surviving Corporation; and provided further that the Surviving Corporation and Seagate shall have no obligation hereunder to any officer/director defendant to the extent a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such officer/director defendant in the manner contemplated hereby is prohibited by applicable law.

    5.17 NOTIFICATION OF CERTAIN MATTERS. Conner shall give prompt notice to Seagate, and Seagate and Sub shall give prompt notice to Conner, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of Conner or Seagate and Sub, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    5.18 POOLING ACCOUNTING. Each of Seagate and Conner agrees not to take any action that would adversely affect the ability of Seagate to treat the Merger as a pooling of interests, and each of Seagate and Conner agrees to take such action as may be reasonably required to negate the impact of any past actions which would adversely impact the ability of Seagate to treat the Merger as a pooling of interests.

    5.19 CONNER DEBENTURES. Conner shall comply with all notice requirements arising as a consequence of this Agreement and the transactions contemplated hereby under those certain Indentures, dated as of March 1, 1991 and March 1, 1992 (the "Indentures"), between Conner and The First National Bank of Boston as trustee thereunder (the "Trustee"), pursuant to which Conner's 6 3/4% Convertible Subordinated Debentures due 2001 and Conner's 6 1/2% Convertible Subordinated Debentures due 2002, respectively (the "Conner Debentures"), are issued and outstanding. At the Effective Time, Conner and, if required, Seagate shall execute and deliver to the Trustee supplemental indentures pursuant to, and satisfying the requirements of, Sections 12.01 and 15.06 of each Indenture, which supplemental indentures shall be in form and substance reasonably satisfactory to Seagate and the Trustee.

    5.20 BENEFIT PLANS GENERALLY. Seagate agrees to honor in accordance with their terms all employment, severance and similar agreements to which Conner is a party and which are listed on the Conner Disclosure Letter and all accrued benefits that are vested as of the Effective Time under any Conner Employee Plan. Seagate agrees to provide employees of Conner with credit for all service with Conner or its affiliates for purposes of vesting and eligibility under any employee benefit plan, program or arrangement of Seagate or its affiliates. To the extent not otherwise specified in this Agreement, Seagate agrees that Conner employees who continue to be employed by Conner after the Effective Time may continue to participate in their current Conner sponsored employee benefit programs through six months following the Effective Time. Subsequent to such date, Conner employees shall participate in Seagate employee benefit programs or comparable programs under substantially the same terms and conditions as all other Seagate employees. To the extent not otherwise specified in this Agreement, all Conner employee benefit programs will cease no earlier than six months following the Effective Time, at a time to be determined by Seagate in its discretion.

                                   ARTICLE 6
                              CONDITIONS PRECEDENT

    6.1    CONDITIONS TO  EACH PARTY'S  OBLIGATION  TO EFFECT  THE MERGER.   The
respective obligation of each party to effect the Merger is subject to the satisfaction prior to the Closing Date of the following conditions:

        (a) HSR ACT. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the Merger, which action shall not have been withdrawn or terminated.

        (b) STOCKHOLDER APPROVAL. The issuance of Seagate Common Stock in connection with the Merger shall have been approved by the requisite vote of the stockholders of Seagate (as described in Section 4.24) and this Agreement and the Merger Agreement shall have been approved and adopted by the requisite vote of the stockholders of Conner (as described in Section 3.25), in each case in accordance with applicable law and the rules and, with respect to Seagate, in accordance with the regulations of the NYSE.

        (c)   EFFECTIVENESS  OF THE  S-4.   The  S-4  shall have  been  declared
    effective by the SEC under the Securities Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

        (d) GOVERNMENTAL ENTITY APPROVALS. All material authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement and the Merger Agreement shall have been filed, expired or been obtained, other than those that, individually or in the aggregate, the failure to be filed, expired or obtained would not, in the reasonable opinion of Seagate, have a Material Adverse Effect on Conner or Seagate.

        (e) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order (whether temporary, preliminary or permanent) enacted, entered or enforced which makes the consummation of the Merger illegal or prevents or prohibits the Merger.

        (f) TAX OPINIONS. Seagate and Conner shall each have received written opinions from their respective counsel Wilson, Sonsini, Goodrich & Rosati, Professional Corporation and Wachtell, Lipton, Rosen & Katz in form and substance reasonably satisfactory to them to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code with respect to the Seagate Common Stock to be received by holders of Conner Common Stock in the Merger. In rendering such opinions, counsel may rely upon representations and certificates of Seagate, Sub and Conner.

        (g) POOLING-OF-INTERESTS ACCOUNTING TREATMENT. Conner, Seagate and Sub shall have received a letter dated as of the Effective Time from the independent accountants of Seagate and Conner in form and substance satisfactory to Conner, Seagate and Sub regarding the appropriateness of the pooling of interests accounting for the Merger under the Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with the terms of this Agreement.

        (h) NYSE LISTING. The shares of Seagate Common Stock issuable to the holders of Conner Stock pursuant to the Merger shall have been authorized for listing on the NYSE, upon official notice of issuance.

    6.2   CONDITIONS OF  OBLIGATIONS OF  SEAGATE AND  SUB.   The obligations  of
Seagate and Sub to effect the Merger are subject to the satisfaction of the following additional conditions, unless waived in writing by Seagate:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Conner set forth in this Agreement shall be true and correct (determined without regard to any materiality qualifiers, including without limitation "Material Adverse Effect") (i) as of the date hereof and

    (ii) as of the Closing Date, as though made on and as of the Closing Date (provided that in the cases of clauses (i) and (ii) any such representation and warranty made as of a specific date shall be true and correct as of such specific date), except for such inaccuracies as individually or in the aggregate which would not have a Material Adverse Effect on Conner and subsidiaries taken as a whole and Seagate shall have received a certificate signed by the chief executive officer and the chief financial officer of Conner to such effect.

        (b) PERFORMANCE OF OBLIGATIONS OF CONNER. Conner shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement and the Merger Agreement prior to or as of the Closing Date, and Seagate shall have received a certificate signed by the chief executive officer and the chief financial officer of Conner to such effect.

        (c) CONSENTS. Seagate and Sub shall have received duly executed copies of all material third-party consents and approvals contemplated by this Agreement or the Conner Disclosure Letter in form and substance reasonably satisfactory to Seagate and Sub, except those consents that the failure to so receive would not, individually or in the aggregate, have a Material Adverse Effect on Conner.

    6.3 CONDITIONS OF OBLIGATION OF CONNER. The obligation of Conner to effect the Merger is subject to the satisfaction of the following conditions, unless waived in writing by Conner:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seagate and Sub set forth in this Agreement shall be true and correct (determined without regard to any materiality qualifiers, including without limitation "Material Adverse Effect") (i) as of the date hereof and (ii) as of the Closing Date, as though made on and as of the Closing Date (provided that in the cases of clauses (i) and (ii) any such representation and warranty made as of a specific date shall be true and correct as of such specific date), except for such inaccuracies as individually or in the aggregate which would not have a Material Adverse Effect on Seagate and its subsidiaries taken as a whole, and Conner shall have received a certificate signed by the chief executive officer and the chief financial officer of Seagate and the president of Sub to such effect.

        (b) PERFORMANCE OF OBLIGATIONS OF SEAGATE AND SUB. Each of Seagate and Sub shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement and the Merger Agreement prior to or as of the Closing Date, and Conner shall have received a certificate signed by the chief executive officer and the chief financial officer of Seagate and the president of Sub to such effect.

    (c) CONSENTS. Conner shall have received duly executed copies of all material third-party consents and approvals contemplated by this Agreement and the Seagate Disclosure Letter in form and substance satisfactory to Conner, except those consents that the failure to so receive, would not, individually or in the aggregate, have a Material Adverse Effect on Seagate.

                                   ARTICLE 7
                                  TERMINATION

    7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of Seagate and Conner:

        (a) by mutual written consent duly authorized by the Boards of Directors of Seagate and Conner;

        (b) by either Seagate or Conner if the Merger shall not have been consummated by April 3, 1996 (PROVIDED that if the Merger shall not have been consummated due to the waiting period (or any extension thereof) under the HSR Act not having expired or been terminated, or due to an action having been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the Merger, then such date shall be extended to

    June 3, 1996, and PROVIDED FURTHER that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

        (c) by either Seagate or Conner if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall (i) have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable or (ii) seek to enjoin the Merger and the terminating party reasonably believes that the time period required to resolve such governmental action and the related uncertainty is reasonably likely to have a Material Adverse Effect on either Seagate or Conner PROVIDED, that, solely for purposes of this Section 7.1(c), the definition of "Material Adverse Effect" shall not include the exclusion contained under the proviso in the penultimate sentences of Section 3.1 and 4.1, respectively; or

        (d) by either Seagate or Conner if the required approvals of the stockholders of Seagate or Conner contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof (PROVIDED that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party in breach of this Agreement); or

        (e) by either Seagate or Conner, if Conner (A) shall have accepted or recommended to the stockholders of Conner a Superior Proposal, and (B) in the case of the termination of this Agreement by Conner, Conner shall have paid to Seagate all amounts owing by Conner to Seagate under Section 7.3(b); or

        (f) by Seagate, if the Board of Directors of Conner shall have withdrawn, modified or refrained from making its recommendation concerning the Merger referred to in Section 5.4 or if a third party (including a person or a group as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) acquires beneficial ownership of, or the right to acquire beneficial ownership of, at least twenty percent (20%) of Conner's outstanding voting equity securities; or

        (g) by Conner, upon a breach of any representation, warranty, covenant or agreement on the part of Seagate set forth in this Agreement, or if any representation or warranty of Seagate shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, PROVIDED that if such inaccuracy in Seagate's representations and warranties or breach by Seagate is curable by Seagate through the exercise of its reasonable efforts and for so long as Seagate continues to exercise such reasonable efforts, Conner may not terminate this Agreement under this Section 7.1(g); or

        (h) by Seagate, upon a breach of any representation, warranty, covenant or agreement on the part of Conner set forth in this Agreement, or if any representation or warranty of Conner shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, PROVIDED, that if such inaccuracy in Conner's representations and warranties or breach by Conner is curable by Conner through the exercise of its reasonable efforts and for so long as Conner continues to exercise such reasonable efforts, Seagate may not terminate this Agreement under this Section 7.1(h); or

        (i) by Seagate, at any time if, as a result of any structural damage to the main manufacturing building at the Conner Penang facility (the "Penang Facility"), there is, or there is reasonably expected to be, (i) a cost to Conner (after insurance) in excess of $20 million; or (ii) a substantial cessation of operations at the Penang Facility for at least fifteen (15) days (excluding Sundays, holidays and any days not considered normal work days in accordance with prior practice). The foregoing sentence in this
    Section 7.1(i) shall in no way limit or expand the definition of "Material Adverse Effect" or the rights of Seagate or Conner relating thereto set forth in other provisions of this Agreement.

    7.2    EFFECT OF  TERMINATION.   In  the event  of  the termination  of this
Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and
Article 8 (miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

    7.3  FEES AND EXPENSES.

    (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that Seagate and Conner shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the S-4 (including financial statements and exhibits) and any amendments or supplements thereto.

    (b) Upon the occurrence of any of the following events, Conner shall immediately make payment to Seagate (by wire transfer or cashiers check) of a breakup fee in the amount of $35 million (the "Breakup Fee"): (i) Conner shall have accepted a Superior Proposal; (ii) the Board of Directors of Conner shall have withdrawn, modified or refrained from making its recommendation concerning the Merger referred to in Section 5.4, or shall have disclosed its intention to change such recommendation; or (iii) a third party (including a person or a group as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) acquires beneficial ownership of, or the right to acquire beneficial ownership of, at least twenty percent (20%) of Conner's outstanding voting equity securities. Payment of the Breakup Fee shall be subject to offset as described in the Conner Option Agreement, and shall be reduced by any amount paid by Conner pursuant to the first sentence of Section 7.3(c).

    (c) Conner shall immediately make payment to Seagate (by wire transfer or cashiers check) of a fee in the amount of $15 million in the event that the Merger shall have been submitted to a vote of the Conner stockholders as required hereunder, and the stockholders of Conner shall have failed for any reason (other than as a result of Seagate's breach of this Agreement) to approve the Merger by the requisite vote, provided, however, that if the Breakup Fee has been paid in full by Conner pursuant to Section 7.3(b), then no amount shall be payable by Conner hereunder. Seagate shall immediately make payment to Conner (by wire transfer or cashiers check) of a fee in the amount of $15 million in the event that the Merger shall have been submitted to a vote of the Seagate stockholders as required hereunder, and the stockholders of Seagate shall have failed for any reason (other than as a result of Conner's breach of this Agreement) to approve the Merger by the requisite vote.

    (d) Payment of the fees described in Section 7.3(b) and (c) above shall not be in lieu of damages incurred in the event of breach of this Agreement.

                                   ARTICLE 8
                               GENERAL PROVISIONS

    8.1 AMENDMENT. This Agreement may be amended prior to the Effective Time by the parties, by action taken by their respective Boards of Directors, at any time before or after approval of the Merger by the stockholders of Seagate and Conner but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

    8.2 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties, by action taken by their respective Boards of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (iii) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

    8.3 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to be conditions to the Merger and shall not survive the Merger, except for the agreements contained in Sections 2.3 (further assurances) 5.14 (options), 5.15 (employee stock purchase plan), 5.16 (indemnification), 5.19 (Conner Debentures), 7.3 (fees and expenses) and the Conner Option Agreement, each of which shall survive the Merger.

    8.4 ENTIRE AGREEMENT. This Agreement, the Conner Option Agreement, the Merger Agreement (and the other exhibits hereto), the Confidentiality Agreement and the other documents referenced herein contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, with respect thereto.

    8.5 SEVERABILITY. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

    8.6 NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to Seagate or Sub, to:

               Seagate Technology, Inc.
               920 Disc Drive
               P. O. Box 66360
               Scotts Valley, CA 96067-0360
               Attention: Donald L. Waite
               Telecopier: (408) 438-2957;

           with a copy to:

               Wilson, Sonsini, Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Attention: Larry W. Sonsini, Esq.
               Telecopier: (415) 493-6811.

        (b) if to Conner, to:

               Conner Peripherals, Inc.
               3081 Zanker Road

               San Jose, CA 95134
               Attention: P. Jackson Bell and Thomas F. Mulvaney, Esq.
               Telecopier: (408) 456-3841;

           with a copy to:

               Wachtell, Lipton, Rosen & Katz
               51 West 52nd Street
               New York, NY 10019-5150
               Attention: Andrew R. Brownstein, Esq.
               Telecopier: (212) 403-2000

    All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such telecopy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch and (d) in the case of mailing, on the third Business Day following such mailing.

    8.7 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    8.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    8.9 BENEFITS; ASSIGNMENT. This Agreement is not intended to confer upon any person other than the parties any rights or remedies hereunder and shall not be assigned by operation of law or otherwise; PROVIDED, HOWEVER, that (i) the holders of Conner Options and the participants under the Conner Purchase Plan are intended beneficiaries of the covenants and agreements contained in Sections
5.14 and 5.15; (ii) the officers and directors of Conner are intended beneficiaries of the covenants and agreements contained in Section 5.16 and
(iii) Sub may assign all or any portion of its rights hereunder to any other newly-formed, wholly-owned subsidiary of Seagate, and Conner shall execute any amendment to this Agreement necessary to provide the benefits of this Agreement to any such assignee.

    8.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the date first written above.

                                          SEAGATE TECHNOLOGY, INC.

                                          By:         /s/ DONALD L. WAITE

                                          --------------------------------------

                                          Name: Donald L. Waite

                                          Title: Executive Vice President, Chief
                                               Administrative Officer and Chief
                                               Financial Officer

                                          ATHENA ACQUISITION CORPORATION

                                          By:         /s/ DONALD L. WAITE

                                          --------------------------------------

                                          Name: Donald L. Waite

                                          Title: Vice President

                                          CONNER PERIPHERALS, INC.

                                          By:         /s/ FINIS F. CONNER

                                          --------------------------------------

                                          Name: Finis F. Conner

                                          Title: Chairman and Chief Executive
                                                 Officer

                                AMENDMENT NO. 1

    THIS  AMENDMENT  NO.  1  (the  "Amendment") to  the  Agreement  and  Plan of
Reorganization dated as of October 3, 1995 (the "Reorganization Agreement") among Seagate Technology, Inc., a Delaware corporation ("Seagate"), Athena Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Seagate ("Sub"), and Conner Peripherals, Inc., a Delaware corporation ("Conner") is effective as of December 18, 1995 by and among Seagate, Sub and Conner.

                                    RECITALS

    A. Seagate, Sub and Conner entered into the Reorganization Agreement providing for the merger of Sub with and into Conner.

    B. Seagate, Sub and Conner desire to make certain amendments to the Reorganization Agreement as set forth in this Amendment.

    NOW, THEREFORE, the parties hereby agree to amend the Reorganization Agreement as follows:

        1. The third, fourth and fifth sentences of Section 5.20 of the Reorganization Agreement are amended and restated to read as follows:

        "To the extent not otherwise specified in this Agreement, Seagate agrees that Conner employees who continue to be employed by Conner after the Effective Time may continue to participate in their current Conner sponsored employee benefit programs through June 30, 1996. Subsequent to such date, Conner employees shall participate in Seagate employee benefit programs or comparable programs under substantially the same terms and conditions as all other Seagate employees. To the extent not otherwise specified in this Agreement, all Conner employee benefit programs will cease at a time to be determined by Seagate in its discretion, which time will be no earlier than June 30, 1996."

        2. This Agreement shall be governed by Delaware law and may be executed in counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

        3. Except as expressly amended by this Amendment, all provisions of the Reorganization Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties execute this Amendment as of the date referred to above.

                                          Seagate Technology, Inc.,
                                          a Delaware corporation

                                          By:         /s/ DONALD L. WAITE

                                          --------------------------------------
                                          Title:     Executive Vice President

                                          --------------------------------------

                                          Conner Peripherals, Inc.,
                                          a Delaware corporation

                                          By:       /s/ THOMAS F. MULVANEY

                                          --------------------------------------
                                          Title:          Vice President

                                          --------------------------------------

                                          Athena Acquisition Corporation,
                                          a Delaware corporation

                                          By:         /s/ DONALD L. WAITE

                                          --------------------------------------
                                          Title:          Vice President

                                          --------------------------------------

                                                                      APPENDIX B

                              AGREEMENT OF MERGER

    THIS AGREEMENT OF MERGER (the "Merger Agreement") is made and entered into as of December 22, 1995, by and between Athena Acquisition Corporation, a Delaware corporation ("Sub") and Conner Peripherals, Inc., a Delaware corporation ("Conner" or the "Surviving Corporation"; Sub and Conner are sometimes referred to as the "Constituent Corporations"). Capitalized terms used herein and not defined in this Merger Agreement shall have their defined meanings as set forth in the Agreement and Plan of Reorganization, dated as of October 3, 1995 (the "Reorganization Agreement"), entered into by and among Seagate Technology, Inc., a Delaware corporation ("Seagate") and Conner.

    NOW THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, Sub and Conner agree as follows:

                                   ARTICLE I

                                   THE MERGER

    1.1 MERGER OF SUB WITH AND INTO CONNER.

    (a)   AGREEMENT  TO ACQUIRE  CONNER.   Subject to  the terms  of this Merger
Agreement and the Reorganization Agreement, Conner shall be acquired by Seagate through a merger (the "Merger") of Sub with and into Conner.

    (b) EFFECTIVE TIME OF THE MERGER. The Merger shall become effective upon the filing of this Merger Agreement, together with any required officers' certificates of each Constituent Corporation with the Secretary of State of the State of Delaware pursuant to Section 251 of the Delaware General Corporation Law. The time of such filing is referred to as the "Effective Time."

    (c) SURVIVING CORPORATION. At the Effective Time, Sub shall be merged with and into Conner and the separate corporate existence of Sub shall thereupon cease. Conner shall be the surviving corporation in the Merger and shall succeed, without other transfer, to all the rights and property of Sub and shall be subject to all the debts and liabilities of Sub in the same manner as if the Surviving Corporation had itself incurred them.

    1.2 EFFECT OF THE MERGER; ADDITIONAL ACTIONS.

    (a) EFFECTS. The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law.

    (b) ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable (i) to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Constituent Corporation acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or (ii) to otherwise carry out the purposes of this Merger Agreement, each Constituent Corporation and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, bills of sale, assignments and assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Merger Agreement; and the officers and directors of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take any and all such actions.

                                   ARTICLE II

                          THE CONSTITUENT CORPORATIONS

    2.1 ORGANIZATION OF CONNER. Conner was incorporated under the laws of the State of Delaware on June 24, 1992. Conner is authorized to issue an aggregate of 100,000,000 shares of Common Stock, $0.001 par value per share ("Conner Common Stock"), and 20,000,000 shares of preferred stock, par value $0.001 per share ("Conner Preferred Stock"). As of September 2, 1995, 53,436,131 shares of Conner Common Stock are outstanding.

    2.2 ORGANIZATION OF SUB. Sub was incorporated under the laws of the State of Delaware on September 25, 1995. Sub is authorized to issue an aggregate of 1,000 shares of Common Stock, $0.01 par value per share ("Sub Stock"), of which 100 shares are outstanding as of September 30, 1995.

                                  ARTICLE III

      CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION

    3.1 CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION.

    (a) AMENDMENT OF CONNER'S CERTIFICATE OF INCORPORATION. At the Effective Time, Article Fourth of the Certificate of Incorporation of Conner shall be amended in its entirety to read as follows:

           "The total number of shares of all classes of stock which the corporation shall have authority to issue is 1,000, all of which shall consist of Common Stock, par value $0.001 per share."

    (b) CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION. The Certificate of Incorporation of Conner, as amended and in effect immediately prior to the Effective Time, as amended as provided in Section 3.1(a) above, shall be the Certificate of Incorporation of the Surviving Corporation unless and until amended as provided by law and such Certificate of Incorporation.

    3.2 BYLAWS OF SURVIVING CORPORATION. The Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation unless and until altered, amended or repealed as provided by applicable law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

    3.3 DIRECTORS OF SURVIVING CORPORATION. The directors of Sub shall be the initial directors of the Surviving Corporation, and shall hold office from the Effective Time until their respective successors shall have been duly elected, appointed or until otherwise provided by law.

    3.4 OFFICERS OF  SURVIVING CORPORATION.   The officers of  Sub shall be  the
initial officers of the Surviving Corporation.

                                   ARTICLE IV

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

    4.1 EFFECT ON CAPITAL STOCK. At the Effective Time, subject and pursuant to the terms of this Agreement and the Reorganization Agreement, by virtue of the Merger and without any action on the part of Constituent Corporations or the holders of any shares of capital stock of the Constituent Corporations:

        (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of Common Stock, $0.01 par value, of Sub be converted into one (1) validly issued, fully paid and non-assessable share of Common Stock, $0.001 par value, of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of Common Stock of the Surviving Corporation.

        (b) CANCELLATION OF CERTAIN SHARES OF CONNER COMMON STOCK. Each share of Conner Common Stock that is owned by Conner as treasury stock and each share of Conner Common Stock that is owned by Seagate, Sub or any other subsidiary of Seagate or Conner shall be canceled and no capital stock of Seagate or other consideration shall be delivered in exchange therefor.

        (c) CONVERSION OF CAPITAL STOCK OF CONNER. Subject to Section 4.1(d) below, each share of Conner Common Stock issued and outstanding at the Effective Time (other than shares to be canceled pursuant to Section 4.1(b) hereof and Section 2.1(b) of the Reorganization Agreement), including the corresponding right (a "Conner Right") to purchase one one-hundredth of a share of Preferred Stock, $0.001 par value, of Conner pursuant to the terms of the Preferred Shares Rights Agreement dated as of November 29, 1994, between Conner and The First National Bank of Boston as Rights Agent, as it may be amended from time to time (the "Conner Rights Agreement"), that is issued and outstanding immediately prior to the Effective Time shall automatically be canceled and extinguished and converted, without any action on the part of the holders thereof, into the right to receive 0.442 shares of Common Stock, $0.01 par value, of Seagate ("Seagate Common Stock")(the "Exchange Ratio"). Prior to the Distribution Date (as defined in the Conner Rights Agreement) and unless the context otherwise requires, all references in this Merger Agreement to Conner Common Stock shall be deemed to include Conner Rights.

        (d) ADJUSTMENT OF EXCHANGE RATIO. If between the date of this Merger Agreement and the Effective Time, the outstanding shares of Seagate Common Stock or Conner Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, stock dividend, stock combination, exchange of shares, readjustment or otherwise, then the Exchange Ratio shall be correspondingly adjusted.

        (e) DISSENTERS' RIGHTS. Holders of shares of Conner Common Stock who dissent from the Merger are not entitled to rights of appraisal under
    Section 262 of the Delaware Law by virtue of Section 262(b) (1) and (2) of Delaware General Corporation Law.

        (f) FRACTIONAL SHARES. No certificates or scrip for fractional shares of Seagate Common Stock shall be issued, but in lieu thereof each holder of shares of Conner Common Stock who would otherwise be entitled to receive certificates or scrip for a fraction of a share of Seagate Common Stock shall receive from Seagate, at such time as such holder shall receive a certificate representing shares of Seagate Common Stock, an amount of cash equal to the per share market value of Seagate Common Stock determined by multiplying (i) the closing price of a share of Seagate Common Stock as reported on the New York Stock Exchange, Inc. (the "NYSE") composite tape on the last full trading day prior to the Effective Time by (ii) the fraction of a share of Seagate Common Stock to which such holder would otherwise be entitled. The fractional share interests of each stockholder of Conner shall be aggregated, so that no Conner stockholder shall receive cash in an amount equal to or greater than the value of one full share of Seagate Common Stock.

        (g) STOCK OPTIONS. At the Effective Time, all options to purchase Conner Common Stock then outstanding shall be converted into options to purchase Seagate Common Stock and assumed by Seagate in accordance with
    Section 5.14 of the Reorganization Agreement.

    4.2 EXCHANGE OF CERTIFICATES.

    (a) EXCHANGE AGENT. Prior to the Closing Date, Seagate shall designate a bank or trust company, reasonably acceptable to Conner, to act as exchange agent (the "Exchange Agent") in the Merger.

    (b) SEAGATE TO PROVIDE COMMON STOCK. Promptly after the Effective Time, Seagate shall deposit with the Exchange Agent, for the benefit of the holders of shares of Conner Common Stock, for exchange in accordance with Article IV hereof and the Reorganization Agreement, certificates representing the shares of Seagate Common Stock (such shares of Seagate Common Stock, together with any dividends or distributions with respect thereto, are referred to as the "Exchange Fund") issuable pursuant to Section 4.1 hereof and the Reorganization Agreement in exchange for outstanding shares of capital stock of Conner, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 4.1(f) above.

    (c) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record (other than Conner, any subsidiary of Conner, Sub, Seagate and any other subsidiary of Seagate) (including holders of record pursuant to purchases made under the Conner Purchase Plan immediately prior to the Effective Time pursuant to the terms of the Reorganization Agreement) of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Conner Common Stock (collectively, the "Certificates") whose shares are being converted into Seagate Common Stock pursuant to Section 4.1 hereof and the Reorganization Agreement, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Seagate and Conner may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Seagate Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Seagate Common Stock to which such holder has the right to receive pursuant to Section 4.1 hereof and the Reorganization Agreement, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Conner Common Stock which is not registered on the transfer records of Conner, a certificate representing the proper number of shares of Seagate Common Stock may be issued to a transferee if the Certificate representing such Conner Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by Section 4.2 hereof and the Reorganization Agreement, each Certificate shall be deemed, on and after the Effective Time, to represent only the right to receive upon such surrender the certificate representing shares of Seagate Common Stock and cash in lieu of any fractional shares of Seagate Common Stock as contemplated by this Article IV, the Reorganization Agreement and the provisions of the Delaware General Corporation Law.

    (d) DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES. No dividends or other distributions declared or made after the Effective Time with respect to Seagate Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Seagate Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 4.1(f) hereof or the Reorganization Agreement until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect, if any, of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Seagate Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Seagate Common Stock to which such holder is entitled pursuant to
Section 4.1(f) hereof and the Reorganization Agreement and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Seagate Common Stock and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Seagate Common Stock.

    (e) NO FURTHER OWNERSHIP RIGHTS IN CAPITAL STOCK OF CONNER. All Seagate Common Stock delivered upon the surrender for exchange of shares of Conner Common Stock in accordance with the terms hereof and the Reorganization Agreement including any cash paid pursuant to Sections 4.1(c) or 4.1(f) hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Conner Common Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Conner Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article IV and the Reorganization Agreement.

    (f) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any certificates evidencing shares of Conner Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall make payment in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, of such shares of Seagate Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 4.1(f) hereof and the Reorganization Agreement; provided, however, that Seagate may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Seagate or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

    (g) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the stockholders of Conner for twelve (12) months after the Effective Time shall be delivered to Seagate, upon demand, and any former stockholders of Conner who have not previously complied with this Article IV and the Reorganization Agreement shall thereafter look only to Seagate for payment of their claim for Seagate Common Stock, any cash in lieu of fractional shares of Seagate Common Stock and any dividends or distributions with respect to Seagate Common Stock.

    (h) NO LIABILITY. Notwithstanding anything to the contrary in this Section 4.2, neither the Exchange Agent, Seagate, Sub nor Conner shall be liable to a holder of shares of Conner Common Stock or Seagate Common Stock, as the case may be, for shares (or dividends or distributions with respect thereto) from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE V

                                  TERMINATION

    5.1 TERMINATION BY MUTUAL AGREEMENT. Notwithstanding the approval of this Merger Agreement by the stockholders of Conner and Sub, this Merger Agreement may be terminated at any time prior to the Effective Time by mutual agreement of the Boards of Directors of Conner and Sub.

    5.2 TERMINATION OF REORGANIZATION AGREEMENT. Notwithstanding the approval of this Merger Agreement by the stockholders of Conner and Sub, this Merger Agreement shall terminate forthwith in the event that the Reorganization Agreement shall be terminated as therein provided.

    5.3 EFFECTS OF TERMINATION. In the event of the termination of this Merger Agreement, this Merger Agreement shall forthwith become void and there shall be no liability on the part of Seagate, Sub or Conner or their respective officers or directors, except to the extent otherwise provided in the Reorganization Agreement.

                                   ARTICLE VI

                               GENERAL PROVISIONS

    6.1 AMENDMENT. This Merger Agreement may be amended prior to the Effective Time by the parties hereto, by any action taken by their respective Boards of Directors, at any time before or after approval of the Merger by the stockholders of Conner and Sub but, after any such approval, no amendment shall be made which by law requires the further approval of the stockholders of Conner or Sub without obtaining such further approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

    6.2 COUNTERPARTS.   This Merger  Agreement may be  executed in  one or  more
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

    6.3 GOVERNING LAW. This Merger Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware.

    IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.

                                          ATHENA ACQUISITION CORPORATION

                                          By: /s/ DONALD L. WAITE

                                             -----------------------------------

                                          Name: Donald L. Waite

                                               ---------------------------------

                                          Title: Vice President

                                               ---------------------------------

                                          CONNER PERIPHERALS, INC.

                                          By: /s/ THOMAS F. MULVANEY

                                             -----------------------------------

                                          Name: Thomas F. Mulvaney

                                               ---------------------------------

                                          Title: Vice President, General Counsel
                                                 and Secretary

                                               ---------------------------------

                                                                      APPENDIX C

                             STOCK OPTION AGREEMENT

    THE OPTION EVIDENCED BY THIS OPTION AGREEMENT MAY NOT BE TRANSFERRED EXCEPT TO A WHOLLY-OWNED SUBSIDIARY OF SEAGATE.

    THIS STOCK OPTION AGREEMENT (the "Option Agreement") is dated as of October 3, 1995, between Conner Peripherals, Inc., a Delaware corporation ("Conner"), and Seagate Technology, Inc., a Delaware corporation ("Seagate").

                                    RECITALS

    A. Seagate, Athena Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Seagate ("Sub"), and Conner are simultaneously herewith entering into an Agreement and Plan of Reorganization (the "Reorganization Agreement") which provides, among other things, that, upon the terms and subject to the conditions thereof, Sub will be merged with and into Conner (the "Merger"), pursuant to which each issued and outstanding share of common stock, par value $0.001 per share, of Conner (the "Conner Common Stock") (including the associated Rights, as defined in Section 1 below) outstanding immediately prior to the Merger will be converted into 0.442 shares (the "Exchange Ratio") of common stock of Seagate, par value $.01 per share.

    B. As a condition to their willingness to enter into the Reorganization Agreement, Seagate and Sub have required that Conner agree, and Conner has agreed, to enter into this Option Agreement, which provides, among other things, that Conner grant Seagate an option to purchase shares of Conner Common Stock upon the terms and subject to the conditions provided for herein.

    NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained in this Option Agreement and the Reorganization Agreement, the parties agree as follows:

    1. GRANT OF OPTION. Subject to the terms and conditions of this Option Agreement, Conner hereby grants to Seagate an irrevocable option (the "Option") to purchase 8,015,420 shares of Conner Common Stock (the "Option Shares"), including the associated rights (the "Rights") to purchase shares of Conner Preferred Stock pursuant to the Preferred Shares Rights Agreement, dated as of November 29, 1994, between Conner and The First National Bank of Boston, as the same may be modified, terminated or amended from time to time (the "Rights Agreement") in the manner set forth below, at an exercise price of $17.90 per share of Conner Common Stock, subject to adjustment as provided below (the "Option Price"). All references in this Option Agreement to shares of Conner Common Stock issued to Seagate hereunder shall be deemed to include the Rights (subject to the terms of the Rights Agreement). Capitalized terms used herein but not defined herein shall have the meanings set forth in the Reorganization Agreement.

    2.  EXERCISE OF OPTION.

    (a)  Subject to the  satisfaction or waiver  of the conditions  set forth in
Section 9 of this Option Agreement, prior to the termination of this Option Agreement in accordance with its terms, Seagate or its designee (which shall be a wholly-owned subsidiary of Seagate) may exercise the Option, in whole or in part, at any time or from time to time on or after the public disclosure of, or Seagate shall have learned of, the earliest event to occur of the following:

        (i) any person or group other than Seagate or its affiliates shall have acquired or become the beneficial owners (within the meaning of Section 13(d)(3) of the Exchange Act) of more than twenty percent (20%) of the outstanding shares of Conner Common Stock, or shall have been granted any option or right, conditional or otherwise, to acquire more than twenty percent (20%) of the outstanding shares of Conner Common Stock (provided that in the event that such option or right expires unexercised, then to the extent the Option has not already been exercised, it shall no longer be exercisable except as otherwise provided in this Option Agreement);

        (ii) any person other than Seagate and its affiliates shall have made a tender offer or exchange offer (or entered into an agreement to make such a tender offer or exchange offer) for at least twenty percent (20%) of the then outstanding shares of Conner Common Stock (provided that in the event that such tender offer or exchange offer or other proposal is withdrawn or terminates prior to consummation of such offer or proposal, then to the extent the Option has not already been exercised, it shall no longer be exercisable except as otherwise provided in this Section 2(a)); or

        (iii) Conner shall have entered into a written definitive agreement or written agreement in principle in connection with a liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets of Conner and its subsidiaries, taken as a whole or all or a material portion of the equity interest in Conner and its subsidiaries, taken as a whole, or other similar transaction or business combination.

    (b) In the event Seagate wishes to exercise the Option at such time as the Option is exercisable, Seagate shall deliver written notice (the "Exercise Notice") to Conner specifying its intention to exercise the Option, the total number of Option Shares it wishes to purchase and a date and time for the closing of such purchase (a "Closing") not later than thirty (30) business days from the later of (i) the date such Exercise Notice is given and (ii) the expiration or termination of any applicable waiting period under the
Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). If prior to the Expiration Date (as defined in Section 11 below) any person or group (other than Seagate or its affiliates) shall have made a bona fide proposal that becomes publicly disclosed, with respect to a tender offer or exchange offer for fifty percent (50%) or more of the then outstanding shares of Conner Common Stock (a "Share Proposal"), a merger, consolidation or other business combination (a "Merger Proposal") or any acquisition of a material portion of the assets of Conner (an "Asset Proposal"), or shall have acquired fifty percent (50%) or more of the then outstanding shares of Conner Common Stock (a "Share Acquisition"), and this Option is then exercisable then Seagate, in lieu of exercising the Option, shall have the right at any time thereafter (for so long as the Option is exercisable under Section 2(a)) to request in writing that Conner pay, and promptly (but in any event not more than five (5) business days) after the giving by Seagate of such request, Conner shall, subject to Section 2(c) below, pay to Seagate, in cancellation of the Option, an amount in cash (the "Cancellation Amount") equal to (i) the excess over the Option Price of the greater of (A) the last sale price of a share of Conner Common Stock as reported on the New York Stock Exchange on the last trading day prior to the date of the Exercise Notice, or (B)(1) the highest price per share of Conner Common Stock offered to be paid or paid by any such person or group pursuant to or in connection with a Share Proposal, a Share Acquisition or a Merger Proposal or (2) the aggregate consideration offered to be paid or paid in any transaction or proposed transaction in connection with an Asset Proposal, divided by the number of shares of Conner Common Stock then outstanding, multiplied by (ii) the number of Option Shares then covered by the Option. If all or a portion of the price per share of Conner Common Stock offered paid or payable or the aggregate consideration offered paid or payable for the assets of Conner, each as contemplated by the preceding sentence, consists of noncash consideration, such price or aggregate consideration shall be the cash consideration, if any, plus the fair market value of the non-cash consideration as determined by the investment bankers of Conner and the investment bankers of Seagate.

    (c) Following exercise of the Option by Seagate, in the event that Seagate sells, pledges or otherwise disposes (including, without limitation, by merger or exchange) any of the Option Shares (a "Sale") then (i) any Breakup Fee due and payable by Conner following such time shall be offset by the amount received (whether in cash, loan proceeds, securities or otherwise) by Seagate in such Sale less the exercise price of such Option Shares sold in the Sale (the "Offset Amount"), and (ii) if Conner has paid to Seagate the Breakup Fee prior to the Sale, then Seagate shall immediately remit to Conner the Offset Amount. Further, notwithstanding Section 2(b) above, in the event that Seagate receives the Cancellation Amount in lieu of exercising the Option, then (A) any Breakup Fee due and payable by Conner following such time shall be reduced by the Cancellation Amount (the "Cancellation Offset

Amount"), and (B) if Conner has paid to Seagate the Breakup Fee prior to Seagate's receipt of such Cancellation Amount, then Seagate shall only be entitled to receive that portion of the Cancellation Offset Amount that exceeds the Breakup Fee. Notwithstanding the above, in no event shall the Offset Amount or the Cancellation Offset Amount be greater than the Breakup Fee.

    3.  PAYMENT OF OPTION PRICE AND DELIVERY OF CERTIFICATE.  Any Closings under
Section 2 of this Option Agreement shall be held at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, or at such other place as Conner and Seagate may agree. At any Closing hereunder, (a) Seagate or its designee will make payment to Conner of the aggregate price for the Option Shares being so purchased by delivery of a certified check, official bank check or wire transfer of funds pursuant to Conner's instructions payable to Conner in an amount equal to the product obtained by multiplying the Option Price by the number of Option Shares to be purchased, and (b) upon receipt of such payment Conner will deliver to Seagate or its designee (which shall be a wholly-owned subsidiary of Seagate) a certificate or certificates representing the number of validly issued, fully paid and non-assessable Option Shares so purchased, in the denominations and registered in such names (which shall be Seagate or a wholly-owned subsidiary of Seagate) designated to Conner in writing by Seagate.

    4.  REGISTRATION AND LISTING OF OPTION SHARES.

    (a) Conner agrees to use its reasonable best efforts to (i) effect as promptly as possible upon the request of Seagate and (ii) cause to become and remain effective for a period of not less than six (6) months (or such shorter period as may be necessary to effect the distribution of such shares), the registration under the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities laws, of all or any part of the Option Shares as may be specified in such request, PROVIDED, HOWEVER, that (i) Seagate shall have the right to select the managing underwriter for any such offering after consultation with Conner, which managing underwriter shall be reasonably acceptable to Conner and (ii) Seagate shall not be entitled to more than two (2) effective registration statements hereunder.

    (b) In addition to such demand registrations, if Conner proposes to effect a registration of Conner Common Stock for its own account or for the account of any other stockholder of Conner, Conner will give prompt written notice to all holders of Options or Option Shares of its intention to do so and shall use its reasonable best efforts to include therein all Option Shares requested by Seagate to be so included. No registration effected under this Section 4(b) shall relieve Conner of its obligations to effect demand registrations under
Section 4(a) hereof.

    (c) Registrations effected under this Section 4 shall be effected at Conner's expense, including the fees and expenses of counsel to the holder of Options or Option Shares but excluding underwriting discounts and commissions to brokers or dealers. In connection with each registration under this Section 4, Conner shall indemnify and hold each holder of Options or Option Shares participating in such offering (a "Holder"), its underwriters and each of their respective affiliates harmless against any and all losses, claims, damages, liabilities and expenses (including, without limitation, investigation expenses and fees and disbursements of counsel and accountants), joint or several, to which such Holder, its underwriters and each of their respective affiliates may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement (including any prospectus therein), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, other than such losses, claims, damages, liabilities or expenses (or actions in respect thereof) which arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in written information furnished by a Holder to Conner expressly for use in such registration statement.

    (d) In connection with any registration statement pursuant to this Section 4, each Holder agrees to furnish Conner with such information concerning itself and the proposed sale or distribution as shall reasonably be required in order to ensure compliance with the requirements of the Securities Act. In addition, Seagate shall indemnify and hold Conner, its underwriters and each of their respective affiliates harmless against any and all losses, claims, damages, liabilities and expenses (including without limitation investigation expenses and fees and disbursements of counsel and accountants), joint or several, to which Conner, its underwriters and each of their respective affiliates may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in written information furnished by any Holder to Conner expressly for use in such registration statement.

    (e) Upon the issuance of Option Shares hereunder, Conner will use its reasonable best efforts promptly to list such Option Shares with the New York Stock Exchange or on such national or other exchange on which the shares of Conner Common Stock are at the time listed.

    5. REPRESENTATIONS AND WARRANTIES OF CONNER. Conner hereby represents and warrants to Seagate as follows:

        (a) Conner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has requisite power and authority to enter into and perform this Option Agreement.

        (b) The execution and delivery of this Option Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Conner and no other corporate proceedings on the part of Conner are necessary to authorize this Option Agreement or to consummate the transactions contemplated hereby. The Board of Directors of Conner has duly approved the issuance and sale of the Option Shares, upon the terms and subject to the conditions contained in this Option Agreement, and the consummation of the transactions contemplated hereby. This Option Agreement has been duly and validly executed and delivered by Conner and, assuming this Option Agreement has been duly and validly authorized, executed and delivered by Seagate, constitutes a valid and binding obligation of Conner enforceable against Conner in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally; the availability of injunctive relief and other equitable remedies; and limitations imposed by law on indemnification for liability under federal securities laws.

        (c) Conner has taken all necessary action to authorize and reserve for issuance and to permit it to issue, and at all times from the date of this Option Agreement through the date of expiration of the Option will have reserved for issuance upon exercise of the Option, 8,015,420 authorized shares of Conner Common Stock (or such other amount as may be required pursuant to Section 10 hereof), each of which, upon issuance pursuant to this Option Agreement and when paid for as provided herein, will be validly issued, fully paid and nonassessable, and shall be delivered free and clear of all claims, liens, charges, encumbrances and security interests and not subject to any preemptive rights.

        (d) The execution, delivery and performance of this Option Agreement by Conner and the consummation by it of the transactions contemplated hereby except as required by the HSR Act (if applicable), and, with respect to
    Section 4, compliance with the provisions of the Securities Act and any applicable state securities laws, do not require the consent, waiver, approval, license or authorization of or result in the acceleration of any obligation under, or constitute a default under, any term, condition or provision of any charter or bylaw, or any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, ordinance, regulation or decree or any restriction to which Conner or any property of Conner or its subsidiaries is bound, except where failure to obtain such consents, waivers, approvals, licenses or authorizations or where such acceleration or defaults could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    6.   REPRESENTATIONS AND  WARRANTIES OF SEAGATE.   Seagate hereby represents
and warrants to Conner that:

        (a) Seagate is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has requisite power and authority to enter into and perform this Option Agreement.

        (b) The execution and delivery of this Option Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Seagate and no other corporate proceedings on the part of Seagate are necessary to authorize this Option Agreement or to consummate the transactions contemplated hereby. This Option Agreement has been duly and validly executed and delivered by Seagate and, assuming this Option Agreement has been duly executed and delivered by Conner, constitutes a valid and binding obligation of Seagate enforceable against Seagate in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally; the availability of injunctive relief and other equitable remedies; and limitations imposed by law on indemnification for liability under federal securities laws.

        (c) Seagate or its designee is acquiring the Option and it will acquire the Option Shares issuable upon the exercise thereof for its own account and not with a view to the distribution or resale thereof in any manner not in accordance with applicable law.

    7. COVENANTS OF SEAGATE. Seagate agrees not to transfer or otherwise dispose of the Option or the Option Shares, or any interest therein, except in compliance with the Securities Act and any applicable state securities law. Seagate further agrees to the placement of the following legend on the certificate(s) representing the Option Shares (in addition to any legend required under applicable state securities laws):

    "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER (i) THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR
    (ii) ANY APPLICABLE STATE LAW GOVERNING THE OFFER AND SALE OF SECURITIES. NO TRANSFER OR OTHER DISPOSITION OF THESE SHARES, OR OF ANY INTEREST THEREIN, MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE
    REGISTRATION STATEMENT UNDER THE ACT AND SUCH OTHER STATE LAWS OR PURSUANT TO EXEMPTIONS FROM REGISTRATION UNDER THE ACT, SUCH OTHER STATE LAWS, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER."

    8. REASONABLE BEST EFFORTS. Seagate and Conner shall take, or cause to be taken, all reasonable action to consummate and make effective the transactions contemplated by this Option Agreement, including, without limitation reasonable best efforts to obtain any necessary consents of third parties and governmental agencies and the filing by Seagate and Conner promptly after the date hereof of any required HSR Act notification forms and the documents required to comply with the HSR Act, subject to the provisions of Section 5.9 of the Reorganization Agreement.

    9. CERTAIN CONDITIONS. The obligation of Conner to issue Option Shares under this Option Agreement upon exercise of the Option shall be subject to the satisfaction or waiver of the following conditions:

        (a) any waiting periods applicable to the acquisition of the Option Shares by Seagate pursuant to this Option Agreement under the HSR Act shall have expired or been terminated;

        (b) the representations and warranties of Seagate made in Section 6 of this Option Agreement shall be true and correct in all material respects as of the date of the Closing for the issuance of such Option Shares; and

        (c) no order, decree or injunction entered by any court of competent jurisdiction or governmental, regulatory or administrative agency or commission in the United States shall be in effect which prohibits the exercise of the Option or acquisition of Option Shares pursuant to this Option Agreement.

    10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the number of issued and outstanding shares of Conner Common Stock by reason of any stock dividend, stock split, recapitalization, merger, rights offering, share exchange or other change in the corporate or capital structure of Conner, Seagate shall receive, upon exercise of the Option, the stock or other securities, cash or property to which Seagate would have been entitled if Seagate had exercised the Option and had been a holder of record of shares of Conner Common Stock on the record date fixed for determination of holders of shares of Conner Common Stock entitled to receive such stock or other securities, cash or property at the same aggregate price as the aggregate Option Price of the Option Shares. In the event that any additional shares of Common Stock are issued after September 2, 1995 (other than pursuant to an event described in the preceding sentence of this Option Agreement), the number of shares of Common Stock subject to the Option shall be adjusted so that, after such issuance, the number of shares of Common Stock subject to the Option (ignoring any exercise of this Option) equals at least fifteen percent (15%) of the number of shares of Conner Common Stock then issued and outstanding (other than shares of Conner Common Stock issued pursuant to the Option); PROVIDED, HOWEVER, that nothing contained in this Section 10 shall be deemed to authorize Conner to issue any shares of Conner Common Stock in violation of the provisions of the Reorganization Agreement.

    11. EXPIRATION. The Option shall expire at the earlier of (y) the Effective Time (as defined in the Reorganization Agreement) or (z) 200 days after termination of the Reorganization Agreement in accordance with the terms thereof (such expiration date is referred to as the "Expiration Date").

    12.  GENERAL PROVISIONS.

        (a) SURVIVAL. All of the representations, warranties and covenants contained herein shall survive a Closing and shall be deemed to have been made as of the date hereof and as of the date of each Closing, except for the representations and warranties in Section 5(d) hereof which shall be deemed to have been made only as of the date hereof.

        (b) FURTHER ASSURANCES. If Seagate exercises the Option, or any portion thereof, in accordance with the terms of this Option Agreement, Conner and Seagate will execute and deliver all such further documents and instruments and use their reasonable best efforts to take all such further action as may be necessary in order to consummate the transactions contemplated thereby.

        (c) SEVERABILITY. It is the desire and intent of the parties that the provisions of this Option Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Option Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Option Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Option Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

        (d) ASSIGNMENT. This Option Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that Conner shall not be entitled to assign or otherwise transfer any of its rights or obligations hereunder.

        (e) SPECIFIC PERFORMANCE. The parties agree and acknowledge that in the event of a breach of any provision of this Option Agreement, the aggrieved party would be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Option Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Option Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

        (f)   AMENDMENTS.   This Option Agreement may  not be modified, amended,
    altered or supplemented except upon the execution and delivery of a written agreement executed by Seagate and Conner.

        (g) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the other party at the following addresses (or such other address for a party as shall be specified by like notice):

    If to Seagate:

           Seagate Technology, Inc.
           920 Disc Drive
           P.O. Box 66360
           Scotts Valley, CA 96067-0360
           Attention: Donald L. Waite

    with a copy to:

           Wilson Sonsini Goodrich & Rosati
           650 Page Mill Road
           Palo Alto, California 94304
           Attention: Larry W. Sonsini, Esq.
           Telecopier: (415) 493-6811

    If to Conner:

           Conner Peripherals, Inc.
           3081 Zanker Road
           San Jose, CA 95134
           Attention: P. Jackson Bell and Thomas F. Mulvaney, Esq.

    with a copy to:

           Wachtell, Lipton, Rosen & Katz
           51 West 52nd Street
           New York, New York 10019
           Attention: Andrew R. Brownstein, Esq.
           Telecopier: (212) 403-2000

        (h) HEADINGS. The headings contained in this Option Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Option Agreement.

        (i) COUNTERPARTS. This Option Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

        (j)   GOVERNING  LAW.   This Option Agreement  shall be  governed by and
    construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

        (k) JURISDICTION AND VENUE. Each of Conner and Seagate hereby agrees that any proceeding relating to this Option Agreement shall be brought in a state court of Delaware. Each of Conner and Seagate hereby consents to personal jurisdiction in any such action brought in any such Delaware court, consents to service of process by registered mail made upon such party and such party's agent and waives any objection to venue in any such Delaware court or to any claim that any such Delaware court is an inconvenient forum.

        (l) ENTIRE AGREEMENT. This Option Agreement, the Confidentiality Agreements and the Reorganization Agreement and any documents and instruments referred to herein and therein constitute the entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Option Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto. Nothing in this Option Agreement shall be construed to give any person other than the parties to this Option Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Option Agreement or any provision contained herein.

        (m) EXPENSES. Except as otherwise provided in this Option Agreement, each party shall pay its own expenses incurred in connection with this Option Agreement.

    IN WITNESS WHEREOF, the parties have caused this Option Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          SEAGATE TECHNOLOGY, INC.
                                          By:         /s/ DONALD L. WAITE

                                          --------------------------------------

                                          Name: Donald L. Waite

                                          Title: Executive Vice President, Chief
                                               Administrative Officer and Chief
                                               Financial officer

                                          CONNER PERIPHERALS, INC.
                                          By:         /s/ FINIS F. CONNER
                                          --------------------------------------

                                          Name: Finis F. Conner

                                          Title: Chairman and Chief Executive
                                                 Officer

                                                                      APPENDIX D

MORGAN STANLEY

                                                     MORGAN STANLEY & CO.
                                                     INCORPORATED
                                                     1585 BROADWAY
                                                     NEW YORK, NEW YORK 10036
                                                     (212) 761-4000

                                                                 October 3, 1995

Board of Directors
Seagate Technology, Inc.
920 Disc Drive
Scotts Valley, California 95066

Members of the Board:

    We understand that Conner Peripherals, Inc. ("Conner"), Seagate Technology, Inc. ("Seagate") and Athena Acquisition Corporation, a wholly owned subsidiary of Seagate ("Merger Sub"), have entered into an Agreement and Plan of Reorganization and an Agreement of Merger, each dated as of the date hereof (collectively, the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into Conner. Pursuant to the Merger, Conner will become a wholly owned subsidiary of Seagate and each issued and outstanding share of common stock, par value $0.001 per share, of Conner, other than shares held in treasury or held by Seagate or any affiliate of Seagate (the "Conner Common Stock"), shall be converted into the right to receive 0.442 of a share (the "Exchange Ratio") of common stock, par value $0.01 per share, of Seagate (the "Seagate Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

    You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Seagate.

    For purposes of the opinion set forth herein, we have:

    (i) analyzed certain publicly available financial statements and other information of Conner and Seagate, respectively;

    (ii) analyzed certain internal financial statements and other financial and operating data concerning Conner prepared by the management of Conner;

   (iii) analyzed certain financial projections relating to Conner prepared by the managements of Conner and Seagate;

   (iv) discussed the past and current operations and financial condition and the prospects of Conner with senior executives of Conner and Seagate;

    (v) discussed the past and current operations and financial condition and the prospects of Seagate with senior executives of Seagate, and analyzed the pro forma impact of the Merger on Seagate's earnings per share and consolidated capitalization;

   (vi) analyzed certain internal financial statements and other financial and operating data concerning Seagate prepared by the management of Seagate;

   (vii) analyzed certain financial projections relating to Seagate prepared by the management of Seagate;

  (viii) reviewed the reported prices and trading activity for the Conner Common Stock;

   (ix) compared the financial performance of Conner and the prices and trading activity of the Conner Common Stock with that of certain other comparable publicly-traded companies and their securities;

    (x) reviewed the reported prices and trading activity for the Seagate Common Stock;

   (xi) compared the financial performance of Seagate and the prices and trading activity of the Seagate Common Stock with that of certain other comparable publicly-traded companies and their securities;

   (xii) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

  (xiii) reviewed and discussed with the senior management of Seagate the strategic rationale of the Merger and certain benefits of the Merger to Seagate;

  (xiv) participated in discussions and negotiations among representatives of Conner and Seagate and their financial and legal advisors;

   (xv) reviewed the Merger Agreement and certain related agreements; and

  (xvi) performed such other analyses as we have deemed appropriate.

    We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance on Conner and Seagate, respectively. We have also relied upon, without independent verification, Seagate management's estimate of the cost savings and other synergies that will be achieved if the Merger is consummated. We have also relied upon, without independent verification, Seagate management's assessment of the validity of, and the risks associated with, Conner's products and technology. We have not made any independent valuation or appraisal of the assets or liabilities of Seagate or Conner, respectively, nor have we been furnished with any such appraisals. We have assumed that the Merger will be accounted for as a "pooling-of-interests" business combination in accordance with U.S. Generally Accepted Accounting Principles and will be consummated in accordance with the terms set forth in the Merger Agreement. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

    We have acted as financial advisor to the Board of Directors of Seagate in connection with this transaction and will receive a fee for our services.

    It is understood that this letter is for the information of the Board of Directors of Seagate and may not be used for any other purpose without our prior written consent.

    Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Seagate.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: /s/ GEORGE F. BOUTROS
                                             -----------------------------------
                                          George F. Boutros
                                             Managing Director

                                                                      APPENDIX E

                       [Goldman, Sachs & Co. letterhead]

    PERSONAL AND CONFIDENTIAL

    October 3, 1995

    Board of Directors
    Conner Peripherals, Inc.
    3081 Zanker Road
    San Jose, CA 95134

    Gentlemen and Madame:

    You have requested our opinion as to the fairness to the holders of the outstanding shares of Common Stock, $.001 par value (the "Shares"), of Conner Peripherals, Inc. (the "Company") of the exchange ratio of .442 shares of Common Stock, par value $.01 per share, of Seagate Technology, Inc. (the "Seagate Shares") to be received for each Share (the "Exchange Ratio") pursuant to the Agreement and Plan of Reorganization dated as of October 3, 1995 among Seagate Technology, Inc. ("Seagate"), Athena Acquisition Corporation, a wholly-owned subsidiary of Seagate, and the Company (the "Agreement").

    Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings,
    competitive  biddings,  secondary  distributions  of  listed  and   unlisted
    securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to Seagate from time to time and may provide investment banking services to Seagate in the future.

    In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 1994; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain internal financial analyses and forecasts for the Company prepared by its management; Annual Reports to Shareholders and Annual Reports on Form 10-K of Seagate for the five fiscal years ended June 30, 1995; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of Seagate; certain other communications from Seagate to its shareholders; and certain internal financial analyses and forecasts for Seagate prepared by its management. We also have held discussions with members of the senior management of the Company and Seagate regarding the past and current business operations, financial condition and future prospects of their respective companies as well as prospective cost savings available to the combined company. In addition, we have reviewed the reported price and trading activity for the Shares and the Seagate Shares, compared certain financial and stock market information for the Company and Seagate with similar information for certain other companies

   Conner Peripherals, Inc.
   October 3, 1995
   Page Two

   the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations and performed such other studies and analyses as we considered appropriate.

   We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Seagate or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal.

   Based upon the foregoing and such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair to the holders of Shares.

   Very truly yours,

   /s/_GOLDMAN, SACHS & CO.

   GOLDMAN, SACHS & CO.

PROXY                        [FORM OF PROXY]

                          SEAGATE TECHNOLOGY, INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                      SPECIAL MEETING OF STOCKHOLDERS

     The undersigned Stockholder of SEAGATE TECHNOLOGY, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated January 3, 1996, and hereby appoints Alan F. Shugart, Gary B. Filler and Robert A. Kleist, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of SEAGATE TECHNOLOGY, INC., to be held on Friday, February 2, 1996, at 10:00 a.m., at Seagate's corporate headquarters at 920 Disc Drive, Scotts Valley, California 95066 and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof:

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                    IN THE ENCLOSED ENVELOPE PROVIDED.

                              (See reverse side)

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY //

THE SEAGATE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 AND PROPOSAL 2

1. PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF SEAGATE TECHNOLOGY, INC. COMMON STOCK PURSUANT TO THE AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF OCTOBER 3, 1995 BY AND AMONG SEAGATE TECHNOLOGY, INC., A NEWLY-FORMED, WHOLLY-OWNED SUBSIDIARY OF SEAGATE ("SUB") AND CONNER PERIPHERALS, INC., A DELAWARE CORPORATION, AND A RELATED AGREEMENT OF MERGER (COLLECTIVELY, THE "MERGER AGREEMENTS"), PROVIDING FOR SUB TO BE MERGED WITH AND INTO CONNER PERIPHERALS, INC., WITH CONNER PERIPHERALS, INC. BEING THE SURVIVING CORPORATION AND BECOMING A WHOLLY-OWNED SUBSIDIARY OF SEAGATE TECHNOLOGY,
     INC.:

                           For       Against       Abstain
                          / /          / /           / /


2.   PROPOSAL TO RATIFY AND APPROVE AMENDMENTS TO SEAGATE'S EXECUTIVE STOCK
     PLAN.

                           For       Against       Abstain
                          / /          / /           / /


THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING (INCLUDING, WITHOUT LIMITATION, FOR PURPOSES OF SOLICITING ADDITIONAL VOTES TO APPROVE THE ISSUANCE OF SEAGATE COMMON STOCK PURSUANT TO THE MERGER AGREEMENTS).

Please sign exactly as name appears on Proxy

Dated:    ______________________________________________________________________


________________________________________________________________________________
                                  Signature

________________________________________________________________________________
                         (Signatures if held jointly)

________________________________________________________________________________
                                   (Title)

Note: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Board of Directors and Shareholders
Seagate Technology

    We have audited the accompanying consolidated balance sheets of Seagate Technology and subsidiaries as of June 30, 1995 and July 1, 1994, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three fiscal years in the period ended June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Seagate Technology and subsidiaries at June 30, 1995 and July 1, 1994, and the consolidated results of their operations and their cash flows for each of the three fiscal years in the period ended June 30, 1995, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP
San Jose, California
July 11, 1995, except for the last paragraph of the patent litigation note as to which the date is July 31, 1995